UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to § 240.14a-12

BUILDERS FIRSTSOURCE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Builders FirstSource, Inc.
2001 Bryan Street, Suite 1600, Dallas, Texas 75201

To our Stockholders:

The severity and duration of the downturn in the homebuilding industry has presented significant challenges to our business. Our revenues have declined from approximately $2.2 billion for the year ended December 31, 2006, to approximately $1.0 billion for the year ended December 31, 2008, with further declines expected in 2009. Despite the efforts of our management to reduce our costs, our operating results have continued to deteriorate and our liquidity has decreased and is becoming constrained. In light of these conditions, our Board of Directors determined that certain recapitalization transactions, involving a common stock rights offering and a debt exchange, would be in the best interests of our Company and its stockholders. The proposed transactions would (i) provide us with significant additional liquidity to fund operations, (ii) deleverage our balance sheet, and (iii) extend the maturity of our outstanding indebtedness in order to provide us with additional time to recover from the current industry downturn. Pursuant to the recapitalization transactions, we propose to:

•	raise up to $205.0 million of new equity capital by way of a rights offering to our stockholders to purchase up to 58,571,428 shares of our common stock at a subscription price of $3.50 per share;

•	conduct a debt exchange in which certain holders of our outstanding Second Priority Senior Secured Floating Rate Notes due 2012 (the “2012 notes”) will exchange, at par, in transactions exempt from the registration requirements of the federal securities laws, their outstanding 2012 notes for (i) up to $145.0 million aggregate principal amount of new Second Priority Senior Secured Floating Rate Notes due 2016 (the “2016 notes”), (ii) up to $130.0 million in cash from the proceeds of the rights offering, or (iii) a combination of cash and 2016 notes, and, (iv) to the extent the rights offering is not fully subscribed, shares of our common stock; and

•	solicit consents to amend the indenture under which the 2012 notes were issued to eliminate substantially all of the restrictive covenants, certain conditions to defeasance, and certain events of default and to release the liens on the collateral securing the 2012 notes.

Our goal with the recapitalization transactions is to improve our financial flexibility through the rights offering and debt exchange. Upon completion of the recapitalization transactions, the Company will receive $75.0 million for general corporate purposes and to pay the expenses of the recapitalization transactions, with any remaining proceeds of the rights offering being used to repurchase a portion of our outstanding 2012 notes in the debt exchange. We will reduce our outstanding indebtedness by $130.0 million through the debt exchange.

As part of the recapitalization transactions, we have entered into an investment agreement with JLL Partners Fund V, L.P. (“JLL”) and Warburg Pincus Private Equity IX, L.P. (“Warburg Pincus”), who collectively beneficially own approximately 50% of our common stock, before giving effect to the recapitalization transactions, under which JLL and Warburg Pincus have severally agreed to purchase from us, at the rights offering subscription price, unsubscribed shares of our common stock such that gross proceeds of the rights offering will be no less than $75.0 million. In addition, each of JLL and Warburg Pincus has agreed (i) to exchange up to $48.909 million aggregate principal amount of 2012 notes indirectly held by it in the debt exchange and (ii) to the extent gross proceeds of the rights offering are less than $205.0 million, to exchange such 2012 notes for shares of our common stock at an exchange price equal to the rights offering subscription price, subject to proration from the participation of other holders of 2012 notes who submit for exchange their 2012 notes for shares of our common stock not subscribed for through the exercise of rights in the rights offering. In addition, each of JLL and Warburg Pincus has agreed to vote (or cause to be voted) the shares of common stock owned by them in favor of the issuance of our common stock in the rights offering, pursuant to the investment agreement and to certain holders of our 2012 notes in the debt exchange.

We have also entered into a support agreement with certain accredited holders of approximately 61.0% of the aggregate principal amount of our outstanding 2012 notes, under which such noteholders have agreed to exchange their 2012 notes in the debt exchange and to deliver consents to the proposed amendments to the indenture governing the 2012 notes.

Pursuant to the support agreement, holders of approximately 94.67% of the aggregate principal amount of our outstanding 2012 notes held by holders other than JLL and Warburg Pincus have agreed to deliver consents to the proposed amendments to the indenture governing the 2012 notes, and pursuant to the support agreement and investment agreement, as of December 14, 2009, holders of approximately 96.56% of the aggregate principal amount of the 2012 notes have agreed to exchange their 2012 notes in the debt exchange.

You are cordially invited to attend a special meeting of stockholders of Builders FirstSource, Inc., which will take place at the corporate headquarters of Builders FirstSource, Inc. at 2001 Bryan Street, Suite 1600, Dallas, Texas 75201 on January 14, 2010, at 10:00 a.m., local time.

At the special meeting, you will be asked to consider and vote on the following proposals: (1) to approve the issuance of our common stock in the rights offering, pursuant to the investment agreement and to certain holders of our 2012 notes in the debt exchange and (2) to approve an amendment to our 2007 Incentive Plan to increase the number of shares of common stock that may be granted pursuant to awards under the 2007 Incentive Plan from 2,500,000 shares to 7,000,000 shares and re-approve a list of qualified business criteria for performance-based awards in order to preserve federal income tax deductions.

Even if you intend to join us in person, we encourage you to vote in advance so we will know we have a quorum of stockholders for the meeting. When you vote in advance, please indicate your intention to personally attend the special meeting. Please see the Question and Answer section on page 3 of the accompanying proxy statement for instructions if you plan to personally attend the special meeting.

Whether or not you are able to personally attend the special meeting, it is important that your shares be represented and voted. Your prompt vote over the internet, by telephone via toll-free number, or, for stockholders who elect to receive their proxy materials by mail, by written proxy, will save us the expense and extra work of additional proxy solicitation. Voting by any of these methods at your earliest convenience will ensure your representation at the special meeting if you choose not to attend in person. If you decide to attend the special meeting, you will be able to vote in person, even if you have previously submitted your proxy. Please review the instructions on the proxy card or the information forwarded by your bank, broker, or other stockholder of record, as applicable, concerning each of these voting options.

On behalf of the Board of Directors, I would like to express our appreciation for your continued support of Builders FirstSource, Inc.

Paul S. Levy
Chairman of the Board

December 15, 2009

Builders FirstSource, Inc.
2001 Bryan Street, Suite 1600, Dallas, Texas 75201
Official Notice of Special Meeting of Stockholders

To our Stockholders:

A special meeting of stockholders of Builders FirstSource, Inc. will take place at the corporate headquarters of Builders FirstSource, Inc. at 2001 Bryan Street, Suite 1600, Dallas, Texas 75201 on January 14, 2010, at 10:00 a.m., local time, for the purpose of considering and acting upon the following:

(1) to approve (a) the issuance and sale of up to 58,571,428 shares of our common stock (“common stock”) upon exercise of subscription rights to purchase shares of common stock at a subscription price of $3.50 per share pursuant to a rights offering to raise up to $205.0 million, (b) the issuance and sale of our common stock pursuant to the Investment Agreement dated as of October 23, 2009, among us, JLL Partners Fund V, L.P. (“JLL”) and Warburg Pincus Private Equity IX, L.P. (“Warburg Pincus”) (as amended through the date of this Proxy Statement, the “Investment Agreement”) and (c) the issuance of our common stock to certain holders of our Second Priority Senior Secured Floating Rate Notes due 2012 (the “2012 notes”) pursuant to a debt exchange, in which certain accredited holders of our outstanding 2012 notes will exchange, at par, in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, their outstanding 2012 notes for (i) up to $145.0 million aggregate principal amount of newly-issued Second Priority Senior Secured Floating Rate Notes due 2016 (the “2016 notes”), (ii) up to $130.0 million in cash from the proceeds of the rights offering, or (iii) a combination of cash and 2016 notes, and, (iv) to the extent the rights offering is not fully subscribed, shares of our common stock; and

(2) to approve an amendment to the Builders FirstSource, Inc. 2007 Incentive Plan to increase the number of shares of common stock that may be granted pursuant to awards under the 2007 Incentive Plan from 2,500,000 shares to 7,000,000 shares and re-approve a list of qualified business criteria for performance-based awards in order to preserve federal income tax deductions.

Copies of the Investment Agreement and the form of Support Agreement dated as of October 23, 2009, among the Company and certain holders of the 2012 notes (as amended through the date of this Proxy Statement, the “Support Agreement”), are attached as Annex A and Annex B to this proxy statement, respectively.

After careful consideration and upon the recommendation of the special committee of our Board of Directors comprised entirely of independent directors, our Board of Directors (i) determined that the rights offering, the Investment Agreement, the debt exchange, the Support Agreement, and the transactions contemplated by such agreements are advisable and in the best interests of our company and our stockholders, (ii) approved and authorized the rights offering, the Investment Agreement, the debt exchange, and the Support Agreement and (iii) recommends that you vote “FOR” the approval of the issuance of our common stock pursuant to proposal (1) and “FOR” the approval of the amendment to our 2007 Incentive Plan and re-approval of a list of qualified business criteria for performance-based awards in order to preserve federal income tax deductions pursuant to proposal (2). Pursuant to the Investment Agreement, each of JLL and Warburg Pincus, who collectively beneficially own approximately 50% of our common stock, has agreed to vote (or cause to be voted) the shares of common stock owned by them in favor of proposal (1) at the special meeting.

Neither our Board of Directors nor the special committee of our Board of Directors has made, nor will they make, any recommendation to stockholders or noteholders regarding the exercise of subscription rights under the rights offering or the exchange of 2012 notes in the debt exchange. We refer to the rights offering and the debt exchange (described herein), together with the transactions contemplated by the Investment Agreement and Support Agreement, as the “Recapitalization Transactions.” Stockholders and holders of 2012 notes should make an independent investment decision whether to exercise their rights or exchange their 2012 notes.

Only holders of record of our common stock at the close of business on December 14, 2009, will be entitled to vote at the meeting. No business other than the proposals described in this notice will be considered at the special meeting or any adjournment or postponement thereof.

Your vote is very important, regardless of the number of shares of common stock you own. Builders FirstSource cannot complete the Recapitalization Transactions unless proposal (1) is approved by the affirmative vote of a majority of the shares of common stock represented and entitled to vote at the meeting. Please submit your proxy as soon as possible to make sure that your shares are represented at the special meeting.

For your shares to be voted, you may complete, sign, date, and return the enclosed proxy card or you may submit your proxy by telephone or over the Internet. If you are a holder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account by a broker, bank, or other nominee, you must instruct them on how to vote your shares. If you vote by proxy but abstain from voting on the proposals, your abstention will have the same practical effect as a vote against the proposals.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on January 14, 2010. The Proxy Statement is available at www.bldr.com.

By Order of the Board of Directors,

Donald F. McAleenan
Corporate Secretary
December 15, 2009

IMPORTANT:

Please see the Question and Answer section on page 3 of this proxy statement for instructions on what you need to do to attend the special meeting in person. Please note that the doors to the special meeting will open at 9:00 a.m. and will close promptly at 10:00 a.m. Whether or not you expect to personally attend, we urge you to vote your shares at your earliest convenience to ensure the presence of a quorum at the meeting. Promptly voting your shares via the internet, by telephone via toll-free number, or by signing, dating, and returning the enclosed proxy card, will save us the expense and extra work of additional solicitation. Because your proxy is revocable at your option, submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so. Please refer to the voting instructions included on the proxy card or the voting instructions forwarded by your bank, broker, or other stockholder of record, as applicable.

(i)

Builders FirstSource, Inc.
2001 Bryan Street, Suite 1600, Dallas, Texas 75201
Proxy Statement
Special Meeting of Stockholders
January 14, 2010

This Proxy Statement is being furnished by Builders FirstSource, Inc. (the “Corporation,” the “Company,” or “Builders FirstSource”) in connection with a solicitation of proxies by its Board of Directors (the “Board of Directors” or the “Board”) to be voted at the special meeting of the Corporation’s stockholders to be held on January 14, 2010 (the “special meeting” or the “meeting”). Whether or not you personally attend, it is important that your shares be represented and voted at the special meeting. Most stockholders have a choice of voting over the internet, by using a toll-free telephone number, or by completing a proxy card and mailing it in the postage-paid envelope provided. Check your proxy card, or the information forwarded by your bank, broker, or other stockholder of record, as applicable, to determine which voting options are available to you. Please be aware that if you vote over the internet, you may incur costs, such as telecommunication and internet access charges, for which you will be responsible. The internet voting and telephone voting facilities for stockholders of record will be available until 11:59 p.m., Eastern Time, on January 13, 2010.

SOLICITATION AND RATIFICATION OF PROXIES

If any matters not specifically set forth in this Proxy Statement properly come to a vote at the meeting, the members of the Proxy Committee, comprised of M. Chad Crow and Donald F. McAleenan, will vote regarding those matters in accordance with their best judgments. If a proxy card is signed and returned, it will be voted as specified on the proxy card, or, if no vote is specified, it will be voted “FOR” Proposals (1) and (2). At any time before it is exercised, you may revoke your proxy by timely delivery of written notice to the Corporate Secretary, by timely delivery of a properly executed, later-dated proxy (including by internet or telephone vote), or by voting via ballot at the special meeting. Voting in advance of the special meeting will not limit your right to vote at the special meeting if you decide to attend in person. If you are a beneficial owner, but your shares are registered in the name of a bank, broker, or other stockholder of record, to be able to vote in person at the special meeting you must obtain, from the stockholder of record, a proxy in your name and present it at the meeting. See “Questions and Answers about the Meeting and Voting” in this Proxy Statement for an explanation of the term “stockholder of record.”

The proxy accompanying this Proxy Statement is being solicited by the Board of Directors. The Corporation will bear the entire cost of this solicitation, including the preparation and delivery of this Proxy Statement, the proxy, and any additional information furnished to stockholders. In addition to using the mail and the internet, proxies may be solicited by directors, executive officers, and other employees of Builders FirstSource or its subsidiaries, in person or by telephone. No additional compensation will be paid to directors, executive officers, or other employees for their services in this regard. Builders FirstSource will also request banks, brokers, and other stockholders of record to forward proxy materials, at the Corporation’s expense, to the beneficial owners of the Corporation’s shares.

GENERAL INFORMATION ABOUT PROXIES AND VOTING

Outstanding Stock

The stockholders of record of Builders FirstSource, Inc. common stock (“common stock”) at the close of business on December 14, 2009, will be entitled to vote in person or by proxy at the special meeting. At that time, the Corporation had 36,353,924 outstanding shares of its common stock. Each stockholder will be entitled to one vote in person or by proxy for each share of common stock held. A quorum for the transaction of business shall be constituted by the presence at the special meeting, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote. All shares for which proxies or voting instructions are returned are counted as present for purposes of determining the existence of a quorum at the special meeting.

Voting Procedures

Votes cast by proxy or in person at the meeting will be tabulated by representatives from BNY Mellon Shareowner Services, which has been appointed the Inspector of Election. In addition, the following voting procedures will be in effect for each proposal described in this Proxy Statement:

Proposals (1) and (2).  (1) Approval of the issuance of shares of our common stock in the rights offering, to JLL and Warburg Pincus pursuant to the Investment Agreement, and to our holders of 2012 notes in the debt exchange and (2) approval of the amendment to our 2007 Incentive Plan to increase the number of shares of common stock that may be granted pursuant to awards under the 2007 Incentive Plan from 2,500,000 shares to 7,000,000 shares and re-approval of a list of qualified business criteria for performance-based awards in order to preserve federal income tax deductions. Each proposal requires the affirmative vote of a majority of the shares represented and entitled to vote at the special meeting. If you vote by proxy, but abstain from voting on the proposals, your abstention will have the same practical effect as a vote against the proposals. Please see page 4. Pursuant to the Investment Agreement, each of JLL and Warburg Pincus has agreed to vote (or cause to be voted) the shares of common stock owned by them in favor of proposal (1) at the special meeting.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE OF THIS PROXY STATEMENT.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.	What is a proxy?

A proxy is your legal designation of another person, called a proxy holder, to vote the shares that you own. We designated M. Chad Crow, our Senior Vice President and Chief Financial Officer, and Donald F. McAleenan, our Senior Vice President and General Counsel, to act as proxy holders at the special meeting as to all shares for which proxy cards are returned or voting instructions are provided by internet or telephone.

2.	What is a proxy statement?

A proxy statement is a document that Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to provide a proxy (by voting by phone or internet or, if applicable, by returning a proxy card) designating the proxy holders described above to vote on your behalf.

3.	What is the difference between a stockholder of record and a stockholder who holds stock in street name, also called a “beneficial owner”?

If your shares are registered in your name at our transfer agent, BNY Mellon Shareowner Services, you are a stockholder of record.

If your shares are registered at BNY Mellon Shareowner Services in the name of a broker, bank, trustee, nominee, or other similar stockholder of record on your behalf, your shares are held in street name and you are the beneficial owner of the shares.

4.	How do you obtain admission to the special meeting?

Stockholders of Record.  Stockholders of record must bring a government-issued photo identification card to gain admission to the special meeting.

Street Name Holders.  To obtain admission to the special meeting, a street name holder must (1) bring a government-issued photo identification card and (2) ask his or her broker or bank for a legal proxy and must bring that legal proxy with him or her to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of common stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy. Please note that if you own shares in street name, and you are issued a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person.

5.	What different methods can you use to vote?

By Written Proxy.  Stockholders who elect to receive their proxy materials by mail may vote by mailing the written proxy card.

By Telephone and Internet Proxy.  All stockholders of record may also vote by telephone from the U.S., using the toll-free telephone number provided on the proxy card or by the internet, using the procedures and instructions described on the proxy card. Street name holders may vote by telephone or the internet if their bank, broker, or other stockholder of record makes those methods available. If that is the case, the bank, broker, or other stockholder of record will enclose the instructions with the Proxy Statement or other notice of the meeting. The telephone and internet voting procedures, including the use of control numbers, are designed to authenticate stockholders’ identities, allow stockholders to vote their shares, and confirm that their instructions have been properly recorded.

In Person.  All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy, as described in question 4).

6.	What is the record date and what does it mean?

The record date for the special meeting is December 14, 2009. The record date was established by the Board of Directors as required by Delaware law. Stockholders of record at the close of business on the record date are entitled to receive notice of the special meeting and to vote their shares at the meeting.

7.	How many votes do I have?

You will be entitled to one vote for each outstanding share of our common stock you own as of the record date. As of the record date for the special meeting, there were 36,353,924 shares of common stock outstanding and eligible to vote.

8.	What are your voting choices for Proposals (1) and (2), and what vote is needed to approve Proposals (1) and (2)?

For the vote to approve Proposals (1) and (2), you may vote “FOR” or “AGAINST” either or both proposal(s) or you may abstain from voting with respect to either or both proposal(s).

The approval of Proposals (1) and (2) will require the affirmative vote of a majority of the shares represented and entitled to vote at the special meeting. Accordingly, abstentions will have the effect of a vote “against” Proposals (1) and (2). The Board recommends a vote “FOR” each of Proposals (1) and (2).

Consummation of the Recapitalization Transactions is dependent on the approval of Proposal (1). Pursuant to the Investment Agreement, each of JLL and Warburg Pincus has agreed to vote (or cause to be voted) the shares of common stock owned by them in favor of Proposal (1) at the special meeting.

9.	What if a stockholder does not specify a choice for a matter when returning a proxy card?

Stockholders should specify their choice for each proposal described on the proxy card, if they receive one. However, proxy cards that are signed and returned will be voted “FOR” proposals described in this Proxy Statement for which no specific instructions are given.

10.	How are broker non-votes counted?

When a broker returns a proxy or voting instructions, but has not received voting instructions from its customer with respect to any proposal and does not vote with respect to such proposal, those shares will be counted as present for purposes of determining the existence of a quorum but are not entitled to vote, and therefore will not have an effect on the outcome of such proposal.

11.	If the rights offering is approved by the stockholders, am I required to exercise the rights I receive in the rights offering?

No. If the rights offering is approved, you may exercise any number of your rights, or you may choose not to exercise any rights.

12.	Where can I find the voting results of the special meeting?

We intend to announce the preliminary voting results at the special meeting and publish the final results in a Current Report on Form 8-K following the meeting.

13.	Whom should I contact if I have other questions?

If you have other questions or need assistance, please contact the information agent, BNY Mellon Shareowner Services at (201) 680-6676 (collect) or (800) 777-3674 (toll-free).

SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary may not contain all of the information that you should consider before deciding whether or not you should approve the proposals. You should read the entire Proxy Statement carefully, including the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, which we refer to as our 2008 10-K, and all other information included in this Proxy Statement, the appendices to this Proxy Statement, and the documents we refer to in this Proxy Statement in their entirety before you decide whether to approve the proposals. See “Where You Can Find More Information” on page 66 of this Proxy Statement.

Unless otherwise indicated, “Builders FirstSource,” the “Company,” “we,” “us,” and “our” refer to Builders FirstSource, Inc. and its subsidiaries.

Builders FirstSource, Inc.

Builders FirstSource, Inc. is a leading supplier and manufacturer of structural and related building products for residential new construction. We have operations principally in the southern and eastern United States with 55 distribution centers and 51 manufacturing facilities, many of which are located on the same premises as our distribution centers. We have successfully acquired and integrated 27 companies since our formation and are currently managed as three regional operating groups — Atlantic, Southeast, and Central — with centralized financial and operational oversight. We compete in the professional segment of the U.S. residential new construction building products supply market. Because of the predominance of smaller privately owned companies and the overall size and diversity of the target customer market, the professional segment remains fragmented.

We serve a highly diversified customer base, ranging from production homebuilders to small custom homebuilders. For the year ended December 31, 2008 and the nine months ended September 30, 2009, our top 10 customers accounted for approximately 19.0% and 21.3% of sales, respectively. We believe we have a diverse geographical footprint, in 32 markets in 9 states. We offer an integrated solution to our customers providing manufacturing, supply, and installation of a full range of structural and related building products. We group our building products and services into five product categories: prefabricated components, windows and doors, lumber and lumber sheet goods, millwork, and other building products and services. In addition to our full range of construction services, we offer a comprehensive offering of products that includes approximately 60,000 stock keeping units.

We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 2001 Bryan Street, Suite 1600, Dallas, Texas 75201, and our telephone number is (214) 880-3500. Our website is www.bldr.com. The information on our website does not constitute part of this Proxy Statement and should not be relied upon in connection with making any investment in our securities.

The Recapitalization Transactions (Page 24)

The Recapitalization Transactions have the following components:

•	A rights offering to our existing stockholders to raise up to $205.0 million. In the rights offering, we are distributing subscription rights exercisable for up to an aggregate of 58,571,428 shares of our common stock, which will entitle the holder of each whole subscription right to purchase one share of common stock at a subscription price of $3.50 per share.

•	A debt exchange in which certain accredited holders of our outstanding 2012 notes will exchange, at par, in transactions exempt from registration under the Securities Act of 1933, as amended, their outstanding 2012 notes for (i) up to $145.0 million aggregate principal amount of our 2016 notes, (ii) up to $130.0 million in cash from the proceeds of the rights offering, or (iii) a combination of cash and 2016 notes, and, (iv) to the extent the rights offering is not fully subscribed, shares of our common stock. The 2016 notes will have substantially similar terms to the 2012 notes but will have an interest rate of 3-month LIBOR (subject to a 3.0% floor) plus 10.0% and will mature in 2016 instead of 2012. For each $1,000 aggregate principal amount of 2012 notes validly submitted and accepted for exchange in the debt exchange, a noteholder will receive, at the noteholder’s election, (a) $1,000 in principal amount of the 2016 notes, or (b) $1,000 in cash, or (c) a combination of cash and 2016 notes, subject to proration and certain adjustments, including the receipt of our common stock instead of cash if we receive gross proceeds of less than $205.0 million in the rights offering.

•	A solicitation of consents to amend the indenture under which the 2012 notes were issued to eliminate substantially all of the restrictive covenants, certain conditions to defeasance, and certain events of default and to release the liens on the collateral securing the 2012 notes. Holders of at least 66 2/3% of the aggregate principal amount of the 2012 notes, excluding JLL and Warburg Pincus, must consent to the proposed amendments to the indenture governing the 2012 notes in order for the proposed amendments to become effective.

As part of the Recapitalization Transactions, we have entered into the Investment Agreement with JLL and Warburg Pincus, who collectively beneficially own approximately 50% of our common stock, before giving effect to the Recapitalization Transactions, under which JLL and Warburg Pincus have severally agreed to purchase from us, at the rights offering subscription price, unsubscribed shares of common stock such that gross proceeds of the rights offering will be no less than $75.0 million. In addition, each of JLL and Warburg Pincus has agreed (i) to exchange up to $48.909 million aggregate principal amount of 2012 notes indirectly held by it in the debt exchange and (ii) to the extent gross proceeds of the rights offering are less than $205.0 million, to exchange such 2012 notes for shares of our common stock at an exchange price equal to the rights offering subscription price, subject to proration from the participation of other holders of 2012 notes who submit for exchange their 2012 notes for shares of our common stock not subscribed for through the exercise of rights in the rights offering. As stockholders of the Company as of the record date, JLL and Warburg Pincus will have the right to subscribe for and purchase shares of our common stock under the basic subscription privilege, although they will not have the right to participate in the over-subscription privilege. The purchase of any shares by JLL and Warburg Pincus, whether pursuant to the Investment Agreement or upon exercise of rights, would be effected in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, and, accordingly, would not be registered pursuant to the Registration Statement on Form S-3 that we have filed related to the rights offering. Each of JLL and Warburg Pincus has agreed to vote (or cause to be voted) the shares of common stock owned by them in favor of Proposal (1) described in this Proxy Statement at the special meeting.

We have also entered into the Support Agreement with certain accredited holders of approximately 61.0% of the aggregate principal amount of our outstanding 2012 notes, under which such noteholders have agreed to exchange their 2012 notes in the debt exchange and to deliver consents to the proposed amendments to the indenture governing the 2012 notes.

Pursuant to the Support Agreement, holders of approximately 94.67% of the aggregate principal amount of our outstanding 2012 notes held by holders other than JLL and Warburg Pincus have agreed to deliver consents to the proposed amendments to the indenture governing the 2012 notes, and pursuant to the Support Agreement and Investment Agreement, as of December 14, 2009, holders of approximately 96.56% of the aggregate principal amount of the 2012 notes have agreed to exchange their 2012 notes in the debt exchange.

We intend to commence the rights offering on or about December 15, 2009, and the rights offering is scheduled to expire on January 14, 2010, unless extended by the special committee of our Board of Directors; provided that, pursuant to the Investment Agreement, the expiration date of the rights offering may not be extended by more than ten days without the prior written consent of JLL and Warburg Pincus.

Reasons for the Proposed Recapitalization Transactions and Recommendation of Our Board of Directors (Page 28)

Our Board of Directors recommends that you vote “FOR” approval of the issuance of shares of our common stock pursuant to Proposal (1) and “FOR” the proposal to amend our 2007 Incentive Plan to increase the number of shares of common stock available for grant pursuant to awards issued thereunder and re-approve a list of qualified business criteria for performance-based awards in order to preserve federal income tax deductions pursuant to Proposal (2). In reaching its determination that the Recapitalization Transactions are advisable and in the best interests of our Company and our stockholders, our Board of Directors considered a number of factors, including:

•	the determination of the special committee of independent members of our Board of Directors, which special committee acted with the advice and assistance of our management and its independent legal and financial advisors and was comprised at all times of directors with no financial interest in a transaction other than as equity holders in the Company, that the proposed Recapitalization Transactions were advisable and in the best interests of the Company and its stockholders;

•	the financial analyses of Moelis & Company, LLC (“Moelis”) and the special committee’s receipt of the opinion of Moelis, a copy of which is attached hereto as Annex C, to the effect that the financial terms of the rights offering are fair from a financial point of view to the stockholders of the Company, other than JLL and Warburg Pincus, taken as a whole (See “Proposal One: The Recapitalization Proposal — Positive Effects of the Restructuring Transaction”);

•	the Recapitalization Transactions will substantially reduce the Company’s outstanding indebtedness from approximately $299.2 million to approximately $169.2 million as of September 30, 2009, on an as adjusted basis;

•	the Recapitalization Transactions will provide an additional $75.0 million of working capital, less expenses of the Recapitalization Transactions;

•	the extended maturities of our outstanding indebtedness from 2012 to 2016 will provide us additional time to recover from the current industry downturn;

•	the Recapitalization Transactions allow our existing stockholders who elect to participate in the rights offering to maintain their proportionate ownership in the Company; and

•	the Recapitalization Transactions allow our existing stockholders who do not participate in the rights offering to transfer their subscription rights.

Neither our Board of Directors nor the special committee of our Board of Directors has made, nor will they make, any recommendation to stockholders regarding the exercise of rights under the rights offering or to noteholders regarding the exchange of 2012 notes in the debt exchange. Stockholders and holders of 2012 notes should make an independent investment decision about whether or not to exercise their rights or exchange their 2012 notes.

Consummation of the Recapitalization Transactions is dependent on the approval of Proposal (1). Pursuant to the Investment Agreement each of JLL and Warburg Pincus has agreed to vote (or cause to be voted) the shares of common stock owned by them in favor of Proposal (1) at the special meeting.

Interests of Our Officers, Directors, and Principal Stockholders in the Recapitalization Transactions (Page 35)

JLL and Warburg Pincus, who collectively beneficially own approximately 50% of our common stock, before giving effect to the Recapitalization Transactions, own approximately 36%, or approximately $98 million aggregate principal amount, of our 2012 notes. Six of our ten directors hold positions with affiliates of either JLL or Warburg Pincus. We have entered into the Investment Agreement with JLL and Warburg Pincus, under which JLL and Warburg Pincus have severally agreed to purchase from us, at the rights offering subscription price, unsubscribed shares of common stock such that gross proceeds of the rights offering will be no less than $75.0 million. In addition, each of JLL and Warburg Pincus has agreed (i) to exchange up to $48.909 million aggregate principal amount of 2012 notes indirectly held by it in the debt exchange and, (ii) to the extent gross proceeds of the rights offering are less than $205.0 million, to exchange such 2012 notes for shares of our common stock at an exchange price equal to the rights offering subscription price, subject to proration from the participation of other holders of 2012 notes who submit for exchange their 2012 notes for shares of our common stock not subscribed for through the exercise of rights in the rights offering. See “Proposal One: The Recapitalization Transactions — The Rights Offering — The Backstop Purchasers.” JLL’s and Warburg Pincus’ obligations, collectively, under this commitment are limited to $75.0 million in cash and the exchange of approximately $98 million aggregate principal amount of the 2012 notes in the debt exchange. In the event gross proceeds of the rights offering are less than $205.0 million, JLL and Warburg Pincus will likely increase their percentage ownership of our issued and outstanding common stock.

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited — in thousands, except per share amounts)

The following selected consolidated financial data of the Company, for each of the fiscal years in the three-year period ended December 31, 2008, have been derived from our audited consolidated financial statements. The following selected consolidated financial data for each of the nine-month periods ended September 30, 2008 and 2009, have been derived from the Company’s unaudited condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2008 and 2009 and are not necessarily indicative of the results for the remainder of the fiscal year or any future period. We believe that the unaudited condensed consolidated financial data reflects all normal and recurring adjustments necessary for a fair presentation of the results for the interim periods presented. This information is only a summary and should be read in conjunction with financial statements and the notes thereto incorporated by reference into this Proxy Statement and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section contained in our 2008 10-K, as updated by our Current Report on Form 8-K filed on October 30, 2009, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, which we refer to as our Third Quarter 2009 10-Q.

	Fiscal Year Ended			Nine Months Ended
	December 31,			September 30,
	2006	2007	2008	2008	2009
	(In thousands, except per share amounts)

Statement of Operations Data:
Sales	$2,063,466	$1,468,428	$992,014	$799,109	$523,923
Gross margin	544,814	363,161	215,541	174,007	112,115
Selling, general, and administrative expenses(1)	401,536	341,941	280,010	216,889	151,658
Asset impairments	—	350	46,948	10,130	470
Facility closure costs	—	101	1,192	866	1,190
(Loss) income from continuing operations(2)	71,233	(2,607)	(120,583)	(72,384)	(63,119)
(Loss) income from continuing operations per share — basic	$2.09	$(0.07)	$(3.38)	$(2.03)	$(1.76)
(Loss) income from continuing operations per share — diluted	$1.96	$(0.07)	$(3.38)	$(2.03)	$(1.76)
Balance Sheet Data (End of Period):
Cash and cash equivalents	$93,258	$97,574	$106,891	$131,210	$96,317
Total assets	748,515	647,423	521,140	640,078	435,311
Total debt (including current portion)	319,200	279,266	319,226	339,237	299,194
Stockholders’ equity	256,864	241,547	102,474	168,307	37,016
Other Financial Data:
Depreciation and amortization (excluding discontinued operations)	$20,410	$22,447	$20,833	$15,978	$13,882

(1)	Includes stock-based compensation expense of $8,474, $6,970, and $4,060 for the years ended December 31, 2008, 2007, and 2006, respectively, and $2,521 and $6,360 for the nine months ended in 2009 and 2008, respectively.

(2)	(Loss) income from continuing operations included a valuation allowance of $31.6 million against primarily all of our deferred tax assets for the year ended December 31, 2008, as discussed in Note 12 to the consolidated financial statements included in Item 8 of our 2008 10-K, as updated by our Current Report on Form 8-K filed on October 30, 2009, and a valuation allowance of $25.0 million and $27.3 million for the nine months ended 2009 and 2008, respectively, as discussed in Note 10 in our Third Quarter 2009 10-Q.

RISK FACTORS

You should carefully consider the specific risks described below, the risks described in our 2008 10-K, which are incorporated herein by reference, and any risks described in our other filings with the SEC incorporated herein by reference, before voting on the proposals. See the sections of this Proxy Statement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Any of the risks we describe below or in the information incorporated herein by reference could cause our business, financial condition, or operating results to suffer. The market price of our common stock could decline if one or more of these risks and uncertainties develop into actual events. You could lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition, or operating results. Some of the statements in this section of the Proxy Statement are forward-looking statements. For more information about forward-looking statements, please see the section of this Proxy Statement entitled “Forward-Looking Statements.”

Risks Related to Our Business and Industry

The industry in which we operate is dependent upon the homebuilding industry, the economy, the credit markets, and other important factors.

The building products industry is highly dependent on new home construction, which in turn is dependent upon a number of factors, including interest rates, consumer confidence, foreclosure rates, and the health of the economy and mortgage markets. Unfavorable changes in demographics, credit markets, consumer confidence, housing affordability, or inventory levels, or weakening of the national economy or of any regional or local economy in which we operate, could adversely affect consumer spending, result in decreased demand for homes, and adversely affect our business. Production of new homes may also decline because of shortages of qualified tradesmen, reliance on inadequately capitalized sub-contractors, and shortages of material. In addition, the homebuilding industry is subject to various local, state, and federal statutes, ordinances, rules, and regulations concerning zoning, building design and safety, construction, and similar matters, including regulations that impose restrictive zoning and density requirements in order to limit the number of homes that can be built within the boundaries of a particular area. Increased regulatory restrictions could limit demand for new homes and could negatively affect our sales and earnings. Because we have substantial fixed costs, relatively modest declines in our customers’ production levels could continue to have a significant adverse effect on our financial condition, operating results and cash flows.

The homebuilding industry is undergoing a significant and sustained downturn. According to the U.S. Census Bureau, actual single family housing starts in the U.S. during 2008 declined 57.5% from 2006 to 2008 and declined 34.5% for the nine months ended September 30, 2009 compared to the prior year period. We believe that the market downturn is attributable to a variety of factors including: an economic recession; limited credit availability; excess home inventories; a substantial reduction in speculative home investment; a decline in consumer confidence; higher unemployment; and an industry-wide softening of demand. The downturn in the homebuilding industry has resulted in a substantial reduction in demand for our products and services, which in turn had a significant adverse effect on our business and operating results during fiscal 2007, 2008, and 2009 to date.

In addition, beginning in 2007, the mortgage markets experienced substantial disruption due to increased defaults, primarily as a result of credit quality deterioration. The disruption has continued to date and has precipitated evolving changes in the regulatory environment and reduced availability of mortgages for potential homebuyers due to an illiquid credit market, substantial declines in housing prices, and more restrictive standards to qualify for mortgages. During 2008, the conditions in the credit markets worsened and the economy fell into a recession. In addition, the credit markets and the financial services industry experienced a significant crisis characterized by the bankruptcy or failure of various financial institutions and severe limitations on credit availability. As a result, the credit markets have become highly illiquid as financial and lending institutions have severely restricted lending in order to conserve cash and protect their balance sheets.

Although Congress and applicable regulatory authorities have enacted legislation and implemented programs designed to protect financial institutions and free up the credit markets, it is unclear whether these actions have been effective to date or will be effective in the future. Mortgage financing and commercial credit for homebuilders continues to be severely constrained. As the housing industry is dependent upon the economy as well as potential homebuyers’ access to mortgage financing and homebuilders’ access to commercial credit, it is likely there will be further damage to an already weak housing industry until conditions in the economy and the credit markets substantially improve.

We cannot predict the duration of the current market conditions, or the timing or strength of a future recovery of housing activity in our markets, if any. We also cannot provide any assurances that the homebuilding industry will not weaken further or that the operational strategies we have implemented to address the current market conditions will be successful. Continued weakness in the homebuilding industry would have a significant adverse effect on our business, financial condition and operating results.

In view of the current housing downturn, we may be required to take additional impairment charges relating to our operations or close under-performing locations.

During 2008, we recorded goodwill impairment charges of $39.9 million in continuing operations related to our Florida reporting unit and $4.0 million in discontinued operations, net of tax, related to our Ohio reporting unit. We also recorded in 2008 impairment charges related to long-lived assets, other than goodwill, of $7.0 million in continuing operations and $0.1 million in discontinued operations, net of tax. During 2009, we recorded an impairment charge of $0.5 million in continuing operations to reduce the carrying value of a parcel of real estate being held for sale. If the current weakness in the homebuilding industry continues, we may need to take additional goodwill and/or asset impairment charges relating to certain of our reporting units. Any such non-cash charges would have an adverse effect on our financial results. In addition, in response to industry and market conditions, we may have to close certain facilities in under-performing markets, although we have no specific plans for additional facility closures at this time. Any such facility closures could have a significant adverse effect on our financial condition, operating results, and cash flows.

We may have future capital needs and may not be able to obtain additional financing on acceptable terms.

We are substantially reliant on cash on hand and our $250 million senior secured revolving credit facility to provide working capital and fund our operations. Our inability to renew or replace this facility when required or when business conditions warrant could have a material adverse effect on our business, financial condition, and results of operations. As of September 30, 2009, our outstanding borrowings under this facility were $20 million, and our net available borrowing capacity in excess of our minimum liquidity covenant was $0. Our inability to borrow additional funds under this facility to fund our working capital requirements and our operations could have a significant adverse effect on our financial condition, operating results and cash flows. Current economic conditions and conditions in the credit markets, the economic climate affecting our industry, and the success of our Recapitalization Transactions, as well as other factors, may constrain our financing abilities. Our ability to secure additional financing, if available, and to satisfy our financial obligations under indebtedness outstanding from time to time will depend upon our future operating performance, the availability of credit generally, economic conditions, and financial, business, and other factors, many of which are beyond our control. The prolonged continuation or worsening of the current market and macroeconomic conditions that affect our industry could require us to seek additional capital and have a material adverse effect on our ability to secure such capital on favorable terms, if at all. In addition, there can be no assurance that, if the Recapitalization Transactions are consummated, the additional liquidity provided will be sufficient to fund our operations until the housing market recovers.

We may be unable to secure additional financing or financing on favorable terms or our operating cash flow may be insufficient to satisfy our financial obligations under indebtedness outstanding from time to time, including our 2012 notes, our senior secured revolving credit facility, and the 2016 notes being offered in the debt exchange. The indenture governing the 2016 notes, moreover, is expected to, among other restrictions, reduce the amount of permitted indebtedness allowed the Company. In addition, if financing is not available when needed, or is available on unfavorable terms, we may be unable to take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our business, financial condition, and results of operations. If additional funds are raised through the issuance of additional equity or convertible debt securities, our stockholders may experience significant dilution.

Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and prevent us from meeting our obligations under our debt instruments.

As of September 30, 2009, our funded debt was $295.0 million, of which $20.0 million consisted of outstanding borrowings under our senior secured revolving credit facility and $275.0 million was indebtedness under our 2012 notes. In addition, we have significant obligations under ongoing operating leases that are not reflected in our balance sheet.

As of September 30, 2009, $295.0 million of our debt was at a variable interest rate. If interest rates rise, our interest expense would increase. However, our interest rate swap contracts fix interest rates on a portion of our outstanding long-term debt balances. Based on debt outstanding at September 30, 2009, a 1% increase in interest rates would result in approximately $1.0 million of additional interest expense annually. In addition, the 2016 notes to be issued in the debt exchange bear interest at a significantly higher interest rate (3-month LIBOR (subject to a 3% floor) plus 10%) than the interest rate under the 2012 notes (3-month LIBOR plus 4.25%).

Our substantial debt could have important consequences to us, including:

•	increasing our vulnerability to general economic and industry conditions;

•	requiring a substantial portion of our cash flow used in operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures, and future business opportunities;

•	exposing us to the risk of increased interest rates, and corresponding increased interest expense, because a significant portion of our borrowings are at variable rates of interest;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions, and general corporate or other purposes; and

•	limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who have less debt.

In addition, some of our debt instruments, including those governing our senior secured credit facility and our notes, contain cross-default provisions that could result in our debt being declared immediately due and payable under a number of debt instruments, even if we default on only one debt instrument. In such event, it is unlikely that we would be able to satisfy our obligations under all of such accelerated indebtedness simultaneously.

We may incur additional indebtedness.

We may incur additional indebtedness under our senior secured credit facility, which provides for up to $250.0 million of revolving credit borrowings. Given the severe housing downturn, we are currently substantially reliant on our cash on hand and our credit facility to fund our operations. In addition, we may be able to incur substantial additional indebtedness in the future, including collateralized debt, subject to the restrictions contained in the credit agreement governing our senior secured credit facility, the indenture currently governing our 2012 notes, and the proposed indenture that will govern the 2016 notes. If new debt is added to our current debt levels, the related risks that we now face could intensify.

Our debt instruments contain various covenants that limit our ability to operate our business.

Our financing arrangements, including our senior secured revolving credit facility and the indenture currently governing our 2012 notes, contain, and the proposed indenture that will govern the 2016 notes will contain, various provisions that limit our ability to, among other things:

•	transfer or sell assets, including the equity interests of our restricted subsidiaries, or use asset sale proceeds;

•	incur additional debt;

•	pay dividends or distributions on our capital stock or repurchase our capital stock;

•	make certain restricted payments or investments;

•	create liens to secure debt;

•	enter into transactions with affiliates;

•	merge or consolidate with another company or continue to receive the benefits of these financing arrangements under a “change in control” scenario (as defined in those agreements); and

•	engage in unrelated business activities.

In addition, our senior secured revolving credit facility requires us to meet a specified financial ratio. This financial ratio is a fixed charge coverage ratio of 1:1 that is triggered if our available borrowing capacity, as determined under the borrowing base formula, is less than $35 million. The fixed charge coverage ratio is defined as the ratio of earnings before interest expenses, income taxes, depreciation, and amortization expenses minus capital expenditures, cash taxes paid, dividends, distributions and share repurchases or redemptions to the sum of scheduled principal payments and interest expense on a trailing 12 month basis from the trigger date. These covenants may restrict our ability to expand or fully pursue our business strategies. Our ability to comply with these and other provisions of the indenture governing our notes and the senior secured revolving credit facility may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, a change in control or other events beyond our control. The breach of any of these covenants, including those contained in our senior secured revolving credit facility, the indenture governing our 2012 notes and the proposed indenture that will govern our 2016 notes, could result in a default under our indebtedness, which could cause those and other obligations to become due and payable. If any of our indebtedness is accelerated, we may not be able to repay it.

At September 30, 2009, our net available borrowing capacity under our senior secured revolving credit facility in excess of the $35 million liquidity covenant was zero due to a drop in our eligible borrowing base coupled with lower seasonal advance rates set forth under the credit agreement. Approximately $4.3 million of cash on hand at September 30, 2009 supported a short-fall in the calculation of the $35 million minimum liquidity covenant contained in the credit agreement. This covenant calculates as eligible borrowing base less outstanding borrowings. The resulting amount must exceed $35 million or we are required to meet a fixed charge coverage ratio of 1:1, which we currently would not meet. Further declines in our borrowing base, if any, could compel us to either repay outstanding borrowings under the senior secured revolving credit facility or increase cash on deposit with the agent

We occupy most of our facilities under long-term non-cancelable leases. We may be unable to renew leases at the end of their terms. If we close a facility, we are still obligated under the applicable lease.

Most of our facilities are located in leased premises. Many of our current leases are non-cancelable and typically have terms ranging from 5 to 15 years and most provide options to renew for specified periods of time. We believe that leases we enter into in the future will likely be long-term and non-cancelable and have similar renewal options. If we close or idle a facility, we generally remain committed to perform our obligations under the applicable lease, which would include, among other things, payment of the base rent for the balance of the lease term. During 2007, 2008, and 2009, we closed or idled a number of facilities for which we remain liable on the lease obligations. Our obligation to continue making rental payments in respect of leases for closed or idled facilities could have a material adverse effect on our business and results of operations. Alternatively, at the end of the lease term and any renewal period for a facility, we may be unable to renew the lease without substantial additional cost, if at all. If we are unable to renew our facility leases, we may close or relocate a facility, which could subject us to construction and other costs and risks, and could have a material adverse effect on our business and results of operations. For example, closing a facility, even during the time of relocation, will reduce the sales that the facility would have contributed to our revenues. Additionally, the revenue and profit, if any, generated at a relocated facility may not equal the revenue and profit generated at the existing one.

We are a holding company and conduct all of our operations through our subsidiaries.

We are a holding company that derives all of our operating income from our subsidiaries. All of our assets are held by our direct and indirect subsidiaries. We rely on the earnings and cash flows of our subsidiaries, which are paid to us by our subsidiaries in the form of dividends and other payments or distributions, to meet our debt service obligations. The ability of our subsidiaries to pay dividends or make other payments or distributions to us will depend on their respective operating results and may be restricted by, among other things, the laws of their jurisdiction of organization (which may limit the amount of funds available for the payment of dividends and other distributions to us), the terms of existing and future indebtedness and other agreements of our subsidiaries, the senior secured revolving credit facility, the terms of the indenture governing our 2012 notes, the terms of the proposed indenture that will govern our 2016 notes, and the covenants of any future outstanding indebtedness we or our subsidiaries incur.

Our financial condition and operating performance and that of our subsidiaries is also subject to prevailing economic and competitive conditions and to certain financial, business, and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, and interest on our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital, or restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. The credit agreement governing our senior secured revolving credit facility, the indenture governing the 2012 notes, without giving effect to the proposed amendments in the consent solicitation, and the proposed indenture that will govern our 2016 notes restrict our ability to dispose of assets and use the proceeds from such disposition. We may not be able to consummate those dispositions or be able to obtain the proceeds that we could realize from them, and these proceeds may not be adequate to meet any debt service obligations then due.

The building supply industry is cyclical and seasonal.

The building products supply industry is subject to cyclical market pressures. Prices of building products are subject to fluctuations arising from changes in supply and demand, national and international economic conditions, labor costs, competition, market speculation, government regulation, and trade policies, as well as from periodic delays in the delivery of lumber and other products. For example, prices of wood products, including lumber and panel products, are subject to significant volatility and directly affect our sales and earnings. In particular, low market prices for wood products over a sustained period can adversely affect our financial condition, operating results and cash flows. For the nine months ended September 30, 2009, average prices for lumber and lumber sheet goods were 16.2% lower than the prior year. The current housing downturn has resulted in a prolonged period of relatively low market prices for wood products. Our lumber and lumber sheet goods product category represented 23.9% of total sales for the nine months ended September 30, 2009. We have no ability to control the timing and amount of pricing changes for building products. In addition, the supply of building products fluctuates based on available manufacturing capacity. A shortage of capacity or excess capacity in the industry can result in significant increases or declines in market prices for those products, often within a short period of time. Such price fluctuations can adversely affect our financial condition, operating results and cash flows.

In addition, although weather patterns affect our operating results throughout the year, adverse weather historically has reduced construction activity in the first and fourth quarters in our markets. To the extent that hurricanes, severe storms, floods, other natural disasters, or similar events occur in the markets in which we operate, our business may be adversely affected. We anticipate that fluctuations from period to period will continue in the future.

The loss of any of our significant customers could affect our financial health.

Our 10 largest customers generated approximately 19.0% and 21.3% of our sales for the year ended December 31, 2008 and the nine months ended September 30, 2009, respectively. We cannot guarantee that we will maintain or improve our relationships with these customers or that we will continue to supply these customers at historical levels. Due to the current housing downturn, many of our homebuilder customers have substantially reduced construction activity. Some homebuilder customers have exited or severely curtailed building activity in certain of our markets. This trend is likely to continue until there is a housing recovery in our markets. A continued housing downturn could have a significant adverse effect on our financial condition, operating results, and cash flows.

In addition to these factors, production homebuilders and other customers may: (1) seek to purchase some of the products that we currently sell directly from manufacturers, (2) elect to establish their own building products manufacturing and distribution facilities, or (3) give advantages to manufacturing or distribution intermediaries in which they have an economic stake. In addition, continued consolidation among production homebuilders could also result in a loss of some of our present customers to our competitors. The loss of one or more of our significant customers or deterioration in our relations with any of them could significantly affect our financial condition, operating results and cash flows. Furthermore, our customers are not required to purchase any minimum amount of products from us. The contracts into which we have entered with most of our professional customers typically provide that we supply particular products or services for a certain period of time when and if ordered by the customer. Should our customers purchase our products in significantly lower quantities than they have in the past, such decreased purchases could have a material adverse effect on our financial condition, operating results, and cash flows.

Our industry is highly fragmented and competitive, and increased competitive pressure may adversely affect our results.

The building products supply industry is highly fragmented and competitive. We face significant competition from local and regional building materials chains, as well as from privately-owned single site enterprises. Any of these competitors may (1) foresee the course of market development more accurately than do we, (2) develop products that are superior to our products, (3) have the ability to produce similar products at a lower cost, (4) develop stronger relationships with local homebuilders, or (5) adapt more quickly to new technologies or evolving customer requirements than do we. As a result, we may not be able to compete successfully with them. In addition, home center retailers, which have historically concentrated their sales efforts on retail consumers and small contractors, may in the future intensify their marketing efforts to professional homebuilders. Furthermore, certain product manufacturers sell and distribute their products directly to production homebuilders. The volume of such direct sales could increase in the future. Additionally, manufacturers of products distributed by us may elect to sell and distribute directly to homebuilders in the future or enter into exclusive supplier arrangements with other distributors. Consolidation of production homebuilders may result in increased competition for their business. Finally, we may not be able to maintain our operating costs or product prices at a level sufficiently low for us to compete effectively. If we are unable to compete effectively, our financial condition, operating results, and cash flows may be adversely affected.

We are subject to competitive pricing pressure from our customers.

Production homebuilders historically have exerted significant pressure on their outside suppliers to keep prices low because of their market share and their ability to leverage such market share in the highly fragmented building products supply industry. The current housing industry downturn has resulted in significantly increased pricing pressures from production homebuilders and other customers. In addition, continued consolidation among production homebuilders, and changes in production homebuilders’ purchasing policies or payment practices, could result in additional pricing pressure. If we are unable to generate sufficient cost savings to offset any price reductions, our financial condition, operating results and cash flows may be adversely affected. In addition, as a result of the housing downturn, several of our homebuilder customers have defaulted on amounts owed to us, or their payable days have become extended as a result of their financial condition. Such payment failures or delays may significantly adversely affect our financial condition, operating results, and cash flows.

The ownership position of JLL and Warburg Pincus limits other stockholders’ ability to influence corporate matters.

JLL and Warburg Pincus control Building Products, LLC, which owns approximately 50% of our outstanding common stock. Six of our ten directors hold positions with affiliates of either JLL or Warburg Pincus. Accordingly, JLL and Warburg Pincus have significant influence over our management and affairs and over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our Company or its assets. In addition, beneficial ownership of our common stock by JLL and Warburg Pincus could increase significantly as a result of the Recapitalization Transactions. This concentrated ownership position limits other stockholders’ ability to influence corporate matters and, as a result, we may take actions that some of our stockholders do not view as beneficial. Additionally, JLL and Warburg Pincus are in the business of making investments in companies and may, from time to time, acquire and hold interests in businesses that compete directly or indirectly with us. These entities may also pursue, for their own accounts, acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. Further, certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws may limit your ability to influence corporate matters, and, as a result, we may take actions that some of our stockholders do not view as beneficial.

Our continued success will depend on our ability to retain our key employees and to attract and retain new qualified employees.

Our success depends in part on our ability to attract, hire, train, and retain qualified managerial, sales, and marketing personnel. We face significant competition for these types of employees in our industry and from other industries. We may be unsuccessful in attracting and retaining the personnel we require to conduct and expand our operations successfully. In addition, key personnel may leave us and compete against us. Our success also depends to a significant extent on the continued service of our senior management team. We may be unsuccessful in replacing key managers who either quit or retire. The loss of any member of our senior management team or other experienced, senior employees could impair our ability to execute our business plan, cause us to lose customers and reduce our net sales, or lead to employee morale problems and/or the loss of other key employees. In any such event, our financial condition, operating results, and cash flows could be adversely affected.

The nature of our business exposes us to product liability and warranty claims and other legal proceedings.

We are involved in product liability and product warranty claims relating to the products we manufacture and distribute that, if adversely determined, could adversely affect our financial condition, operating results, and cash flows. We rely on manufacturers and other suppliers to provide us with many of the products we sell and distribute. Because we do not have direct control over the quality of such products manufactured or supplied by such third-party suppliers, we are exposed to risks relating to the quality of such products. In addition, we are exposed to potential claims arising from the conduct of homebuilders and their subcontractors, for which we may be contractually liable. Although we currently maintain what we believe to be suitable and adequate insurance in excess of our self-insured amounts, there can be no assurance that we will be able to maintain such insurance on acceptable terms or that such insurance will provide adequate protection against potential liabilities. Product liability claims can be expensive to defend and can divert the attention of management and other personnel for significant periods, regardless of the ultimate outcome. Claims of this nature could also have a negative impact on customer confidence in our products and our Company. In addition, we are involved on an ongoing basis in other types of legal proceedings. We cannot assure you that any current or future claims will not adversely affect our financial condition, operating results, and cash flows.

Product shortages, loss of key suppliers, and our dependence on third-party suppliers and manufacturers could affect our financial health.

Our ability to offer a wide variety of products to our customers is dependent upon our ability to obtain adequate product supply from manufacturers and other suppliers. Generally, our products are obtainable from various sources and in sufficient quantities. However, the loss of, or a substantial decrease in the availability of, products from our suppliers or the loss of key supplier arrangements could adversely impact our financial condition, operating results, and cash flows.

Although in many instances we have agreements with our suppliers, these agreements are generally terminable by either party on limited notice. Failure by our suppliers to continue to supply us with products on commercially reasonable terms, or at all, could put pressure on our operating margins or have a material adverse effect on our financial condition, operating results, and cash flows. Short-term changes in the cost of these materials, some of which are subject to significant fluctuations, are sometimes, but not always, passed on to our customers. Our delayed ability to pass on material price increases to our customers could adversely impact our financial condition, operating results, and cash flows.

A range of factors may make our quarterly revenues and earnings variable.

We have historically experienced, and in the future will continue to experience, variability in revenues and earnings on a quarterly basis. The factors expected to contribute to this variability include, among others: (1) the volatility of prices of lumber and wood products, (2) the cyclical nature of the homebuilding industry, (3) general economic conditions in the various local markets in which we compete, (4) the pricing policies of our competitors, (5) the production schedules of our customers, and (6) the effects of the weather. These factors, among others, make it difficult to project our operating results on a consistent basis, which may affect the price of our stock.

We may be adversely affected by any disruption in our information technology systems.

Our operations are dependent upon our information technology systems, which encompass all of our major business functions. Our primary enterprise resource planning (“ERP”) system, which we use for operations representing approximately 97% of our sales, is a proprietary system that has been highly customized by our computer programmers. Our centralized financial reporting system currently draws data from our ERP systems. We rely upon such information technology systems to manage and replenish inventory, to fill and ship customer orders on a timely basis, and to coordinate our sales activities across all of our products and services. A substantial disruption in our information technology systems for any prolonged time period (arising from, for example, system capacity limits from unexpected increases in our volume of business, outages, or delays in our service) could result in delays in receiving inventory and supplies or filling customer orders and adversely affect our customer service and relationships. Our systems might be damaged or interrupted by natural or man-made events or by computer viruses, physical or electronic break-ins, or similar disruptions affecting the global Internet. As part of our continuing integration of our computer systems, we plan to integrate our ERPs into a single system. This integration may divert management’s attention from our core businesses. In addition, we may experience delays in such integration or problems with the functionality of the integrated system, which could increase the expected cost of the integration. There can be no assurance that such delays, problems, or costs will not have a material adverse effect on our financial condition, operating results and cash flows.

We may be adversely affected by any natural or man-made disruptions to our distribution and manufacturing facilities.

We currently maintain a broad network of distribution and manufacturing facilities throughout the southern and eastern U.S. Any serious disruption to our facilities resulting from fire, earthquake, weather-related events, an act of terrorism, or any other cause could damage a significant portion of our inventory and could materially impair our ability to distribute our products to customers. Moreover, we could incur significantly higher costs and longer lead times associated with distributing our products to our customers during the time that it takes for us to reopen or replace a damaged facility. In addition, any shortages of fuel or significant fuel cost increases could seriously disrupt our ability to distribute products to our customers. If any of these events were to occur, our financial condition, operating results, and cash flows could be materially adversely affected.

We may be unable to successfully implement our growth strategy, which includes increasing sales of our prefabricated components and other value-added products, pursuing strategic acquisitions, and opening new facilities.

Our strategy depends in part on growing our sales of prefabricated components and other value-added products and increasing our market share. If any of these initiatives are not successful, or require extensive investment, our growth may be limited, and we may be unable to achieve or maintain expected levels of growth and profitability.

Our long-term business plan also provides for continued growth through strategic acquisitions and organic growth through the construction of new facilities or the expansion of existing facilities. Failure to identify and acquire suitable acquisition candidates on appropriate terms could have a material adverse effect on our growth strategy. Moreover, a significant change in our business, the economy, or the housing market, an unexpected decrease in our cash flow for any reason, or the requirements of our senior secured revolving credit facility, the indenture governing the 2012 notes, or the proposed indenture that will govern the 2016 notes could result in an inability to obtain the capital required to effect new acquisitions or expansions of existing facilities. Our failure to make successful acquisitions or to build or expand facilities, including manufacturing facilities, produce saleable product, or meet customer demand in a timely manner could result in damage to or loss of customer relationships, which could adversely affect our financial condition, operating results, and cash flows. In addition, although we have been successful in the past in integrating 27 acquisitions, we may not be able to integrate the operations of future acquired businesses with our own in an efficient and cost-effective manner or without significant disruption to our existing operations. Acquisitions, moreover, involve significant risks and uncertainties, including difficulties integrating acquired personnel and corporate cultures into our business, the potential loss of key employees, customers or suppliers, difficulties in integrating different computer and accounting systems, exposure to unforeseen liabilities of acquired companies, and the diversion of management attention and resources from existing operations. We may be unable to successfully complete potential acquisitions due to multiple factors, such as issues related to regulatory review of the proposed transactions. We may also be required to incur additional debt in order to consummate acquisitions in the future, which debt may be substantial and may limit our flexibility in using our cash flow from operations. Our failure to integrate future acquired businesses effectively or to manage other consequences of our acquisitions, including increased indebtedness, could prevent us from remaining competitive and, ultimately, could adversely affect our financial condition, operating results, and cash flows.

Federal, state, local, and other regulations could impose substantial costs and/or restrictions on our operations that would reduce our net income.

We are subject to various federal, state, local, and other regulations, including, among other things, regulations promulgated by the Department of Transportation and applicable to our fleet of delivery trucks, work safety regulations promulgated by the Department of Labor’s Occupational Safety and Health

Administration, employment regulations promulgated by the United States Equal Employment Opportunity Commission, accounting standards issued by the Financial Accounting Standards Board or similar entities, and state and local zoning restrictions and building codes. More burdensome regulatory requirements in these or other areas may increase our general and administrative costs and adversely affect our financial condition, operating results, and cash flows. Moreover, failure to comply with the regulatory requirements applicable to our business could expose us to substantial penalties that could adversely affect our financial condition, operating results and cash flows.

We are subject to potential exposure to environmental liabilities and are subject to environmental regulation.

We are subject to various federal, state, and local environmental laws, ordinances, and regulations. Although we believe that our facilities are in material compliance with such laws, ordinances, and regulations, as owners and lessees of real property, we can be held liable for the investigation or remediation of contamination on such properties, in some circumstances, without regard to whether we knew of or were responsible for such contamination. No assurance can be provided that remediation may not be required in the future as a result of spills or releases of petroleum products or hazardous substances, the discovery of unknown environmental conditions, or more stringent standards regarding existing residual contamination. More burdensome environmental regulatory requirements may increase our general and administrative costs and adversely affect our financial condition, operating results, and cash flows.

We may be adversely affected by uncertainty in the economy and financial markets, including as a result of terrorism and the war in the Middle East and Afghanistan.

Instability in the economy and financial markets, including as a result of terrorism and the war in the Middle East and Afghanistan, may result in a decrease in housing starts, which would adversely affect our business. In addition, the war, related setbacks or adverse developments, including a retaliatory military strike or terrorist attack, may cause unpredictable or unfavorable economic conditions and could have a material adverse effect on our financial condition, operating results, and cash flows. In addition, any shortages of fuel or significant fuel cost increases related to geopolitical conditions could seriously disrupt our ability to distribute products to our customers. Terrorist attacks similar to the ones committed on September 11, 2001, may directly affect our ability to keep our operations and services functioning properly and could have a material adverse effect on our financial condition, operating results, and cash flows.

Risks Related to our Common Stock, the Rights Offering and the Debt Exchange

The price of our common stock is volatile and may decline before or after the subscription rights expire.

The market price of our common stock historically has experienced and may continue to experience significant price fluctuations similar to those experienced by the broader stock market in recent years. In addition, the price of our common stock may fluctuate significantly in response to various factors, including:

•	the Recapitalization Transactions, which will involve the issuance of an additional 58,571,428 shares of our common stock;

•	actual or anticipated fluctuations in our results of operations;

•	announcements by us or our competitors of significant business developments, changes in customer relationships, acquisitions, or expansion plans;

•	changes in the prices of products we sell;

•	our involvement in litigation, including litigation related to the Recapitalization Transactions;

•	our sale of common stock or other securities in the future;

•	market conditions in our industry;

•	changes in key personnel;

•	changes in market valuation or earnings of our competitors;

•	the trading volume of our common stock;

•	changes in the estimation of the future size and growth rate of our markets; and

•	general economic and market conditions.

Broad market and industry factors may materially harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against that company. If we were involved in any similar litigation we could incur substantial costs and our management’s attention and resources could be diverted, which could adversely impact our financial condition, results of operations and cash flows. As a result, it may be difficult for you to resell your shares of common stock in the future.

If the closing of the Recapitalization Transactions is delayed or prevented, our liquidity and operations may be adversely affected and the market price of our common stock may decline.

If the closing of the Recapitalization Transactions is delayed, or if the Recapitalization Transactions are not consummated, our liquidity position may be constricted and we may be unable to reduce or refinance our existing indebtedness when it becomes due. In addition, we will have incurred significant costs, including the diversion of management resources, from which we will have received little or no benefit. Moreover, we may experience negative reactions from the financial markets and from our suppliers, customers, and employees. Each of these factors may adversely affect the trading price of our common stock and financial results and operations. There can also be no assurance that if the recapitalization transactions are consummated, the additional liquidity provided will be sufficient to fund our operations until the housing market recovers.

Any outstanding 2012 notes not exchanged in the debt exchange will remain outstanding, and, if we cannot extend the maturity of such 2012 notes, we may be required to redeem them before their maturity date; failure to do so will result in an earlier maturity for our senior secured revolving credit facility.

Any outstanding 2012 notes not exchanged in the debt exchange will remain outstanding and continue to be indebtedness of the Company. While the outside maturity date of our senior secured revolving credit facility is December 14, 2012, if by November 11, 2011 the 2012 notes have not been paid in full (or otherwise cease to be outstanding), or if the maturity date of the 2012 notes that remain outstanding has not been extended to a date no earlier than March 14, 2013, the senior secured revolving credit facility maturity date will be November 11, 2011. As a result, in order to prevent the obligations under our senior secured revolving credit facility from becoming due and payable (and to prevent the facility from terminating) on November 11, 2011, we will likely seek to redeem or extend the maturity date of the 2012 notes that remain outstanding following the completion of the Recapitalization Transactions. However, there can be no assurance that we will satisfy the applicable tests under the senior secured revolving credit facility in order to redeem the 2012 notes that remain outstanding, that we will have sufficient cash available to redeem the outstanding 2012 notes or that we will be able to obtain such an extension on favorable terms or at all. Moreover, any such redemption would negatively affect our liquidity and may require us to seek additional financing, which we may not be able to obtain on favorable terms, if at all. Should we be unable to extend the maturity date of outstanding 2012 notes not exchanged in the debt exchange, or should we fail to redeem such 2012 notes prior to November 11, 2011, all outstanding principal and interest under our senior secured revolving credit facility would become due and payable and our financial condition, operating results, and cash flows may be adversely affected.

The Company could incur significant liability in connection with stockholder class and derivative litigation related to the Recapitalization Transactions.

Several lawsuits related to the Recapitalization Transactions were filed in September 2009 and have been consolidated into one action in the Delaware Court of Chancery. On November 5, 2009, the parties entered into a definitive Stipulation and Agreement of Compromise, Settlement, and Release with respect to the settlement of this consolidated litigation. Court approval of such settlement is a condition to the completion of the rights offering. If the parties to the stipulation do not receive the approval of the Delaware Court of Chancery to the proposed settlement prior to the closing of the Recapitalization Transactions, the Company, JLL, and Warburg Pincus would have to waive the closing condition related to the settlement of the stockholder class and derivative litigation to complete the Recapitalization Transactions. The failure to receive court approval of the settlement could lead to protracted litigation that we intend to defend vigorously, would be expensive and could have an adverse effect on our financial condition, operating results, and cash flows.

If you do not exercise your rights in full in the rights offering, you will suffer significant dilution in your percentage ownership of the Company.

If you do not exercise any rights in the rights offering, the number of shares of our common stock that you own will not change. However, because 58,571,428 shares of our common stock will be issued if the Recapitalization Transactions are completed, if you do not exercise your rights in full, your percentage ownership will be diluted after completion of the rights offering and the debt exchange.

If the rights offering is not fully subscribed, JLL and Warburg Pincus may increase their ownership.

We have entered into the Investment Agreement with JLL and Warburg Pincus, under which JLL and Warburg Pincus have severally agreed to purchase from us, at the subscription price, unsubscribed shares of common stock such that gross proceeds of the rights offering will be no less than $75.0 million. In addition, each of JLL and Warburg Pincus has agreed (i) to exchange up to $48.909 million aggregate principal amount of 2012 notes indirectly held by it in the debt exchange and (ii) to the extent gross proceeds of the rights offering are less than $205.0 million, to exchange such 2012 notes for shares of our common stock at an exchange price equal to the rights offering subscription price, subject to proration from the participation of other holders of 2012 notes who submit for exchange their 2012 notes for shares of our common stock not subscribed for through the exercise of rights in the rights offering. The other participants in the debt exchange will also be permitted to submit for exchange, to the extent of the exchange deficiency, 2012 notes held by them for shares of our common stock, in lieu of 2016 notes and cash, at an exchange price equal to the rights offering subscription price.

On the record date for the rights offering, JLL beneficially owned approximately 24.6% of our outstanding common stock, and Warburg Pincus beneficially owned approximately 24.9% of our outstanding common stock. As stockholders of the Company as of the record date, JLL and Warburg Pincus will have the right to subscribe for and purchase shares of our common stock under the basic subscription privilege of the rights offering, although they will not have the right to participate in the over-subscription privilege. If JLL and Warburg Pincus are the only holders of rights who exercise their rights in the rights offering and JLL and Warburg Pincus each exchange $48.909 million aggregate principal amount of 2012 notes for common stock, the Company will issue an aggregate of 28,397,849 and 28,563,541 shares of common stock to JLL and Warburg Pincus, respectively, and 1,610,038 shares of common stock to the other 2012 noteholders participating in the debt exchange. Under such circumstances, JLL’s ownership percentage of our outstanding common stock would increase to approximately 39.3%, and Warburg Pincus’ ownership percentage of our outstanding common stock would increase to approximately 39.6%, in each case after giving effect to this rights offering and the debt exchange. As a result, JLL and Warburg Pincus would be able to exercise substantial control over matters requiring stockholder approval. Your interests as a holder of common stock may differ from the interests of JLL and Warburg Pincus.

The subscription price determined for the rights offering is not an indication of the fair value of our common stock.

The special committee of our board of directors determined the subscription price after considering, among other things, (i) the opinion delivered to the special committee of our board of directors by its financial advisor, Moelis & Company LLC, that the financial terms of the rights offering are fair from a financial point of view to our stockholders, other than JLL and Warburg Pincus, taken as a whole; (ii) the likely cost of capital from other sources and the price at which our stockholders might be willing to participate in the rights offering; (iii) the price at which JLL and Warburg Pincus would be willing to backstop a portion of the rights offering and exchange their 2012 notes for common stock in the debt exchange; and (iv) the price at which certain holders of our 2012 notes would be willing to participate in the debt exchange. The subscription price for a subscription right is $3.50 per share. The subscription price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth, or any other established criteria used to value securities. You should not consider the subscription price to be an indication of the fair value of the common stock to be offered in the rights offering. After the date of this Proxy Statement, our common stock may trade at prices above or below the subscription price.

FORWARD-LOOKING STATEMENTS

This Proxy Statement includes or incorporates “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Exchange Act, regarding, among other things, our financial condition and business strategy. We based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of historical facts, included in this Proxy Statement, including, without limitation, statements under the headings “Summary” and “Risk Factors” and located elsewhere in this Proxy Statement, regarding the prospects of our industry and our prospects, plans, financial position, and business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “believe,” or “continue,” or the negatives of these terms or variations of them or similar terminology. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that these expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations are disclosed in this Proxy Statement, including in conjunction with the forward-looking statements included in this Proxy Statement and under “Risk Factors.” These forward-looking statements speak only as of the date of this Proxy Statement. We will not update these statements except as may be required by applicable securities laws. Factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those projected include, among others:

•	dependence on the homebuilding industry and other important factors;

•	uncertainty surrounding the economy and credit markets, particularly in light of the current economic downturn;

•	cyclical and seasonal nature of the building products supply industry;

•	product shortages, loss of key suppliers, and our dependence on third-party suppliers and manufacturers;

•	loss of significant customers;

•	competition in the highly fragmented building products supply industry;

•	pricing pressure from our customers;

•	our level of indebtedness;

•	our incurrence of additional indebtedness;

•	our inability to take certain actions because of restrictions in our debt agreements;

•	our reliance on our subsidiaries;

•	dependence on key personnel;

•	exposure to product liability and warranty claims;

•	variability of our quarterly revenues and earnings;

•	disruptions in our information technology systems;

•	disruptions at our facilities;

•	our ability to execute our strategic plans;

•	effects of regulatory conditions on our operations;

•	exposure to environmental liabilities and regulation;

•	economic and financial uncertainty resulting from terrorism and war;

•	the costs of, and our ability to meet, the requirements of the Sarbanes-Oxley Act of 2002; and

•	failure to close the rights offering and the debt exchange on the terms discussed herein.

PROPOSAL ONE:
THE RECAPITALIZATION TRANSACTIONS

Consummation of the Recapitalization Transactions requires stockholder approval of Proposal (1). If Proposal (1) is not approved by our stockholders at the special meeting, then we can not consummate the Recapitalization Transactions and Proposal (2) in this Proxy Statement will not become effective.

Introduction

The severity and duration of the downturn in the homebuilding industry has presented significant challenges to our business. Our revenues have declined from approximately $2.2 billion for the year ended December 31, 2006, to approximately $1.0 billion for the year ended December 31, 2008, with further declines expected in 2009. Despite the efforts of our management to reduce our costs, our operating results have continued to deteriorate and our liquidity has decreased and is becoming constrained. In light of these conditions, our Board of Directors determined that certain recapitalization transactions, involving a common stock rights offering and a debt exchange, would be in the best interests of our Company and its stockholders. The proposed transactions would (i) provide the Company with significant additional liquidity to fund operations, (ii) deleverage our balance sheet, and (iii) extend the maturity of our outstanding indebtedness in order to provide us with additional time to recover from the current industry downturn. Pursuant to the recapitalization transactions:

•	We will conduct a rights offering to our existing stockholders to raise up to $205.0 million. In the rights offering, we are distributing subscription rights exercisable for up to an aggregate of 58,571,428 shares of our common stock, which will entitle the holders of each whole subscription right to purchase one share of common stock at a subscription price of $3.50 per share.

•	We will complete a debt exchange, in which certain accredited holders of our outstanding 2012 notes will exchange, at par, in transactions exempt from registration under the Securities Act of 1933, as amended, their outstanding 2012 notes for (i) up to $145.0 million aggregate principal amount of our 2016 notes, (ii) up to $130.0 million in cash from the proceeds of the rights offering, or (iii) a combination of cash and 2016 notes, and, (iv) to the extent the rights offering is not fully subscribed, shares of our common stock. The 2016 notes will have substantially similar terms to the 2012 notes but will have an interest rate of 3-month LIBOR (subject to a 3.0% floor) plus 10.0% and will mature in 2016 instead of 2012. For each $1,000 aggregate principal amount of 2012 notes validly submitted and accepted for exchange in the debt exchange, a noteholder will receive, at the noteholder’s election, (a) $1,000 in principal amount of the 2016 notes, or (b) $1,000 in cash, or (c) a combination of cash and 2016 notes, subject to proration and certain adjustments, including the receipt of our common stock instead of cash if we receive gross proceeds of less than $205.0 million in the rights offering.

•	We have solicited consents to amend the indenture under which the 2012 notes were issued to eliminate substantially all of the restrictive covenants, certain conditions to defeasance, and certain events of default and to release the liens on the collateral securing the 2012 notes. Holders of at least 66 2/3% of the aggregate principal amount of the 2012 notes, excluding JLL and Warburg Pincus, must consent to the proposed amendments to the indenture governing the 2012 notes in order for the proposed amendments to become effective.

Our goal is to improve our financial flexibility through the rights offering and debt exchange. Upon completion of the Recapitalization Transactions, the Company will receive $75.0 million for general corporate purposes and to pay the expenses of the Recapitalization Transactions, with any remaining proceeds of the rights offering being used to repurchase a portion of our outstanding 2012 notes in the debt exchange. We will reduce outstanding indebtedness by $130.0 million through the debt exchange.

In connection with the Recapitalization Transactions, we have entered into the Investment Agreement with JLL and Warburg Pincus, who collectively beneficially own approximately 50% of our common stock, before giving effect to the Recapitalization Transactions, under which JLL and Warburg Pincus have severally agreed to purchase from us, at the rights offering subscription price, unsubscribed shares of common stock such that gross proceeds of the rights offering will be no less than $75.0 million. In addition, each of JLL and Warburg Pincus has agreed (i) to exchange up to $48.909 million aggregate principal amount of 2012 notes indirectly held by it in the debt exchange and (ii) to the extent gross proceeds of the rights offering are less than $205.0 million, to exchange such 2012 notes for shares of our common stock at an exchange price equal to the rights offering subscription price, subject to proration from the participation of other holders of 2012 notes who submit for exchange their 2012 notes for shares of our common stock not subscribed for through the exercise of rights in the rights offering.

Pursuant to the Support Agreement, holders of approximately 94.67% of the aggregate principal amount of our outstanding 2012 notes held by holders other than JLL and Warburg Pincus have agreed to consent to the proposed amendments to the indenture governing the 2012 notes, and pursuant to the Support Agreement and Investment Agreement, as of December 14, 2009, holders of approximately 96.56% of the aggregate principal amount of the 2012 notes have agreed to exchange their 2012 notes in the debt exchange.

We intend to commence the rights offering on or about December 15, 2009. The rights offering is scheduled to expire on January 14, 2010, unless extended by the special committee of our Board of Directors, provided that, pursuant to the Investment Agreement, the expiration date of the rights offering may not be extended by more than ten days without the prior written consent of JLL and Warburg Pincus.

We intend to close the Recapitalization Transactions at 10:00 a.m., Eastern Time, on the fourth (4th) business day following the later of (i) the expiration date of the rights offering and (ii) the satisfaction of the conditions to the rights offering and debt exchange (or waiver thereof by the party or parties entitled to waive such conditions), or such other time as shall be agreed upon by the Company and JLL and Warburg Pincus.

The completion of the Recapitalization Transactions is conditioned on our stockholders’ approving Proposal (1) at the special meeting of stockholders. This proposal is discussed in greater detail in this Proxy Statement. If Proposal (1) is not approved by our stockholders at the special meeting, then we can not consummate the Recapitalization Transactions and Proposal (2) in this Proxy Statement will not become effective.

There are no appraisal rights provided to dissenting stockholders under our amended and restated certificate of incorporation or the laws of the State of Delaware in connection with the proposals being voted upon at the special meeting.

Background of the Recapitalization Transactions

Preliminary Exploration of Liquidity Issues

The severity and duration of the downturn in the homebuilding industry has presented significant challenges to our business. Our revenues have declined from approximately $2.2 billion for the year ended December 31, 2006, to approximately $1.0 billion for the year ended December 31, 2008, with further declines expected in 2009. Despite the efforts of our management to reduce our costs, our operating results have continued to deteriorate and our liquidity has decreased and is becoming constrained. In light of these conditions, our Board of Directors determined that certain recapitalization transactions involving a common stock rights offering and a debt exchange would be in the best interests of our Company and its stockholders. The proposed transactions would (i) provide us with significant additional liquidity to fund operations, (ii) deleverage our balance sheet, and (iii) extend the maturity of our outstanding indebtedness in order to provide us with additional time to recover from the current industry downturn.

Formation of the Special Committee of our Board of Directors

At a meeting of our Board of Directors held on August 31, 2009, JLL and Warburg Pincus delivered a written proposal (the “Initial Proposal”) to the Company for a recapitalization transaction that called for an exchange of the Company’s outstanding $275.0 million aggregate principal amount of 2012 notes for new notes and common stock and a $75.0 million common stock rights offering at a subscription price of $2.00 per share that would be backstopped by JLL and Warburg Pincus.

At that same meeting, our Board of Directors established a special committee of independent directors (the “Special Committee”), consisting of Robert C. Griffin, Cleveland A. Christophe and Craig A. Steinke, to review and evaluate the Initial Proposal from JLL and Warburg Pincus and consider any alternative transactions. Mr. Griffin was appointed Chair of the Special Committee. Messrs. Griffin, Christophe and Steinke were specifically selected because of their independence.

Later that same day, the Special Committee held its first meeting and retained Morris, Nichols, Arsht & Tunnell, LLP as its Delaware counsel and Alston & Bird LLP as its securities counsel. At this meeting, the Special Committee discussed the retention of a financial advisor.

On September 1, 2009, the Company publicly announced that it had received the Initial Proposal and that it had formed the Special Committee of independent directors to evaluate the Initial Proposal.

The Special Committee interviewed four investment banking firms to select a financial advisor. Following these interviews, the Special Committee selected Moelis & Company LLC (“Moelis”) as its financial advisor because of its expertise and experience in financial restructurings and its knowledge of the building products industry. On September 5, 2009, the Special Committee entered into an engagement letter with Moelis.

Over the next three weeks, at the direction of the Special Committee, Moelis met with the Company’s management to discuss the Company’s business, capital structure and liquidity needs. Moelis also analyzed the Company’s capital needs based on the Company’s current and projected liquidity needs and independently compiled industry information and analyses. Moelis also analyzed comparable pricing models for the proposed rights offering. In addition, Moelis explored alternatives to the Initial Proposal, including by contacting 82 individual parties about a potential capital raising transaction. Only one of those parties entered into a confidentiality agreement and none made a formal expression of interest concerning an alternative transaction.

The Special Committee met on September 11, 2009 and September 18, 2009 to receive updates from Moelis on its analyses and to review the status of its process for exploring alternatives to the Initial Proposal.

During the week of September 18, 2009, representatives of the Special Committee met with representatives of various stockholders to hear their concerns regarding the Initial Proposal.

Between September 10, 2009 and September 15, 2009, four lawsuits were filed in the Delaware Court of Chancery challenging aspects of the Initial Proposal. On September 18, 2009, these suits were consolidated into a single action. A fifth lawsuit challenging aspects of the Initial Proposal was filed in the Delaware Court of Chancery on September 30, 2009 and was consolidated with the earlier filed lawsuits on October 30, 2009.

On September 24, 2009, the Special Committee met and received Moelis’ analysis and conclusions concerning the Company’s capital needs and the Initial Proposal.

On the evening of September 26, 2009, the Special Committee met telephonically to review Moelis’ analysis and conclusions. Having considered the analyses provided by Moelis, the Special Committee members unanimously agreed that they could not recommend the Initial Proposal. However, the Special Committee also concluded that, given the Company’s need for additional capital, it would propose to the Board of Directors a stand-alone rights offering on more favorable terms or that some other capital-raising alternative be pursued. The Special Committee authorized Moelis to communicate these points to JLL and Warburg Pincus, through their financial advisor Evercore Partners (“Evercore”).

During the week of September 28, 2009, Moelis and Evercore met several times to discuss the Special Committee’s conclusions and the data and analysis that formed the basis for those conclusions. Also during that week, the Special Committee requested that a Board of Directors meeting be held to permit the Special Committee to present to and discuss with the Board of Directors the Special Committee’s conclusions. That meeting was scheduled for October 6, 2009.

On the morning of October 6, 2009, our Board of Directors met to hear a presentation from the Special Committee and Company management. Mr. Griffin presented the Special Committee’s conclusions and Mr. Charles Horn, our then-Chief Financial Officer, presented the Company’s internal financial and liquidity analyses. The members of the Board of Directors then discussed the presentation by the Special Committee and

Company management and their conclusions. Following an adjournment of the meeting of our Board of Directors, the Special Committee convened to review the points raised by the Board of Directors, including the representatives of JLL and Warburg Pincus serving on our Board of Directors.

The Board of Directors reconvened and discussed various matters regarding the Company’s liquidity and the Special Committee asked that representatives of JLL, Warburg Pincus, management, Evercore, and Moelis meet to attempt to develop an alternative transaction. Following the meeting of our Board of Directors, representatives of JLL, Warburg Pincus, management, Evercore, and Moelis met to discuss possible alternatives. On October 7, 2009, a revised term sheet was circulated by counsel to JLL and Warburg Pincus. Under the revised proposal, the rights offering was increased to $205.0 million, as opposed to the original amount of $75.0 million, and was to be backstopped by JLL and Warburg Pincus up to $75.0 million. The revised terms also included an exchange of outstanding 2012 notes, at par, for up to $145.0 million aggregate principal amount of new notes, up to $130.0 million in cash from the proceeds of the rights offering, or a combination of cash and new notes. To the extent stockholders did not subscribe for the full $205.0 million in the rights offering, the notes would be exchanged, at par, for common stock at the rights offering subscription price, with JLL and Warburg Pincus agreeing to exchange the approximately $98 million aggregate principal amount of outstanding 2012 notes indirectly owned by them in the debt exchange if the rights offering were not fully subscribed.

On October 8, 2009, the Special Committee met to review and discuss the revised term sheet from JLL and Warburg Pincus.

The Special Committee met again on October 9, 2009 to consider the terms of the revised proposal. At the Special Committee’s request, Moelis presented an analysis of the proposed terms.

The Special Committee discussed a number of the terms, including price, whether the rights would be transferable, the availability of over-subscription rights, whether or not JLL and Warburg Pincus would be paid a backstop commitment fee, and the substantive terms of the new notes to be issued in the debt exchange. Using Moelis’s analysis of the proposed terms, the Special Committee determined that it would direct Moelis to negotiate these terms, including a $4.00 rights offering subscription price, with JLL, Warburg Pincus and certain holders of the 2012 notes.

Between October 12, 2009, and October 21, 2009, Moelis and Evercore, and counsel for the Special Committee, JLL, Warburg Pincus and certain holders of the 2012 notes negotiated the terms of the revised proposal, including a proposal of a $3.00 rights offering subscription price submitted by JLL and Warburg Pincus without a backstop commitment fee. The Special Committee met six times to review and consider the progress of the negotiations with respect to such terms.

During this period, the advisors and counsel to the Special Committee met with the lead attorneys in the consolidated lawsuit challenging aspects of the Initial Proposal. These settlement discussions occurred through October 22, 2009, and on October 23, 2009, the representatives for the stockholders agreed to a proposed Memorandum of Understanding, subject to the terms and conditions thereof, including court approval, that provided a release of all claims arising from the transaction. The representatives for the fifth stockholder lawsuit subsequently agreed to join this settlement memorialized in the Memorandum of Understanding discussed below. On November 5, 2009, we entered into a definitive Stipulation and Agreement of Compromise, Settlement, and Release to settle the consolidated class and derivative action that was filed in connection with the Initial Proposal. See “Settlement of Stockholder Class and Derivative Litigation” below.

Also, during this period, drafts of the Investment Agreement and the Support Agreement were distributed to, and negotiated by, representatives of the Company, the Special Committee, JLL, Warburg Pincus and the holders of the 2012 notes and their respective counsel, and representatives for JLL and Warburg Pincus, Evercore and Moelis met with the holders of the 2012 notes to negotiate the terms of the new notes that would be issued in the debt exchange.

On October 21, 2009, the Special Committee met to consider the most recent proposal from JLL and Warburg Pincus.

On the night of October 22, 2009, the Special Committee met to consider a revised proposal from JLL and Warburg Pincus, which included a rights offering subscription price proposed by the Special Committee of $3.50. Moelis and counsel to the Special Committee advised the Special Committee on the terms of the current transaction as proposed. The Special Committee reviewed the draft Investment Agreement and Support Agreement and discussed the transactions contemplated by those two documents. Moelis delivered its opinion to the Special Committee that the financial terms of the rights offering taken as a whole were fair to the stockholders of the Company, other than JLL and Warburg Pincus, from a financial point of view. The Special Committee voted unanimously to recommend that the Board approve the Investment Agreement and Support Agreement and the transactions contemplated by those two documents.

Moelis subsequently issued a written fairness opinion, a copy of which is attached hereto as Annex C, confirming the opinion it had delivered orally to the Special Committee at the October 22 meeting.

On October 23, 2009, our Board of Directors met and received the recommendation of the Special Committee. At the request of our Board of Directors, members of the Special Committee communicated the Special Committee’s reasons for recommending that our Board of Directors approve the proposed recapitalization transactions. A discussion followed during which members of our Board of Directors reviewed the terms of the proposed Recapitalization Transactions. Following that discussion, our Board of Directors (i) determined that the rights offering, the Investment Agreement, the debt exchange and the Support Agreement and the transactions contemplated by such agreements, are advisable and in the best interests of our company and our stockholders, and (ii) approved and authorized the rights offering, the Investment Agreement, the debt exchange and the Support Agreement. Following such determination, representatives of the Company, JLL and Warburg Pincus executed and delivered the Investment Agreement and representatives of the Company and certain holders of the 2012 notes executed and delivered the Support Agreement, and the Company publicly announced execution of the Investment Agreement and the Support Agreement.

Settlement of Stockholder Class and Derivative Litigation

In September 2009, four lawsuits were filed in the Delaware Court of Chancery challenging certain aspects of the Initial Proposal. On September 18, 2009, these suits were consolidated into a single action in the Delaware Court of Chancery. On September 30, 2009, another lawsuit was filed that also challenged certain aspects of the Initial Proposal. This subsequent lawsuit was consolidated with the earlier filed lawsuits on October 30, 2009.

On October 23, 2009, we and lead counsel for the plaintiffs entered into a Memorandum of Understanding, subject to the terms and conditions thereof, including court approval, that provides a release of all claims arising from the Recapitalization Transactions. The Memorandum of Understanding also provides that upon Court approval of the settlement the Company will form a nominating committee of the Board of Directors comprised solely of independent directors, who will consider, among other things, nominations of directors by significant stockholders of the Company. Court approval of the settlement is a condition to the completion of the rights offering.

On November 5, 2009, we entered into a definitive Stipulation and Agreement of Compromise, Settlement and Release to settle the consolidated class and derivative action that was filed in connection with the Initial Proposal. The settlement is subject to the approval of the Delaware Court of Chancery.

Positive Effects of the Recapitalization Transactions

On October 22, 2009, the Special Committee met and, on the following day, our Board of Directors met and considered and approved the proposed Recapitalization Transactions. In evaluating the proposed Recapitalization Transactions, the favorable effects identified and discussed by the Special Committee and our Board of Directors included, but were not limited to, the following:

•	the determination of the Special Committee of independent members of our Board of Directors, which Special Committee acted with the advice and assistance of our management and its independent legal and financial advisors and was comprised at all times of directors with no financial interest in a transaction other than as equity holders in the Company, that the proposed Recapitalization Transactions were advisable and in the best interests of the Company and its stockholders;

•	the financial analyses of Moelis and the Special Committee’s receipt of the opinion of Moelis, a copy of which is attached hereto as Annex C, to the effect that the financial terms of the rights offering are fair from a financial point of view to the stockholders of the Company, other than JLL and Warburg Pincus, taken as a whole;

•	the Recapitalization Transactions will substantially reduce the Company’s outstanding indebtedness from approximately $299.2 million to approximately $169.2 million as of September 30, 2009, on an as adjusted basis;

•	the Recapitalization Transactions will provide an additional $75.0 million of working capital less expenses of the Recapitalization Transactions;

•	the extended maturities of our outstanding indebtedness from 2012 to 2016 will provide us additional time to recover from the current industry downturn;

•	the Recapitalization Transactions allow our existing stockholders who elect to participate in the rights offering to maintain their proportionate ownership in the Company; and

•	the Recapitalization Transactions allow our existing stockholders who do not participate in the rights offering to transfer their subscription rights.

Negative Effects of the Recapitalization Transactions

The negative effects identified and discussed by the Special Committee and our Board of Directors included, but were not limited to, the following:

•	to the extent that a stockholder does not exercise its rights in full and the Recapitalization Transactions are consummated, such stockholder’s proportionate ownership interest in the Company will be substantially reduced;

•	sales of substantial amounts of our subscription rights and our common stock in the public market, and the availability of shares for future sale, including up to 58,571,428 shares of our common stock to be issued in the rights offering, and 2,283,561 shares of our common stock issuable upon exercise of outstanding options to acquire shares of our common stock, as of December 14, 2009, could adversely affect the prevailing market price of our common stock and cause the market price of our common stock to remain low for a substantial period of time;

•	if JLL and Warburg Pincus are the only holders of rights who exercise their rights in the rights offering and JLL and Warburg Pincus each exchange $48.909 million aggregate principal amount of 2012 notes for common stock, the Company will issue an aggregate of 28,397,849 and 28,563,541 shares of common stock to JLL and Warburg Pincus, respectively, and 1,610,038 shares of common stock to the other 2012 noteholders participating in the debt exchange, such that JLL’s ownership percentage of our outstanding common stock would increase to approximately 39.3%, and Warburg Pincus’ ownership percentage of our outstanding common stock would increase to approximately 39.6%, in each case after giving effect to this rights offering and the debt exchange; and

•	JLL and Warburg Pincus or former holders of 2012 notes that receive shares of our common stock could sell a substantial number of shares of common stock causing the price per share of common stock to decline.

In addition, if Proposal (1) is not approved by the requisite vote of our stockholders, we will cancel the rights offering and the debt exchange and terminate the Investment Agreement and Support Agreement. In such event, we could be required to seek alternative sources of liquidity in lieu of the Recapitalization Transactions. No assurances can be given that we would be able to obtain such alternative source of financing on commercially reasonable terms, if at all. Our inability to de-leverage the Company’s balance sheet, extend the maturity of the Company’s outstanding indebtedness and obtain significant additional liquidity to fund operations could have a material adverse impact on our financial condition and could adversely affect the price of our common stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL (1).

Pursuant to the Investment Agreement, each of JLL and Warburg Pincus, who collectively beneficially own approximately 50% of our common stock, has agreed to vote (or cause to be voted) the shares of common stock owned by them in favor of Proposal (1) at the special meeting.

Neither our Board of Directors nor the Special Committee of our Board of Directors has made, nor will they make, any recommendation to stockholders regarding the exercise of rights under the rights offering or to noteholders regarding the exchange of 2012 notes in the debt exchange. Stockholders and holders of 2012 notes should make an independent investment decision about whether or not to exercise their rights or exchange their 2012 notes.

The Rights Offering

The Rights

We are distributing to the record holders of our common stock as of December 14, 2009 (the “record date”) transferable subscription rights to purchase shares of our common stock at a subscription price of $3.50 per share. The subscription rights will entitle the holders of those rights to purchase up to an aggregate of 58,571,428 shares of common stock for an aggregate purchase price of $205.0 million.

Stockholders will receive 1.611144 subscription rights for every share of our common stock they own at the close of business on the record date, subject to adjustments to eliminate fractional rights. Each subscription right will entitle the holder thereof to purchase, at the subscription price, on or before the expiration time of the rights offering, one share of common stock. Stockholders (other than JLL and Warburg Pincus) who elect to exercise their basic subscription privilege in full may also subscribe, at the rights offering subscription price, for additional shares of our common stock under their respective over-subscription privileges (up to the number of shares subscribed for under the basic subscription privilege) to the extent that other rights holders do not exercise their basic subscription privileges in full. If a sufficient number of shares of our common stock are unavailable to fully satisfy the over-subscription privilege requests, the available shares of common stock will be sold pro rata to subscription rights holders who exercised their over-subscription privilege based on the number of shares each subscription rights holder subscribed for under the over-subscription privilege. Any excess subscription funds will be promptly returned without interest or deduction after completion of the rights offering.

We will not issue fractional subscription rights or cash in lieu of fractional rights. Fractional subscription rights will be rounded down to the nearest whole number to ensure that we offer not more than 58,571,428 shares of common stock in the rights offering.

Conditions to the Rights Offering.  The completion of the rights offering is subject to closing conditions, including:

(i) the registration statement relating to the rights offering shall have been declared effective by the SEC and shall continue to be effective, and no stop order shall have been entered by the SEC with respect thereto;

(ii) the rights offering and the debt exchange shall have been conducted in accordance with the Investment Agreement in all material respects without the waiver of any condition thereto;

(iii) all material governmental and third-party notifications, filings, consents, waivers, and approvals required for the consummation of the rights offering shall have been made or received;

(iv) all terminations or expirations of waiting periods imposed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) shall have occurred and all other notifications, consents, authorizations, and approvals required to be made or obtained from any competition or antitrust authority shall have been made or obtained for the Recapitalization Transactions;

(v) no action shall have been taken, no statute, rule, regulation, or order shall have been enacted, adopted, or issued by any federal, state, or foreign governmental or regulatory authority, and no judgment, injunction, decree, or order of any federal, state, or foreign court shall have been issued that, in each case, prohibits the implementation of the rights offering and the issuance and sale of our common stock in the rights offering or materially impairs the benefit of implementation thereof, and no action or proceeding by or before any federal, state, or foreign governmental or regulatory authority shall be pending or threatened wherein an adverse judgment, decree, or order would be reasonably likely to result in the prohibition of or material impairment of the benefits of the implementation of the rights offering and the issuance and sale of our common stock in the rights offering;

(vi) at least ninety percent (90%) of the aggregate principal amount of outstanding 2012 notes shall have been validly exchanged in the debt exchange;

(vii) all other conditions to our obligation to consummate the debt exchange shall have been satisfied (or waived, to the extent permitted);

(viii) the settlement of the stockholder lawsuit against the Company, its directors, JLL, and Warburg Pincus shall have received final approval by the Delaware Court of Chancery, and such action shall have been dismissed with prejudice pursuant to such approval;

(ix) stockholder approval for the issuance of shares of our common stock in the rights offering, pursuant to the Investment Agreement, and in the debt exchange shall have been received; and

(x) the shares of our common stock to be issued in the Recapitalization Transactions shall have been approved for listing on the Nasdaq Global Select Market, subject to official notice of issuance.

JLL and Warburg Pincus, who collectively beneficially own approximately 50% of our common stock before giving effect to the Recapitalization Transactions and approximately $98 million aggregate principal amount of the 2012 notes, have agreed to vote (or cause to be voted) the shares of our common stock owned by them in favor of the issuance of shares of common stock in the rights offering, pursuant to the Investment Agreement, and in the debt exchange at the special meeting.

We intend to keep the rights offering open until January 14, 2010, unless the special committee of our Board of Directors, in its sole discretion, extends such time, provided that, pursuant to the Investment Agreement, the expiration date of the rights offering may not be extended by more than ten days without the prior written consent of JLL and Warburg Pincus.

This Proxy Statement is not an offer to sell or the solicitation of an offer to buy shares of common stock or any other securities, including the rights or any shares of common stock issuable upon exercise of the rights. Offers and sales of common stock issuable upon exercise of the rights will only be made by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, on the terms and subject to the conditions set forth in such prospectus. In connection with the rights offering, we have filed a Registration Statement on Form S-3 with the SEC.

Stockholders are being asked at the special meeting to approve the issuance of shares of our common stock in the rights offering, pursuant to the Investment Agreement and in the debt exchange. A vote in favor of such issuance and sale will not obligate any stockholder to purchase shares in the rights offering.

The Backstop Purchasers

We obtained the commitments of JLL and Warburg Pincus under the Investment Agreement to ensure that, subject to consummation of the Recapitalization Transactions, we would receive a minimum level of gross proceeds from the rights offering of at least $75.0 million less expenses of the Recapitalization Transactions and to ensure the exchange of approximately $98 million aggregate principal amount of our 2012 notes in the debt exchange. Through this arrangement, we have a very high degree of certainty that, assuming at least 90% aggregate principal amount of the 2012 notes are submitted for exchange in the debt exchange, we will receive gross proceeds of $75.0 million through the rights offering and the Investment Agreement and reduce the outstanding aggregate principal amount of our indebtedness by $130.0 million.

The Investment Agreement.  We have entered into the Investment Agreement with JLL and Warburg Pincus, under which JLL and Warburg Pincus have severally agreed to purchase from us, at the rights offering subscription price, unsubscribed shares of common stock such that gross proceeds of the rights offering will be no less than $75.0 million. In addition, each of JLL and Warburg Pincus has agreed (i) to exchange up to $48.909 million aggregate principal amount of 2012 notes indirectly held by it in the debt exchange and (ii) to the extent gross proceeds of the rights offering are less than $205.0 million, to exchange such 2012 notes for shares of our common stock at an exchange price equal to the rights offering subscription price, subject to proration from the participation of other holders of 2012 notes who submit for exchange their 2012 notes for shares of our common stock not subscribed for through the exercise of rights in the rights offering. As stockholders of the Company as of the record date, JLL and Warburg Pincus will have the right to subscribe for and purchase shares of our common stock under the basic subscription privilege, although they will not have the right to participate in the over-subscription privilege. The purchase of any shares by JLL and Warburg Pincus, whether pursuant to the Investment Agreement or upon exercise of rights, would be effected in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, and, accordingly, would not be registered pursuant to the Registration Statement on Form S-3 that we have filed related to the rights offering. JLL’s and Warburg Pincus’ obligations, collectively, under this commitment are limited to $75.0 million in cash and the exchange of approximately $98 million aggregate principal amount of 2012 notes in the debt exchange.

The Closing.  The closing of the transactions contemplated by the Investment Agreement is subject to satisfaction or waiver of the following conditions: (i) the effectiveness of the registration statement relating to the rights offering; (ii) the rights offering and the debt exchange having been conducted in accordance with the Investment Agreement in all material respects without the waiver of any condition thereto; (iii) receipt of all requisite approvals and authorizations of, filings with, and notifications to, or expiration or termination of any applicable waiting period under applicable antitrust, competition and merger control laws, including the HSR Act; (iv) receipt of all material governmental and third party consents; (v) receipt of approval of the Company’s stockholders of the issuance of shares of our common stock in the rights offering, pursuant to the Investment Agreement, and in the debt exchange; (vi) the absence of any legal impediment to the consummation of the Recapitalization Transactions; (vii) the compliance with covenants and the accuracy of representations and warranties provided in the Investment Agreement in all material respects; (viii) entry into a registration rights agreement between the Company and each of JLL and Warburg Pincus; (ix) the exchange of at least 90% of the aggregate principal amount of outstanding 2012 notes in the debt exchange; (x) court approval of the settlement of certain litigation related to the Recapitalization Transactions; and (xi) shares of Company common stock issued in the Recapitalization Transactions having been approved for listing on the Nasdaq Global Select Market.

The Company and JLL filed a Premerger Notification and Report Form under the HSR Act with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “Antitrust Division”), in connection with JLL’s acquisition of common stock in the Recapitalization Transactions. The statutory waiting period under the HSR Act expired at 11:59 p.m. on December 10, 2009.

Termination.  The Investment Agreement may be terminated at any time prior to the closing of the backstop commitment:

•	by mutual written agreement of JLL, Warburg Pincus, and us;

•	by any party, if the transactions contemplated by the Investment Agreement do not close by February 15, 2010; provided, however, that the right to terminate the Investment Agreement is not available to any party whose failure to comply with any provision of the Investment Agreement is the cause of, or resulted in, the failure of the closing to occur on or prior to such date;

•	by us, JLL, or Warburg Pincus, if there is a breach by JLL or Warburg Pincus (in the case of termination by us) or by us (in case of termination by JLL or Warburg Pincus) of any covenant or representation, or warranty that would cause the failure of the satisfaction of a closing condition and is not capable of cure by February 15, 2010; or

•	by any party upon the occurrence of any event that results in a failure to satisfy any of such party’s closing conditions, which failure is not capable of cure by February 15, 2010.

Expenses.  There is no backstop commitment fee payable to JLL or Warburg Pincus in connection with the rights offering; however, we have agreed to reimburse each of JLL and Warburg Pincus for all reasonable and actual out-of-pocket expenses it incurs in connection with the Recapitalization Transactions, as well as all transfer and similar taxes, unless we terminate the Investment Agreement in accordance with its terms due to a breach of a covenant, representation or warranty by either of JLL or Warburg Pincus.

Indemnification.  We have agreed to indemnify each of JLL and Warburg Pincus and their respective affiliates and their respective officers, directors, members, partners, employees, agents, and controlling persons for losses arising out of circumstances existing on or prior to the closing date of the rights offering to which an indemnified party becomes subject arising out of a claim instituted by a third party with respect to the Recapitalization Transactions (other than with respect to losses due to statements or omissions made in reliance on information provided to us in writing by each of JLL and Warburg Pincus for use herein and losses attributable to the gross negligence or willful misconduct of the indemnified party or breaches of the Investment Agreement).

Registration Rights Agreement.  We have agreed to provide certain customary demand and “piggyback” registration rights to each of JLL and Warburg Pincus with respect to the shares of common stock owned by them and their affiliates.

Subscription Rights.  JLL and Warburg Pincus each maintain the right to subscribe for shares in the rights offering by exercising their basic subscription rights. However, we have agreed, pursuant to the Investment Agreement, that neither JLL nor Warburg Pincus will have an over-subscription privilege in the rights offering. Pursuant to the Investment Agreement, JLL and Warburg Pincus are not required to exercise their basic subscription rights until two business days after the expiration of the rights offering.

Restrictions on Transfer.  Pursuant to the Investment Agreement, JLL and Warburg Pincus have each agreed not to transfer, without the prior written consent of the Special Committee of our Board of Directors, (i) during the pendency of the rights offering, any subscription rights distributed, directly or indirectly, to them and (ii) until the earlier of the closing of the Recapitalization Transactions or termination of the Investment Agreement, any 2012 notes or shares of common stock held, directly or indirectly, by them, except, in each case, to affiliates who agree to be bound by the terms of the Investment Agreement.

Regulatory Limitations

All rights issued to a stockholder of record (other than JLL and Warburg Pincus) who would, in our opinion, be required to obtain prior clearance or approval from any state, federal, or non-U.S. regulatory authority for the ownership or exercise of rights or the ownership of additional shares are null and void and may not be held or exercised by any such holder. We are not undertaking to advise you of any such required clearance or approval or to pay any expenses incurred in seeking such clearance or approval.

We reserve the right to refuse to issue shares of our common stock to any stockholder of record who would, in our opinion, be required to obtain prior clearance or approval from any state, federal, or non-U.S. regulatory authority to own or control such shares if, at the time shares are to be issued upon payment therefor, such holder has not obtained such clearance or approval.

We are not offering or selling, or soliciting any purchase of, shares in any state or other jurisdiction in which the rights offering is not permitted. We reserve the right to delay the commencement of the rights offering in certain states or other jurisdictions if necessary to comply with local laws. We may elect not to offer shares to residents of any state or other jurisdiction whose laws would require a change in this offering in order to carry out this offering in such state or jurisdiction.

The Debt Exchange

In connection with the rights offering, certain accredited holders of outstanding 2012 notes have agreed to exchange, at par, in transactions exempt from registration under the Securities Act of 1933, as amended, their outstanding 2012 notes for (i) up to $145.0 million aggregate principal amount of our 2016 notes, (ii) up to $130.0 million in cash from the proceeds of the rights offering, or (iii) a combination of cash and 2016 notes, and, (iv) to the extent the rights offering is not fully subscribed, shares of our common stock. The 2016 notes will have substantially similar terms to the 2012 notes, but will have an interest rate of 3-month LIBOR (subject to a 3.00% floor) plus 10% and will mature in 2016 instead of 2012. For each $1,000 aggregate principal amount of 2012 notes exchanged in the debt exchange, a noteholder will receive, at the noteholder’s election, (a) $1,000 in principal amount of the 2016 notes, or (b) $1,000 in cash, or (c) a combination of cash and 2016 notes, subject to proration and subject to the following adjustments:

•	to the extent that less than 100% of the outstanding 2012 notes are validly exchanged in the debt exchange, the aggregate principal amount of 2016 notes available for exchange in the debt exchange will be reduced on a dollar-for-dollar basis by the aggregate principal amount of the 2012 notes that are not so exchanged;

•	to the extent that the Company receives less than $205.0 million of gross proceeds from the rights offering, participants in the debt exchange will also be permitted to elect to exchange, and the backstop purchasers will be required to exchange, to the extent of the deficiency between $205.0 million and the proceeds obtained by the Company in the rights offering and pursuant to the backstop commitment, which amount we refer to as the “exchange deficiency,” 2012 notes held by them for shares of our common stock, in lieu of 2016 notes and cash, at an exchange price equal to the rights offering subscription price, with allocations of available shares of our common stock to be made pro rata in proportion to the aggregate principal amount of 2012 notes validly submitted for exchange in the debt exchange by such holders, including the backstop purchasers, for shares of our common stock; and

•	to the extent that the aggregate principal amount of 2012 notes so exchanged for shares of our common stock is less than the full amount of the exchange deficiency, including after any exchange of 2012 notes for shares of our common stock by the backstop purchasers and other holders of our 2012 notes who elect to receive shares of common stock in the debt exchange, then all holders of 2012 notes participating in the debt exchange and electing to receive 2016 notes or cash in the debt exchange will receive, in exchange for 2012 notes submitted for exchange in the debt exchange, shares of common stock at an exchange price equal to the rights offering subscription price pro rata in proportion to the amount of 2012 notes validly exchanged by them in the debt exchange for consideration other than shares of our common stock.

Exchanging holders of 2012 notes will be prorated to the extent of any over-subscription for 2016 notes or cash.

We have also solicited consents to amend the indenture under which the 2012 notes were issued to eliminate substantially all of the restrictive covenants, certain conditions to defeasance, and certain events of default and to release the liens on the collateral securing the 2012 notes. Holders of at least 66 2/3% of the aggregate principal amount of the 2012 notes, excluding JLL and Warburg Pincus, must deliver consents to the proposed amendments to the indenture governing the 2012 notes in order for the proposed amendments to become effective.

At least 90% of the aggregate principal amount of the 2012 notes must be exchanged in the debt exchange to complete the Recapitalization Transactions.

JLL and Warburg Pincus have each agreed, that, in the event that the holders of our 2012 notes that are party to the Support Agreement receive in exchange for 2012 notes held directly or indirectly by such holders pursuant to the debt exchange an aggregate of 2,857,143 shares of our common stock (the “Minimum Share

Amount”), until the earlier of 180 days following the closing of the Recapitalization Transactions and the date upon which such holders own, directly or indirectly, less than the Minimum Share Amount, they will not transfer any shares of common stock held, directly or indirectly, by them, except (i) with the prior written consent of such holders owning, directly or indirectly, a majority of the shares of our common stock held by all such holders, (ii) to affiliates who agree to such restrictions on transfer, and (iii) transfers pursuant to any transaction or series of transaction in which all holders of 2012 notes party to the Support Agreement are entitled to participate on a pro rata basis and receive the same consideration for their shares of our common stock.

The Support Agreement

We have entered into a Support Agreement (the “Support Agreement”) with holders of approximately 61.0% of the aggregate principal amount of our outstanding 2012 notes, under which such holders have agreed to exchange their 2012 notes in the debt exchange and to deliver consents to the proposed amendments to the indenture governing the 2012 notes.

Pursuant to the Support Agreement, holders of approximately 94.67% of the aggregate principal amount of our outstanding 2012 notes held by holders other than JLL and Warburg Pincus have agreed to consent to the proposed amendments to the indenture governing the 2012 notes, and pursuant to the Support Agreement and Investment Agreement, as of December 14, 2009, holders of approximately 96.56% of the aggregate principal amount of the 2012 notes have agreed to exchange their 2012 notes in the debt exchange.

The debt exchange with the holders of 2012 notes is being made in reliance on the exemption from registration of Section 4(2) of the Securities Act of 1933, as amended. We have agreed to disseminate to certain accredited holders a private placement offering memorandum related to the debt exchange as promptly as practicable. In addition, we have agreed to file a registration statement to register offers and sales of 2016 notes and shares of our common stock received in the debt exchange by the holders of 2012 notes who are party to the Support Agreement and have such registration statement declared effective prior to the closing date of the debt exchange and to maintain the effectiveness of the resale registration statement for 180 days following the closing date of the debt exchange.

The holders of 2012 notes party to the Support Agreement have agreed that, prior to the earlier of the closing of the debt exchange or the termination of the Support Agreement, such holders will not, directly or indirectly, effect any short sale or similar hedging transaction in our common stock.

The closing of the transactions contemplated by the Support Agreement is subject to satisfaction or waiver of certain conditions, including: (i) satisfaction of the conditions to the rights offering; (ii) receipt of all material governmental and third-party approvals; (iii) at least 90% of the aggregate principal amount of outstanding 2012 notes shall have been validly submitted for exchange; (iv) at least 66 2/3% of the aggregate principal amount of the 2012 notes, not including 2012 notes held by JLL or Warburg Pincus, shall have consented to the proposed amendments to the indenture governing the 2012 notes; and (v) a registration statement covering the resale by the holders of 2016 notes and common stock received in the debt exchange having been declared effective.

The Support Agreement may be terminated under certain circumstances including the breach of the Support Agreement by the Company or a holder or in the event the debt exchange does not close prior to February 15, 2010, and will automatically terminate on March 31, 2010, unless such date is extended in accordance with the terms of the Support Agreement.

We have agreed to pay the reasonable fees and expenses of the legal counsel of the holders party to the Support Agreement incurred in connection with the debt exchange.

Interests of Our Officers, Directors, and Principal Stockholders in the Recapitalization Transactions

JLL and Warburg Pincus, who collectively beneficially own approximately 50% of our common stock, before giving effect to the Recapitalization Transactions, own approximately 36%, or approximately $98 million aggregate principal amount, of our 2012 notes. Six of our ten directors hold positions with affiliates of either JLL or Warburg Pincus. We have entered into the Investment Agreement with JLL and Warburg Pincus, under which JLL and Warburg Pincus have severally agreed to purchase from us, at the subscription price, unsubscribed shares of common stock such that gross proceeds of the rights offering will be no less than $75.0 million. In addition, each of JLL and Warburg Pincus has agreed (i) to exchange up to $48.909 million aggregate principal amount of 2012 notes indirectly held by it in the debt exchange and (ii) to the extent gross proceeds of the rights offering are less than $205 million, to exchange such 2012 notes for shares of our common stock at an exchange price equal to the rights offering subscription price, subject to proration from the participation of other holders of 2012 notes who submit for exchange their 2012 notes for shares of our common stock not subscribed for through the exercise of rights in the rights offering. JLL’s and Warburg Pincus’ obligations, collectively, under this commitment are limited to $75.0 million in cash and the exchange of approximately $98 million aggregate principal amount of 2012 notes in the debt exchange. In the event gross proceeds of the rights offering are less than $205.0 million, JLL and Warburg Pincus will likely increase their percentage ownership of our issued and outstanding common stock.

If all of our stockholders, including JLL and Warburg Pincus, exercise in full the basic subscription rights issued to them in the rights offering and the rights offering is therefore fully subscribed, JLL’s and Warburg Pincus’ beneficial ownership percentage will not change. If JLL and Warburg Pincus are the only holders of rights who exercise their rights in the rights offering and JLL and Warburg Pincus each exchange $48.909 million aggregate principal amount of 2012 notes for common stock, the Company will issue an aggregate of 28,397,849 and 28,563,541 shares of common stock to JLL and Warburg Pincus, respectively, and 1,610,038 shares of common stock to the other 2012 noteholders participating in the debt exchange. Under such circumstances, JLL’s ownership percentage of our outstanding common stock would increase to approximately 39.3%, and Warburg Pincus’ ownership percentage of our outstanding common stock would increase to approximately 39.6%, in each case after giving effect to this rights offering and the debt exchange.

Shares of Common Stock Outstanding after the Recapitalization Transactions

We will issue 58,571,428 shares of common stock in the Recapitalization Transactions and, based on the 36,353,924 shares of our common stock outstanding as of December 14, 2009, 94,925,352 shares of our common stock will be issued and outstanding following the Recapitalization Transactions, excluding any shares that may be issued pursuant to the exercise of 2,283,561 outstanding vested and unvested stock options as of December 14, 2009.

Effect of the Recapitalization Transactions on Our Incentive Plans

The Compensation Committee of our Board of Directors will determine, at the appropriate time, whether the issuance and sale of our common stock in the rights offering will result in an equitable adjustment to outstanding awards under our incentive plans, based upon, among other things, the market price of shares of our common stock for periods prior to and after the record date for the rights offering.

Dilutive Effects of the Recapitalization Transactions

If a stockholder does not exercise any rights in the rights offering, the number of shares of our common stock that such stockholder will own will not change. However, because 58,571,428 shares of our common stock will be issued if the Recapitalization Transactions are completed, if a stockholder does not exercise its rights under the basic subscription privilege in full, its percentage ownership will be diluted after the rights offering and completion of the debt exchange. See also “Risk Factors — Risks Related to our Common Stock, the Rights Offering and the Debt Exchange — If the rights offering is not fully subscribed, JLL and Warburg Pincus may increase their ownership.”

CAPITALIZATION

The following table describes capitalization as of September 30, 2009 (i) on an actual basis and (ii) on an as adjusted basis to give effect to the sale of all 58,571,428 shares offered in the Recapitalization Transactions (including application of net proceeds as described above) at a price of $3.50 per share and assuming that all of the holders of our 2012 notes exchange such notes in the debt exchange. As adjusted balances are subject to change based upon final participation in the rights offering and the debt exchange.

	At September 30, 2009
	Historical	As Adjusted
	(Unaudited)
	(In thousands, except share and per share amounts)

Cash and cash equivalents	$96,317	$161,317 (1)
Current liabilities:
Accounts payable	$46,547	$46,547
Accrued liabilities	29,148	29,148
Current maturities of long-term debt	47	47

Total current liabilities	75,742	75,742
Long-term debt, net of current maturities:
Revolving credit facility	20,000	20,000
2012 notes	275,000	0
2016 notes	0	145,000
Other	4,147	4,147
Other long-term liabilities	23,406	23,406

Total liabilities	398,295	268,295

Shareholders’ equity:
Preferred stock, $0.01 par value, 10,000 shares authorized; zero shares issued and outstanding as of September 30, 2009	—	—
Common stock, $0.01 par value, 200,000 shares authorized, 36,120 and 94,692 shares issued and outstanding as of September 30, 2009, on a historical and as adjusted basis, respectively	360	945
Additional paid-in-capital	149,166	347,575
Accumulated deficit	(105,547)	(110,741)
Accumulated other comprehensive loss	(6,963)	(6,963)

Total stockholders’ equity	37,016	230,816

Total liabilities and stockholders’ equity	$435,311	$499,111

(1)	Reflects estimated fees and expenses payable by the Company in connection with the Recapitalization Transactions of approximately $10 million.

PROPOSAL TWO:
AMENDMENT TO 2007 INCENTIVE PLAN
AND APPROVAL OF QUALIFIED BUSINESS CRITERIA

The Corporation currently maintains the Builders FirstSource, Inc. 2007 Incentive Plan (the “2007 Plan”), which was originally approved by stockholders at the 2007 Annual Meeting. The Corporation also maintains the Builders FirstSource, Inc. 2005 Equity Incentive Plan (the “2005 Plan”). The 2007 Plan provides for the issuance of up to 2,500,000 shares pursuant to the grant or exercise of awards granted thereunder, of which 455,968 shares have already been issued or are subject to outstanding awards as of December 14, 2009. The 2005 Plan provides for the issuance of up to 2,200,000 shares pursuant to the grant or exercise of awards granted thereunder, of which 1,360,344 shares have already been issued or are subject to outstanding awards as of December 14, 2009. Given the change in the equity structure of the Corporation contemplated by the Recapitalization Transactions, the Compensation Committee believes the number of shares available under the 2007 Plan and the 2005 Plan will not be sufficient to make the grants it believes will be needed over the next few years to provide adequate long-term equity incentives to our key employees. Therefore, on November 16, 2009, the Board of Directors approved an amendment (the “Amendment”) to the 2007 Plan to increase the number of authorized shares to 7,000,000, subject to stockholder approval. The increased shares will enable the Company to continue making equity compensation grants that serve as incentives to recruit and retain key employees and to continue aligning the interests of its employees with stockholders.

In addition, the 2007 Plan contains a list of business criteria (“Qualified Business Criteria”) with respect to which the Compensation Committee may establish objectively determinable performance goals for performance-based awards under the 2007 Plan that are fully deductible without regard to the $1,000,000 deduction limit imposed by Section 162(m) of the U.S. Internal Revenue Code of 1986 (the “Code”). In order to preserve the Corporation’s ability to continue to grant certain fully deductible performance-based awards, a list of Qualified Business Criteria must be approved by the stockholders no less often than every five years. The Board of Directors recommends that the stockholders re-approve at the special meeting the list of Qualified Business Criteria for the 2007 Plan set out below under the caption “Performance Goals.”

As of December 14, 2009 (the record date for the special meeting), there were approximately 2,508 of the Corporation’s employees, officers and directors eligible to participate in the 2007 Plan. If the Amendment is not approved by the stockholders at the special meeting, the 2007 Plan will remain in effect in accordance with its terms as currently in effect.

Summary of the Amended 2007 Plan

The following is a summary of the provisions of the 2007 Plan, as proposed to be amended. This summary is qualified in its entirety by the full text of the 2007 Plan, as proposed to be amended, which is attached to this proxy statement as Annex D.

Purpose.  The purposes of the 2007 Plan are to retain and incentivize employees, officers, non-employee directors, and consultants of the Corporation and its affiliates, to increase their efforts on behalf of the Corporation, and to promote the success of the Corporation’s business.

Administration.  The 2007 Plan is administered by the compensation committee (the “Compensation Committee”) of the Board of Directors, or if the board so determines, by the Board of Directors. The Compensation Committee has the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms, and conditions thereof; establish, adopt, or revise any rules and regulations as it may deem advisable to administer the 2007 Plan; and make all other decisions and determinations that may be required under the 2007 Plan.

Eligibility.  The 2007 Plan permits the grant of incentive awards to employees, officers, non-employee directors, and consultants of the Corporation and its affiliates as selected by the Compensation Committee.

Permissible Awards.  The 2007 Plan authorizes the granting of awards in any of the following forms:

•	options to purchase shares of the common stock, which may be designated under the Code as nonqualified stock options (which may be granted to all participants ) or incentive stock options (which may be granted to officers and employees but not to non-employee directors);

•	stock appreciation rights (SARs), which give the holder the right to receive the difference (payable in cash or stock, as specified in the award agreement) between the fair market value per share of the common stock on the date of exercise over the grant price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date);

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee;

•	restricted stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property, as specified in the award agreement) in the future, based upon the attainment of stated vesting or performance criteria;

•	other stock-based awards in the discretion of the Compensation Committee; and

•	cash-based awards.

Shares Available for Awards.  Subject to adjustment as provided in the 2007 Plan, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the 2007 Plan, as proposed to be amended, is 7,000,000. No more than 7,000,000 shares may be made subject to options or SARs. No more than 3,500,000 of these shares may be made subject to stock-based awards other than options or SARs.

Limitations on Individual Awards.  The maximum aggregate number of shares of common stock subject to stock-based awards that may be granted under the 2007 Plan in any 12-month period to any one participant is (i) 750,000 shares for options and SARs and (ii) 750,000 shares for restricted stock, restricted stock units, and other stock-based awards. The maximum aggregate amount that may be paid with respect to cash-based awards under the 2007 Plan to any one participant in any 12-month period is $5,000,000.

Performance Goals.  Any awards granted under the 2007 Plan may be designated as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Compensation Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion, and may be applied to one or more of the Corporation or a parent or subsidiary of the Corporation, or a division or strategic business unit of the Corporation, as determined by the Compensation Committee:

•	pre-tax or after-tax income;

•	earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items;

•	net income excluding amortization of intangible assets, depreciation, and impairment of goodwill and intangible assets;

•	operating income;

•	earnings or book value per share (basic or diluted);

•	return on assets (gross or net), return on investment, return on capital, or return on equity;

•	return on revenues;

•	net tangible assets (working capital plus property, plants, and equipment) or return on net tangible assets (operating income divided by average net tangible assets);

•	operating cash flow (operating income plus or minus changes in working capital less capital expenditures);

•	cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

•	economic value created;

•	operating margin or profit margin;

•	stock price or total stockholder return;

•	earnings from continuing operations;

•	cost targets, reductions or savings, productivity, or efficiencies;

•	strategic business criteria, consisting of one or more objectives based on specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, or goals relating to divestitures, joint ventures, or similar transactions; or

•	with respect to awards that are not intended to be qualified performance-based awards in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m), any other criteria determined by the Compensation Committee to be appropriate.

Limitations on Transfer; Beneficiaries.  A participant may not assign or transfer an award other than by will or the laws of descent and distribution; provided, however, that the Compensation Committee may permit other transfers (other than transfers for value) where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards.

Treatment of Awards upon a Change in Control.  Unless otherwise provided in an award agreement, upon a change in control, all outstanding options and SARs will become fully vested, all restrictions on outstanding awards will lapse, and any performance conditions on outstanding awards will be deemed to have been fully earned at the target level.

Adjustments.  If any dividend or other distribution (whether in the form of cash, stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, or other similar corporate transaction or event affects the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of the participants, then the Compensation Committee will make such equitable changes or adjustments as it deems necessary or appropriate to any or all of: (i) the number and kind of shares of stock or other property (including cash) that may be issued in connection with awards; (ii) the number and kind of shares of stock or other property (including cash) issued or issuable in respect of outstanding awards; (iii) the exercise price, grant price, or purchase price relating to any award; and (iv) the performance goals applicable to outstanding awards. In addition, the Compensation Committee may determine that any such equitable adjustment may be accomplished by making a payment to the award holder in the form of cash or other property (including but not limited to shares of stock). The Compensation Committee will determine, at the appropriate time, whether the issuance and sale of our common stock in the Recapitalization Transactions will result in an equitable adjustment to outstanding awards under the 2007 Plan and our other incentive plans, based upon, among other things, the market price of shares of our common stock for periods prior to and after the record date for the rights offering.

Termination and Amendment.  The Board of Directors or the Compensation Committee may, at any time and from time to time, terminate or amend the 2007 Plan, but if an amendment would constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies, or regulations, then such amendment will be subject to stockholder approval. The Board of Directors or the Compensation Committee may amend or terminate outstanding awards. No termination or amendment of the 2007 Plan or any award granted thereunder may, without the consent of the participant, adversely affect the rights of any participant under such award.

Prohibition on Repricing.  Except as set forth above in “Adjustments,” outstanding stock options and SARs cannot be repriced, directly or indirectly, without stockholder approval. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underlying stock) for another award would be considered an indirect repricing and would, therefore, require stockholder approval.

Certain U.S. Federal Income Tax Effects

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2007 Plan. It is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change. State and local income tax consequences are not discussed, and may vary from locality to locality.

Nonqualified Stock Options.  There will be no federal income tax consequences to the optionee or to the Corporation upon the grant of a nonqualified stock option under the 2007 Plan. When the optionee exercises a nonqualified option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price and the Corporation will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options.  There typically will be no federal income tax consequences to the optionee or to the Corporation upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Corporation will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price and the Corporation will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

SARs.  A participant receiving a SAR under the 2007 Plan will not recognize income, and the Corporation will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the Corporation will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock.  Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Corporation will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock) and the Corporation will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock) and the Corporation will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted Stock Units.  A participant will not recognize income, and the Corporation will not be allowed a tax deduction, at the time a restricted stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a restricted stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property) and the Corporation will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Cash-Based Awards.  A participant will not recognize income, and the Corporation will not be allowed a tax deduction, at the time a cash-based award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received and the Corporation will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Code Section 409A.  The 2007 Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and SARs that comply with the terms of the 2007 Plan, are generally exempt from the application of Section 409A. Restricted stock units, other stock-based awards and cash-based awards that are granted in one year and payable in a later year generally are subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Withholding.  The Corporation has the right to deduct or withhold, or require a participant to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction, or other taxable event arising as a result of the 2007 Plan.

Benefits to Named Executive Officers and Others

The Compensation Committee may consider making additional grants of equity awards following consummation of the Recapitalization Transactions in light of the dilution that may result from such transactions. No final decision has been made to date. All awards after the date hereof under the 2007 Plan or the 2005 Plan will be made at the discretion of the Compensation Committee or the Board. Therefore, it is not presently possible to determine the benefits or amounts that will be received by any particular person or group pursuant to the 2007 Plan or the 2005 Plan in the future.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL (2).

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding securities authorized for issuance under the Corporation’s equity compensation plans as of December 14, 2009.

Number of
	Number of			Securities Remaining
	Securities to be			Available for
	Issued Upon		Weighted Average	Future Issuance
	Exercise of		Exercise Price of	Under Equity
	Outstanding		Outstanding	Compensation Plans
	Options, Warrants,		Options, Warrants,	(Excluding Securities
Plan category	and Rights		and Rights	Reflected in Column (a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders	1,195,567	(1)	$7.02	2,883,688	(2)(3)
Equity compensation plans not approved by security holders	1,087,994	(4)	$3.15	—
Total	2,283,561		$5.17	2,883,688

(1)	Includes securities to be issued upon exercise under the Builders FirstSource, Inc. 2005 Equity Incentive Plan, approved by the Corporation’s stockholders in June 2005, and the Builders FirstSource, Inc. 2007 Incentive Plan, approved by the Corporation’s stockholders in May 2007.

(2)	Includes securities remaining available for issuance pursuant to the 2005 Equity Incentive Plan, approved by the Corporation’s stockholders in June 2005. Of these awards, at December 14, 2009, 581,588 were available to be made subject to stock-based awards other than options or SARs. Under the 2005 Equity Incentive Plan, the Corporation is authorized to grant stock-based awards in the form of incentive stock options, non-qualified stock options, restricted stock, and other common stock-based awards. The maximum number of shares of Common Stock reserved for the grant of awards under the 2005 Equity Incentive Plan is 2,200,000, subject to adjustment as provided by the plan. No more than 2,200,000 shares may be made subject to options or stock appreciation rights (“SARs”) granted under the plan. No more than 1,100,000 shares of Common Stock may be made subject to stock-based awards other than options or SARs. Stock options and SARs granted under the 2005 Equity Incentive Plan may not have a term exceeding 10 years from the date of grant. If our Board of Directors determines that any dividend or other distribution, recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, or other similar corporate transaction or event affects our Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of participants’ rights under the plan, our Board of Directors will make such changes or adjustments as it deems necessary or appropriate including with respect to any or all of (i) the number and kind of shares or other property that may thereafter be issued in connection with awards, (ii) the number and kind of shares or other property subject to outstanding awards, (iii) the exercise or purchase price of any award, and (iv) the performance goals applicable to outstanding awards. In addition, our Board of Directors may determine that an equitable adjustment may take the form of a payment to an award holder in the form of cash or other property.

(3)	Includes securities remaining available for issuance pursuant to the 2007 Incentive Plan, approved by the Corporation’s stockholders in May 2007. Of these awards, at December 14, 2009, 1,148,666 were available to be made subject to stock-based awards other than options or SARs. Under the 2007 Incentive Plan, the Corporation is authorized to grant stock-based awards in the form of incentive stock options, non-qualified stock options, restricted stock, and other common stock-based awards. The maximum number of shares of Common Stock reserved for the grant of awards under the 2007 Incentive Plan is 2,500,000, subject to adjustment as provided by the plan. No more than 2,500,000 shares may be made subject to options or stock appreciation rights (“SARs”) granted under the plan. No more than 1,250,000 shares of Common Stock may be made subject to stock-based awards other than options or SARs under the plan. Stock options and SARs granted under the 2007 Incentive Plan may not have a term exceeding 10 years from the date of grant. If our Compensation Committee determines that any dividend or other distribution, recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, or other similar corporate transaction or event affects our Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of participants’ rights under the plan, our Compensation Committee will make such changes or adjustments as it deems necessary or appropriate including with respect to any or all of (i) the number and kind of shares or other property that may thereafter be issued in connection with awards, (ii) the number and kind of shares or other property subject to outstanding awards, (iii) the exercise or purchase price of any award, and (iv) the performance goals applicable to outstanding awards. In addition, our Compensation Committee may determine that an equitable adjustment may take the form of a payment to an award holder in the form of cash or other property.

(4)	Includes securities to be issued upon exercise under the Builders FirstSource, Inc. 1998 Stock Incentive Plan, as amended. No grants were made under this plan after the Corporation’s initial public offering. No further grants will be made under this plan.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Overview

In the discussion that follows, we will give an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our top executive officers, and the material factors that we considered in making those decisions. The persons who served as our Chief Executive Officer and Chief Financial Officer during 2008, as well as the other individuals named in the “Summary Compensation Table,” are referred to as the “named executive officers” or “NEOs” throughout this Proxy Statement.

Executive Summary

As for nearly all companies in the housing industry, 2008 was a very challenging year for us. According to the U.S. Census Bureau, actual single-family housing starts in the U.S. during 2008 declined 40.5% from 2007. Our management and our Board of Directors responded to the ongoing financial crises and the severe housing downturn by reviewing our business strategy, facility requirements, expense structure, and staffing levels. As discussed in further detail below, the Company made some important decisions regarding executive compensation and implemented some significant changes to its compensation programs for 2008, many of which were a direct response to the current economic conditions, including the following:

•	The Compensation Committee and the Board adopted a new annual incentive bonus program for 2008, which focuses on maximizing current year profitability.

•	As a result of our disappointing financial results in 2008, no annual incentive bonuses were earned by our executive officers under the new program. In addition, as part of the Company’s cost reduction program, and in accordance with our NEOs’ recommendation, the Compensation Committee decided that no discretionary bonuses would be paid to our executive officers for the 2008 year.

•	Based on senior management’s recommendation, the Compensation Committee and the Board decided that no new equity awards would be made to our executive officers in 2008 (other than a de minimis award to one officer), but instead approved a stock option exchange program pursuant to which managers could exchange “underwater” stock options for an equivalent number of replacement options with an exercise price equal to the current fair market value of the Company’s Common Stock.

In addition, faced with the deteriorating state of the housing industry and the economy in general, the Company made a number of important compensation decisions for 2009, including the following:

•	Based on senior management’s recommendation, the Compensation Committee and the Board implemented a company-wide freeze on salaries, including the salaries of our NEOs, as part of the Company’s expense control program.

•	The Compensation Committee agreed with management’s proposal that the bonus program for 2009 not include a discretionary bonus component.

•	In accordance with senior management’s recommendation, the Compensation Committee decided that no new equity awards would be granted to the executive officers or any of the other Company managers in 2009.

•	The Compensation Committee decided to engage a new compensation consultant, Towers Perrin, for 2009. The Committee believes that Towers Perrin will be an effective advisor to the Committee and will provide a new perspective on our executive compensation practices and policies.

Compensation Principles

Our executive compensation program has been designed to provide a total compensation package that allows us to attract, retain, and motivate executives who have the talent to capably manage our business. Our executive compensation program is guided by several key principles:

•	Our compensation program should provide total compensation opportunities at levels that are competitive for comparable positions at companies with whom we compete for talent.

•	Our compensation program should provide incentives to our executive officers to achieve key financial objectives set by the Board of Directors.

•	Our compensation program should provide an appropriate mix of fixed and variable pay components to establish a “pay-for-performance” oriented compensation program.

•	Our compensation program should align the financial interests of executives with stockholder interests by providing significant compensation opportunities in the form of equity awards.

2008 Executive Compensation Process

Role of the Compensation Committee.  Under its charter, the Compensation Committee is responsible for designing our executive compensation program and assisting the Board in discharging its responsibilities relating to executive compensation. The Compensation Committee approved, and recommended to the Board of Directors for its approval, the 2008 base salary amounts, annual bonus program, long-term incentive compensation levels, and perquisites of our executive officers.

During a series of meetings between October 2007 and February 2008, the Compensation Committee established the 2008 compensation framework for our executive officers. As part of its evaluation process, the Committee reviewed compensation proposals and related information from a number of sources, including a compensation consultant and certain members of our management team, as described below. In February 2008, the Compensation Committee recommended to the Board of Directors, for its approval, the 2007 bonus payouts and the 2008 compensation program for our NEOs.

Compensation Consultant.  To assist the Committee in its review and evaluation of the 2008 officer compensation program, the Committee selected Mercer Human Resource Consulting (“Mercer”) to serve as its advisor. Mercer reported directly to the Compensation Committee, and the Committee reviewed and approved the fees payable to Mercer. Mercer was retained by the Committee to conduct a review of our proposed management compensation program for 2008 (including base salary, annual bonus plan, and equity awards), to conduct market total compensation comparisons for the executive officers, and to make recommendations to the Committee regarding any suggested changes to our executive compensation program. The Committee met with Mercer, reviewed its reports, and considered its advice in making its determinations regarding our 2008 officer compensation program.

Role of Executives.  Our CEO, CFO, and General Counsel, as well as members of our Legal and Finance Departments, assisted the Compensation Committee, the Board, and Mercer in gathering the information needed for their respective reviews of our 2008 executive compensation program. This assistance included the preparation of tally sheets and the assembly of requested compensation data. The Compensation Committee and the Board also met with our CEO and considered his recommendations for our executive officers (other than himself) with respect to: (i) the bonus payments earned by the executive officers for 2007, (ii) the 2008 base salaries, annual cash incentives, and long-term equity incentives for our NEOs, and (iii) approval of the 2008 stock option exchange program (described below).

Market Comparisons.  Using data provided by its consultant, the Compensation Committee periodically examines the competitiveness of our compensation programs to determine how our compensation levels compare to our overall philosophy and target markets. Peer selection is somewhat difficult due to the lack of publicly-traded companies with whom we compete and the lack of available data for privately-held competitors. According to the most recent ProSales 100 rankings by ProSales Magazine, only three (including Builders FirstSource) of the 20 largest competitors in the professional building products market are publicly-traded. Therefore, we expanded the peer group to include additional publicly-traded building products companies of generally similar size that serve additional end markets to provide a proxy for the market in which we compete for executive talent. Peer selection was focused on size based on revenues because revenues provide a reasonable point of reference for comparing like positions and scope of responsibility. For 2008, the primary peer group (our “Peer Group”) included:

Armstrong World Industries	Building Materials Holding Corp.

American Woodmark	Louisiana-Pacific

NCI Building Systems	Universal Forest Products

USG	Goodman Global

Gilbraltar Industries	Simpson Manufacturing

Apogee Enterprises	Lennox International

Our market comparison analysis consisted of all components of direct compensation, including base salary, annual bonus, and long-term incentives. Information gathered from the proxy statements of the Peer Group as well as from Mercer’s proprietary databases were reviewed for this analysis. In addition, in order to more accurately reflect the market in which we compete for executive talent, survey data for comparable positions at industrial companies of generally similar size was analyzed to develop a broader market point of reference. Surveys reviewed were published by leading human resource organizations, including Mercer, and cover approximately 60 to 70 companies per positional match. The companies evaluated in the market surveys are not individually identifiable for a particular executive position, and, therefore, we are not benchmarking against any particular company in this regard. Given the changing nature of our industry, the companies that comprise our Peer Group may vary from year to year, and the Compensation Committee intends to review the Peer Group and make changes as appropriate for 2009.

2008 Review of Total Compensation.  A tally sheet affixing dollar amounts for the following components of compensation was prepared by management and reviewed by the Compensation Committee: salary, bonus, long-term incentives, accumulated (unrealized) gains under outstanding equity awards, the cost to the Company of perquisites, and projected payout obligations under potential severance and change-in-control scenarios. Based on its review, and market data provided by Mercer, the Compensation Committee determined that our NEOs’ total compensation (and, in the case of the severance and change-in-control scenarios, the potential payments) in the aggregate was appropriate based on their contribution toward achieving the Company’s business and financial objectives, overall responsibilities, individual performance, and proposed compensation compared to that of comparable positions at peer companies, including those within our Peer Group.

Role of the Board of Directors.  The Board of Directors is responsible for reviewing the recommendations of the Compensation Committee and making the final decisions on our executive compensation program. In February 2008, after considering the recommendation of the Compensation Committee, the Board approved the bonus amounts for 2007 for our NEOs and the 2008 executive officer compensation program.

Elements of our Compensation Program

Components of Compensation.  There are only three components of our executive compensation program:

•	Base Salary;

•	Annual cash incentives; and

•	Long-term equity incentives.

Reflecting our philosophy to focus on direct (rather than indirect) compensation as the most appropriate means to attract and retain key executive talent, the Board offers few perquisites to our executive officers and no retirement benefits beyond our company-wide 401(k) plan.

The following sections describe in greater detail each of the elements of our executive compensation program, why they were selected, and how the amounts of each element were determined.

Base Salary

Base salary is designed to compensate the executive officers in part for their roles and responsibilities and to provide a stable and fixed level of compensation that serves as a retention tool throughout the executive’s career. In determining base salaries, we consider each executive’s role and responsibilities, unique skills, the salary levels for similar positions in our target market, and internal pay equity. Our compensation philosophy is to target base salaries for our NEOs at or below the market median.

In February 2008, the Board determined to raise the NEOs’ base salaries by amounts ranging from 3.3% to 20%, except that, at his request, the Board did not raise Mr. Sherman’s base salary. The Board made the salary adjustments to bring the NEOs more in line with the market and to provide a more effective retention incentive for our executive officers. The Board gave higher raises to Messrs. Horn (20%) and Tolly (12.5%) because of the additional operational responsibilities assumed by them following the departure of Kevin O’Meara, the Company’s former Chief Operating Officer, in October 2007. After making these adjustments for 2008, the base salaries of our NEOs generally were at or below the median of similar positions at peer companies included in the market surveys referenced above, except that Mr. Horn’s salary was between the median and the 75th percentile. On November 17, 2009, Mr. Horn announced his resignation as Senior Vice President and Chief Financial Officer effective as of November 23, 2009. Mr. M. Chad Crow replaced Mr. Horn as Senior Vice President and Chief Financial Officer of the Company. Mr. Sherman’s base salary remained below the 25th percentile. At Mr. Sherman’s request, the Board has not raised Mr. Sherman’s salary since he commenced employment with the Corporation in September 2001.

Annual Cash Incentives

We provide annual cash incentive awards under our Management Incentive Plan. These short-term cash incentives are designed to reward the achievement of financial results measured over the current fiscal year. In addition, as referenced below, in order to provide a mechanism to reward individual performance, a portion of each NEO’s annual cash incentive bonus award has historically been payable at the Board’s discretion.

The Compensation Committee selects the financial performance goals applicable to the Management Incentive Plan, which may be based on one or more criteria. For the 2007 executive bonus program, the Compensation Committee had utilized the following performance criteria and weightings for cash incentive bonus awards:

•	Return on Net Tangible Assets: 20% weighting;

•	Cash Flow: 20% weighting;

•	Year-Over-Year Comparison of Earnings before Interest, Taxes, and Amortization (“EBITA”): 35% weighting; and

•	Discretionary Individual Performance Bonus: 25%.

After careful consideration and consultation with Mercer and management, the Committee adopted a new corporate bonus program for 2008 (the “2008 Bonus Program”), in which the NEOs participated. The Committee selected substantially different financial performance criteria for the 2008 Bonus Program, as follows:

•	Earnings Before Taxes (“EBT”); and

•	Discretionary Individual Performance Bonus.

The 2008 Bonus Program established a bonus pool equivalent to 18.5% of EBT for the entire company. Of this bonus pool amount, 8.5% is attributable to corporate office personnel (the “Corporate Office Bonus Pool”), in which the NEOs participate. EBT is calculated as Earnings before Interest, Taxes and Amortization (“EBITA”) less an interest charge based upon the Company’s weighted average cost of capital multiplied by average net tangible assets.

The Committee adopted the 2008 Bonus Program for the following reasons:

•	The new program eliminates the year-over-year earnings improvement criteria and replaces it with a current year EBT performance criteria. This change focuses management’s efforts on maximizing current year profitability rather than compensating for relative year-to-year changes in profitability.

•	The new plan eliminates the connection of bonus amounts to achievement of operating plan goals (Return on Net Tangible Assets and Cash Flow). Achievement of operating plan or lack thereof can be influenced by non-controllable macroeconomic factors. The Committee believes that an EBT-based performance criteria provides a more effective incentive to maximize profitability in all market environments and more closely aligns management awards to the financial interests of shareholders.

•	The 2008 Bonus Program provides for a discretionary bonus component. The Committee believes that the ability to incentivize individual achievement by executives is important to the Company’s success. In addition, the Committee believes it is critical to have the ability to offer market competitive compensation and to retain key personnel even if overall profitability is down. The discretionary portion of the bonus program provides the Committee with this tool. Any payments under the discretionary bonus component are in addition to any awards under the EBT pool.

For 2008, the Committee allocated the following percentages of the EBT Corporate Office Bonus Pool (which consists of 8.5% of total company EBT) to the executive officers, as follows:

•	Floyd Sherman — 10.0%;

•	Charles Horn — 5.75%;

•	Morris Tolly — 5.75%;

•	Don McAleenan — 5.25%; and

•	Fred Schenkel — 3.50%.

In selecting the above EBT-based bonus percentages, the Committee reviewed actual bonus payments made to the executive officers over the past few years under the prior bonus plan and compared those payments to the pro-forma amounts that would have been earned if the 2008 Bonus Program performance criteria were in place during those years. The Committee determined that the average bonus payments to the NEOs over the prior four years would have been less under the new program by amounts ranging from 16.5% to 25% and that the volatility of bonus payment amounts year-over-year would also have been reduced under the new plan.

With respect to the discretionary bonus criteria, the Compensation Committee determined that the NEOs would be eligible for a maximum discretionary payment of up to 25% of their base salary in order to provide a mechanism to reward each NEO’s individual performance and contribution to the business, as well as to provide an effective retention incentive.

At the time of adopting the 2008 Bonus Program, it was expected that the Company would realize negative EBT for the 2008 year given the severe housing downturn and, therefore, that the NEOs would not earn any bonus amounts for 2008. The Committee nevertheless adopted the 2008 Bonus Program based on the EBT performance criteria because the Committee and management agreed that the NEOs’ current bonus potential should be reduced in light of the continuing industry downturn, as well as the Company’s program to reduce operating expenses. The Committee believes that the new bonus program will provide appropriate incentives to the management team when the Company returns to profitability.

As expected, the Company incurred a significant operating loss for 2008 and the NEOs did not receive any payments under the EBT performance criteria. Given the expectation of negative EBT for the Company for the 2008 year, the actual “target bonus” for the NEOs for 2008 was limited to the maximum amount payable under the discretionary component of the bonus program, which was equal to 25% of their base salaries. This “target” award level is below the 25th percentile of our peer companies.

As noted above, the Committee and the Board, in accordance with senior management’s recommendation, decided not to award any discretionary bonuses to the NEOs for performance in 2008. Although the Committee believes that the executive management team performed very well during the year, the Committee decided not to award discretionary bonuses as part of the Company’s expense control program.

Long-Term Equity Incentives

A key component of our executive compensation program includes rewards for long-term strategic accomplishments and enhancement of long-term stockholder value through the use of equity-based incentives. We believe that long-term incentive compensation performs an essential role in attracting and retaining executive talent and providing them with incentives to maximize the value of stockholders’ investments. Historically, the annualized value of the equity awards to our NEOs has been at or below the median of the market, with some variation.

In a departure from past practice, and in accordance with senior management’s recommendation, the Committee decided not to grant additional equity awards to the Company’s executive officers in 2008 (except for a de minimis award to Mr. Tolly, as reflected in the “2008 Grants of Plan-Based Awards” table later in this Proxy Statement). In lieu of additional awards, the Committee and the Board approved the NEOs’ participation in the stock option exchange program (the “Exchange Program”) adopted in February 2008. Under the Exchange Program, Company employees who held stock options with exercise prices ranging from $17.90 to $23.87 per share could exchange those options for an equivalent number of replacement options with an exercise price as of May 22, 2008, the closing date of the exchange offer. The Committee and the Board implemented the Exchange Program because many of the Company’s key managers held stock options with exercise prices that substantially exceeded the market price of the Company’s Common Stock. The Committee and the Board believed that these “underwater” stock options no longer provided the long-term incentive and retention objectives they were intended to provide when granted. The Exchange Program was intended to remedy this situation by allowing key managers to exchange their “underwater” options for replacement stock options at the then current market price.

Implementation of the Exchange Program facilitated the Company’s ability to provide long-term incentive and retention awards to key managers without the dilution resulting from new equity awards. The Exchange Program was approved by the Company’s stockholders at the 2008 annual meeting. The replacement options were granted at an exercise price of $7.15 per share (the closing price on May 22, 2008) and vest in equal installments over approximately three years. The replacement options granted to Mr. Sherman vest over approximately two years, which was the vesting period applicable to his replaced “underwater” options. Under the Exchange Program, an aggregate of 580,700 options held by the NEOs were exchanged for an equivalent number of new options at $7.15 per share. The value of the replacement options granted to the NEOs under this program is below the median of annual equity award values of our peer group. The incremental value of these replacement options is reflected in the “2008 Grants of Plan-Based Awards” table later in this Proxy Statement.

Executive Benefits and Perquisites

The Corporation seeks to maintain an egalitarian culture in its facilities and operations. The Corporation does not provide its officers with parking spaces or separate dining or other facilities. Corporation-provided air travel for officers is for business purposes only. The Corporation’s health care, insurance, 401(k) plan, and other welfare and employee-benefit programs are the same for all eligible employees, including the NEOs, except that employees making over $100,000 annually make higher monthly contributions for their health insurance benefits. The Corporation has no outstanding loans of any kind to any of its executive officers.

Perquisites for our executives, including the named executive officers, are very limited. Other than allowances to the executives for automobiles, our executives are eligible for the same benefits as all other employees. The perquisites and other benefits provided to our named executive officers are set forth in the “All Other Compensation” column of the “Summary Compensation Table” later in this Proxy Statement.

Post-Termination Compensation

The Board believes that severance benefits are necessary in order to attract and retain the caliber and quality of executive that Builders FirstSource needs in its most senior positions.

The Corporation has entered into employment agreements with Messrs. Sherman, Horn, Tolly, and McAleenan. The terms of these agreements are described under the caption “Employment Agreements” later in this Proxy Statement. These agreements provide the Corporation with protection in the form of restrictive covenants, including non-competition, non-solicitation, and confidentiality covenants. The Board considered the advisability of using employment agreements with its executive officers and determined that they are in the best interests of the Corporation insofar as they permit the Corporation to achieve its goals of attracting and retaining the best possible executive talent while obtaining post employment non-competition and non-solicitation covenants from executive officers.

Under the terms of their employment agreements, Messrs. Sherman, Horn, Tolly, and McAleenan are entitled to certain severance benefits in the event their employment is terminated by the Corporation without “cause” or by the NEO under certain circumstances, as described in the employment agreements. These severance benefits include salary continuation for a period of one year (for Messrs. Horn, Tolly, and McAleenan) and up to two years for Mr. Sherman (depending on the expiration date of the then-current term of his agreement), continuation of health and welfare benefits during this period, and a payment equal to the average annual bonus amount paid to the executive for the prior two fiscal years (for Messrs. Horn, Tolly, and McAleenan). These severance benefits are described under the caption “Potential Payments Upon Termination or Change in Control” later in this Proxy Statement.

Retirement / Post-Employment Benefits

The Corporation does not provide any retirement programs or benefits to its NEOs other than its 401(k) program, which is available to all employees. This is consistent with our emphasis on direct compensation and our philosophy of maintaining an egalitarian culture.

Equity Grant Practices

The only new equity awards that were granted to our NEOs in 2008 were in connection with the Exchange Program (except for a de minimis award to Mr. Tolly), as discussed above. In prior years, the Board’s practice has been to grant annual equity awards to our NEOs following the release of earnings in February. We do not engage in the practice of timing grants with the release of non-public information. We utilize the closing price on the grant date to establish the exercise price of stock options under our equity plans.

Tax Deductibility Policy

The Board of Directors has carefully considered the implications of Section 162(m) of the Internal Revenue Code. The Board of Directors believes tax deductibility of compensation is an important consideration. Accordingly, the Board of Directors, where possible and considered appropriate, strives to preserve corporate tax deductions, including the deductibility of compensation to NEOs. Amounts paid under the Corporation’s 2005 Equity Incentive Plan and the Management Incentive Plan following the Corporation’s initial public offering and prior to this annual meeting will not be subject to the Section 162(m) deduction limitations.

The Board of Directors also reserves flexibility, where it is deemed necessary and in the best interests of the Corporation and its stockholders to continue to attract and retain the best possible executive talent, to approve compensation arrangements that are not necessarily fully tax deductible to the Corporation. In this regard, certain portions of compensation paid to the NEOs may not be deductible for federal income tax purposes under Section 162(m). The Board of Directors will continue to review the Corporation’s executive compensation practices to determine which elements of executive compensation qualify as “performance-based compensation” under the Code.

Summary Compensation Table

The following table sets forth the cash and other compensation that we paid to our NEOs, or that was otherwise earned by our NEOs, for their services in all capacities during 2008, 2007, and 2006.

The supplemental tables presented in the footnotes to the Summary Compensation Table are provided as additional information for our stockholders and are not intended as a substitute for the information presented in the Summary Compensation Table, which is required by SEC rules.

									Non-Equity
					Stock		Option		Incentive Plan	All Other
		Salary	Bonus		Awards		Awards		Compensation	Compensation		Total
Name and Principal Position	Year	($)	($)		($)(1)		($)(2)		($)(3)	($)(4)		($)

Floyd F. Sherman,	2008	600,000			1,980,000	(1)	1,255,535	(2)	—	—		3,835,535	(1)(2)
President and Chief Executive	2007	600,000			1,650,000	(1)	845,181		147,000	—		3,242,181
Officer	2006	600,000			—		—		506,016	—		1,106,016
Charles L. Horn,	2008	441,346			422,947	(1)	338,206	(2)	—	16,877		1,219,376	(1)(2)
Senior Vice President and	2007	375,000	200,000	(5)	403,606		275,849		92,180	17,760		1,364,395
Chief Financial Officer	2006	362,885			268,722		187,367		317,484	401,828	(6)	1,538,286
Morris E. Tolly,	2008	444,231			536,132	(1)	199,139	(2)	—	2,719		1,182,221	(1)(2)
Senior Vice President —	2007	400,000			570,414		153,299		97,440	5,260		1,226,413
Operations
Donald F. McAleenan,	2008	386,538			375,527	(1)	300,604	(2)	—	15,873		1,078,542	(1)(2)
Senior Vice President	2007	360,000			358,406		245,142		87,957	17,760		1,069,265
and General Counsel	2006	349,231			238,793		166,384		304,299	17,512		1,076,219
Frederick B. Schenkel,	2008	249,077			65,740	(1)	52,615	(2)	—	12,695		380,127	(1)(2)
Vice President —	2007	242,000			62,740		42,914		51,755	14,860		414,269
Manufacturing	2006	239,308			41,773		29,140		180,507	14,612		505,340

(1)	Represents the dollar amount recognized for financial statement reporting purposes for restricted stock awards for the applicable fiscal year in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (which we refer to as “FAS 123R”), and thus includes amounts for awards granted in and/or prior to the applicable fiscal year. The fair value of the stock awards was equal to the closing price of our Common Stock on the grant date.

No stock awards were granted to the NEOs in 2008, other than a grant of 6,850 shares to Mr. Tolly. The 2007 and 2008 restricted share expense for Mr. Sherman relates to an award granted to him in 2007, which is the only grant of restricted shares Mr. Sherman has received since beginning employment with the Corporation in September 2001.

FAS 123R Expense vs. Market Value of Stock Awards.  Due to the decline in the price of our Common Stock, the annual expense that would be recognized if the value of the restricted stock awards was calculated as of December 31, 2008 is significantly less than the amount reflected in the “Stock Awards” column for 2008. If the restricted stock awards reflected in this column were valued based on the market value of our Common Stock as of December 31, 2008, rather than on the grant date in accordance with FAS 123R, the annual accounting expense would differ as shown in the following supplemental table.

FAS 123R Expense vs. Expense Calculated at 12/31/08
(Supplemental Table)

				Based on 12/31/08 Market Value
	Based on Grant Date Fair Value			($1.53 per share)
	2008	Prior Year	Total 2008	2008	Prior Year	Total Amount
	Grants	Grants	Expense	Grants	Grants	Expense
Name	($)	($)	($)(a)	($)	($)	($)

Floyd F. Sherman	—	1,980,000	1,980,000	—	168,300	168,300
Charles L. Horn	—	422,947	422,947	—	29,529	29,529
Morris E. Tolly	12,747	523,385	536,132	2,911	41,871	44,782
Donald F. McAleenan	—	375,527	375,527	—	26,214	26,214
Frederick B. Schenkel	—	65,740	65,740	—	4,590	4,590

(a)	Reflects values in the “Stock Awards” column of the Summary Compensation Table.

(2)	Represents the dollar amount recognized for financial statement reporting purposes for the applicable fiscal year, in accordance with FAS 123R, of stock option awards, and thus includes amounts for awards granted in and/or prior to the applicable fiscal year. The FAS 123R expenses for option awards shown are based on the Black-Scholes valuations of stock options granted, which in turn are based on the value of our Common Stock on the date of grant, which was higher than its market value at December 31, 2008. The assumptions used in determining the grant date fair values of these awards are set forth in Note 2, “Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

Except for a grant of 14,600 options to Mr. Tolly, the only option awards that were granted to the NEOs in 2008 were made in connection with a stock option exchange program (the “Exchange Program,” as described in more detail below) under which the Corporation’s employees, including the NEOs, were given the opportunity to exchange on a one-for-one basis certain “underwater” options for new options having an exercise price equal to the fair market value of the Common Stock as of the date of the exchange.

FAS 123R Expense vs. Market Value of Option Awards.  Due to the decline in the value of our Common Stock, the option awards for which expenses are shown in this column are “out of the money” and have no intrinsic value (calculated as the difference between the price of our Common Stock as of the market close on December 31, 2008 ($1.53 per share) and the option exercise price), as reflected in the supplemental table below. If, instead, the valuation for annual expense for the same options was calculated as if those options were granted on December 31, 2008 using similar assumptions as used when the options were granted, the expense associated with the options would be very significantly lower, as reflected in the supplemental table below. For example, as shown below, if the total value of options granted to Mr. Sherman was calculated in accordance with the Black-Scholes model as if the options were granted on December 31, 2008, the annual expense would be $101,927.

Intrinsic Value of Stock Options vs. FAS 123R Expense vs. Expense Calculated at 12/31/08
(Supplemental Table)

					Annual Expense
			FY2008	Total Fair	Using Fair
		Intrinsic	Expense	Value if	Value as if
	Total	Value as of	per	Granted on	Granted on
	Options	12/31/08	FAS 123R	12/31/08	12/31/08
Name	(#)	($)	($)(a)	($)	($)

Floyd F. Sherman	330,000	—	1,255,535	203,854	101,927
Charles L. Horn	96,400	—	338,206	63,414	21,138
Morris E. Tolly	68,200	—	199,139	44,863	14,954
Donald F. McAleenan	85,700	—	300,604	56,375	18,792
Frederick B. Schenkel	15,000	—	52,615	9,867	3,289

(a)	Reflects values in the “Option Awards” column of the Summary Compensation Table.

(3)	Reflects annual cash incentive awards earned under the Corporation’s Management Incentive Plan. No annual incentive awards were paid to any of the NEOs for 2008. For information regarding our Management Incentive Plan, see the discussion in “Compensation Discussion and Analysis.”

(4)	Amounts include the following:
Employer Contributions to 401(k) Plan.  Each of Messrs. Horn, Tolly, McAleenan, and Schenkel received a 50% match for their contributions up to 6% of their annual compensation.
Auto Allowance.  Messrs. Horn, McAleenan, and Schenkel each received a car allowance. We value auto allowances based on the actual payments made to the executives.

(5)	Mr. Horn received a discretionary bonus in 2007 in recognition of his significant contributions to the Corporation in connection with the achievement of certain internal control effectiveness and process improvement goals.

(6)	In 2006, Mr. Horn received relocation assistance of $246,701 in connection with the sale of his home, which consisted of mortgage payments, property taxes, utility bills, certain other upkeep expenses, and the loss incurred in connection with the sale of the home (exclusive of real estate commissions). The relocation assistance is valued based on the actual payments made. The relocation assistance of $246,701 was grossed up by $137,615 to cover Mr. Horn’s tax obligations. This was comprised of a gross up to cover federal income and Medicare taxes on the relocation assistance.

2008 Grants of Plan-Based Awards

The following table below sets forth the individual grants of plan-based awards made to each of our NEOs during 2008.

					All Other	All Other
			Estimated Future		Stock	Option
			Payouts Under		Awards:	Awards:		Exercise or	Grant Date
			Non-Equity		Number of	Number of		Base	Fair Value
			Incentive		Shares of	Securities		Price of	of Stock
			Plan Awards (2)		Stock or	Underlying		Option	and
		Approval	Threshold	Target	Units	Options		Awards	Option
Name	Grant Date	Date(1)	($)	($)	(#)(4)	(#)(4)		($/Sh)	Awards ($)

Floyd F. Sherman			0	150,000
	5/22/08	2/26/08				330,000	(1)	7.15	723,954	(5)
Charles L. Horn			0	112,500
	5/22/08	2/26/08				96,400	(1)	7.15	224,790	(5)
Morris E. Tolly			0	112,500
	2/26/08				6,850				45,895	(6)
	2/26/08					14,600		6.70	40,087	(6)
	5/22/08	2/26/08				53,600	(1)	7.15	124,968	(5)
Donald F. McAleenan			0	97,500
	5/22/08	2/26/08				85,700	(1)	7.15	199,816	(5)
Frederick B. Schenkel			0	62,500
	5/22/08	2/26/08				15,000	(1)	7.15	34,976	(5)

(1)	Grants of new options in return for the cancellation of an equivalent number of underwater options granted in prior years, as described in “Option Repricing” below, were approved by the Board on February 26, 2008, subject to approval by the Company’s stockholders at the Company’s annual meeting on May 22, 2008.

(2)	Represents threshold and target payout levels for 2008 performance under the Management Incentive Plan. The Management Incentive Plan did not set forth target payout amounts for 2008. The amounts shown here as target payouts are representative amounts based on (i) a full payout of the portion of the bonus based on discretionary individual performance plus (ii) a payout of the portion of the bonus that would be earned if 2008 financial performance were equal to 2007 financial performance. There is no maximum payout level. No amounts were paid to the NEOs for 2008 under the Management Incentive Plan, as reported under the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table.” For more information regarding the Management Incentive Plan, see the discussion in “Compensation Discussion and Analysis.”

(3)	Reflects awards of time-vesting restricted stock under the 2005 Equity Incentive Plan. Mr. Tolly’s restricted stock vests in three equal annual installments on each of the first, second, and third anniversaries of the grant date. None of the other NEOs received restricted stock awards in 2008.

(4)	Reflects awards of time-vesting stock options granted under the 2007 Incentive Plan, with regard to Mr. Tolly’s options granted February 26, 2008, and under the 2005 Equity Incentive Plan with regard to the other options. The exercise price of the options is equal to the closing price of the Corporation’s Common Stock on the date of the grant. For Mr. Sherman, the options vest in two equal annual installments on February 26, 2009 and 2010. For the other NEOs, the options vest in three equal annual installments on each of February 26, 2009, 2010, and 2011. The options expire ten years from the grant date.

(5)	Represents the incremental fair value of options granted on May 22, 2008 in return for the cancellation of an equivalent number of underwater options granted in prior years, as described in “Option Repricing.” The methodology used in determining the incremental fair value of the awards is set forth in Note 10, “Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

(6)	Represents the grant date fair value of such award. The grant date fair value of the awards is determined pursuant to FAS 123R. The assumptions used in determining the grant date fair values of the awards are set forth in Note 2, “Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

Employment Agreements

We have employment agreements with Messrs. Sherman, Horn, Tolly, and McAleenan that include the terms described below. Additional information regarding the severance benefits provided under the employment agreements may be found under “Potential Payments Upon Termination or Change in Control.”

Mr. Sherman.  Mr. Sherman’s employment agreement was entered into on September 1, 2001 and amended on June 1, 2005 and October 29, 2008. His agreement has a two-year term, with automatic renewals each year commencing on the first anniversary of the effective date of the employment agreement, unless either party provides at least 90 days notice of non-renewal. Mr. Sherman’s employment agreement sets his base salary at $600,000, subject to annual review and increase as deemed appropriate by the Board of Directors. At his request, Mr. Sherman’s base salary has remained unchanged since September 2001. Mr. Sherman’s employment agreement also provides that Mr. Sherman will be eligible for an annual cash incentive bonus of up to 133% of his base salary, as determined by the Board of Directors. The Board of Directors may increase the amount of Mr. Sherman’s bonus if it deems such an increase appropriate. Pursuant to his employment agreement, Mr. Sherman is entitled to fully participate in all (i) health and dental benefits and insurance programs, (ii) life and short- and long-term disability benefits and insurance programs, and (iii) defined contribution and equity compensation programs, all as available to senior executive officers of the Corporation generally.

Messrs. Horn, Tolly, and McAleenan.  The employment agreements with Messrs. Horn, Tolly, and McAleenan were entered into on January 15, 2004 and amended on October 29, 2008. Each of these agreements has a one-year term, with automatic one-year renewals commencing on the first anniversary of the effective date of the employment agreement, unless either party provides at least 90 days notice of non-renewal. For 2008, the minimum base salaries of Messrs. Horn, Tolly, and McAleenan were $450,000, 450,000, and $390,000, respectively. These amounts were increased from $375,000, $400,000, and $360,000, respectively, effective on February 4, 2008. The employment agreement of each of Messrs. Horn, Tolly, and McAleenan provides for the payment of an annual cash incentive bonus with a minimum target of 100% of their salary. The employment agreements also provide that the executives are entitled to fully participate in all

(i) health and dental benefits and insurance programs, (ii) life and short- and long-term disability benefits and insurance programs, and (iii) defined contribution and equity compensation programs, all as available to senior executive officers of the Corporation generally.

Option Repricing

In February 2008, as a result of the downturn in the single-family homebuilding industry in 2006 and 2007 and the resulting deterioration in the stock price of many companies engaged in the industry over that period, including Builders FirstSource, the Board determined that a significant number of our key managers held stock options with exercise prices that substantially exceeded the then current market price of our Common Stock. The Board of Directors determined that those options no longer provided the long-term incentive and retention objectives they were intended to provide. As a result, the Board approved an exchange offer intended to address that situation by providing key managers with an opportunity to exchange their underwater option grants (the “Underwater Options”) for new option grants (the “New Options”). The Board of Directors approved this exchange offer in lieu of granting additional options in 2008 to the key managers who were eligible optionholders (other than de minimis grants to a few key managers). The exchange offer was approved by the stockholders of the Company on May 22, 2008 (the “New Option Grant Date”).

As a result of the exchange offer, 943,200 Underwater Options with exercise prices ranging from $17.90 to $23.87 per share were exchanged for New Options with an exercise price of $7.15 per share, the closing price of our Common Stock as reported on the NASDAQ Stock Market on the New Option Grant Date. The Underwater Options exchanged in the exchange offer included 330,000, 96,400, 53,600, 87,500, and 15,000 Underwater Options held by Messrs. Sherman, Horn, Tolly, McAleenan, and Schenkel, respectively. Regardless of the vesting status of the Underwater Options, the New Options were unvested on the New Option Grant Date and vest as follows (i) for Floyd Sherman, our President and Chief Executive Officer, one-half of his New Options become exercisable on each of February 26, 2009 and 2010 and (ii) for all of the other Eligible Optionholders, including Messrs. Horn, Tolly, McAleenan, and Schenkel, one-third of the New Options become exercisable on each of February 26, 2009, 2010, and 2011. All the New Options expire on May 22, 2018, regardless of the expiration date of the options that were exchanged for them. Except with regard to the new exercise price, vesting schedule, and termination date, the terms of the New Options are essentially identical to the terms of the Underwater Options.

2008 Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning equity awards that are outstanding as of December 31, 2008 for each of our NEOs.

							Stock Awards
	Option Awards								Market
	Number of		Number of				Number of		Value of
	Securities		Securities				Shares of		Shares or
	Underlying		Underlying				Units of		Units of
	Unexercised		Unexercised		Option		Stock That		Stock That
	Options		Options		Exercise	Option	Have Not		Have Not
	(#)		(#)		Price	Expiration	Vested		Vested
Name	Exercisable		Unexercisable		($)	Date	(#)		($)(1)

Floyd F. Sherman	235,753	(2)			3.15	1/16/12
			330,000	(3)	7.15	5/22/18
							110,000	(4)	168,300
Charles L. Horn	147,650	(2)			3.15	1/16/12
	74,523	(5)			3.15	2/27/14
			96,400	(6)	7.15	5/22/18
							12,868	(7)	19,688
							12,867	(8)	19,687
Morris E. Tolly	10,800	(9)			3.15	1/1/13
	62,500	(5)			3.15	2/27/14
			14,600	(10)	6.70	2/26/18
			53,600	(6)	7.15	5/22/18
							7,134	(7)	10,915
							7,134	(8)	10,915
							6,850	(11)	10,481
Donald F. McAleenan	236,714	(12)			3.15	1/16/12
	46,295	(5)			3.15	2/27/14
			85,700	(6)	7.15	5/22/18
							11,434	(7)	17,494
							11,400	(8)	17,442
Frederick B. Schenkel	5,000	(13)			3.15	2/11/12
	10,400	(9)	2,600	(9)	3.15	1/1/13
	5,000	(5)			3.15	2/27/14
			15,000	(6)	7.15	5/22/18
							2,000	(7)	3,060
							2,000	(8)	3,060

(1)	Reflects the value as calculated using the closing market price of our Common Stock as of December 31, 2008 ($1.53).

(2)	Stock options awarded to the executive on January 16, 2002 under the 1998 Stock Incentive Plan. The options vested in four equal tranches on each of September 1, 2002, 2003, 2004, and 2005.

(3)	Stock options awarded to the executive on May 22, 2008 under the 2005 Equity Incentive Plan. The options vest in two equal tranches on each of February 26, 2009 and 2010. These options were received in exchange for the cancellation of pre-existing options pursuant to an exchange offer described above and approved by the stockholders at the annual meeting on May 22, 2008.

(4)	Restricted stock awarded to the executive on February 27, 2007 under the 2005 Equity Incentive Plan. The restricted shares vest on February 27, 2009.

(5)	Stock options awarded to the executive on March 1, 2004 under the 1998 Stock Incentive Plan. The options vested based on the Corporation achieving specified performance targets as follows: (i) one sixth on December 31, 2004, based on performance targets for 2004, (ii) one sixth on December 31, 2005, based on performance targets for 2005, (iii) one sixth on December 31, 2006, based on performance targets for 2006, and (iv) one half on December 31, 2006, based on performance targets for the three-year period including 2004, 2005, and 2006.

(6)	Stock options awarded to the executive on May 22, 2008 under the 2005 Equity Incentive Plan. The options vest in three equal tranches on each of February 26, 2009, 2010, and 2011. These options were received in exchange for the cancellation of pre-existing options pursuant to an exchange offer described above and approved by the stockholders at the annual meeting on May 22, 2008.

(7)	Restricted stock awarded to the executive on February 14, 2006 under the 2005 Equity Incentive Plan. The restricted shares vest on February 14, 2009.

(8)	Restricted stock awarded to the executive on February 27, 2007 under the 2005 Equity Incentive Plan. The restricted shares vest in two equal tranches on each of February 27, 2009 and 2010.

(9)	Stock options awarded to executive on January 1, 2003 under the 1998 Stock Incentive Plan. The options vest based on the attainment of yearly financial targets on each of January 1, 2004, 2005, 2006, 2007, and 2008. If the targets were not met, any unvested options cliff vest on January 1, 2012.

(10)	Stock options awarded to the executive on February 26, 2008 under the 2007 Incentive Plan. The options vest in three equal tranches on each of February 26, 2009, 2010, and 2011.

(11)	Restricted stock awarded to the executive on February 26, 2008 under the 2005 Equity Incentive Plan. The restricted shares vest in three equal tranches on each of February 26, 2009, 2010, and 2011.

(12)	Stock options awarded to the executive on January 16, 2002 under the 1998 Stock Incentive Plan. The options were 20% vested on the date of grant and an additional 20% vested on each of September 1, 2002, 2003, 2004, and 2005.

(13)	Stock options awarded to the executive on February 11, 2002 under the 1998 Stock Incentive Plan. The options vested based on the attainment of yearly financial targets on each of February 11, 2003, 2004, 2005, 2006, and 2007.

2008 Option Exercises and Stock Vested

The following table provides information regarding the vesting of restricted stock awards held by our NEOs in 2008. No stock options were exercised by our NEOs during 2008.

	Stock Awards
	Number of Shares	Value Realized
	Acquired on Vesting	on Vesting
Name	(#)	($)(1)

Floyd F. Sherman	110,000	$761,200
Charles L. Horn	19,299	$130,719
Morris E. Tolly	27,367	$124,139
Donald F. McAleenan	17,133	$116,045
Frederick B. Schenkel	3,000	$20,320

(1)	Reflects the value as calculated by multiplying the number of shares of stock by the closing market price of our Common Stock on the date of vesting.

Potential Payments Upon Termination or Change in Control

As described above in the narrative following the “2008 Grants of Plan-Based Awards” table, we entered into employment agreements with four of our NEOs, which, among other things, provide benefits to such NEOs in the event of a termination of employment under certain circumstances.

Mr. Sherman’s Agreement

Termination without Cause.  Mr. Sherman’s employment agreement provides that if he is terminated by the Corporation without “cause” (as defined in the employment agreement) he will be entitled to payment of his annual base salary and health and welfare benefits for the remainder of the term of the employment agreement.

Termination by Reason of Executive’s Death or Disability.  The agreement also provides that, upon Mr. Sherman’s termination of employment by reason of his death or disability, Mr. Sherman (or his beneficiaries) will be entitled to continuation of his base salary and health benefits for one year after his date of termination. In the event of Mr. Sherman’s disability, this amount will be reduced by the proceeds of any short- and/or long-term disability payments he receives under the Corporation’s plans.

Restrictive Covenants.  During his employment with the Corporation and for one year thereafter, Mr. Sherman may not disclose confidential information and may not directly or indirectly compete with the Corporation. In addition, Mr. Sherman may not solicit any employees of the Corporation or any of its subsidiaries during his employment with the Corporation and for two years thereafter.

Agreements with Messrs. Horn, Tolly, and McAleenan

Termination by the Corporation without Cause; Certain Terminations by the Executive; Non-Renewal of Employment Agreement; Mutual Consent to Termination.  Under each of these employment agreements, in the event that (i) the executive’s employment is terminated by us without “cause” (as defined in the employment agreement), (ii) the executive terminates his employment because of a material adverse diminution in job title or responsibilities or a relocation of his principal place of employment more than 100 miles from its current location without his consent, (iii) we notify the executive of our intent not to renew the employment agreement and the executive delivers a “notice of resignation” (as defined in the employment agreement) within 90 days of receipt of the notice of non-renewal, or (iv) the executive’s employment is terminated by mutual consent and the parties enter into an agreement whereby the executive agrees to be bound by the post-termination restrictive covenants in the agreement (described below), the executive will be entitled to continuation of his base salary and health benefits for one year after the date of termination plus payment of an amount equal to his “average bonus compensation” (defined in the employment agreements as an amount equal to the average of the annual bonus amounts earned by the executive under the Corporation’s annual incentive plan during the two most recent fiscal years ended prior to the executive’s date of termination).

Termination by Reason of Executive’s Death or Disability.  The agreements also provide that, upon the executive’s termination of employment by reason of his death or disability, the executive (or his beneficiaries) will be entitled to continuation of his base salary and health benefits for one year after the date of termination. In the event of executive’s disability, this amount will be reduced by the proceeds of any short- and/or long-term disability payments the executive receives under the Corporation’s plans.

Restrictive Covenants.  During the executive’s employment with us and for one year thereafter, the executive may not disclose confidential information and may not directly or indirectly compete with the Corporation. In addition, the executive may not solicit any employees of the Corporation or any of its subsidiaries during his employment with us and for two years thereafter.

Summary of Termination Payments and Benefits

The following table summarizes the value of the termination payments and benefits that our NEOs would receive if they had terminated employment on December 31, 2008 under the circumstances shown. The amounts shown in the table exclude distributions under our 401(k) retirement plan and any additional benefits that are generally available to all of our salaried employees.

Reason for Termination:	Mr. Sherman	Mr. Horn	Mr. Tolly	Mr. McAleenan	Mr. Schenkel

By Corporation Without Cause; Certain Terminations by the Executive; Non-Renewal of Employment Agreement; Mutual Consent to Termination(1)
Cash Severance(2)	$999,452	$496,090	$498,720	$433,979	$—
Health & Welfare Continuation(3)	17,407	7,191	8,827	7,462	—
Total Estimated Value of Payments and Benefits(4)	$1,016,859	$503,281	$507,547	$441,441	$—
Death or Disability(5)
Cash Severance(6)	$600,000	$450,000	$450,000	$390,000	$—
Health & Welfare Continuation(7)	10,450	7,191	8,827	7,462	—
Total Estimated Value of Payments and Benefits(4)	$610,450	$457,191	$458,827	$397,462	$—

(1)	Mr. Sherman will only receive these benefits upon a termination of his employment by the Corporation without cause. In the case of a termination by mutual consent of a named executive officer with an employment agreement (other than Mr. Sherman), the officer must agree to be bound by certain post-termination restrictive covenants in order to be eligible to receive these benefits.

(2)	For Mr. Sherman, includes the dollar value of continuation of his annual base salary for the remainder of the term of the employment agreement (one year and eight months). For Messrs. Horn, Tolly, and McAleenan, includes the dollar value of continuation of the executive’s then-current base salary for a period of one year and a lump sum payment equal to his “average bonus compensation” (defined in the employment agreements as an amount equal to the average of the annual bonus amounts earned by the executive under the Corporation’s annual incentive plan during the two most recent fiscal years ended prior to the executive’s date of termination).

(3)	For Mr. Sherman, the dollar value represents the cost of providing continued health and welfare benefits to the executive for the remainder of the term of the employment agreement (one year and eight months). For Messrs. Horn, Tolly, and McAleenan, the dollar value represents the cost of providing continued health and welfare benefits to the executive for one year after his date of termination of employment.

(4)	Payments of cash severance under these agreements will be made in accordance with the Corporation’s regular payroll practices.

(5)	Does not include the dollar value of potential short-term and/or long-term disability payments.

(6)	For Messrs. Sherman, Horn, Tolly, and McAleenan, includes the dollar value of continuation of the executive’s then-current base salary for a period of one year. In the case of disability, this amount shall be reduced by the proceeds of any short- and/or long-term disability payments.

(7)	For Messrs. Sherman, Horn, Tolly, and McAleenan, the dollar value represents the cost of providing continued health and welfare benefits to the executive for one year after his date of termination of employment.

Compensation of Directors

The following table sets forth the cash and other compensation paid by the Corporation to the members of the Board of Directors of the Corporation for all services in all capacities during 2008.

	Fees Earned or Paid
Name(1)	in Cash ($)		Stock Awards ($)(2)		Total($)

David A. Barr	—		—		—
Cleveland A. Christophe	55,000		53,370		108,370
Ramsey A. Frank	—		—		—
Michael Graff	—		—		—
Robert C. Griffin	55,000		48,331		103,331
Kevin J. Kruse	—		—		—
Paul S. Levy	—		—		—
Brett N. Milgrim	—		—		—
Floyd F. Sherman		(3)		(3)		(3)
Craig A. Steinke	50,000		49,993		99,993

(1)	Messrs. Barr, Frank, Graff, Kruse, Levy, and Milgrim are affiliated with Building Products, LLC and, therefore, by the terms of the Amended and Restated Independent Director Compensation Policy, are ineligible for compensation for their service on the Board and its committees. See “Ownership of Securities” below for a discussion of Building Products, LLC and its ownership interests in the Corporation.

(2)	Reflects the proportionate amount of the total fair value of stock awards recognized by the Corporation as an expense in 2008 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed in 2008 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (which we refer to as “FAS 123R”). The fair value of the stock awards was equal to the closing price of our Common Stock on the grant date.

(3)	As an employee of the Corporation, Mr. Sherman does not receive any compensation for his service as a director. The compensation he receives as an employee is set forth in “Executive Compensation and Other Information” below.

The following table shows: (i) the aggregate grant date fair value of restricted shares received by Messrs. Christophe, Griffin, and Steinke in 2008 and (ii) the total number of restricted shares held as of December 31, 2008:

	Grant Date Fair Value	Total Number of Restricted
	of Restricted Shares	Shares Held as of
Name	Granted in 2008 ($)	December 21, 2008

Christophe	49,998	11,037
Griffin	49,998	11,037
Steinke	29,998	7,636

Director Compensation Program

The independent members of our Board of Directors who are not affiliated with Building Products, LLC are compensated pursuant to the Amended and Restated Independent Director Compensation Policy adopted by the Board. Such independent directors receive: (i) an annual cash retainer of $50,000, payable quarterly, and (ii) an annual cash retainer of $5,000 for service as the chairperson of a committee of the Board. Independent directors do not receive separate per meeting fees. These independent directors also receive annual restricted stock awards. The number of shares in these awards is determined by dividing a dollar value ($50,000 per year) by the fair market value of our Common Stock on the date of grant.

However, under the prior independent director compensation plan that was in effect before August 1, 2006, for the first three years of service, each such independent director received, in addition to certain cash compensation, an initial annual grant of restricted shares determined by dividing a dollar amount ($60,000) by the fair market value of our Common Stock on the date of grant. In order to have the approximate effect of a grant of $20,000 per year in restricted stock for each of the first three years of service on the Board, this grant vested equally over three years on the anniversary of the grant date, with each such vesting being contingent on the director’s continued service on the Board. To compensate for these existing grants when the current independent director compensation plan was implemented, directors who received an initial grant of restricted shares at the time their Board service began with a value of $60,000 that vested evenly over three years (as described above) will only receive an annual grant of restricted shares with a value of $30,000 until the initial grant has fully vested.

We have not paid, and do not intend to pay, compensation to individuals serving on our Board or its committees who are employees of the Corporation, affiliates of Building Products, LLC, or not deemed independent.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Messrs. Christophe, Frank, and Kruse. No member of the Compensation Committee was an officer or employee of Builders FirstSource or any of its subsidiaries during the last fiscal year or at any other time or had any relationship with the Corporation requiring disclosure under Item 404 of Regulation S-K. No member of the Compensation Committee was an executive officer of another entity on whose compensation committee or board of directors an executive officer of the Corporation served. Additionally, no executive officer of the Corporation served as a member of the board of directors or compensation committee of another entity, one of whose executive officers served on the Compensation Committee or the Board of Builders FirstSource.

OWNERSHIP OF SECURITIES

Securities Owned by Directors, Executive Officers, and Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership, as of December 14, 2009, of our common stock by (i) each person known to us (based upon their Schedule 13D and 13G filings with the SEC) to hold greater than 5% of the total number of outstanding shares and (ii) each current director or named executive officer and all the current directors (including director nominees) and executive officers as a group. The number of shares beneficially owned by each person or group as of December 14, 2009 includes shares of common stock that such person or group had the right to acquire on or within 60 days after December 14, 2009, including upon the exercise of options. All such information is estimated and subject to change. Each outstanding share of common stock entitles its holder to one vote on all matters submitted to a vote of our stockholders.

Ownership of our common stock is shown in terms of “beneficial ownership.” Amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which he has a right to acquire beneficial ownership within 60 days. More than one person may be considered to beneficially own the same shares. In the table below, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by such person.

		Percentage
	Shares of	Ownership of
	Common Stock	Shares Beneficially
Name and Address of Beneficial Owner(1)	Beneficially Owned(2)	Owned(3)(4)

JLL Partners Fund V, L.P.(5)(6)	8,952,551.5	24.6
Warburg Pincus Private Equity IX, L.P.(7)(8)	9,055,392.5	24.9
Stadium Capital Management, LLC(9)(10)	5,367,140	14.8
T. Rowe Price Associates, Inc.(11)(12)	3,158,600	8.7
Paul S. Levy(5)(6)	8,952,551.5	24.6
David A. Barr(7)	9,055,392.5	24.9
Cleveland A. Christophe	26,095	*
Ramsey A. Frank(6)	—	*
Michael Graff(7)	9,055,392.5	24.9
Robert C. Griffin(13)	27,088	*
Kevin J. Kruse(7)	9,055,392.5	24.9
Brett N. Milgrim(6)	—	*
Craig A. Steinke	21,965	*
Floyd F. Sherman(14)	812,563	2.2
Charles L. Horn(15)	32,133	*
Morris E. Tolly(16)	155,702	*
Donald F. McAleenan(17)	449,121	1.2
Frederick B. Schenkel(18)	53,370	*
Directors, Director Nominees, and Executive Officers as a group (14 persons)(19)	19,611,256	52.7

*	Percentage does not exceed one percent of the total outstanding class.

(1)	Unless otherwise indicated, the business address of each person named in the table is Builders FirstSource, Inc., 2001 Bryan Street, Suite 1600, Dallas, Texas 75201.

(2)	The number of shares beneficially owned by each person or group as of December 14, 2009 includes shares of common stock that such person or group had the right to acquire on or within 60 days after December 14, 2009, including upon the exercise of stock options.

(3)	For each person and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of 36,353,924 shares of common stock outstanding on December 14, 2009 and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of December 14, 2009, including upon the exercise of options.

(4)	Subject to dilution resulting from awards of common stock and exercise of options to acquire common stock under the 1998 Stock Incentive Plan, the 2005 Equity Incentive Plan, and/or the 2007 Incentive Plan.

(5)	Building Products, LLC is the direct record owner of 17,605,103 shares of our common stock, but has no power to vote or dispose of such shares of common stock. By virtue of its position as a member of Building Products, LLC and pursuant to the Amended and Restated Limited Liability Company Agreement of Building Products, LLC, JLL Partners Fund V, L.P., a Delaware limited partnership (“JLL Fund V”), may be deemed to be the beneficial owner of 8,952,551.5 shares of common stock held by Building Products, LLC. The sole general partner of JLL Fund V is JLL Associates V, L.P., a Delaware limited partnership (“JLL Associates V”); the sole general partner of JLL Associates V is JLL Associates G.P. V, L.L.C., a Delaware limited liability company (“JLL Associates G.P.”); and the sole managing member of JLL Associates G.P. is Mr. Paul Levy. Each of JLL Fund V, JLL Associates V, JLL Associates G.P., and Mr. Levy may be deemed to be the beneficial owner of the securities reported as beneficially owned by JLL Fund V, with shared voting and investment power over such securities. Each of JLL Fund V, JLL Associates V, and JLL Associates G.P. has disclaimed beneficial ownership of our common stock. Mr. Levy has a pecuniary interest in only a portion of the shares set forth herein. Subject to the closing of the Recapitalization Transactions, each of JLL Partners Fund V, L.P., JLL Associates V, L.P., JLL Associates G.P. V, L.L.C., and Paul S. Levy may become the beneficial owner of additional shares of common stock of the Company pursuant to the Investment Agreement, the debt exchange and the rights offering.

(6)	The business address for JLL Partners Fund V, L.P., JLL Associates V, L.P., JLL Associates G.P. V, L.L.C., and Messrs. Levy, Frank, and Milgrim is 450 Lexington Ave., 31st Floor, New York, New York 10017.

(7)	Includes 402,841 shares of common stock held directly by Warburg Pincus Private Equity IX, L.P., a Delaware limited partnership (“WP IX”), and 8,652,551.5 shares of common stock held by Building Products, LLC. Building Products, LLC is the direct record owner of 17,605,103 shares of our common stock, but has no power to vote or dispose of such shares of common stock. By virtue of its position as a member of Building Products, LLC and pursuant to the Amended and Restated Limited Liability Company Agreement of Building Products, LLC, WP IX may be deemed to be the beneficial owner of 8,652,551.5 shares of common stock held by Building Products, LLC. The sole general partner of WP IX is Warburg Pincus IX LLC, a New York limited liability company (“WP IX LLC”); Warburg Pincus Partners LLC, a New York limited liability company (“WPP LLC”), is the sole member of WP IX LLC; Warburg Pincus & Co., a New York general partnership (“WP”), is the managing member of WPP LLC; Warburg Pincus LLC, a New York limited liability company (“WP LLC”), manages WP IX; and Charles R. Kaye and Joseph P. Landy are each Managing General Partners of WP and Co-Presidents and Managing Members of WP LLC. By reason of the provisions of Rule 16a-1 of the Exchange Act, WP, WP LLC, WPP LLC, WP IX LLC, Mr. Kaye, and Mr. Landy may be deemed to be the beneficial owners of the securities reported as beneficially owned by WP IX. Each of WP, WP LLC, WPP LLC, WP IX LLC, Mr. Kaye, and Mr. Landy all disclaim beneficial ownership of all shares of common stock except to the extent of any indirect pecuniary interest therein. Subject to the closing of the Recapitalization Transactions, each of Warburg Pincus Private Equity IX, L.P., Warburg Pincus IX, LLC, Warburg Pincus Partners, LLC, Warburg Pincus LLC, Warburg Pincus & Co., Charles R. Kaye and Joseph P. Landy may become the beneficial owner of additional shares of common stock of the Company pursuant to the Investment Agreement, the debt exchange and the rights offering.

Messrs. Barr, Graff, and Kruse are Partners of WP and are Members and Managing Directors of WP LLC. As such, each may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 of the Exchange Act) in an indeterminate portion of the securities reported as beneficially owned by WP IX. Each of Messrs. Barr, Graff, and Kruse disclaims beneficial ownership of such securities except to the extent of any indirect pecuniary interest therein. None of Messrs. Barr, Graff, and Kruse directly own any shares of common stock.

(8)	The business address for Warburg Pincus Private Equity IX, L.P., Warburg Pincus IX, LLC, Warburg Pincus Partners LLC, Warburg Pincus & Co., Warburg Pincus LLC, and Messrs. Charles R. Kaye and Joseph P. Landy is 466 Lexington Avenue, New York, New York, 10017.

(9)	Alexander M. Seaver and Bradley R. Kent each have reported beneficial ownership of 5,367,140 shares of common stock. Stadium Relative Value Partners, L.P. (“SRV”) has reported beneficial ownership of 3,580,698 shares of common stock. Stadium Capital Management, LLC (“SCM”) reported beneficial ownership of 1,786,442 shares of common stock held in client accounts and the 3,580,698 shares of common stock beneficially owned by SRV. SCM is an investment advisor whose clients, including SRV, may have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the foregoing common stock.
Messrs. Seaver and Kent are the managers of SCM, which is the general partner of SRV.

(10)	The business address for Stadium Capital Management, LLC is 19785 Village Office Court, Suite 101, Bend, Oregon 97702.

(11)	These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities. However, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(12)	The business address for T. Rowe Price Associates, Inc. is 100 East Pratt St., Baltimore MD 21202.

(13)	A portion of these shares are held in a margin account.

(14)	Includes 400,753 shares of common stock issuable upon exercise of options exercisable within 60 days of December 14, 2009 under the 1998 Stock Incentive Plan and 2005 Equity Incentive Plan.

(15)	Includes 32,133 shares of common stock issuable upon exercise of options exercisable within 60 days of December 14, 2009 under the 1998 Stock Incentive Plan and 2005 Equity Incentive Plan.

(16)	Includes 96,032 shares of common stock issuable upon exercise of options exercisable within 60 days of December 14, 2009 under the 1998 Stock Incentive Plan, 2005 Equity Incentive Plan, and 2007 Incentive Plan.

(17)	Includes 311,575 shares of common stock issuable upon exercise of options exercisable within 60 days of December 14, 2009 under the 1998 Stock Incentive Plan and 2005 Equity Incentive Plan.

(18)	Includes 25,400 shares of common stock issuable upon exercise of options exercisable within 60 days of December 14, 2009 under the 1998 Stock Incentive Plan and 2005 Equity Incentive Plan.

(19)	Includes M. Chad Crow, who became the Company’s Chief Financial Officer and Senior Vice President on November 23, 2009 and excludes Charles L. Horn, who then resigned as the Company’s Chief Financial Officer and Senior Vice President effective as of November 23, 2009.

Building Products, LLC

On February 27, 2006, JLL and Warburg Pincus each acquired 50% of the limited liability company interests of Building Products, LLC. Building Products, LLC (on behalf of JLL) acquired shares of our common stock in a private purchase on December 6, 2006. Warburg Pincus acquired shares of our common stock in the open market on November 30, 2006, December 1, 2006, December 4, 2006, March 14, 2007, February 27, 2008, February 28, 2008, February 29, 2008, March 3, 2008, March 4, 2008, March 5, 2008, March 6, 2008, March 7, 2008, March 10, 2008, March 11, 2008, and March 12, 2008. Accordingly, as of

December 14, 2009, JLL and Warburg Pincus may be deemed to beneficially own 24.6% and 24.9% of our common stock, respectively.

The Amended and Restated Limited Liability Company Agreement of Building Products, LLC, as further amended on December 6, 2006, provides, among other things, that each of JLL and Warburg Pincus holds such number of interests in Building Products, LLC as equals the number of shares of our common stock deemed to be beneficially owned by JLL or Warburg Pincus, as applicable. As a member of Building Products, LLC, each of JLL and Warburg Pincus is deemed to hold the number of shares of our common stock it held on February 27, 2006, plus any shares of our common stock acquired by Building Products, LLC on behalf of such member and any shares of our common stock contributed to Building Products, LLC by such member, less any shares of our common stock transferred from Building Products, LLC on behalf of such member. Each of JLL and Warburg Pincus directs the voting of the securities of the Corporation beneficially owned by it as it sees fit, without any agreement, arrangement, or understanding between them regarding the voting of the subject securities of the Corporation. In furtherance thereof, Building Products, LLC has delivered to each of JLL and Warburg Pincus an irrevocable proxy, coupled with an interest, to vote on all matters submitted to stockholders of the Corporation, such number of shares of our common stock as is equal to the total number of shares of our common stock held by Building Products, LLC, multiplied by each of the members’ respective percentage ownership interest in Building Products, LLC. Neither JLL nor Warburg Pincus may direct the disposition of the shares of the other party. Each party may transfer and cause Building Products, LLC to transfer the shares of our common stock that it beneficially owns, subject to certain volume limitations and other provisions.

Furthermore, under the terms of the Amended and Restated Limited Liability Company Agreement, Building Products, LLC will use its commercially reasonable efforts to cause the Board of Directors of the Corporation to include designees of each of JLL and Warburg Pincus, and each of JLL and Warburg Pincus will select such designees as it deems appropriate, without any agreement, arrangement, or understanding between them to work collectively to achieve the appointment of the parties’ designees to our Board of Directors.

STOCKHOLDER PROPOSALS

Pursuant to SEC Rule 14a-8, to be considered for inclusion in the Corporation’s Proxy Statement for the 2010 annual meeting, any stockholder proposal submitted must be received by the Corporate Secretary not later than December 10, 2009. In addition, subject to SEC Rule 14a-8, our By-laws provide that no business may be brought by a stockholder before an annual meeting of stockholders unless the stockholder (i) is a stockholder of record on the date of the notice of meeting (or any supplement thereto) provided by or at the direction of the Board of Directors (or any duly authorized committee thereof) and is entitled to notice of and to vote at such annual meeting as of such record date, (ii) has delivered to the Corporate Secretary within the time limits described in the By-laws a written notice containing the information specified in the By-laws, and (iii) such notice is in the proper form as set forth in Article II, Section 5 of the By-laws. Accordingly, in order for a stockholder’s proposal (other than one included in the Proxy Statement pursuant to SEC Rule 14a-8) to be considered timely and to be brought during the 2010 annual meeting pursuant to the Corporation’s By-laws, the required written notice must be received by the Corporate Secretary on or after January 22, 2010 but no later than February 21, 2010. A copy of the By-laws may be obtained on the Governance section of our website at www.bldr.com or by written request to the Corporate Secretary, Builders FirstSource, Inc., 2001 Bryan Street, Suite 1600, Dallas, Texas 75201, United States of America.

REDUCE PRINTING AND MAILING COSTS

To reduce the expenses of delivering duplicate proxy materials, we may take advantage of the SEC’s “householding” rules that permit us to deliver only one set of proxy materials to stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by calling our Legal Department at (214) 880-3500, by e-mail at inforequest@bldr.com, or by written request to the Corporate Secretary, Builders FirstSource, Inc., 2001 Bryan Street Suite 1600, Dallas, Texas 75201. For future annual meetings, you may request a separate set of proxy materials or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.

Stockholders may help us to reduce printing and mailing costs further by opting to receive future proxy materials by e-mail. This Proxy Statement and our 2008 Annual Report on Form 10-K are available on our website at www.bldr.com. Instead of receiving future copies of our proxy materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business and also will give you an electronic link to the proxy voting site.

Stockholders of Record.  If you vote on the internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service.

Beneficial Owners.  If you hold your shares in a brokerage account, you may also have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or other holder of record regarding the availability of this service.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The reports and other information filed by us with the SEC may be inspected and copied at the public reference facilities maintained by the SEC as described below.

You may copy and inspect any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference rooms. The SEC also maintains an internet website at http://www.sec.gov that contains our filed reports, proxy and information statements, and other information that we file electronically with the SEC. Additionally, we make these filings available, free of charge, on our website at www.bldr.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this Proxy Statement, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to our common stock.

If you would like to request documents from us, please do so by January 7, 2010, to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, as promptly as reasonably possible after we receive your request.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this Proxy Statement. Information in documents that we file later with the SEC will automatically update and supersede information in this Proxy Statement. We incorporate by reference into this Proxy Statement the documents listed below, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) or the Exchange Act until we close this offering, including all filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement. We hereby incorporate by reference the following documents; provided, however, that we are not incorporating any information contained in any Current Report on Form 8-K that is furnished but not filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 2, 2009;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009, June 30, 2009, and September 30, 2009, filed with the SEC on April 29, 2009, July 31, 2009, and October 28, 2009, respectively; and

•	Our Current Reports on Form 8-K filed with the SEC on September 1, 2009, October 23, 2009, October 30, 2009, November 9, 2009, November 23, 2009, as amended December 9, 2009, and December 3, 2009.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Proxy Statement is modified or superseded for purposes of the Proxy Statement to the extent that a statement contained in this Proxy Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded does not, except as so modified or superseded, constitute a part of this Proxy Statement.

We will provide without charge to each person, including any beneficial owner, to whom this Proxy Statement is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be made to us at the following address or telephone number:

Builders FirstSource, Inc.
2001 Bryan Street, Suite 1600
Dallas, Texas 75201
(214) 880-3500
Attention: Corporate Secretary

OTHER MATTERS

The Board of Directors knows of no other matters to be acted upon at the meeting, but if any matters properly come before the meeting that are not specifically set forth on the proxy card and in this Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgments.

By Order of the Board of Directors,

Donald F. McAleenan
Corporate Secretary

December 15, 2009

Builders FirstSource, Inc. and the Builders FirstSource logo are trademarks or service marks of an affiliate of Builders FirstSource, Inc. © 2009 Builders FirstSource, Inc. All rights reserved.

Annex A

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (this “Agreement”), dated as of October 23, 2009, is made by and among JLL Partners Fund V, L.P., a Delaware limited partnership (“JLL Fund V”), and Warburg Pincus Private Equity IX, L.P., a Delaware limited partnership (“Warburg Pincus”) (each of JLL Fund V and Warburg Pincus, an “Investor,” and collectively, the “Investors”), and Builders FirstSource, Inc., a Delaware corporation (the “Company”). Capitalized terms used in this Agreement have the meanings assigned thereto in the sections indicated on Schedule I hereto.

WHEREAS, as part of the Recapitalization (as defined below) of the Company, the Company proposes to distribute, at no charge, to each holder of record on a record date to be set by the Board of Directors of the Company (the “Record Date”) of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) transferable rights (the “Rights”) to subscribe for and purchase a number of shares of Common Stock that, if exercised in full, will provide gross proceeds to the Company of $205.0 million (the “Aggregate Offering Amount”) (the “Rights Offering”); and

WHEREAS, each holder of a Right will be entitled (the “Basic Subscription Privilege”) to purchase up to its pro rata portion of 58,571,428 shares of Common Stock (the “Offered Shares”), at a price of $3.50 per share (as adjusted for any stock split, combination, reorganization, recapitalization, stock dividend, stock distribution or similar event, the “Subscription Price”); and

WHEREAS, each holder of a Right (other than the Investors) that exercises in full its Basic Subscription Privilege will be entitled (the “Over-Subscription Privilege”) to subscribe for additional shares of Common Stock at the Subscription Price, to the extent that holders of Rights do not subscribe for and purchase all of the Offered Shares available under the Basic Subscription Privilege; and

WHEREAS, as part of the Recapitalization, the Company intends (i) to offer new second lien debt securities having the terms set forth on Exhibit A hereto (“New Notes”) and cash from a portion of the gross proceeds of the Rights Offering in exchange for the outstanding Second Priority Senior Secured Floating Rate Notes due 2012 of the Company (the “Notes”) in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereunder and (ii) under certain circumstances, to provide holders of outstanding Notes the right to exchange outstanding Notes for shares of Common Stock at an exchange price equal to the Subscription Price in transactions exempt from the registration requirements of the Securities Act, substantially on the terms set forth in that certain Support Agreement, dated as of the date hereof, between the Company and certain holders of outstanding Notes signatory thereto (collectively, the “Debt Exchange” and, together with the Rights Offering, the “Recapitalization”); and

WHEREAS, in order to facilitate the Rights Offering, the Investors and the Company wish to enter into this Agreement, pursuant to which and upon the terms and subject to the conditions set forth herein, (i) to the extent that the gross proceeds of the Rights Offering are less than $75.0 million, the Company shall have the right to require the Investors to purchase, upon expiration of the Rights Offering, at the Subscription Price, a number of Offered Shares not subscribed for and purchased by holders of Rights upon exercise thereof under the Basic Subscription Privilege and Over-Subscription Privilege such that the total gross proceeds of the Rights Offering equal $75.0 million; and (ii) to the extent that the Rights Offering is not fully subscribed, the Investors shall agree to exchange the Notes held indirectly by such Investors for shares of Common Stock at an exchange price equal to the Subscription Price, to the extent of such deficiency and subject to the rights of other holders of Notes that participate in such exchange; and

WHEREAS, the Special Committee of the Board of Directors of the Company (the “Special Committee”) has received an opinion from its financial advisor, Moelis & Company LLC, that the terms of the Rights Offering are fair from a financial point of view to the holders of Common Stock other than the Investors and has, based upon such opinion and other factors, unanimously recommended the Rights Offering, the Debt

Exchange, this Agreement, and the transactions contemplated hereby to the Board of Directors of the Company (the “Board”) for approval; and

WHEREAS, the Board has unanimously approved the Rights Offering, the Debt Exchange, this Agreement, and the transactions contemplated hereby and recommended that stockholders of the Company vote in favor of the issuance of shares of Common Stock in the Rights Offering and Debt Exchange pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, each of the parties hereto hereby agrees as follows:

1. Rights Offering; Use of Proceeds.

(a) On the terms and subject to the conditions set forth herein, the Company shall distribute, at no charge, to the holder of record of each share of Common Stock as of the Record Date (each, an “Eligible Holder”) a number of Rights per share of Common Stock equal to 58,571,428 divided by the number of shares of Common Stock outstanding as of the close of business on the Record Date (the “Rights Ratio”); provided that Rights will be rounded to the nearest whole number so that the Subscription Price multiplied by the aggregate number of Offered Shares will not exceed the Aggregate Offering Amount. Each whole Right will entitle the holder thereof to purchase at the Subscription Price one share of Common Stock. Each such Right shall be transferable separately from the underlying shares of Common Stock on account of which such Right was distributed. Eligible Holders and holders to whom Rights have been validly transferred are collectively referred to as “Holders,” each individually being a “Holder.”

(b) The Rights (including under both the Basic Subscription Privilege and the Over-Subscription Privilege) may be exercised during a period (the “Rights Exercise Period”) commencing on the date on which the Rights are issued to Eligible Holders (the “Rights Offering Commencement Date”) and ending at 5:00 p.m. Eastern Standard Time on a Business Day (the “Expiration Time”) that shall not be less than thirty (30) days after the Rights Offering Commencement Date, subject to extension at the discretion of the Special Committee; provided, however, that the Rights Exercise Period shall not be more than forty (40) days without the prior written consent of the Investors. “Business Day” has the meaning ascribed to such term in Rule 14d-1(g) under the Securities Exchange Act of 1934, as amended and in effect on the date hereof (the “Exchange Act”).

(c) Each Holder that wishes to exercise all or a portion of its Rights under the Basic Subscription Privilege shall (i) during the Rights Exercise Period return a duly executed document to a subscription agent selected by the Company (the “Subscription Agent”) electing to exercise all or a portion of the Rights held by such Holder and (ii) pay in immediately available funds an amount equal to the full Subscription Price for the number of shares of Common Stock that such Holder elects to purchase pursuant to the instructions set forth in the Rights Offering Registration Statement and related materials by the Expiration Time to an escrow account established for the Rights Offering. On the Closing Date, subject to the satisfaction (or waiver of) the conditions to the Rights Offering, the Company shall issue to each Holder that validly exercised its Rights under the Basic Subscription Privilege the number of Offered Shares to which such Holder is entitled based on such exercise. The obligation of the Company to consummate the Rights Offering shall be subject to the conditions set forth in Section 8(c) (which may not be waived, in whole or in part, by the Company without the prior written consent of the Investors).

(d) Each Holder (other than the Investors) that exercises in full its Basic Subscription Privilege will be entitled under the Over-Subscription Privilege to subscribe for additional shares of Common Stock at the Subscription Price pursuant to the instructions set forth in the Rights Offering Registration Statement and related materials to the extent that other Holders elect not to exercise all of their respective Rights to subscribe for and purchase all of the Offered Shares under the Basic Subscription Privilege; provided that no Holder shall be entitled to purchase more Offered Shares under the Over-Subscription Privilege than such Holder subscribed for under the Basic Subscription Privilege. If the number of Offered Shares remaining after the exercise of Rights under the Basic Subscription Privilege (the “Remaining Offered Shares”) is not sufficient to satisfy all requests for Offered Shares under the Over-Subscription Privilege, the Holders that exercised their Rights under the Over-Subscription Privilege will be allocated such Remaining Offered Shares as follows: the number of Remaining Offered Shares allotted to each Holder participating in the Over-Subscription Privilege shall be the product (rounded to the nearest whole number so that the Subscription Price multiplied by the aggregate number of Offered Shares does not exceed the Aggregate Offering Amount) obtained by multiplying the number of Offered Shares such Holder subscribed for under the Over-Subscription Privilege by a fraction the numerator of which is the number of Remaining Offered Shares and the denominator of which is the total number of Offered Shares sought to be subscribed for under the Over-Subscription Privilege by all Holders participating in such Over-Subscription Privilege.

(e) The first $75.0 million of gross proceeds from the sale of the Offered Shares pursuant to the Rights Offering or the sale of the Unsubscribed Shares (as defined below) to the Investors pursuant to the Put Option (as defined below) will be used by the Company for general corporate purposes and to pay all fees and expenses associated with the Recapitalization as provided in Section 2(h) and all Transaction Expenses (as defined below) as provided in Section 2(i). The remaining proceeds, if any, from the sale of the Offered Shares pursuant to the Rights Offering will be used to repurchase outstanding Notes pursuant to the Debt Exchange on the terms set forth in the Support Agreement, dated as of the date hereof, between the Company and certain holders of outstanding Notes signatory thereto (the “Support Agreement”) and the Note Offering Materials (as defined below). Holders of outstanding Notes that participate in the Debt Exchange will be permitted to make an election to exchange, at par, the issued and outstanding Notes held by them (i) for up to $145.0 million aggregate principal amount of New Notes (as that amount may be reduced pursuant to subsection (A) below); (ii) for up to $130.0 million in cash from a portion of the gross proceeds of the Rights Offering (as that amount may be reduced pursuant to subsections (B) and (C) below); or (iii) for a combination of New Notes and cash (subject to reduction as provided below). Allocations of New Notes and cash requested by participants in the Debt Exchange will be made only after the Exchange Deficiency (as defined below), if any, shall have been satisfied by the exchange of outstanding Notes for shares of Common Stock pursuant to subsections (B) and (C) below. Amounts of New Notes and cash to which holders of Notes participating in the Debt Exchange will be entitled shall be subject to the following provisions:

(A) To the extent that less than one hundred percent (100%) of the outstanding Notes are validly exchanged in the Debt Exchange, then the amount of New Notes available for exchange in the Debt Exchange shall be reduced on a dollar-for-dollar basis by the aggregate principal amount of Notes that are not so exchanged. New Notes and cash will be allocated to participants in the Debt Exchange pro rata in proportion to the amounts of New Notes and cash requested by participants in such Debt Exchange.

(B) If the Company receives less than $205.0 million of gross proceeds from the Rights Offering, participants in the Debt Exchange will also be permitted to elect to exchange, and the Investors will be required pursuant to Section 2(c) to exchange, to the extent of the excess of the Aggregate Offering Amount over the gross proceeds actually obtained by the Company in the Rights Offering and from the purchase of the Unsubscribed Shares by the Investors pursuant to this Agreement (such amount, the “Exchange Deficiency”), Notes held by them for shares of Common Stock (in lieu of New Notes and cash) at an exchange price equal to the Subscription Price, with allocations of available shares of Common Stock to be made pro rata in proportion to the aggregate principal amount of Notes validly exchanged in the Debt Exchange by such holders of Notes (including by the Investors pursuant to Section 2(c)) for shares of Common Stock.

(C) To the extent the aggregate principal amount of Notes so exchanged for shares of Common Stock pursuant to subsection (B) above is less than the full amount of the Exchange Deficiency, including after any exchange of Notes for shares of Common Stock by the Investors pursuant to Section 2(c) and by other holders of outstanding Notes that have elected to receive shares of Common Stock in the Debt Exchange, all holders of outstanding Notes participating in the Debt Exchange and electing to receive New Notes or cash in the Debt Exchange will receive, in exchange for Notes validly exchanged in the Debt Exchange, shares of Common Stock at an exchange price equal to the Subscription Price pro rata in proportion to the amount of Notes validly exchanged by them in the Debt Exchange for consideration other than shares of Common Stock.

2. Requirement to Purchase Unsubscribed Shares; Exchange Shares; Fees and Expenses.

(a) Upon the terms and subject to the conditions set forth in this Agreement, to the extent that the gross proceeds from the sale of the Offered Shares pursuant to the Rights Offering (including upon exercise of Rights under the Over-Subscription Privilege) are less than $75.0 million, the Company shall have the right, upon delivery to the Investors of a Notice of Offering Results pursuant to Section 2(b), to require (the “Put Option”) each Investor to purchase on the Closing Date, and each Investor agrees to purchase on the Closing Date, at the Subscription Price, fifty percent (50%) of that positive number of Offered Shares issuable pursuant to Rights, if any, equal to (i) 21,428,572 shares of Common Stock minus (ii) the number of shares of Common Stock validly subscribed for and purchased under the Basic Subscription Privilege and the Over-Subscription Privilege (such shares of Common Stock equal to such difference, in the aggregate, the “Unsubscribed Shares”).

(b) The Company hereby agrees and undertakes to notify the Investors as promptly as practicable and, in any event, by 10:00 a.m., Eastern Time, on the first Business Day after the Expiration Time by electronic or facsimile transmission of (i) the aggregate number of Rights validly exercised by Holders under the Basic Subscription Privilege and Over-Subscription Privilege pursuant to the Rights Offering as of the Expiration Time and the aggregate Subscription Price therefor, (ii) the number of Unsubscribed Shares, if any, (iii) the aggregate principal amount of Notes validly submitted for exchange in the Debt Exchange as of the Expiration Time, and (iv) the allocations of New Notes, cash, and shares of Common Stock requested by participants in such Debt Exchange (such notification, the “Notice of Offering Results”). Not later than 5:00 p.m., Eastern Time, on the second (2nd) Business Day following the Expiration Time, notwithstanding the expiration of the Rights Offering and the Debt Exchange and subject to the Investors’ receipt of the Notice of Offering Results, each Investor shall be required, and the Company shall permit each Investor, to make an election whether or not it wishes to exercise its Rights pursuant to the Basic Subscription Privilege to subscribe for and purchase all or any portion of its pro rata portion of the Offered Shares pursuant to the Rights Offering (any such Offered Shares, the “Investor Offered Shares”).

(c) Upon the terms and subject to the conditions set forth in this Agreement, each Investor shall exchange, or cause to be exchanged, the outstanding Notes indirectly held by it (such Notes, the “Investor Notes”) in the Debt Exchange for shares of Common Stock at an exchange price equal to the Subscription Price, and, to the extent that there is an Exchange Deficiency, the Company shall, on the Closing Date, exchange the Investor Notes for shares of Common Stock at an exchange price equal to the Subscription Price. Such Investor Notes shall be exchanged by the Company on the Closing Date for shares of Common Stock only to the extent of any Exchange Deficiency; provided that the aggregate principal amount of Investor Notes exchanged by each such Investor shall not exceed $48.909 million; and provided further that allocations of available shares of Common Stock to be issued to satisfy the Exchange Deficiency will be made pro rata in proportion to the aggregate principal amount of Notes validly exchanged in the Debt Exchange by holders of Notes (including by the Investors pursuant to this Section 2(c)) for shares of Common Stock; and provided further that, to the extent the number of shares of Common Stock available for exchange in the Debt Exchange (after giving effect to any proration of such available shares of Common Stock) is insufficient for all of the Investor Notes to be exchanged for shares of Common Stock, such Investor Notes that cannot be exchanged for shares of Common Stock in accordance with this Section 2(c) shall be exchanged for, and the Investors shall elect to receive with respect thereto, either New Notes, cash, or a combination thereof. All such shares of Common Stock received in exchange for outstanding Notes pursuant to this Agreement and the transactions contemplated herein are referred to as the “Exchange Shares,” and those Exchange Shares received by the Investors in exchange for outstanding Investor Notes are referred to as the “Investor Exchange Shares.”

(d) Each Investor shall have the right to arrange for one or more of its respective Affiliates (each, an “Affiliated Purchaser”) to purchase all or any portion of such Investor’s portion of Unsubscribed Shares, on the terms and subject to the conditions in this Agreement, by written notice to the Company at least one (1) Business Day prior to the Settlement Date, which notice shall be signed by the applicable Investor and each Affiliated Purchaser and shall contain a confirmation by the Affiliated Purchaser of the accuracy with respect to it of the representations set forth in Section 4. In no event will any such arrangement relieve such Investor of its obligations under this Agreement. The term “Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

(e) The closing of the purchase of the Offered Shares (including the Investor Offered Shares, if any) to be purchased in the Rights Offering, the exchange of outstanding Notes pursuant to the Debt Exchange, the issuance of any Exchange Shares (including any Investor Exchange Shares) pursuant to this Agreement, and, if necessary, the purchase of the Unsubscribed Shares to be purchased by the Investors or their Affiliated Purchasers hereunder will occur at 10:00 a.m., Eastern Standard Time, on the fourth (4th) Business Day following the later of the Expiration Time and the satisfaction of the conditions set forth in Section 8 (or waiver thereof by the party or parties entitled to waive such conditions) (the “Closing Date”), or such other time as shall be agreed upon by the Company and the Investors. Delivery of the Unsubscribed Shares and Investor Offered Shares will be made by the Company on the Closing Date in book-entry form to the accounts of the Investors (or to such other accounts, including the account of an Affiliated Purchaser, as the Investors may designate in accordance with this Agreement) against payment by the Investors of the Subscription Price therefor by wire transfer of immediately available funds to the account designated in writing by the Company. The Investor Exchange Shares will be delivered by the Company on the Closing Date in book-entry form to the accounts of the Investors (or to such other accounts, including the account of an Affiliated Purchaser, as the Investors may designate in accordance with this Agreement). On the Closing Date, the Company will also deliver to the Investors a certificate, dated as of the Closing Date, of the transfer agent of the Company confirming the issuance to the Investors of the Unsubscribed Shares, if any, the Investor Offered Shares, if any, and the Investor Exchange Shares, if any, and all other documents and certificates required to be delivered to the Investor pursuant to Section 8(a).

(f) All Unsubscribed Shares, Investor Offered Shares, and Investor Exchange Shares will be delivered with any and all issue, stamp, transfer, sales and use, or similar taxes or duties payable in connection with such delivery duly paid by the Company.

(g) The Company shall notify, or cause the Subscription Agent to notify, the Investors on each Friday during the Rights Exercise Period and on each Business Day during the five Business Days prior to the Expiration Time (and any extensions thereto), or more frequently if reasonably requested by the Investors, of the aggregate number of Rights known by the Company or the Subscription Agent to have been validly exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be. The Company shall also notify, or cause the exchange agent selected by the Company to notify, the Investors on each Friday during the thirty (30) days that precede the closing of the Debt Exchange and on each Business Day during the five Business Days prior to the closing of the Debt Exchange, or more frequently if reasonably requested by the Investors, of the aggregate principal amount of Notes known by the Company or such exchange agent to have been validly submitted for exchange in the Debt Exchange and the allocations of New Notes, cash, and shares of Common Stock requested by participants in such Debt Exchange as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be.

(h) The Company shall pay all of its own fees and expenses associated with the Recapitalization, including, without limitation, filing and printing fees, fees and expenses of any subscription and information agents, its counsel and financial advisor and accounting fees and expenses, costs associated with clearing the Offered Shares for sale under applicable state securities laws, and listing fees.

(i) On the Closing Date, the Company shall promptly reimburse or pay, as the case may be, the reasonable, documented out-of-pocket costs and expenses incurred by each Investor and its Affiliated Purchasers, if any, in connection with the Recapitalization, including reasonable fees, out-of-pocket costs and expenses of Evercore Partners, Inc. and counsel to such Investor (collectively, “Transaction Expenses”). For the avoidance of doubt, the filing fee, if any, required to be paid in connection with any filings required to be made by the Investors or their Affiliates under the HSR Act or any other competition laws or regulations shall be paid by the Company on behalf of the Investors and their Affiliates, as the case may be, when filings under the HSR Act or any other competition laws or regulations are made, together with all expenses of the Investors and their Affiliates incurred to comply therewith and the fees, out-of-pocket costs and expenses incurred by the Investor in connection with such filings.

3. Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with each of the Investors, as set forth below. Except for representations, warranties and agreements that are expressly limited as to their date, each representation, warranty and agreement is made as of the date hereof and as of the Closing Date after giving effect to the transactions contemplated hereby:

(a) Organization and Qualification.  The Company and each of its Subsidiaries has been duly organized and is validly existing in good standing under the laws of its respective jurisdiction of incorporation, with the requisite power and authority to own its properties and conduct its business as currently conducted. Each of the Company and its Subsidiaries has been duly qualified as a foreign corporation or organization for the transaction of business and is in good standing under the laws of each other jurisdiction in which the nature of its properties or business requires such qualification, except to the extent that the failure to be so qualified or be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For the purpose of this Agreement, “Material Adverse Effect” means (i) any material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company or its Subsidiaries, taken as a whole, or (ii) any material adverse effect on the ability of the Company, subject to the approvals and other authorizations set forth in Section 3(g), to consummate the transactions contemplated by this Agreement, provided, however, that any effect caused by or resulting from the following shall not constitute, or be taken into account in determining whether there has been, or will be, a Material Adverse Effect on or with respect to the Company: (I) general changes or developments in the industry in which the Company and its Subsidiaries operate, (II) political instability, acts of terrorism or war, (III) any change affecting the United States economy generally or the economy of any region in which the Company or any of its Subsidiaries conducts business that is material to the business of the Company and its Subsidiaries, (IV) any change in the price or trading volume of the Company’s outstanding securities (it being understood that the facts or occurrences giving rise to or contributing to such change in stock price or trading volume may be deemed to constitute, or be taken into account in determining whether there has been, or will be, a Material Adverse Effect), (V) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, or revenue or earnings predictions for any period ending on or after the date of this Agreement (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been, or will be, a Material Adverse Effect), (VI) the announcement of the execution of this Agreement, or the pendency of the consummation of the Recapitalization, or the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants set forth herein, or (VII) any change in any applicable law, rule or regulation or United States generally accepted accounting principles or interpretation thereof after the date hereof, unless and to the extent, in the case of clause (I), (II), (III), and (VII) above, such effect has had or would reasonably be expected to have a materially disproportionate adverse effect on the business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, relative to other affected persons. For the purposes of this Agreement, a “Subsidiary” of any person means, with respect to such person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, has the power to elect a majority of the board of directors or similar governing body, or has the power to direct the business and policies.

(b) Corporate Power and Authority.  The Company has the requisite corporate power and authority to enter into, execute, and deliver this Agreement and each other agreement, document, and instrument to which it will be a party or which it will execute and deliver in connection with the transactions contemplated by this Agreement (this Agreement and such other agreements, documents, and instruments collectively, the “Transaction Agreements”) and, subject to receipt of Stockholder Approval (as defined below), to perform its obligations hereunder and thereunder, including the issuance of the Rights, the Offered Shares (including the Unsubscribed Shares), and any Exchange Shares, the exchange of outstanding Notes pursuant to the Debt Exchange, and the payment of the Transaction Expenses. Subject to receipt of Stockholder Approval, the Company has taken all necessary corporate action required for the due authorization of the Transaction Agreements, including the issuance of the Rights, the Offered Shares (including the Unsubscribed Shares), and any Exchange Shares and the exchange of Notes pursuant to the Debt Exchange. Based upon the unanimous recommendation of the Special Committee, the Board has determined to recommend that stockholders of the Company vote in favor of the issuance of the Offered Shares in the Rights Offering, the issuance and sale of the Unsubscribed Shares to the Investors pursuant to the terms hereof, and the issuance of Exchange Shares in the Debt Exchange pursuant to the terms hereof.

(c) Execution and Delivery; Enforceability.  This Agreement and each other Transaction Agreement will be, at or prior to the Closing Date, duly and validly executed and delivered by the Company, and each such Transaction Agreement constitutes, or, when executed and delivered, will constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting the enforcement of creditors’ rights generally, and subject to principles of equity and public policy.

(d) Authorized and Issued Capital Stock.  The authorized capital stock of the Company consists of (i) 200,000,000 shares of Common Stock and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). As of September 30, 2009, (i) 36,120,251 shares of Common Stock were issued and outstanding; (ii) no shares of Common Stock were held in the treasury of the Company; (iii) 2,581,501 shares of Common Stock were reserved for future issuance pursuant to outstanding stock options and other rights to purchase shares of Common Stock and vesting of restricted stock units (each, an “Option” and, collectively, the “Options”) granted under any stock option or stock-based compensation plan of the Company or otherwise (the “Stock Plans”); and (iv) no shares of Preferred Stock were issued and outstanding. The issued and outstanding shares of Common Stock of the Company and each of its Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and are not subject to any preemptive rights. Except as set forth in this Section 3(d), as of the date of this Agreement, no shares of capital stock or other equity securities or voting interest in the Company are issued, reserved for issuance or outstanding. Since the date of this Agreement, no shares of capital stock or other equity securities or voting interest in the Company have been issued or reserved for issuance or become outstanding, other than shares described in this Section 3(d) that have been issued upon the exercise of outstanding Options granted under the Stock Plans and other than the Offered Shares, the Unsubscribed Shares, and the Exchange Shares to be issued hereunder. Except as described in this Section 3(d), and other than the Second Amended and Restated Stockholders Agreement, dated as of June 2, 2005, neither the Company nor any of its Subsidiaries is party to or otherwise bound by or subject to any outstanding option, warrant, call, subscription or other right (including any preemptive right), agreement or commitment that (w) obligates the Company or any of its Subsidiaries to issue, deliver, sell or transfer, or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred, or repurchased, redeemed or otherwise acquired, any shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries, (x) obligates the Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking, (y) restricts the transfer of any shares of capital stock of the Company (other than pursuant to restricted stock award agreements under the Stock Plans), or (z) relates to the voting of any shares of capital stock of the Company. All issued and outstanding shares of capital stock and equity interests (as applicable) of each Subsidiary are owned beneficially and of record by the Company or another Subsidiary, free and clear of any and all liabilities, obligations, liens, security interests, mortgages, pledges, charges, or similar encumbrances, other than as provided under (1) the Loan and Security Agreement, dated December 14, 2007, among the Company, the Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto, Wachovia Bank, National Association, as Administrative Agent and Collateral Trustee, UBS Securities LLC, as Syndication Agent, General Electric Capital Corporation, as Documentation Agent, and Wachovia Capital Markets, LLC and UBS Securities LLC, as Joint Lead Bookrunners and (2) the Indenture, dated as of February 11, 2005, among the Company, the Guarantors party thereto, and Wilmington Trust Company, as Trustee, governing the Notes (the “Old Indenture”).

(e) Issuance.  The Offered Shares to be issued and sold by the Company to Holders pursuant to the Rights Offering, when such Offered Shares are issued and delivered against payment therefor, will, upon receipt of Stockholder Approval, be duly authorized, validly issued and delivered and fully paid and nonassessable, free and clear of all taxes, liens, preemptive rights, rights of first refusal, subscription and similar rights. The Unsubscribed Shares, if any, to be issued and sold by the Company to the Investors or any Affiliated Purchaser hereunder, when such Unsubscribed Shares are issued and delivered against payment therefor by the Investors hereunder, and the Exchange Shares, if any, to be issued by the Company in exchange for outstanding Notes pursuant to the Debt Exchange will, upon receipt of approval of the Company’s stockholders, be duly authorized, validly issued and delivered and fully paid and nonassessable, free and clear of all taxes, liens, preemptive rights, rights of first refusal, subscription and similar rights.

(f) No Conflict.  The distribution of the Rights, the sale, issuance and delivery of the Offered Shares upon exercise of the Rights, the issuance and delivery of the Unsubscribed Shares in accordance with the terms hereof, the consummation of the Rights Offering by the Company, the issuance and delivery of the Exchange Shares (including the Investor Exchange Shares) pursuant to the Debt Exchange in accordance with the terms hereof, the exchange of Notes and issuance of New Notes and payment of cash in exchange therefor pursuant to the Debt Exchange, and the execution and delivery by the Company of the Transaction Agreements and performance of and compliance with all of the provisions hereof and thereof by the Company and the consummation of the transactions contemplated herein and therein (i) will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) will not result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of the Company or any of the organizational or governance documents of its Subsidiaries, and (iii) will not result in any violation of, or any termination or impairment of any rights under, any statute or any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except in any such case described in subclauses (i) and (iii) for any conflict, breach, violation, default, acceleration, lien, termination or impairment which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g) Consents and Approvals.  No consent, approval, authorization, order, registration or qualification of or with any third party or any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties is required for the distribution of the Rights, the sale, issuance and delivery of the Offered Shares upon exercise of the Rights, the issuance and delivery of the Unsubscribed Shares in accordance with the terms hereof, the consummation of the Rights Offering by the Company, the issuance and delivery of the Exchange Shares (including the Investor Exchange Shares) pursuant to the Debt Exchange in accordance with the terms hereof, the exchange of Notes and issuance of New Notes and payment of cash in exchange therefor pursuant to the Debt

Exchange, and the execution and delivery by the Company of the Transaction Agreements and performance of and compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except (i) the registration under the Securities Act of the issuance of the Rights and the Offered Shares pursuant to the exercise of Rights, (ii) filings with respect to and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), relating to the sale or issuance of Unsubscribed Shares and Investor Exchange Shares to the Investors, (iii) consents solicited by the Company from holders of outstanding Notes to certain proposed amendments to the Old Indenture that would eliminate certain restrictive covenants and release all of the liens on the collateral securing the Notes, and (iv) such consents, approvals, authorizations, registrations or qualifications (y) as may be required under state securities or Blue Sky laws in connection with the purchase of the Unsubscribed Shares by the Investors, the issuance of the Exchange Shares to holders of outstanding Notes, or the distribution of the Rights and the sale of the Offered Shares to Holders, or (z) pursuant to the rules of The Nasdaq Stock Market, including the approval of the Company’s stockholders of the issuance and sale of the Offered Shares in the Rights Offering, the issuance and sale of the Unsubscribed Shares to the Investors pursuant to the terms hereof, and the issuance of the Exchange Shares (including the Investor Exchange Shares) to holders of outstanding Notes pursuant to the Debt Exchange (such approval of such transactions, “Stockholder Approval”).

(h) Arm’s Length.  The Company acknowledges and agrees that each Investor is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the transactions contemplated hereby (including in connection with the negotiation of the terms of the Recapitalization) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person or entity. Additionally, the Investors are not advising the Company or any other person or entity as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Investors shall have no responsibility or liability to the Company, its stockholders and directors not affiliated with the Investors, or its officers, employees, advisors or other representatives with respect thereto. Any review by the Investors of the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Investors and shall not be on behalf of the Company, its stockholders and directors not affiliated with the Investors, or its officers, employees, advisors or other representatives and shall not affect any of the representations or warranties contained herein or the remedies of the Investors with respect thereto.

(i) Company SEC Documents.  Since December 31, 2007, the Company has filed or submitted all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) (“Company SEC Documents”) with the United States Securities and Exchange Commission (the “Commission”). As of their respective dates, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission promulgated thereunder applicable to such Company SEC Documents. The Company has filed with the Commission all “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act) that are required to be filed as exhibits to the Company SEC Documents. No Company SEC Document filed after December 31, 2007, when filed, or, in the case of any Company SEC Document amended or superseded prior to the date of this Agreement, then on the date of such amending or superseding filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any Company SEC Documents filed with the Commission after the date hereof but prior to the Closing Date, when filed, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(j) Financial Statements.  The financial statements and the related notes of the Company and its consolidated Subsidiaries included or incorporated by reference in the Company SEC Documents, and to be included or incorporated by reference in the Rights Offering Registration Statement and the Rights Offering Prospectus, comply or will comply, as the case may be, in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulation of the Commission thereunder, as applicable, and fairly present in all material respects the financial position, results of operations and cash flows of the Company and its Subsidiaries as of the dates indicated and for the periods specified, subject, in the case of the unaudited financial statements, to the absence of disclosures normally made in footnotes and to customary year-end adjustments that are not and shall not be material; such financial statements have been prepared in conformity with U.S. generally accepting accounting principles applied on a consistent basis throughout the periods covered thereby (except as disclosed in the Company SEC Documents filed before the date of this Agreement), and the supporting schedules included or incorporated by reference in the Company SEC Documents, and to be included or incorporated by reference in the Rights Offering Registration Statement, the Rights Offering Prospectus, and the Proxy Statement, fairly present the information required to be stated therein; and the other financial information included or incorporated by reference in the Company SEC Documents, and to be included or incorporated by reference in the Rights Offering Registration Statement, the Rights Offering Prospectus, and the Proxy Statement, has been or will be derived from the accounting records of the Company and its Subsidiaries and presents fairly or will present fairly the information shown thereby; and the pro forma financial information and the related notes included or incorporated by reference in the Company SEC Documents, and to be included or incorporated by reference in the Rights Offering Registration Statement, the Rights Offering Prospectus, and the Proxy Statement, have been or will be prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Company SEC Documents and will be set forth in the Rights Offering Registration Statement, the Rights Offering Prospectus, and the Proxy Statement.

(k) Rights Offering Registration Statement and Rights Offering Prospectus.  The Rights Offering Registration Statement and any post-effective amendment thereto, as of the Securities Act Effective Date, and each Issuer Free Writing Prospectus, at the time of use thereof, will comply in all material respects with the Securities Act and the rules and regulations promulgated thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the applicable date of the Rights Offering Prospectus and any amendment or supplement thereto and as of the Closing Date, the Rights Offering Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the time of its distribution and at the Expiration Time, the Investment Decision Package will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Preliminary Rights Offering Prospectus, at the time of filing thereof, will comply in all material respects with the Securities Act and the rules and regulations promulgated thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Proxy Statement, at the time of filing thereof, will comply in all material respects with the Exchange Act and the rules and regulations promulgated thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation and warranty with respect to any statements or omissions made in reliance on and in conformity with information relating to the Investors furnished to the Company in writing by the Investors expressly for use in the Rights Offering Registration Statement, the Rights Offering Prospectus, and the Proxy Statement and any amendment or supplement thereto.

For the purposes of this Agreement, (i) the term “Rights Offering Registration Statement” means the Registration Statement on Form S-1 or Form S-3 to be filed with the Commission relating to the Rights Offering, including all exhibits thereto, as amended as of the Securities Act Effective Date, and any post-effective amendment thereto that becomes effective; (ii) the term “Rights Offering Prospectus” means the final prospectus contained in the Rights Offering Registration Statement at the Securities Act Effective Date (including information, if any, omitted pursuant to Rule 430A and subsequently provided pursuant to Rule 424(b) under the Securities Act), and any amended form of such prospectus provided under Rule 424(b) under the Securities Act or contained in a post-effective amendment to the Rights Offering Registration Statement; (iii) the term “Investment Decision Package” means the Rights Offering Prospectus, together with any Issuer Free Writing Prospectus used by the Company to offer the Offered Shares to Holders pursuant to the Rights Offering, (iv) the term “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 of the rules promulgated under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the Rights Offering, (v) the term “Preliminary Rights Offering Prospectus” means each prospectus included in the Rights Offering Registration Statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Rights Offering Registration Statement, at the time of effectiveness that omits information permitted to be excluded under Rule 430A under the Securities Act; (vi) the term “Securities Act Effective Date” means the date and time as of which the Rights Offering Registration Statement, or the most recent post-effective amendment thereto, was declared effective by the Commission; and (vii) the term “Proxy Statement” means the proxy statement, and all amendments or supplements thereto, if any, soliciting the approval of the Company’s stockholders of the issuance and sale of the Offered Shares pursuant to the Rights Offering, the issuance and sale of the Unsubscribed Shares to the Investors pursuant to the terms hereof, and the issuance of the Exchange Shares (including the Investor Exchange Shares) to holders of outstanding Notes pursuant to the Debt Exchange in accordance with the rules of The Nasdaq Stock Market, including a recommendation of the Board that the stockholders vote to approve the issuance and sale of the Unsubscribed Shares to the Investors pursuant to the terms hereof and the issuance of the Investor Exchange Shares to the Investors pursuant to the terms hereof, if any.

(l) Private Placement Materials for Debt Exchange.  At the time of its distribution and at the Expiration Time, any confidential private placement memorandum, including supplements and amendments thereto, or similar private placement materials relating to the Debt Exchange and solicitation of consents to certain proposed amendments to the Old Indenture (the “Note Offering Materials”) that are used by the Company will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(m) Absence of Certain Changes.  Since June 30, 2009, other than as disclosed in the Company SEC Documents filed before the date hereof, and except for actions required to be taken pursuant to the Transaction Agreements, (i) there has not been any change in the capital stock of the Company or its Subsidiaries from that set forth in Section 3(d) (other than an aggregate of 25,596 shares of restricted Common Stock granted to certain members of the Company’s Board on August 1, 2009, under the Company’s 2005 Equity Incentive Plan) or any material change in long-term debt of the Company or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock; and (ii) the Company has been operated in the ordinary course of business, consistent with past practice, and no event, fact or circumstance has occurred that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) No Broker’s Fees.  Except for Moelis & Company LLC, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Investors for a financial advisory fee, brokerage commission, finder’s fee or like payment in connection with the Recapitalization, the Rights

Offering, including the issuance of the Offered Shares upon exercise of Rights, the issuance and sale of the Unsubscribed Shares in accordance with the terms hereof, or the issuance of the Exchange Shares, or the Debt Exchange.

4. Representations and Warranties of the Investors  Each Investor individually represents and warrants and agrees with the Company as set forth below as to such Investor. Each such representation, warranty and agreement is made as of the date hereof and as of the Closing Date.

(a) Formation.  Such Investor has been duly formed and is validly existing as a limited partnership in good standing under the laws of the jurisdiction of its formation.

(b) Power and Authority.  Such Investor has the requisite limited partnership power and authority to enter into, execute and deliver this Agreement and the other Transaction Agreements and to perform its obligations hereunder and thereunder and has taken all necessary limited partnership action required for the due authorization of the Transaction Agreements.

(c) Execution and Delivery.  This Agreement and each other Transaction Agreement will be, at or prior to the Closing Date, duly and validly executed and delivered by such Investor and constitutes, or, when executed and delivered, will constitute, a valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting the enforcement of creditors’ rights generally, and subject to principles of equity and public policy.

(d) No Registration.  Such Investor understands that the Unsubscribed Shares and Investor Exchange Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor’s representations as expressed herein or otherwise made pursuant hereto.

(e) Investment Intent.  Except as provided in Section 2(d) hereof, such Investor is acquiring its portion of the Unsubscribed Shares and the Investor Exchange Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities laws, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable securities laws.

(f) Securities Laws Compliance.  The Unsubscribed Shares, Investor Offered Shares, and Investor Exchange Shares will not be offered for sale, sold or otherwise transferred by such Investor except pursuant to a registration statement or in a transaction exempt from, or not subject to, registration under the Securities Act and any applicable state securities laws.

(g) Sophistication.  Such Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Unsubscribed Shares and Investor Exchange Shares being acquired hereunder. Such Investor understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding its portion of the Unsubscribed Shares and Investor Exchange Shares for an indefinite period of time). Without derogating from or limiting the representations and warranties of the Company, such Investor acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the information contained herein.

(h) Legended Securities.  Such Investor understands and acknowledges that, upon the original issuance thereof and until such time as the same is no longer required under any applicable requirements of the Securities Act or applicable state securities laws, the Company and its transfer agent shall make such notation in the stock book and transfer records of the Company as may be necessary to record that the Unsubscribed Shares and Investor Exchange Shares have not been registered under the Securities Act and that the Unsubscribed Shares, Investor Offered Shares, and Investor Exchange Shares may not be

resold without registration under the Securities Act or pursuant to an exemption from the registration requirements thereof.

(i) No Conflict.  The purchase of its portion of the Unsubscribed Shares by such Investor, the acquisition of its portion of the Investor Exchange Shares by such Investor, any purchase of the Investor Offered Shares by such Investor, the execution and delivery by such Investor of each of the Transaction Agreements to which it is a party and the performance of and compliance with all of the provisions hereof and thereof by the Investor, and the consummation of the transactions contemplated herein and therein (i) will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Investor is a party or by which the Investor is bound or to which any of the property or assets of the Investor or any of its Subsidiaries is subject, (ii) will not result in any violation of the provisions of the certificate of limited partnership, limited partnership agreement, or similar governance documents of the Investor, and (iii) will not result in any material violation of, or any termination or material impairment of any rights under, any statute or any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Investor or any of its properties, except in any such case described in subclauses (i) and (iii) for any conflict, breach, violation, default, acceleration or lien which would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely affect such Investor’s performance of its obligations under this Agreement.

(j) Consents and Approvals.  No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over such Investor or any of its properties is required to be obtained or made by such Investor for the purchase of its portion of the Unsubscribed Shares, any purchase of the Investor Offered Shares, and the acquisition of its portion of the Investor Exchange Shares in accordance with the terms hereof and the execution and delivery by such Investor of this Agreement or the other Transaction Agreements to which it is a party and performance of and compliance by such Investor with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except filings with respect to and the expiration or termination of the waiting period under the HSR Act relating to the purchase of Unsubscribed Shares, any purchase of the Investor Offered Shares, and the acquisition of the Investor Exchange Shares and except for any consent, approval, authorization, order, registration or qualification which, if not made or obtained, would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely affect such Investor’s performance of its obligations under this Agreement.

(k) Arm’s Length.  Such Investor acknowledges and agrees that the Company is acting solely in the capacity of an arm’s length contractual counterparty to such Investor with respect to the transactions contemplated hereby (including in connection with the negotiation of the terms of the Recapitalization). Additionally, without derogating from or limiting the representations and warranties of the Company, such Investor is not relying on the Company for any legal, tax, investment, accounting or regulatory advice, except as specifically set forth in this Agreement. Without derogating from or limiting the representations and warranties of the Company, such Investor has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby.

(l) Information Furnished.  Information relating to such Investor furnished to the Company in writing by such Investor expressly for use in the SEC Transaction Documents (as defined below) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

5. Additional Covenants of the Company.  Without derogating from the obligations of the Company set forth elsewhere in this Agreement, the Company agrees with each of the Investors as set forth below.

(a) Registration Statements and Proxy Statement.

(i) As promptly as practicable following the date of this Agreement, the Company shall prepare and file (y) the Rights Offering Registration Statement and (z) a preliminary Proxy Statement.

(ii) The Proxy Statement and the Rights Offering Registration Statement (the “SEC Transaction Documents”) filed with the Commission shall be consistent in all material respects with the last forms of such documents provided to the Investors and their respective counsel to review prior to the filing thereof. The Company shall: (x) provide the Investors with a reasonable opportunity to review any SEC Transaction Document that is amended after the date hereof prior to its filing with the Commission and shall duly consider in good faith any comments of the Investors and their respective counsel; (y) advise the Investors promptly of the time when each of the SEC Transaction Documents has been filed and when the Rights Offering Registration Statement has become effective or any Rights Offering Prospectus or Rights Offering Prospectus supplement has been filed and shall furnish the Investors with copies thereof; and (z) advise the Investors promptly after it receives notice of any comments or inquiries by the Commission (and furnish the Investors with copies of any correspondence related thereto), of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any SEC Transaction Document, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for amending or supplementing any SEC Transaction Document or for additional information, and in each such case, provide the Investors with a reasonable opportunity to review any such comments, inquiries, request or other communication from the Commission and to review any responses thereto and any amendment or supplement to any SEC Transaction Document before any filing with the Commission, and to duly consider in good faith any comments of the Investors and their respective counsel and in the event of the issuance of any stop order or of any order preventing or suspending the use of any SEC Transaction Document or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal.

(iii) The Company shall use its reasonable best efforts to have the Proxy Statement and the Rights Offering Registration Statement cleared or declared effective, as the case may be, by the Commission as promptly as practicable after they are filed with the Commission. The Company shall take all action as may be necessary or advisable so that the Rights Offering and the issuance and sale of the Unsubscribed Shares, the issuance of the Exchange Shares, and the other transactions contemplated by this Agreement may be effected in accordance with the applicable provisions of the Securities Act and the Exchange Act and any state or foreign securities or Blue Sky laws.

(iv) The Company shall cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after the Proxy Statement is cleared by the Commission. Subject to applicable law, the Board shall set the Record Date and determine the Rights Ratio, and the Company shall take all action necessary, in accordance with and subject to the General Corporation Law of the State of Delaware and the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, to duly call, give notice of and convene and hold, as promptly as practicable, a special meeting of its stockholders to consider and vote upon the issuance and sale of the Offered Shares pursuant to the Rights Offering, the issuance and sale of the Unsubscribed Shares to the Investors pursuant to the terms hereof, and the issuance of the Exchange Shares (including the Investor Exchange Shares) to holders of outstanding Notes pursuant to the Debt Exchange, to the extent required by applicable law or regulations or the rules of The Nasdaq Stock Market. The Company shall use its reasonable best efforts to obtain the requisite stockholder approval of such issuance and sale of the Offered Shares pursuant to the Rights Offering, issuance and sale of the Unsubscribed Shares to the Investors pursuant to the terms hereof, and issuance of the Exchange Shares (including the Investor Exchange Shares), if any, to holders of outstanding Notes pursuant to the Debt Exchange.

(v) If at any time prior to the Expiration Time, any event occurs as a result of which the Investment Decision Package, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Investment Decision Package to comply with applicable law, the Company will promptly notify the Investors of any such event and prepare an amendment or supplement to the Investor Decision Package that is reasonably acceptable in form and substance to the Investors that will correct such statement or omission or effect such compliance.

(b) Private Placement Materials for Debt Exchange.  As promptly as practicable following the date of this Agreement, the Company shall prepare and disseminate to “Holders” (as that term is defined in the Support Agreement) and such other holders of outstanding Notes as the Company may determine from time to time, in accordance with applicable law, the Note Offering Materials consistent with the terms of the Debt Exchange as set forth in the Support Agreement. If at any time prior to the Expiration Time, any event occurs as a result of which the such Note Offering Materials, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement such Note Offering Materials to comply with applicable law, the Company will promptly notify the Investors of any such event and prepare an amendment or supplement to such Note Offering Materials that is reasonably acceptable in form and substance to the Investors that will correct such statement or omission or effect such compliance.

(c) Listing.  The Company shall use its commercially reasonable efforts to list and maintain the listing of the Common Stock, including the Offered Shares and the Exchange Shares, on the Nasdaq Global Select Market and to list and maintain the listing of the Rights on the Nasdaq Global Select Market.

(d) Rule 158.  The Company will generally make available to the Company’s security holders as soon as practicable an earnings statement of the Company covering a twelve-month period beginning after the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act.

(e) HSR.  The Company shall use its reasonable best efforts to seek all approvals or consents that are necessary or advisable under the HSR Act so that any applicable waiting period shall have expired or been terminated thereunder with respect to the issuance to the Investors of the Unsubscribed Shares, Investor Offered Shares, and Investor Exchange Shares hereunder and shall not take any action that is intended or reasonably likely to materially impede or delay the ability of the parties to obtain any necessary approvals required for the transactions contemplated by this Agreement.

(f) No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the shares of Common Stock.

(g) Ordinary Course of Business; Actions Regarding Conditions.  During the period from the date of this Agreement to the Closing Date, the Company shall conduct its business, and shall cause its Subsidiaries to conduct their business, in the ordinary course and consistent with the Company’s and its Subsidiaries’ past practice; and the Company for itself and on behalf of its Subsidiaries agrees to use its commercially reasonable efforts to preserve substantially intact their business organizations and goodwill, to keep available the services of those of their present officers, employees, and consultants who are integral to the operation of their businesses as presently conducted, and to preserve their present relationships with significant customers and suppliers and with other persons with whom they have significant business relations; and the Company shall not take any action or omit to take any action that would reasonably be expected to result in the Company’s failure to satisfy the conditions to the Agreement set forth in Section 8.

(h) Reasonable Best Efforts.  The Company shall use its reasonable best efforts (and shall cause its Subsidiaries to use their respective reasonable best efforts) to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its or their part under this

Agreement and applicable laws to cooperate with the Investors and to consummate and make effective the transactions contemplated by this Agreement and the Recapitalization, including:

(i) preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or governmental entity;

(ii) defending any lawsuits or other actions or proceedings, whether judicial or administrative, challenging this Agreement or any other agreement contemplated by this Agreement or the Recapitalization or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

(iii) executing, delivering and filing, as applicable, any additional ancillary instruments, documents, or agreements necessary to consummate the transactions contemplated by this Agreement and the other Transaction Agreements and to fully carry out the purposes of this Agreement and the transactions contemplated hereby and thereby, including, without limitation, a Registration Rights Agreement (the “Registration Rights Agreement”) between the Company and the Investors, in the form attached hereto as Exhibit B.

6. Additional Covenants of the Investors. Each Investor agrees with the Company:

(a) Information.  To provide the Company with such information as the Company reasonably requests regarding such Investor for inclusion in the SEC Transaction Documents.

(b) HSR Act.  To use reasonable best efforts to obtain all authorizations, approvals and consents that are necessary or advisable under the HSR Act so that any applicable waiting period shall have expired or been terminated thereunder and any applicable notification, authorization, approval or consent shall have been made or obtained with respect to the purchase of Unsubscribed Shares, Investor Offered Shares, and Investor Exchange Shares hereunder, and not to take any action that is intended or reasonably likely to materially impede or delay the ability of the parties to obtain any necessary approvals required for the transactions contemplated by this Agreement; provided, however, that, notwithstanding anything to the contrary contained herein, such Investor (and its ultimate parent entities, as such term is used in the HSR Act) shall not be required to disclose to any other party to this Agreement any information contained in its HSR Notification and Report Form which such party, in its sole and reasonable discretion, deems confidential.

(c) Reasonable Best Efforts.  Such Investor shall use its reasonable best efforts to take all actions, and do all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable laws to cooperate with the Company and to consummate and make effective the transactions contemplated by this Agreement, including executing, delivering and filing, as applicable, any additional ancillary instruments or agreements necessary to consummate the transactions contemplated by this Agreement and the Recapitalization and to fully carry out the purposes of this Agreement and the transactions contemplated hereby and thereby, including:

(i) preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or governmental entity;

(ii) cause the shares of Common Stock beneficially owned by such Investor to be voted in favor of the issuance and sale of the Offered Shares pursuant to the Rights Offering, issuance and sale of the Unsubscribed Shares to the Investors pursuant to the terms hereof, and the issuance of the Exchange Shares (including the Investor Exchange Shares) to holders of outstanding Notes pursuant to the Debt Exchange at the special meeting of stockholders called therefor;

(iii) defending any lawsuits or other actions or proceedings to which such Investor has been named a party, whether judicial or administrative, challenging this Agreement or the Recapitalization or any other agreement contemplated by this Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

(iv) executing, delivering and filing, as applicable, any additional ancillary instruments, documents, or agreements necessary to consummate the transactions contemplated by this Agreement and the other Transaction Agreements and to fully carry out the purposes of this Agreement and the transactions contemplated hereby and thereby, including, without limitation, the Registration Rights Agreement.

(d) No Transfer of Rights.  During the Rights Exercise Period, such Investor will not, without the prior written consent of the Special Committee, sell, assign, transfer, convey, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise), in whole or in part, or directly or indirectly enter into, or cause to become subject to, any option, warrant, purchase right, or other contract or commitment that could require such Investor to sell, assign, transfer, convey, hypothecate, pledge, encumber, grant a security interest in, or otherwise dispose of (whether by operation of law or otherwise), in whole or in part (“Transfer”), any Rights distributed, directly or indirectly, to such Investor by the Company pursuant to the Rights Offering; provided, however, that such Investor may Transfer all or any portion of its Rights to one or more Affiliates, which shall agree in writing to take such Rights subject to, and to comply with, the terms of this Agreement.

(e) No Transfer of Notes and Common Stock.  Until the earlier to occur of the Closing Date or the termination of this Agreement pursuant to Section 11(a), such Investor will not, without the prior written consent of the Special Committee, Transfer any Notes or shares of Common Stock held, directly or indirectly, by such Investor; provided, however, that such Investor may Transfer all or any portion of its Notes and shares of Common Stock to one or more Affiliates, which shall agree in writing to take such securities subject to, and to comply with, the terms of this Agreement.

(f) No Stabilization. Such Investor will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

7. Additional Joint Covenant of Company and the Investors. Without limiting the generality of the undertakings pursuant to Sections 5(e) and 6(b), each of the Company and each Investor agree to use its respective reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary under the HSR Act to consummate and make effective the transactions contemplated by this Agreement and the other Transaction Agreements, including furnishing all information required by applicable law in connection with approvals of or filings with any governmental authority, and filing, or causing to be filed, as promptly as practicable, any required notification and report forms under other applicable competition laws with the applicable governmental antitrust authority. Each party shall consult with each other party as to the appropriate time of filing such notifications and shall agree upon the timing of such filings. Subject to appropriate confidentiality safeguards, each party shall (i) respond promptly to any request for additional information made by the antitrust agency; (ii) promptly notify counsel to each other party of, and if in writing, furnish counsel to each other party with copies of (or, in the case of material oral communications, advise the other party orally of) any communications from or with the antitrust agency in connection with any of the transactions contemplated by this Agreement; (iii) not participate in any meeting with the antitrust agency unless it consults with counsel to each other party in advance and, to the extent permitted by the agency, give each other party a reasonable opportunity to attend and participate thereat; (iv) furnish counsel to each other party with copies of all correspondence, filings and communications between it and the antitrust agency with respect to any of the transactions contemplated by this Agreement; and (v) furnish counsel to each other party with such necessary information and reasonable assistance as may be reasonably necessary in connection with the preparation of necessary filings or submission of information to the antitrust agency. Each party shall use its reasonable best efforts to cause the waiting periods under the applicable competition laws to terminate or expire at the earliest possible date after the date of filing.

Notwithstanding anything in this Agreement to the contrary, nothing shall require any Investor or its Affiliates or the Company or its Subsidiaries to dispose of any of its or its respective Subsidiaries’ or its Affiliates’ assets or to limit its freedom of action with respect to any of its or its respective Subsidiaries’ businesses, or to consent to any disposition of the Company’s or its Subsidiaries’ assets or limits on the Company’s or its Subsidiaries’ freedom of action with respect to the conduct of any of its or its Subsidiaries’ businesses, or to commit or agree to any of the foregoing, and nothing in this Agreement shall authorize the Company or any of the Company’s Subsidiaries to commit or agree to any of the foregoing, to obtain any consents, approvals, permits or authorizations to remove any impediments to the transactions contemplated hereby or by any other Transaction Agreement relating to antitrust or competition laws or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any action relating to antitrust or competition laws.

8. Conditions to the Obligations of the Parties.

(a) Conditions to the Investors’ Obligations under this Agreement. The obligations of each Investor hereunder to consummate the transactions contemplated hereby shall be subject to the satisfaction prior to the Closing Date of each of the following conditions (which may be waived in whole or in part by such Investor in its sole discretion):

(i) Registration Statement Effectiveness. The Rights Offering Registration Statement shall have been declared effective by the Commission and shall continue to be effective and no stop order shall have been entered by the Commission with respect thereto.

(ii) Rights Offering. The Rights Offering shall have been conducted in all material respects in accordance with this Agreement and shall have been consummated without the waiver of any condition thereto.

(iii) Debt Exchange. The Debt Exchange shall have been consummated in all material respects in accordance with this Agreement without the waiver of any condition thereto.

(iv) Antitrust Approvals. All terminations or expirations of waiting periods imposed under the HSR Act, shall have occurred and all other notifications, consents, authorizations and approvals required to be made or obtained from any competition or antitrust authority shall have been made or obtained for the transactions contemplated by this Agreement.

(v) Consents. All material governmental and third-party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by this Agreement shall have been made or received.

(vi) Stockholder Approval. Stockholder Approval shall have been received.

(vii) No Legal Impediment to Issuance. No action shall have been taken, no statute, rule, regulation, or order shall have been enacted, adopted, or issued by any federal, state, or foreign governmental or regulatory authority, and no judgment, injunction, decree or order of any federal, state or foreign court shall have been issued that, in each case, prohibits the implementation of the Rights Offering or the Debt Exchange, the issuance and sale of the Unsubscribed Shares and the Investor Offered Shares to the Investors, the issuance of Exchange Shares (including the Investor Exchange Shares) for outstanding Notes, or the consummation of the transactions contemplated by this Agreement or the Recapitalization or materially impairs the benefit of implementation thereof, and no action or proceeding by or before any federal, state, or foreign governmental or regulatory authority shall be pending or threatened wherein an adverse judgment, decree, or order would be reasonably likely to result in the prohibition of or material impairment of the benefits of the implementation of the Rights Offering or the Debt Exchange, the issuance and sale of the Unsubscribed Shares and the Investor Offered Shares to the Investors, the issuance of Exchange

Shares (including the Investor Exchange Shares) for outstanding Notes, or the consummation of the transactions contemplated by this Agreement or the Recapitalization.

(viii) Representations and Warranties. The representations and warranties of Company contained in this Agreement shall be true and correct (disregarding all qualifications and exceptions contained therein relating to materiality, Material Adverse Effect or similar qualifications, other than such qualifications contained in Sections 3(i) and 3(j)) as of the date hereof and as of the Closing Date after giving effect to the transactions contemplated hereby with the same effect as if made on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except where the failure to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect, other than with respect to the representations in Sections 3(b), 3(c), 3(d), 3(e), and 3(m)(ii), which shall be true and correct in all respects.

(ix) Covenants. The Company shall have performed and complied in all material respects with all of its covenants and agreements contained in this Agreement and in any other Transaction Agreement required to be performed or complied with on or prior to the Closing Date.

(x) Registration Rights Agreement. The Company shall have executed and delivered to the Investors the Registration Rights Agreement.

(xi) Debt Exchange. At least ninety-five percent (95%) of the aggregate principal amount of outstanding Notes shall have been validly exchanged in the Debt Exchange.

(xii) Settlement. The settlement of the action described on Schedule II hereto, on the terms set forth in the Memorandum of Understanding described on Schedule II hereto, shall have received final approval by the Delaware Court of Chancery, and such action shall have been dismissed with prejudice pursuant to such approval.

(xiii) Nasdaq. The Offered Shares and Exchange Shares shall have been approved for listing on the Nasdaq Global Select Market, subject to official notice of issuance.

(b) Conditions to the Company’s Obligations under this Agreement. The right of the Company to require the Investors to purchase the Unsubscribed Shares and the obligation of the Company to issue the Investor Exchange Shares to the Investors in exchange for outstanding Notes are subject to the following conditions (which may be waived in whole or in part by the Company in its sole discretion), provided that the failure of a condition set forth in Section 8(b)(v) to be satisfied may not be asserted by the Company if such failure results from a breach by the Company of an obligation hereunder:

(i) Antitrust Approvals. All terminations or expirations of waiting periods imposed under the HSR Act, shall have occurred and all other notifications, consents, authorizations and approvals required to be made or obtained from any competition or antitrust authority shall have been made or obtained for the transactions contemplated by this Agreement.

(ii) Consents. All material governmental and third-party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by this Agreement shall have been made or received.

(iii) No Legal Impediment to Issuance. No action shall have been taken, no statute, rule, regulation, or order shall have been enacted, adopted, or issued by any federal, state, or foreign governmental or regulatory authority, and no judgment, injunction, decree or order of any federal, state or foreign court shall have been issued that, in each case, prohibits the implementation of the Rights Offering or the Debt Exchange, the issuance and sale of the Unsubscribed Shares and the Investor Offered Shares to the Investors, the issuance of Exchange Shares (including the Investor Exchange Shares) for outstanding Notes, or the consummation of the transactions contemplated by this Agreement or the Recapitalization or materially impairs the benefit of implementation thereof, and no action or proceeding by or before any federal, state, or foreign governmental or regulatory authority shall be pending or threatened wherein an adverse judgment, decree, or order would be reasonably likely to result in the prohibition of or material impairment of the benefits of the implementation of the Rights Offering or the Debt Exchange, the issuance and sale of the Unsubscribed Shares and the Investor Offered Shares to the Investors, the issuance of Exchange Shares (including the Investor Exchange Shares) for outstanding Notes, or the consummation of the transactions contemplated by this Agreement or the Recapitalization.

(iv) Representations and Warranties. The representations and warranties of the Investors and any Affiliated Purchaser contained in this Agreement or pursuant to Section 2(d) shall be true and correct (disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect on the Investors’ performance of their obligations or similar qualifications) as of the date hereof and as of the Closing Date with the same effect as if made on the Closing Date (except for the representations and warranties made as of a specified date, which shall be true and correct only as such specified date), except with respect to each Investor’s representations in all Sections other than Sections 4(b) and 4(c) where the failure to be so true and correct, individually or in the aggregate, has not prohibited, materially delayed, or materially and adversely affected, and would not reasonably be expected to prohibit, materially delay, or materially and adversely affect, the Investors’ performance of their obligations under this Agreement.

(v) Covenants. The Investors shall have performed and complied in all material respects with all of their respective covenants and agreements contained in this Agreement and in any other Transaction Agreement required to be performed or complied with on or prior to the Closing Date, including, without limitation, entering into the Registration Rights Agreement.

(vi) Registration Statement Effectiveness. The Rights Offering Registration Statement shall each have been declared effective by the Commission and shall continue to be effective and no stop order shall have been entered by the Commission with respect thereto.

(vii) Rights Offering. The Rights Offering shall have been consummated in all material respects in accordance with this Agreement.

(viii) Debt Exchange. All conditions to the Company’s obligation to consummate the Debt Exchange shall have been satisfied (or waived, to the extent permitted).

(ix) Settlement. The settlement of the action described on Schedule II hereto, on the terms set forth in the Memorandum of Understanding described on Schedule II hereto, shall have received final approval by the Delaware Court of Chancery, and such action shall have been dismissed with prejudice pursuant to such approval.

(x) Stockholder Approval. Stockholder Approval shall have been received.

(c) Conditions to the Company’s Obligations to Complete the Rights Offering. The obligation of the Company to consummate the Rights Offering shall be subject to the satisfaction prior to the Closing Date of each of the following conditions (which may not be waived, in whole or in part, without the prior written consent of the Investors):

(i) Consents. All material governmental and third-party notifications, filings, consents, waivers and approvals required for the consummation of the Rights Offering shall have been made or received.

(ii) No Legal Impediment to Issuance. No action shall have been taken, no statute, rule, regulation, or order shall have been enacted, adopted, or issued by any federal, state, or foreign governmental or regulatory authority, and no judgment, injunction, decree or order of any federal, state or foreign court shall have been issued that, in each case, prohibits the implementation of the Rights Offering and the issuance and sale of the Offered Shares or materially impairs the benefit of implementation thereof, and no action or proceeding by or before any federal, state, or foreign governmental or regulatory authority shall be pending or threatened wherein an adverse judgment, decree, or order would be reasonably likely to result in the prohibition of or material impairment of the benefits of the implementation of the Rights Offering and the issuance and sale of the Offered Shares.

(ii) (iii) Registration Statement Effectiveness. The Rights Offering Registration Statement shall each have been declared effective by the Commission and shall continue to be effective and no stop order shall have been entered by the Commission with respect thereto.

(iv) Debt Exchange. All conditions to the Company’s obligation to consummate the Debt Exchange shall have been satisfied (or waived, to the extent permitted).

(v) Settlement. The settlement of the action described on Schedule II hereto, on the terms set forth in the Memorandum of Understanding described on Schedule II hereto, shall have received final approval by the Delaware Court of Chancery, and such action shall have been dismissed with prejudice pursuant to such approval.

(vi) Stockholder Approval. Stockholder Approval shall have been received.

(vii) Conditions under this Agreement. All conditions set forth in Sections 8(a) and 8(b) (other than the conditions set forth in Sections 8(a)(ii) and 8(b)(vii)) shall have been satisfied (or waived, to the extent permitted thereby).

9. Indemnification and Contribution.

(a) Whether or not the Recapitalization is consummated or this Agreement is terminated or the transactions contemplated hereby, the Company (in such capacity, the “Indemnifying Party”) shall indemnify and hold harmless the Investors, their respective Affiliates (other than the Company), and their respective officers, directors, members, partners, employees, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and reasonable expenses, joint or several, arising out of circumstances existing on or prior to the Closing Date (“Losses”) to which any such Indemnified Person may become subject arising out of or in connection with any claim, challenge, litigation, investigation or proceeding (“Proceedings”) instituted by a third party with respect to the Recapitalization, the Rights Offering, the Debt Exchange, this Agreement or the other Transaction Documents, the Rights Offering Registration Statement, any Preliminary Rights Offering Prospectus, the Rights Offering Prospectus, any Issuer Free Writing Prospectus, the Investment Decision Package, the Note Offering Materials, any amendment or supplement thereto, or the transactions contemplated by any of the foregoing and shall reimburse such Indemnified Persons for any reasonable legal or other reasonable out-of-pocket expenses incurred in connection with investigating, responding to or defending any of the foregoing; provided that the foregoing indemnification will not apply to Losses to the extent that they directly resulted from (a) any breach by such Indemnified Person of this Agreement, (b) gross negligence or willful misconduct on the part of such Indemnified Person, or (c) statements or omissions in the Rights Offering Registration Statement, any Preliminary Rights Offering Prospectus, the Rights Offering Prospectus, any Issuer Free Writing Prospectus, the Note Offering Materials, or any amendment or supplement thereto made in reliance upon or in conformity with information relating to such Indemnified Person furnished to the Company in writing by or on behalf of such Indemnified Person expressly for use in the Rights Offering Registration Statement, any Preliminary Rights Offering Prospectus, the Rights Offering Prospectus, any Issuer Free Writing Prospectus, the Note Offering Materials, or any amendment or supplement thereto. If for any reason the foregoing indemnification is unavailable to any Indemnified Person (except as set forth in the proviso to the immediately preceding section) or insufficient to hold it harmless, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and such Indemnified Person on the other hand but also the relative fault of the Indemnifying Party on the one hand and such Indemnified Person on the other hand as well as any relevant equitable considerations. The indemnity, reimbursement and contribution obligations of the Indemnifying Party under this Section 9 shall be in addition to any liability that the Indemnifying Party may otherwise have to an Indemnified

Person and shall bind and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnifying Party and any Indemnified Person.

(b) Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings with respect to which the Indemnified Person may be entitled to indemnification hereunder, such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided that (i) the omission so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been prejudiced by such failure and (ii) the omission so to notify the Indemnifying Party will not relieve it from any liability that it may have to an Indemnified Person otherwise than on account of this Section 9. In case any such Proceedings are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person; provided that if the defendants in any such Proceedings include both such Indemnified Person and the Indemnifying Party and such Indemnified Person shall have concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel, which selection shall be subject to the reasonable approval of the Indemnifying Party, to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings, or (iii) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.

(c) The Indemnifying Party shall not be liable for any settlement of any Proceedings effected without its written consent (which consent shall not be unreasonably withheld). If any settlement of any Proceeding is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Proceedings, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment in accordance with, and subject to the limitations of, the provisions of this Section 9. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceedings in respect of which indemnity has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Proceedings and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

10. Survival of Representations and Warranties. The representations and warranties made in this Agreement will survive the execution and delivery of this Agreement, and the covenants shall survive in accordance with their specific terms.

11. Termination.

(a) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

(i) by mutual written consent of the Company and each Investor;

(ii) by either the Company or any Investor if the Closing Date shall not have occurred by February 15, 2010; provided, however, that the right to terminate this Agreement under this Section 11(a)(ii) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or prior to such date;

(iii) by the Company,

(A) if there has been a breach of any covenant or a breach of any representation or warranty of an Investor, which breach would cause the failure of any condition precedent set forth in Section 8(b), provided that any such breach of a covenant or representation or warranty is not capable of cure on or prior to February 15, 2010; or

(B) upon the occurrence of any event that results in a failure to satisfy any of the conditions set forth in Section 8(b), which failure is not capable of cure on or prior to February 15, 2010; provided that all determinations made for the Company prior to the Closing Date with respect to Section 11(a)(iii)(A) and this Section 11(a)(iii)(B) shall be made by the Special Committee;

(iv) by any Investor,

(A) if there has been a breach of any covenant or a breach of any representation or warranty of the Company, which breach would cause the failure of any condition precedent set forth in Section 8(a), provided that any such breach of a covenant or representation or warranty is not capable of cure on or prior to February 15, 2010; or

(B) upon the occurrence of any event that results in a failure to satisfy any of the conditions set forth in Section 8(a), which failure is not capable of cure on or prior to February 15, 2010.

(b) If this Agreement is terminated, other than pursuant to Section 11(a)(iii)(A), the Company shall pay to the Investors any Transaction Expenses and any other amounts certified by the Investors to be due and payable hereunder that have not been paid theretofore. Payment of the amounts due under this Section 11(b) will be made no later than the close of business on the third (3rd) Business Day following the date of such termination by wire transfer of immediately available funds in U.S. dollars to an account specified by the Investors to the Company.

(c) Upon termination under this Section 11, all rights and obligations of the parties under this Agreement shall terminate without any liability of any party to any other party except that (i) nothing contained herein shall release any party hereto from liability for any willful breach of this Agreement and (ii) the covenants and agreements made by the parties herein in Sections 2(h) and 2(i) and Sections 9 through 17 will survive indefinitely in accordance with their terms.

12. Notices. All notices and other communications in connection with this Agreement will be in writing and will be deemed given (and will be deemed to have been duly given upon receipt) if delivered personally, sent via electronic transmission, facsimile transmission (with confirmation), mailed by registered or certified mail (return receipt requested), or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

(a)	If to the Company:
Builders FirstSource, Inc.
2001 Bryan Street, Suite 1600
Dallas, Texas 75201
Facsimile: (214) 880-3599
Attention: Donald F. McAleenan, Esq.
Electronic mail: Don.McAleenan@bldr.com

with copies to:

Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309
Facsimile: (404) 881-7777
Attention: William Scott Ortwein, Esq.
Electronic mail: Scott.Ortwein@alston.com

and:

Morris, Nichols, Arsht & Tunnell LLP
1201 North Market Street, 18th Floor
P.O. Box 1347
Wilmington, Delaware 19899-1347
Facsimile: (302) 658-3989
Attention: Andrew M. Johnston, Esq.
Electronic mail: ajohnston@mnat.com

(b)	If to the Investors:

JLL Partners Fund V, L.P.
c/o JLL Partners, Inc.
450 Lexington Avenue, 31st Floor
New York, New York 10017
Facsimile: (212) 286-8626
Attention: Brett N. Milgrim
Daniel Agroskin
Electronic mail: b.milgrim@jllpartners.com
d.agroskin@jllpartners.com

and:

Warburg Pincus Private Equity IX, L.P.
c/o Warburg Pincus LLC
450 Lexington Avenue, 32nd Floor
New York, New York 10017
Facsimile: (212) 878-9100
Attention: David Barr
Kevin Kruse
Electronic mail: david.barr@warburgpincus.com
kevin.kruse@warburgpincus.com

with copies to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899
Facsimile: (302) 651-3001
Attention: Robert B. Pincus, Esq.
Allison L. Land, Esq.
Electronic mail: bob.pincus@skadden.com
allison.land@skadden.com

and:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019-6099
Facsimile: (212) 728-8111
Attention: Steven J. Gartner, Esq.
Mark Cognetti, Esq.
Electronic mail: sgartner@willkie.com
mcognetti@willkie.com

13. Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, except to an Affiliated Purchaser pursuant to Section 2(d). Notwithstanding the previous sentence, subject to the provisions of Section 2(d), this Agreement, and each Investor’s obligations hereunder, may be assigned, delegated or transferred, in whole or in part, by any Investor to any Affiliate of such Investor over which such Investor or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights; provided that any such assignee assumes the obligations of such Investor hereunder and agrees in writing to be bound by the terms of this Agreement in the same manner as such Investor. Notwithstanding the foregoing or any other provisions herein, no such assignment will relieve the Investor of its obligations hereunder if such assignee fails to perform such obligations. Except as provided in Section 9 with respect to the Indemnified Persons, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement. Any Indemnified Persons shall be entitled to enforce and rely on the provisions listed in the immediately preceding sentence as if they were a party to this Agreement.

14. Prior Negotiations; Entire Agreement. This Agreement, together with the Registration Rights Agreement and the documents and instruments attached as exhibits to and referred to in this Agreement and the Registration Rights Agreement, constitutes the entire agreement of the parties with respect to the Recapitalization and supersedes all prior agreements, arrangements or understandings, whether written or oral, between the parties with respect to the transactions contemplated hereby.

15. GOVERNING LAW; VENUE. THIS AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE PARTIES HERETO AGREES TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE IN AND FOR NEW CASTLE COUNTY OR, IF THE COURT OF CHANCERY LACKS SUBJECT MATTER JURISDICTION, ANY COURT OF THE STATE OF DELAWARE SITUATED IN NEW CASTLE COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, WITH RESPECT TO ANY CLAIM OR CAUSE OF ACTION ARISING UNDER OR RELATING TO THIS AGREEMENT, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND AGREES THAT ALL SERVICE OF PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO IT AT ITS ADDRESS AS SET FORTH IN SECTION 12, AND THAT SERVICE SO MADE SHALL BE TREATED AS COMPLETED WHEN RECEIVED. EACH OF THE PARTIES HERETO WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND WAIVES ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED IN ANY SUCH COURT. THE COMPANY AND EACH OF THE INVESTORS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT OR THE INVESTORS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE, AND ENFORCEMENT HEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT THE RIGHT OF THE PARTIES HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

NOTWITHSTANDING THE FOREGOING, EACH OF THE PARTIES HERETO AGREES THAT EACH OF THE OTHER PARTIES HERETO SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING FOR ENFORCEMENT OF A JUDGMENT ENTERED BY A COURT PERMITTED BY THIS SECTION 15 IN ANY OTHER COURT OR JURISDICTION.

16. Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

17. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by all the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity. All determinations made for the Company prior to the Closing Date with respect to this Section 17 shall be made by the Special Committee.

18. Adjustment to Shares. If, prior to the Closing Date, the Company effects a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction with respect to any shares of its capital stock, references to the numbers of such shares and the prices therefore shall be equitably adjusted to reflect such change and, as adjusted, shall, from and after the date of such event, be subject to further adjustment in accordance herewith.

19. Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

20. Publicity. The Company and the Investors shall consult with each other prior to issuing any press releases (and provide each other a reasonable opportunity to review and comment upon such releases) or otherwise making public announcements with respect to the transactions contemplated by this Agreement and prior to making any filings with any third party or any governmental entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by law or by the request of any governmental entity.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

BUILDERS FIRSTSOURCE, INC.

By:	/s/ Floyd F. Sherman
Name:     Floyd F. Sherman

Title:	President and Chief Executive Officer

JLL PARTNERS FUND V, L.P.

By:	JLL Associates V, L.P., its general partner

By:	JLL Associates, G.P. V, LLC, its general partner

By:	/s/ Paul S. Levy
Name:     Paul S. Levy

Title:	Managing Member

WARBURG PINCUS PRIVATE EQUITY IX, L.P.

By:	Warburg Pincus IX LLC, General Partner

By:	Warburg Pincus Partners, LLC, Sole Member

By:	Warburg Pincus & Co., Managing Member

By:	/s/ Kevin J. Kruse
Name:     Kevin J. Kruse

Title:	Partner

SCHEDULE I

Affiliate	5
Affiliated Purchaser	4
Aggregate Offering Amount	1
Agreement	1
Basic Subscription Privilege	1
Board	2
Business Day	2
Closing Date	5
Commission	9
Common Stock	1
Company	1
Company SEC Documents	9
Debt Exchange	1
Eligible Holder	2
Exchange Act	2
Exchange Deficiency	3
Exchange Shares	4
Expiration Time	2
Holder	2
HSR Act	9
Indemnified Person	21
Indemnifying Party	21
Investment Decision Package	11
Investor	1
Investor Exchange Shares	4
Investor Notes	4
Investor Offered Shares	4
Investors	1
Issuer Free Writing Prospectus	11
JLL Fund V	1
Losses	21
Material Adverse Effect	6
New Notes	1
Note Offering Materials	11
Notes	1
Notice of Offering Results	4
Offered Shares	1
Old Indenture	8
Option	7
Options	7
Over-Subscription Privilege	1
Preferred Stock	7
Preliminary Rights Offering Prospectus	11
Proceedings	21
Proxy Statement	11
Put Option	4
Recapitalization	1
Record Date	1
Registration Rights Agreement	16
Remaining Offered Shares	2
Rights	1
Rights Exercise Period	2
Rights Offering	1
Rights Offering Commencement Date	2
Rights Offering Prospectus	11
Rights Offering Registration Statement	11
Rights Ratio	2
SEC Transaction Documents	14
Securities Act	1
Securities Act Effective Date	11
Special Committee	1
Stock Plans	7
Stockholder Approval	9
Subscription Agent	2
Subscription Price	1
Subsidiary	6
Support Agreement	3
Transaction Agreements	7
Transaction Expenses	6
Transfer	17
Unsubscribed Shares	4
Warburg Pincus	1

SCHEDULE II

Settlement and Release

1.	Action

In re:  Builders FirstSource, Inc. S’holders and Deriv. Litig., C.A. No. 4900-VCS, pending before the Court of Chancery of the State of Delaware.

2.	Memorandum of Understanding

Memorandum of Understanding, entered into as of October 23, 2009, by and between the parties to In re: Builders FirstSource, Inc. S’holders and Deriv. Litig., C.A. No. 4900-VCS, pending before the Court of Chancery of the State of Delaware, by their respective undersigned counsel.

Exhibit A

Terms of New Notes

Issuer	Builders FirstSource, Inc.
Guarantors	All wholly owned domestic subsidiaries of the Issuer that currently guarantee the existing Notes of the Issuer.
Principal	No more than $145.0 million. February 15, 2016 (the “Maturity Date”).
Maturity	All obligations then outstanding under the New Notes shall be payable in full on the Maturity Date. 3-month LIBOR (with a 3.0% floor) plus 10.0%
Interest Rate	Payable quarterly on the 15th of February, May, August, and November of each year. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Default Rate	Additional 2.00%
Amortization	None.
Prior to February 15, 2011 105%
After February 15, 2011, and prior to February 15, 2012 102.5%
Optional Prepayments	After February 15, 2012, and prior to February 15, 2013 101%
After February 15, 2013 100%
Offer to Purchase with Asset Sale Proceeds	Same as set forth in the Old Indenture.
Collateral	All amounts owed in connection with the New Notes shall be secured by a perfected, second priority lien on and security interest in all of the Collateral (as defined in the Old Indenture); provided that, for the avoidance of doubt, the Collateral shall not include “securities” of any of the Company’s “affiliates” (as the terms “securities” and “affiliates) are used in Rule 3-16 of Regulation S-X under the Securities Act).
Collateral Trust Fee	TBD
Covenants	Same as set forth in the Old Indenture; provided that(i) the definition of Borrowing Base shall be modified to give pro forma credit for any accounts and inventory acquired since the last quarterly financials, (ii) the basket under Section 4.09(b)(1)(A) shall be reduced from $375 million to the sum of(y) the Borrowing Base (as defined in the Old Indenture) and(z) $75 million, and (iii) the Issuer shall be permitted(y) to refinance any remaining Notes with debt which is secured on a pari passu basis with the New Notes; and(z) to issue additional New Notes in exchange for any Notes outstanding following the closing of the Debt Exchange pursuant to and under the new indenture that will govern the New Notes (and, for purposes of clarity, such additional New Notes will be secured on a pari passu basis with the other New Notes).

Events of Default	Same as set forth in the Old Indenture.
Closing Date	The effective date of the Recapitalization.
Allocation	The New Notes will be issued as part of the contemplated Recapitalization.
Conditions Precedent to Closing	Satisfaction of all conditions to the closing of the Debt Exchange and the Rights Offering.
Registration Rights	A resale shelf registration statement covering sales of the New Notes and shares of Common Stock received in the Debt Exchange will be effective prior to closing.

Exhibit B

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (“Agreement”), dated as of [          ], 2009, is made by and among JLL Partners Fund V, L.P., a Delaware limited partnership (“JLL Fund V”), and Warburg Pincus Private Equity IX, L.P., a Delaware limited partnership (“Warburg Pincus”) (each of JLL Fund V and Warburg Pincus, an “Investor,” and collectively, the “Investors”), and Builders FirstSource, Inc., a Delaware corporation (the “Company”).

WITNESSETH

WHEREAS, as of the date of this Agreement, JLL Fund V beneficially owns 8,952,551.5 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) and Warburg Pincus beneficially owns 9,055,392.5 shares of Common Stock; and

WHEREAS, as part of the Recapitalization (as defined below) of the Company, the Company intends to distribute, at no charge, to each holder of record on a record date to be set by the Board of Directors of the Company (the “Board”) of shares of Common Stock transferable rights (“Rights”) to subscribe for and purchase at a price of $3.50 per share (as adjusted for any stock split, combination, reorganization, recapitalization, stock dividend, stock distribution or similar event, the “Subscription Price”) up to its pro rata portion of 58,571,428 shares of Common Stock (the “Offered Shares”) such that, if the Rights are exercised in full, the Company will receive gross proceeds of $205.0 million (the “Rights Offering”); and

WHEREAS, as part of the Recapitalization, the Company also intends (i) to offer new second lien debt securities (“New Notes”) and cash from a portion of the proceeds of the Rights Offering in exchange for the outstanding Second Priority Senior Secured Floating Rate Notes due 2012 of the Company (the “Notes”) in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereunder and (ii) under certain circumstances, to provide holders of outstanding Notes the right to exchange outstanding Notes for shares of Common Stock at an exchange price equal to the Subscription Price in transactions exempt from the registration requirements of the Securities Act, substantially on the terms set forth in that certain Support Agreement, dated as of October 23, 2009, between the Company and certain holders of outstanding Notes signatory thereto (collectively, the “Debt Exchange” and, together with the Rights Offering, the “Recapitalization”); and

WHEREAS, pursuant to that certain Investment Agreement, dated as of October 23, 2009 (the “Investment Agreement”), upon the terms and subject to the satisfaction or waiver of the conditions described therein, (i) to the extent that the gross proceeds of the Rights Offering are less than $75.0 million, the Company shall have the right to require the Investors to purchase, upon expiration of the Rights Offering, at the Subscription Price, a number of Offered Shares not subscribed for and purchased by holders of Rights upon exercise thereof under the basic subscription privilege and over-subscription privilege such that the total gross proceeds of the Rights Offering equal $75.0 million; and (ii) to the extent that the Rights Offering is not fully subscribed, the Investors shall agree to exchange the Notes held indirectly by such Investors for shares of Common Stock at an exchange price equal to the Subscription Price, to the extent of such deficiency and subject to the rights of other holders of Notes that participate in such exchange; and

WHEREAS, in consideration of the Investors’ commitment to purchase Common Stock and exchange Notes pursuant to, upon the terms, and subject to the conditions set forth in the Investment Agreement, the Company has agreed, among other things, to provide registration rights to the Investors with respect to all shares of Common Stock owned or hereinafter acquired by the Investors and their respective Affiliates (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

Certain Definitions

For purposes of this Agreement, the following terms shall have the following meanings:

(a) The term “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified, the term “control” (including the terms “controlling,” “controlled by,” and “under common control with”) meaning the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise

(b) The term “Commission” means the United States Securities and Exchange Commission or any successor agency.

(c) The term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(d) The term “Fair Market Value” means the fair market value per share of the Common Stock as of a particular date determined as: (i) the average closing sales price per share of the Common Stock on the national securities exchange on which the Common Stock is principally traded, for the last five preceding dates on which there was a sale of such Common Stock on such exchange; or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last five preceding dates on which there was a sale of such Common Stock in such market; or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Board, in its good faith judgment, shall determine.

(e) The term “Person” means any individual, firm, corporation, partnership, limited liability company, trust, or other entity and shall include any successor (by merger or otherwise) of such entity.

(f) The term “Public Offering” means a public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act (other than (i) a registration statement filed under Regulation A or on Form S-4 or any successor form or (ii) a registration statement filed on Form S-8 or any successor form).

(g) The term “Registrable Securities” means the Shares, provided, however, that as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement; or (ii) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act; or (iii) such securities are transferred under circumstances in which any legend borne by the certificates for such securities or noted in the Company’s stock book and transfer records relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company.

(h) The term “Requisite Amount” means such number of shares of Registrable Securities having an aggregate Fair Market Value of $125,000.

(i) The term “Shares” means (i) all shares of Common Stock owned as of the date hereof by JLL Fund V and Warburg Pincus and their respective Affiliates, including, without limitation, Building Products, LLC and JWP LLC; and (ii) additional shares of Common Stock acquired by JLL Fund V and Warburg Pincus and their respective Affiliates, including, without limitation, Building Products, LLC and JWP LLC, in any manner after the date hereof.

ARTICLE II

Representations and Warranties

Section 2.01  Representations and Warranties of the Investors.  Each Investor individually represents and warrants to the Company the following:

(a) Such Investor has the requisite power and authority to enter into, execute, and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Investor; and

(b) This Agreement has been duly and validly executed and delivered by such Investor and is, assuming due execution and delivery hereof by the Company and that the Company has full legal power and right to enter into this Agreement, a valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except as enforcement thereof may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting the enforcement of creditors’ rights generally, and subject to principles of equity and public policy; and

(c) The Investor understands and acknowledges that, until such time as the same is no longer required under any applicable requirements of the Securities Act and the rules and regulations thereunder or applicable state securities laws, the Company and its transfer agent shall make such notation in the stock book and transfer records of the Company or, in the case of certificated Shares, imprint legends as may be necessary to record that the transfer of the Shares must be registered under the Securities Act (subject to any applicable exemptions).

Section 2.02  Representations and Warranties of the Company.  The Company represents and warrants to each of the Investors the following:

(a) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into, execute, and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company; and

(b) This Agreement has been duly and validly executed and delivered by the Company and is, assuming due execution and delivery hereof by each of the Investors and that each of the Investors has full legal power and right to enter into this Agreement, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting the enforcement of creditors’ rights generally, and subject to principles of equity and public policy.

ARTICLE III

Registration Rights

Section 3.01  Demand Registrations.

(a) Requests for Registration.  At any time after the date of this Agreement, subject to the conditions set forth herein, each Investor shall be entitled to make, on its own behalf or on behalf of any of its Affiliates, a written request of the Company (a “Demand”) for registration under the Securities Act of all or any portion of the Registrable Securities owned by such Investor (or such Investor’s Affiliates) (a “Demand Registration”). The Investor making such Demand (the “Demanding Investor”) shall give written notice (a “Demand Notice”) to the Company and to the other Investor specifying: (i) the Demanding Investor’s intent to exercise a Demand; (ii) the aggregate number of Registrable Securities requested to be registered, provided that such Registrable Securities must have an aggregate Fair Market

Value of at least $10,000,000; and (iii) the intended method of distribution in connection with such Demand Registration to the extent then known. Within ten (10) business days of receipt of a Demand Notice, the other Investor, should it wish to participate in the Demand Registration, shall give written notice (a “Demand Participation Notice”) to the Company and the Demanding Investor specifying the aggregate number of Registrable Securities that such Investor, on its own behalf or on behalf of any of its Affiliates, wishes to be included in the Demand Registration. Participation by such Investor in such Demand Registration pursuant to a Demand Participation Notice shall not be counted as a Demand of such Investor. Subject to Section 3.01(f), the Company shall include in the Demand Registration all Registrable Securities requested to be included in such Demand Registration by the Demanding Investor and the other Investor, as set forth in the Demand Participation Notice.

(b) Number of Demands.  Each Investor shall be entitled to four (4) Demand Registrations.

(c) Satisfaction of Obligations.  Subject to the provisions of Section 3.03, a registration shall not be treated as a permitted Demand for a Demand Registration until (i) the applicable registration statement under the Securities Act has been filed with the Commission with respect to such Demand Registration (which shall include any registration statement that is not withdrawn by holders of Registrable Securities in the circumstances contemplated by Section 3.03); and (ii) such registration statement shall have been maintained continuously effective for a period of at least one hundred eighty (180) days or, in the case of a registration statement registering securities pursuant to Rule 415 under the Securities Act, until all securities registered under such registration statement are sold.

(d) Availability of Short Form Registrations.  The Company shall use its commercially reasonable efforts to comply with the requirements for use of short form registration for the sale of Registrable Securities under the Securities Act.

(e) Restrictions on Demand Registrations.  The Company shall not be obligated (i) in the case of a Demand Registration, to maintain the effectiveness of a registration statement under the Securities Act for a period of at least 180 days or, in the case of a registration statement registering securities pursuant to Rule 415 under the Securities Act, until all securities registered under such Demand Registration are sold; or (ii) to effect any Demand Registration requested by an Investor within one hundred eighty (180) days of the effective date of (A) a registration in which such Investor, on its own behalf or on behalf of any of its Affiliates, exercised “piggyback” rights pursuant to Section 3.02 hereof (provided that, with respect to such a registration in which such piggyback rights were exercised, such Investor was permitted to include in such registration at least twenty-five percent (25%) of the Registrable Securities that such Investor and its Affiliates sought to include therein) or (B) any other Demand Registration. In addition, the Company shall be entitled to postpone (upon written notice to each Investor) for up to ninety (90) days the filing or the effectiveness of a registration statement in respect of a Demand (but no more than once in any period of twelve (12) consecutive months) if the Board determines in good faith and in its reasonable judgment that effecting the Demand Registration in respect of such Demand would have a material adverse effect on any proposal or plan by the Company to engage in any debt or equity offering, material acquisition, or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, or other similar transaction or otherwise would be materially detrimental to the Company. In the event of a postponement by the Company of the filing or effectiveness of a registration statement in respect of a Demand, the Demanding Investor shall have the right to withdraw such Demand in accordance with Section 3.03 hereof.

(f) Participation in Demand Registrations.  Except with the prior written consent of the Demanding Investor, the Company may not include any securities to be sold for the Company’s account or for the account of other Persons that are not holders of Registrable Securities, other than the other Investor and its Affiliates, in a Demand Registration. If, in connection with a Demand Registration, any managing underwriter advises the Company and the Demanding Investor that, in its opinion, the inclusion of all the Registrable Securities and, if authorized pursuant to this Article III, other securities of the Company, in each case, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Demand Registration only such securities as the Company, the Demanding Investor, and the other Investor are advised by such underwriter can be sold without such an effect (the “Maximum Demand Number”), as follows and in the following order of priority:

(i) first, the number of Registrable Securities sought to be registered by the Demanding Investor, on its own behalf or on behalf of any of its Affiliates, pursuant to such Demand and the number of Registrable Securities, if any, sought to be registered by the other Investor, on its own behalf or on behalf of any of its Affiliates, pursuant to a Demand Participation Notice; provided, however, that, in the event that the aggregate number of Registrable Securities to be sold pursuant to this clause (i) exceeds the Maximum Demand Number, then the number of Registrable Securities to be registered by each of the Demanding Investor and the other Investor shall be reduced pro rata in proportion to the number of Registrable Securities sought to be registered by each such Investor such that the total number of Registrable Securities to be registered equals the Maximum Demand Number; and

(ii) second, and only if the number of Registrable Securities to be included under clause (i) above is less than the Maximum Demand Number, the number of securities sought to be included by the Company, which in the aggregate, when added to the number of securities to be included pursuant to clause (i) above, equals the Maximum Demand Number; and

(iii) third, and only if the number of Registrable Securities to be included under clauses (i) and (ii) above is less than the Maximum Demand Number, the number of securities sought to be sold for the account of other Persons that the Company is obligated to register pursuant to written contractual arrangements with such Persons, pro rata in proportion to the number of securities sought to be sold by such Persons, which in the aggregate, when added to the number of securities to be included pursuant to clauses (i) and (ii) above, equals the Maximum Demand Number.

(g) Selection of Underwriters.  If the Demanding Investor requests that such Demand Registration be an underwritten offering, then the Demanding Investor shall select a nationally recognized underwriter or underwriters to manage and administer such offering, such underwriter or underwriters, as the case may be, to be subject to the approval of the Company and the other Investor (to the extent such other Investor has delivered a Demand Participation Notice), which approval shall not be unreasonably withheld or delayed.

(h) Other Registrations.  If the Company has received a Demand and if the applicable registration statement in respect of such Demand has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (other than a registration relating to the Company’s employee benefit plans, exchange offers by the Company, or a merger or acquisition of a business or assets by the Company, including, without limitation, a registration on Form S-4 or Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least ninety (90) days has elapsed from the effective date of any Demand Registration, unless a shorter period of time is approved by the Demanding Investor. Notwithstanding the foregoing, the Company shall be entitled to postpone any such Demand Registration and may file or cause to be effected such other registration in accordance with the terms of Section 3.01(e) hereof.

Section 3.02  Piggyback Registrations.

(a) Right to Piggyback.  Whenever the Company proposes to register any shares of its Common Stock or Common Stock held by any stockholders of the Company under the Securities Act (other than a registration under Regulation A or relating to the Company’s employee benefit plans, exchange offers by the Company, or a merger or acquisition of a business or assets by the Company, including, without limitation, a registration on Form S-4 or Form S-8 or any successor form) (a “Piggyback Registration”), the Company shall give each of the Investors prompt written notice thereof (but not less than ten

(10) business days prior to the filing by the Company with the Commission of any registration statement with respect thereto). Such notice (a “Piggyback Notice”) shall specify the number of securities proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution, the proposed managing underwriter or underwriters (if any and if known), and a good faith estimate by the Company of the proposed minimum offering price of such securities. Upon the written request of an Investor, on its own behalf or on behalf of any of its Affiliates, given to the Secretary of the Company within ten (10) business days of the receipt by such Investor of the Piggyback Notice requesting that the Company include in such registration Registrable Securities owned by such Investor or its Affiliates in an amount equal to or greater than the Requisite Amount (which written request shall specify the number of Registrable Securities intended to be disposed of by such Investor and its Affiliates and the intended method of distribution thereof), the Company shall include in such registration all Registrable Securities with respect to which the Company has received such written requests for inclusion, in accordance with the terms hereof.

(b) Priority on Piggyback Registrations.  If, in connection with a Piggyback Registration, any managing underwriter (or, if such Piggyback Registration is not an underwritten offering, a nationally recognized independent underwriter selected by the Company) advises the Company and the holders of the Registrable Securities to be included in such Piggyback Registration, that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by the Company, by any Persons other than the Investors who have sought to have shares registered thereunder pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such demand rights, being “Other Demand Rights” and such other Persons, being “Other Demanding Sellers”), by any holders of securities (including the Investors) seeking to sell such securities in such Piggyback Registration (“Piggyback Sellers”), in each case, if any would materially adversely affect the marketability of the securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company, the Other Demanding Sellers, and the Piggyback Sellers are so advised by such underwriter can be sold without such an effect (the “Maximum Piggyback Number”), as follows and in the following order of priority:

(i) if the Piggyback Registration is an offering on behalf of the Company and not a Demanding Investor pursuant to Section 3.01 hereof or any Person exercising Other Demand Rights (whether or not other Persons seek to include securities therein pursuant to so-called “piggyback” or other incidental or participatory registration rights) (a “Primary Offering”), then (A) first, such number of securities to be sold by the Company as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined; and (B) second, if the number of securities to be included under clause (A) above is less than the Maximum Piggyback Number, pro rata in proportion to the securities sought to be registered by all the Piggyback Sellers which in the aggregate, when added to the number of securities to be registered under clause (A) above, equals the Maximum Piggyback Number; and

(ii) if the Piggyback Registration is an offering other than pursuant to a Primary Offering or a Demand Registration, then (A) first, such number of securities sought to be registered by each Other Demanding Seller, pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers; and (B) second, if the number of securities to be included under clause (A) above is less than the Maximum Piggyback Number, the number of securities sought to be registered by each Piggyback Seller, pro rata in proportion to the securities sought to be registered by all the Piggyback Sellers, which in the aggregate, when added to the number of securities to be registered under clause (A) above, equals the Maximum Piggyback Number; and (C) third, if the number of securities to be included under clauses (A) and (B) above is less than the Maximum Piggyback Number, the number of securities to be sold by the Company for its own account, which in the aggregate, when added to the number of securities to be registered under clauses (A) and (B) above, equals the Maximum Piggyback Number.

(c) Withdrawal by the Company.  If, at any time after giving written notice of its intention to register any of its securities as set forth in this Section 3.02 and prior to the time the registration statement filed in connection with such registration is declared effective, the Company shall determine not to go forward with a Primary Offering, the Company may, at its election, give written notice of such determination to each Investor and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein).

Section 3.03  Withdrawal Rights.  Any Investor that has, on its own behalf or on behalf of any of its Affiliates, notified or directed the Company to include any Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated for registration thereby by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration, and such Registrable Securities shall continue to be Registrable Securities hereunder. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below $10,000,000 of aggregate Fair Market Value as of such date, then the Company shall as promptly as practicable give each holder of Registrable Securities sought to be registered notice to such effect, referring to this Agreement and summarizing this Section 3.03, and within five (5) business days of the effectiveness of such notice either the Company or the holders of a majority of the Registrable Securities sought to be registered may, by written notices made to each holder of Registrable Securities sought to be registered and the Company, elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such period of five (5) business days, the Company shall not file such registration statement if not theretofore filed, or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use its best efforts to prevent, the effectiveness thereof. Any Demand Registration withdrawn in accordance with an election by the Demanding Investor subsequent to the effectiveness of the applicable Demand Registration Statement shall be counted as a Demand Registration unless such Demanding Investor reimburses the Company for its reasonable out-of-pocket expenses related to the preparation and filing of such registration statement (in which event such registration statement shall not be counted as a Demand Registration hereunder).

Section 3.04  Holdback Agreements.  Each Investor agrees not to effect any public sale or distribution (including sales pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the twenty (20) day period prior to the date on which the Company intends to commence a Public Offering (provided the Investors are notified in writing of such commencement date) through the ninety (90) day period immediately following the effective date of any such Public Offering (except as part of such registration), or, if later, the ninety (90) day period immediately following the execution date of any underwriting agreement with respect thereto.

Section 3.05  Registration Procedures.

(a) Whenever the Investors have, on their own behalf or on the behalf of any of their respective Affiliates, requested that any Registrable Securities be registered pursuant to this Agreement, the Company (subject to its right to withdraw such registration as contemplated by Section 3.02(c)) shall use commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and, in connection therewith, the Company shall:

(i) use commercially reasonable efforts to (A) register the Registrable Securities on Form S-3 or another available short form registration statement, to the extent permitted under the Securities Act and the rules and regulations thereunder, (B) cause the registration statement to remain effective for a continuous period of not less than 180 days (or, if earlier, until all of the Registrable Securities included in such registration statement have been sold thereunder), subject to Section 3.05(c), and

(C) obtain the withdrawal of any order suspending the registration or qualification (or the effectiveness thereof) or suspending or preventing the use of any related prospectus in any jurisdiction with respect thereto;

(ii) promptly notify each seller of Registrable Securities of each of (A) the filing and effectiveness of the registration statement and prospectus and any amendment or supplements thereto, (B) the receipt of any comments from the Commission or any state securities law authorities or any other governmental authorities with respect to any such registration statement or prospectus or any amendments or supplements thereto, and (C) any oral or written stop order with respect to such registration, any suspension of the registration or qualification of the sale of such Registrable Securities in any jurisdiction, or any initiation or threatening of any proceedings with respect to any of the foregoing;

(iii) furnish to each seller of Registrable Securities, the underwriters, and the sales or placement agent, if any, and counsel for each of the foregoing, a conformed copy of such registration statement and each amendment and supplement thereto (in each case, including all exhibits thereto and documents incorporated by reference therein) and such additional number of copies of such registration statement, each amendment, and supplement thereto (in such case without such exhibits and documents), the prospectus (including each preliminary prospectus) included in such registration statement, and prospectus supplements and all exhibits thereto and documents incorporated by reference therein, and such other documents as such seller, underwriter, agent, or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(iv) use commercially reasonable efforts to register or qualify such Registrable Securities under such securities or “blue sky” laws of such jurisdictions as the holders of Registrable Securities reasonably request and do any and all other acts and things that may be reasonably necessary or advisable to enable the holders of Registrable Securities to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders and keep such registration or qualification in effect for so long as the registration statement remains effective under the Securities Act (provided that the Company shall not be required to (x) qualify generally to do business in any jurisdiction in which it would not otherwise be required to qualify but for this paragraph, (y) subject itself to taxation in any such jurisdiction in which it would not otherwise be subject to taxation but for this paragraph, or (z) consent to the general service of process in any jurisdiction in which it would not otherwise be subject to general service of process but for this paragraph);

(v) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act and the rules and regulations thereunder, upon the discovery that, or of the happening of any event as a result of which, the registration statement covering such Registrable Securities, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading, and promptly prepare and furnish to each such seller a supplement or amendment to the prospectus contained in such registration statement so that such Registration Statement shall not, and such prospectus as thereafter delivered to the purchasers of such Registrable Securities shall not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading;

(vi) use commercially reasonable efforts to cause all such Registrable Securities to be listed on any national securities exchange or established over-the-counter market on which or through which similar securities of the Company are then listed or traded and, if not so listed or traded, to use commercially reasonable efforts to cause such Registrable Securities to be listed on The Nasdaq Stock Market or to be listed on an automated quotation system and to secure designation of all such Registrable Securities covered by such registration statement as an “NMS Security” within the meaning of Regulation NMS under the Exchange Act;

(vii) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(viii) make available for inspection by any seller of Registrable Securities and any attorney, accountant, or other agent retained by any such seller or underwriter all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, attorneys, and independent accountants to supply all information reasonably requested by any such sellers, attorneys, accountants, or agents in connection with such registration statement. Information that the Company determines, in good faith, to be confidential shall not be disclosed by such Persons unless (x) the disclosure of such information is necessary to avoid or correct a misstatement or omission in such registration statement, or (y) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each seller of Registrable Securities agrees, on its own behalf and on behalf of all its accountants, attorneys, and agents, that the information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each seller of Registrable Securities further agrees, on its own behalf and on behalf of all its accountants, attorneys, and agents, that it will, upon learning that disclosure of such information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the information deemed confidential;

(ix) use commercially reasonable efforts to comply with all applicable laws related to such registration statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act) and make generally available to its security holders as soon as practicable (but in any event not later than fifteen (15) months after the effectiveness of such registration statement) an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act;

(x) permit any Investor, which Investor, in its sole and exclusive judgment, might be deemed to be an underwriter or controlling Person of the Company, to participate in the preparation of such registration statement and to require the insertion therein of material, furnished to the Company in writing, that in the reasonable judgment of such holder and such holder’s counsel should be included; and

(xi) use commercially reasonable efforts to furnish to each seller of Registrable Securities a signed counterpart of (x) an opinion of counsel for the Company and (y) a “comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such registration statement, covering such matters with respect to such registration statement and, in the case of the accountants’ comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ comfort letters delivered to the underwriters in underwritten public offerings of securities for the account of, or on behalf of, an issuer of common stock, such opinion and comfort letters to be dated the date of such opinions and comfort letters are customarily dated in such transactions, and covering in the case of such legal opinion, such other legal matters and, in the case of such comfort letter, such other financial matters, as the holders of a majority of the Registrable Securities being sold may reasonably request.

(b) Underwriting.  Without limiting any of the foregoing, in the event that the offering of Registrable Securities is to be made by or through an underwriter, the Company shall enter into an underwriting agreement with a managing underwriter or underwriters containing representations, warranties, indemnities, and agreements customarily included (but not inconsistent with the agreements contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such an issuer. In connection with the sale of Registrable Securities hereunder, any seller of such Registrable Securities may, at its option, require that any and all representations and warranties by, and indemnities and agreements of, the Company to or for the benefit of such underwriter or underwriters (or which would be made to or for the benefit of such an underwriter or underwriters if such sale of Registrable Securities were pursuant to a customary underwritten offering) be made to and for the benefit of such seller and that any or all of the conditions precedent to the obligations of such underwriter or underwriters (or which would be so for the benefit of such underwriter or underwriters under a customary underwriting agreement) be conditions precedent to the obligations of such seller in connection with the disposition of its securities pursuant to the terms hereof. In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall (x) furnish to the underwriter, if any (or, if no underwriter, the sellers of such Registrable Securities), unlegended certificates representing ownership of the Registrable Securities being sold, in such denominations as requested and (y) instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.

(c) Return of Prospectuses.  Each seller of Registrable Securities hereunder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.05(a)(v), such seller shall forthwith discontinue such seller’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such seller’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.05(a)(v) and, if so directed by the Company, deliver to the Company all copies, other than permanent file copies, then in such seller’s possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. In the event the Company shall give such notice, the one hundred and eighty (180) day period during which such registration statement must remain effective pursuant to Section 3.05(a)(i) of this Agreement (or such shorter period as permitted by Section 3.05(a)(i)) shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 3.05(a)(v) to the date when all such sellers shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the Commission.

Section 3.06  Registration Expenses.  All expenses incident to the Company’s performance of, or compliance with, its obligations under this Agreement, including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities and “blue sky” laws (including, without limitation, the fees and expenses of counsel for underwriters or placement or sales agents in connection therewith), all printing and copying expenses, all messenger and delivery expenses, all fees and expenses of underwriters and sales and placement agents in connection therewith (excluding discounts and commissions of such underwriters or placement agents), all fees and expenses of the Company’s independent certified public accountants and counsel (including, without limitation, with respect to “comfort” letters and opinions) (collectively, the “Registration Expenses”) shall be borne by the Company. Notwithstanding the foregoing, all underwriting discounts and commissions allocable to each Investor selling, or effecting the sale of, Registrable Securities on its own behalf or on behalf of any of its Affiliates shall be borne by such Investor. The Company shall not be responsible for the fees and expenses of any additional counsel, or any of the accountants, agents, or experts retained by the Investors in connection with the sale of Registrable Securities. The Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit, and the expense of any liability insurance) and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded or for listing on any other exchange or automated quotation system.

Section 3.07  Indemnification.

(a) By the Company.  The Company agrees to indemnify, to the fullest extent permitted by law, each holder of Registrable Securities being sold, its directors, officers, employees, members, managers, partners, agents, and each other Person, if any, who controls (within the meaning of the Securities Act and the rules and regulations thereunder) such holder against all losses, claims, damages, liabilities, and expenses (including legal fees and expenses and all costs incident to investigation or preparation with respect to such losses, claims, damages, liabilities, and expenses and to reimburse such indemnified Person for such costs as incurred) (collectively, the “Losses”) caused by, resulting from, or relating to any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or a fact necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Company by or on behalf of such holder in writing expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same and notified such holder of such obligation. In connection with an underwritten offering and without limiting any of the Company’s other obligations under this Agreement, the Company shall indemnify such underwriters, their officers, directors, employees, and agents and each Person who controls (within the meaning of the Securities Act and the rules and regulations thereunder) such underwriters or such an other indemnified Person to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities being sold.

(b) By the Investors.  In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will, if requested, furnish to the Company in writing information regarding such holder’s ownership of Registrable Securities and, to the extent permitted by law, shall indemnify the Company, its directors, and each Person who controls (within the meaning of the Securities Act and the rules and regulations thereunder) the Company against all Losses caused by, resulting from, or relating to any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished to the Company in writing by or on behalf of such holder; provided, however, that each holder’s obligation to indemnify the Company hereunder shall be apportioned between each holder based upon the net amount received by each holder from the sale of Registrable Securities, as compared to the total net amount received by all of the holders of Registrable Securities sold pursuant to such registration statement, no such holder being liable to the Company in excess of such apportionment.

(c) Notice.  Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which its seeks indemnification; provided, however, that the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice.

(d) Defense of Actions.  In any case in which any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate, and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision, and monitoring (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it that are different from or in addition to the defenses available to such indemnifying party, in which event the indemnified party shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. The indemnifying party shall lose its right to defend, contest, litigate, and settle a matter if it shall fail diligently to contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld).

(e) Survival.  The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

(f) Contribution.  If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Investor (and no Affiliate of such Investor) shall be required to make a contribution in excess of the net amount received by such Investor (or its Affiliate) from the sale of Registrable Securities.

ARTICLE IV

Miscellaneous

Section 4.01  Inconsistent Agreements.  Without the prior written consent of each Investor, the Company shall not enter into any registration rights agreement that conflicts, or is inconsistent, with the provisions of Article III hereof.

Section 4.02  Specific Performance.  Each of the Investors and the Company acknowledge and agree that, in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed and could not be made whole by monetary damages. The Investors and the Company hereby agree that, in addition to any other remedy to which the Investors may be entitled at law or in equity, each Investor shall be entitled to compel specific performance of this Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction for such action.

Section 4.03  Headings.  The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

Section 4.04  Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement amends and supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof, including that certain Second Amended and Restated Stockholders Agreement, dated as of June 2, 2005, among the Company, Building Products, LLC, Floyd F. Sherman, Charles L. Horn, Kevin P. O’Meara, and Donald F. McAleenan.

Section 4.05  Notices.  All notices and other communications hereunder shall be in writing and shall be delivered personally, by next-day courier, by electronic or facsimile transmission, or telecopied with confirmation of receipt to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered, delivered by electronic or facsimile transmission, or telecopied, or one day after delivery to a courier for next-day delivery.

If to the Company, to:
Builders FirstSource, Inc.
2001 Bryan Street, Suite 1600
Dallas, Texas 75201
Facsimile: (214) 880-3599
Attention: Donald F. McAleenan, Esq.

with a copy to:

Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309-3424
Facsimile: (404) 253-8376
Attention: William Scott Ortwein

If to JLL Fund V, to:

JLL Partners Fund V, L.P.
c/o JLL Partners, Inc.
450 Lexington Avenue, 31st Floor
New York, New York 10017
Facsimile: (212) 286-8626
Attention: Brett N. Milgrim
Daniel Agroskin

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
Wilmington, Delaware 19801
Facsimile: (302) 651-3001
Attention: Robert B. Pincus, Esq.
Allison L. Land, Esq.

If to Warburg Pincus, to:

Warburg Pincus Private Equity IX, L.P.
c/o Warburg Pincus LLC
450 Lexington Avenue, 32nd Floor
New York, New York 10017
Facsimile: (212) 878-9100
Attention: David Barr
Kevin Kruse

with a copy to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019-6099
Facsimile: (212) 728-8111
Attention: Steven J. Gartner, Esq.
Mark Cognetti, Esq.

Section 4.06  Applicable Law.  The substantive laws of the State of Delaware shall govern the interpretation, validity, and performance of the terms of this Agreement, regardless of the law that might be applied under applicable principles of conflicts of laws.

Section 4.07  Severability.  The invalidity, illegality, or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality, or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality, or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

Section 4.08  Successors; Assigns.  The provisions of this Agreement shall be binding upon the parties hereto and their respective heirs, successors, and permitted assigns, including, without limitation and without the need for an express assignment or assumption, any successor in interest to an Investor, whether by a sale of all or substantially all of its assets, merger, consolidation, or otherwise. Neither this Agreement nor the rights or obligations of any party hereunder may be assigned, except as otherwise provided in this Agreement. Any such attempted assignment in contravention of this Agreement shall be void and of no effect.

Section 4.09 Amendments.  This Agreement may not be amended, modified, or supplemented unless such modification is in writing and signed by the Company and each Investor.

Section 4.10  Waiver.  Any waiver (express or implied) of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

Section 4.11  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

Section 4.12  Term.  Unless earlier terminated, this Agreement shall terminate upon the seventh anniversary of the date of this Agreement; provided, however, that to the extent that any Demand Registration or Piggyback Registration has commenced at such time, this Agreement shall remain in effect until the termination or expiration of such Demand Registration or Piggyback Registration, as the case may be, and the Investors’ obligations pursuant to Section 3.04 hereof shall continue until ninety (90) days following the effectiveness of the registration statement related thereto. Notwithstanding the foregoing, each Investor may at any time provide written notice to the Company of its irrevocable election to withdraw from all of its rights and obligations under this Agreement. In such event, from and after the date of such notice, such Investor shall no longer be bound by any obligations, or be entitled to any benefits, under this Agreement (other than those that have accrued prior to such date), and from and after such time, securities held directly or indirectly by such Investor shall no longer be deemed to be Registrable Securities hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned hereby agree to be bound by the terms and provisions of this Registration Rights Agreement as of the date first above written.

BUILDERS FIRSTSOURCE, INC.

By:
Name:

Title:

JLL PARTNERS FUND V, L.P.

By:	JLL Associates V, L.P., its general partner

By:	JLL Associates, G.P. V, LLC, its general partner

By:
Name:     Paul S. Levy

Title:	Managing Member

WARBURG PINCUS PRIVATE EQUITY IX, L.P.

By:	Warburg Pincus IX LLC, General Partner

By:	Warburg Pincus Partners, LLC, Sole Member

By:	Warburg Pincus & Co., Managing Member

By:
Name:

Title:

AMENDMENT NO. 1
TO
INVESTMENT AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) to the Investment Agreement, dated as of October 23, 2099 (the “Investment Agreement”), by and among Builders FirstSource, Inc., a Delaware corporation (the “Company”), JLL Partners Fund V, L.P., a Delaware limited partnership (“JLL Fund V”), and Warburg Pincus Private Equity IX, L.P., a Delaware limited partnership (“Warburg Pincus”) is made and entered into as of the 2nd day of December, 2009, by and among the Company, JLL Fund V, and Warburg Pincus. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Investment Agreement.

WHEREAS, pursuant to Section 17 of the Investment Agreement, the Investment Agreement may be amended by a writing signed by the Company upon the approval of the Special Committee, JLL Fund V, and Warburg Pincus; and

WHEREAS, the Company, JLL Fund V, and Warburg Pincus each desire to amend the Investment Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

Section 1.  Amendment to Section 8(a)(xi).  Section 8(a)(xi) of the Investment Agreement is hereby deleted and replaced in its entirety with the following:

(xi)  Debt Exchange.  At least ninety percent (90%) of the aggregate principal amount of outstanding Notes shall have been validly exchanged in the Debt Exchange.

Section 2.  No Other Amendments to the Investment Agreement.

2.1  On and after the date hereof, each reference in the Investment Agreement to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import shall mean and be a reference to the Investment Agreement, as amended hereby. Notwithstanding the foregoing, references to the date of the Investment Agreement, as amended hereby, shall in all instances continue to refer to October 23, 2009, and references to “the date hereof” and “the date of this Agreement” shall continue to refer to October 23, 2009.

2.2  Except as otherwise expressly provided herein, all of the terms and conditions of the Investment Agreement remain unchanged and continue in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Investment Agreement or any of the documents referred to therein.

Section 3.  Effect of Amendment.  This Amendment shall form a part of the Investment Agreement for all purposes, and each party hereto and thereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Investment Agreement shall be deemed a reference to the Investment Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

Section 4.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

Section 5.  Counterparts.  This Amendment may be executed in counterparts (including by facsimile), all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 6.  Headings.  The descriptive headings of the several sections of this Amendment were formulated, used and inserted in this Amendment for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have signed or caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

BUILDERS FIRSTSOURCE, INC.

By:	/s/ Donald F. McAleenan
Name:     Donald F. McAleenan
Title: Senior Vice President

JLL PARTNERS FUND V, L.P.

By:	JLL Associates V, L.P., its general partner

By:	JLL Associates G.P. V, L.LC., its general partner

By:	/s/ Paul S. Levy
Name:     Paul S. Levy
Title: Managing Member

WARBURG PINCUS PRIVATE EQUITY IX, L.P.

By:	Warburg Pincus IX LLC, General Partner

By:	Warburg Pincus Partners, LLC, Sole Member

By:	Warburg Pincus & Co., Managing Member

By:	/s/ Kevin Kruse
Name:     Kevin Kruse
Title: Managing Director

[Signature Page to Amendment to Investor Agreement]

Annex B

FORM OF
SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is entered into as of the 23rd day of October 2009, by and among Builders FirstSource, Inc., a Delaware corporation (the “Company”), and each of the holders (including any Permitted Transferees (as hereinafter defined) pursuant to Section 1(g) hereof, each a “Holder” and collectively, the “Holders”) of the outstanding Second Priority Senior Secured Floating Rate Notes due 2012 of the Company, CUSIP No. 12008R-AB-3 (the “Notes”) signatory hereto. The Company and the Holders are each referred to herein individually as a “Party,” and together as the “Parties.”

WITNESSETH

WHEREAS, as part of the Recapitalization (as hereinafter defined) of the Company, the Company proposes to distribute, at no charge, to each holder of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”), on a record date to be set by the Board of Directors of the Company (the “Board”), transferable rights (the “Rights” and, the associated offering, the “Rights Offering”) to subscribe for and purchase up to 58,571,428 shares (the “Offered Shares”) of Common Stock, at a price of $3.50 per share (as adjusted for any stock split, combination, reorganization, recapitalization, stock dividend, stock distribution or similar event, the “Subscription Price”), such that, if the Rights are exercised in full, the Company will receive gross proceeds of $205.0 million (the “Aggregate Offering Amount”); and

WHEREAS, in order to facilitate the Rights Offering, the Company is herewith entering into an Investment Agreement (the “Investment Agreement”), a copy of which is attached as Exhibit A hereto, with JLL Partners Fund V, L.P., a Delaware limited partnership (“JLL Fund V”), and Warburg Pincus Private Equity IX, L.P., a Delaware limited partnership (“Warburg Pincus”) (each of JLL Fund V and Warburg Pincus, an “Investor,” and collectively, the “Investors”), pursuant to which, upon the terms and subject to the conditions set forth therein, among other things, the Investors agree, (i) to the extent that the gross proceeds of the Right Offering are less than $75.0 million, to purchase, upon expiration of the Rights Offering, at the Subscription Price, a number of Offered Shares not subscribed for and purchased by holders of Rights upon exercise of Rights, such that the total gross proceeds of the Rights Offering equal $75.0 million (“Unsubscribed Shares”) and (ii) to the extent that the Rights Offering is not fully subscribed, to exchange the Notes held indirectly by such Investors (the “Investor Notes”) for shares of Common Stock at an exchange price equal to the Subscription Price, to the extent of such deficiency and subject to the rights of other holders of Notes that participate in such exchange as more fully set forth herein; and

WHEREAS, as part of the Recapitalization, and as more fully described herein, the Company intends to conduct a debt exchange through transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereunder, pursuant to which participating holders of Notes will be permitted to make an election, using a Form of Election substantially in the form attached hereto as Exhibit B, to exchange, at par, the issued and outstanding Notes held by them (i) for new second lien debt securities having the terms set forth on Exhibit C hereto (“New Notes”) and/or (ii) for cash from a portion of the gross proceeds of the Rights Offering and (iii) under certain circumstances, for shares of Common Stock at an exchange price equal to the Subscription Price in transactions exempt from the registration requirements of the Securities Act (collectively, the “Debt Exchange” and, together with the Rights Offering, the “Recapitalization”); and

WHEREAS, pursuant to the Investment Agreement, the first $75.0 million of gross proceeds received by the Company from the Rights Offering and/or the sale of the Unsubscribed Shares to the Investors will be used by the Company for general corporate purposes and to pay all fees and expenses incurred in connection with the Recapitalization, and the remaining proceeds, if any, from the sale of the Offered Shares pursuant to the Rights Offering will be used to repurchase outstanding Notes pursuant to the Debt Exchange; and

WHEREAS, in connection with the Debt Exchange, the Company intends to seek consents (“Consents”) pursuant to a consent solicitation (the “Consent Solicitation”) to proposed amendments, substantially on the terms set forth on Exhibit D hereto (collectively, the “Proposed Amendments”), to the Indenture, dated as of February 11, 2005, among the Company, the subsidiary guarantors party thereto, and Wilmington Trust Company, as trustee (the “Old Indenture”), governing the Notes that would eliminate certain restrictive covenants and release all of the liens on the collateral securing the Notes; and

WHEREAS, the execution of this Agreement by each Holder shall constitute such Holder’s agreement to (i) exchange all Notes held by such Holder in the Debt Exchange, other than any such Notes Transferred (as hereinafter defined) by such Holder to a Permitted Transferee (as hereinafter defined), (ii) not Transfer any Notes held by such Holder, other than to a Permitted Transferee, at any time prior to the earlier of the Closing (as hereinafter defined) or the termination of this Agreement and (iii) deliver and not revoke Consents with respect to all Notes held by such Holder to the Proposed Amendments in the Consent Solicitation, in each case, subject to the terms and conditions set forth herein and in the Offering Materials (as hereinafter defined).

NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Exchange.

(a) Subject to the terms and conditions hereof, holders of Notes participating in the Debt Exchange (each, a “Participating Holder” and, collectively, “Participating Holders”) will be permitted to make an election to exchange, at par, all of the issued and outstanding Notes held by them (x) for up to $145.0 million aggregate principal amount of New Notes (as such aggregate principal amount shall be reduced pursuant to subsection (i) below) (a “Notes Election”); (y) for up to $130.0 million in cash from the gross proceeds of the Rights Offering (as such amount shall be reduced by the amount of any Exchange Deficiency (as hereinafter defined)) (a “Cash Election”); or (z) a combination Notes Election and Cash Election (a “Mixed Election”), in such relative proportions as may be requested by such Participating Holder; provided, that allocations of New Notes and cash requested by Participating Holders pursuant to a Notes Election, Cash Election or Mixed Election (each, an “Election” and collectively, the “Elections”) will be made only after the Exchange Deficiency (as hereinafter defined), if any, shall have been satisfied by the exchange of outstanding Notes for shares of Common Stock pursuant to subsection (iv) and, to the extent applicable, subsection (v), provided, further that, the amounts of New Notes and cash to which a Participating Holder shall be entitled pursuant to an Election, shall be subject to the following:

(i) to the extent that less than 100% of the outstanding Notes are validly submitted for exchange in the Debt Exchange (such Notes not submitted for exchange in the Debt Exchange, the “Remaining Notes”), the aggregate principal amount of New Notes available for exchange in the Debt Exchange shall be reduced by an amount equal to the aggregate principal amount of the Remaining Notes (the aggregate principal amount of New Notes as may be reduced, the “Available Notes”);

(ii) subject to subsections (iv) and (v) below, to the extent the aggregate principal amount of Notes for which Participating Holders make valid Notes Elections and Mixed Elections (but only to the extent of the portion of such Mixed Election for which New Notes have been requested) exceeds the aggregate principal amount of the Available Notes, the Available Notes will be distributed to such Participating Holders making a valid Notes Election or Mixed Election (but only to the extent of the portion of such Mixed Election for which New Notes have been requested) pro rata, such that each such Participating Holder shall be entitled to receive (x) New Notes with an aggregate principal amount equal to the aggregate principal amount of New Notes requested by such Participating Holder, multiplied by a fraction, the numerator of which shall be the aggregate principal amount of all Available Notes and the denominator of which shall be the aggregate principal amount of New Notes requested by all Participating Holders pursuant to valid Notes Elections and Mixed Elections (but only to the extent of the portion of such Mixed Election for which New Notes have been requested), and (y) cash in an amount equal to the sum of (1) the difference between the aggregate principal amount of New Notes requested to be received by such Participating Holder in the Debt

Exchange and the aggregate principal amount of New Notes actually received by such Participating Holder in the Debt Exchange and (2) the aggregate principal amount of Notes for which a valid Cash Election or Mixed Election (but only to the extent of the portion of such Mixed Election for which cash has been requested) was made by such Participating Holder;

(iii) subject to subsections (iv) and (v) below, to the extent the aggregate principal amount of Notes for which Participating Holders make valid Cash Elections and Mixed Elections (but only to the extent of the portion of such Mixed Election for which cash has been requested) exceeds an amount (the “Available Cash”) equal to the excess of the total gross proceeds of the Rights Offering over $75.0 million, the Available Cash will be distributed to such Participating Holders making a valid Cash Election or Mixed Election (but only to the extent of the portion of such Mixed Election for which cash has been requested) pro rata, such that each such Participating Holder shall be entitled to receive (x) the amount of cash requested to be received by such Participating Holder, multiplied by a fraction, the numerator of which shall be the total amount of Available Cash and the denominator of which shall be the total amount of cash requested to be received by all Participating Holders pursuant to valid Cash Elections and Mixed Elections (but only to the extent of the portion of such Mixed Election for which cash has been requested), and (y) New Notes with an aggregate principal amount equal to the sum of (1) the excess of the aggregate principal amount of Notes for which a valid Cash Election or Mixed Election (but only to the extent of the portion of such Mixed Election for which cash has been requested) was made over the aggregate principal amount of Notes actually exchanged for cash pursuant to this subsection (iii) and (2) the aggregate principal amount of Notes for which a valid Notes Election or Mixed Election (but only to the extent of the portion of such Mixed Election for which New Notes have been requested) was made;

(iv) subject to (v) below, if the Company receives less than $205.0 million of gross proceeds from the Rights Offering, Participating Holders will also be permitted to elect to exchange, and the Investors will be required to exchange pursuant to the terms of the Investment Agreement, to the extent of the excess of the Aggregate Offering Amount over the gross proceeds actually obtained by the Company in the Rights Offering and from the purchase of the Unsubscribed Shares by the Investors pursuant to the Investment Agreement (such amount, the “Exchange Deficiency”), Notes held by them for shares of Common Stock at an exchange price equal to the Subscription Price (a “Stock Election”), with the number of shares of Common Stock to be issued to each Participating Holder making a valid Stock Election (including the Investors) to be equal to the aggregate principal amount of Notes for which a Stock Election is validly made by such Participating Holder, divided by the Subscription Price; provided, that in the event that Participating Holders shall make valid Stock Elections requesting an aggregate number of shares of Common Stock exceeding the number of Available Shares (as hereinafter defined), then each such Participating Holder making a valid Stock Election (including the Investors) shall be allocated a portion of the Available Shares pro rata, such that each such Participating Holder shall be entitled to receive the number of Available Shares, multiplied by a fraction, the numerator of which shall be equal to the aggregate principal amount of Notes for which a valid Stock Election shall have been made by such Participating Holder, and the denominator of which shall be the aggregate principal amount of all Notes for which Participating Holders shall have made a valid Stock Election (as used herein, “Available Shares” shall mean a number of shares of Common Stock equal to the Exchange Deficiency divided by the Subscription Price); and

(v) to the extent the aggregate principal amount of Notes exchanged for shares of Common Stock pursuant to subsection (iv) is less than the full amount of the Exchange Deficiency, including after the exchange of Notes by the Investors for Common Stock pursuant to the Investment Agreement and by other Participating Holders making a valid Stock Election, all Participating Holders making a valid Cash Election, Notes Election or Mixed Election will receive, in exchange for Notes submitted for exchange in the Debt Exchange with respect to which a valid Cash Election, Notes Election or Mixed Election shall have been made, shares of Common Stock at an exchange price equal to the Subscription Price pro rata in proportion to the amount of Notes submitted for exchange by them into the Debt Exchange (other than Notes for which a valid Stock Election was made), with the aggregate number of shares of Common Stock to be allocated pursuant to this subsection (v) (the “Allocation Shares”) being equal to the number of Available Shares not allocated to Participating Holders making valid Stock Elections pursuant to subsection (iv) above, such that each such Participating Holder (other than Participating Holders who have all of their Notes exchanged for Available Shares pursuant to subsection (iv) above) shall be entitled to receive the number of Allocation Shares, multiplied by a fraction, the numerator of which shall be equal to the aggregate principal amount of Notes submitted for exchange by such Participating Holder in the Debt Exchange (other than Notes for which a valid Stock Election was made) and the denominator of which shall be the aggregate principal amount of all Notes submitted for exchange in such Debt Exchange (other than Notes for which a valid Stock Election was made) (any such consideration, the “Exchange Consideration”); and to the extent a Participating Holder receives shares of Common Stock pursuant to this subsection (v) in exchange for Notes with respect to which such Participating Holding had made a valid Cash Election, Notes Election or Mixed Election, then, notwithstanding any such election, such Participating Holder shall not be entitled to receive cash and/or New Notes in exchange for such Notes. All shares of Common Stock received in exchange for Notes, including Notes held by the Investors, are referred to as the “Exchange Shares” and those Exchange Shares received by the Investors in exchange for outstanding Investor Notes are referred to as the “Investor Exchange Shares”. The number of Exchange Shares to be received by a Participating Holder will be rounded to the nearest whole number so that the Subscription Price multiplied by the aggregate number of Exchange Shares will not exceed the Exchange Deficiency.

(b) Upon the terms and subject to the conditions set forth in this Agreement, subject to Section 1(g) and further subject to the express condition that the New Notes must be on the terms and conditions specified on Exhibit C hereto, each Holder hereby irrevocably agrees to submit for exchange, all Notes owned by such Holder, in the principal amount set forth on such Holder’s signature page hereto, free and clear of all liens, liabilities, obligations, claims, charges, security interests, options or pledges, whether imposed by agreement, understanding, law, equity or otherwise (“Liens”) pursuant to the Debt Exchange and deliver (and not revoke) its Consents to the Proposed Amendments in connection with the Consent Solicitation, in each case, in accordance with the terms and conditions set forth in the confidential private placement memorandum and other private placement materials prepared by the Company relating to the Debt Exchange and the Consent Solicitation (as may be supplemented or amended from time to time in a manner not inconsistent with the terms of this Agreement, the “Offering Materials”). Following consummation of the Debt Exchange, Notes validly submitted for exchange by the Holders shall no longer be outstanding and shall be canceled pursuant to the terms of the Old Indenture.

(c) In the event that a Participating Holder validly submitted for exchange Notes in the Debt Exchange but does not validly make an Election for Exchange Consideration for the full aggregate principal amount of all Notes submitted for exchange by such Participating Holder, then such Participating Holder shall be deemed to have made a Mixed Election with respect to such principal amount of its Notes for which no election is made (the “Non-Electing Notes”), such that such Participating Holder shall be deemed to have made a Notes Election and Cash Election with respect to such Non-Electing Notes based on the proportion that each of the Available Cash and the Available Notes, respectively, bears to the aggregate sum of the Available Cash and the Available Notes. Non-Electing Notes shall be subject to proration in the same manner as if a Mixed Election were made with respect to such Notes.

(d) A Consent by a Participating Holder shall represent a Consent to all of the Proposed Amendments. The valid submission of Notes for exchange by a Participating Holder pursuant to the Debt Exchange will be deemed to constitute the giving of a Consent by such Participating Holder to the Proposed Amendments with respect to such Notes.

(e) Election by a Holder of Exchange Consideration shall only be made pursuant to the Offering Materials and nothing contained herein shall be construed as an election by a Holder of any specific form of any such Exchange Consideration.

(f) The closing of the exchange of Notes pursuant to the Debt Exchange (the “Closing”) will occur at 10:00 a.m., Eastern Standard Time, on the fourth (4th) Business Day following the later of (i) the Rights Offering Expiration Date (as hereinafter defined) and (ii) the satisfaction of the conditions set forth in Section 4 hereof (or waiver thereof by the party or parties entitled to waive such conditions) (the “Closing Date”), or such other time as shall be agreed upon by the Company and the Investors. As used herein, “Business Day” shall have the meaning ascribed to such term in Rule 14d-1(g) under the Securities Exchange Act of 1934, as amended and in effect on the date hereof (the “Exchange Act”) and the “Rights Offering Expiration Date” shall mean the Business Day on which the Rights Offering expires pursuant to the terms thereof.

(g) Prior to the earlier of the Closing and termination of this Agreement pursuant to Section 5(b), no Holder shall, directly or indirectly, sell, assign, transfer, convey, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise), in whole or in part, its Notes or directly or indirectly enter into or cause any of its Notes to become subject to, any option, warrant, purchase right, or other contract or commitment that could require such Holder to sell, assign, transfer, convey, hypothecate, pledge, encumber, grant a security interest in, or otherwise dispose of (whether by operation of law or otherwise), in whole or in part (“Transfer”), its Notes; provided, however, that nothing herein shall preclude sales, transfers or dispositions of the Holder’s Notes and rights hereunder to any Person (as hereinafter defined) that (i) is an accredited investor within the meaning of Section 2(15) of the Securities Act, or as defined in Rule 501 of Regulation D thereunder (an “Accredited Investor”), and (ii) agrees in writing to be bound by all of the terms of this Agreement by execution of a counterpart hereto, as evidenced by documentation in form and substance reasonably satisfactory to the Company (a “Permitted Transferee”). References in the Agreement to “Person” shall mean an individual, a partnership, limited liability company, a corporation, a trust, and an unincorporated organization.

2. Representations and Warranties.

(a) Representations and Warranties of the Holders. Each Holder, severally for itself and not jointly with the other Holders, hereby represents and warrants to the Company as follows:

(i) Authority; Binding Obligation.  Such Holder has all necessary power and authority (corporate or other) to execute and deliver this Agreement, to perform its respective obligations hereunder, and to consummate the transactions contemplated hereby. Such Holder has taken all necessary action, corporate or otherwise, required for the due authorization of this Agreement. This Agreement has been duly executed and delivered by such Holder and is a valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting the enforcement of creditors’ rights generally, and subject to principles of equity and public policy.

(ii) No Conflict.  The execution and delivery by such Holder of this Agreement and the consummation by such Holder of the transactions contemplated hereby will not (x) conflict with or violate its certificate of incorporation or by-laws, or similar organizational documents, in each case, as currently in effect, (y) conflict with or violate any laws applicable to such Holder or by which its properties or assets are bound or are subject, or (z) result in any breach of, or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or require payments under, or result in the creation of a Lien on any of the properties or assets of such Holder under, any loans, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Holder is a party or by which its properties or assets are bound or subject except, in each case, as would not prevent or impair, in any material respect, such Holder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(iii) Consents.  The execution and delivery by such Holder of this Agreement does not, and the performance by such Holder of this Agreement and the consummation of the transactions contemplated hereby will not, require such Holder or any Affiliate thereof to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to (each, a “Consent”), any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States or any state of the United States or any political subdivision or territory thereof, or any nation, or any court or legally constituted tribunal or arbitrator (a “Governmental Entity”) or any third party.

(iv) Litigation.  No claim, action, suit, proceeding or investigation of any kind, at law or in equity (including actions taken by injunctive relief) by or before any Governmental Entity is pending or, to the knowledge of such Holder, threatened against such Holder, if adversely determined, nor any judgment, order or decree of any Governmental Entity to which such Holder is a party or subject to, could prevent or impair, in any material respect, such Holder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(v) Ownership of the Notes.  Each Holder (x) is the holder of record and beneficial owner of the aggregate principal amount of the Notes set forth on such Holder’s signature page hereto and owns such Notes free and clear of all Liens (other than Liens that shall be released prior to Closing) and (y) owned the Notes prior to the commencement of any discussions with the Company or any of its advisors or agents regarding the Debt Exchange. Except as provided in this Agreement, such Holder is not party to, and such Holder’s Notes are not otherwise subject to, any option, warrant, purchase right, or other contract or commitment that could require such Holder to Transfer its Notes; provided, however, that nothing herein shall preclude sales, transfers or dispositions of the Holder’s Notes and rights hereunder to the extent permitted pursuant to Section 1(g).

(vi) Accredited Investor; Investment Intent.  Each Holder represents that it is an Accredited Investor and acknowledges that neither the New Notes nor the Common Stock that may be acquired by it pursuant to the Debt Exchange have been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless (x) subsequently registered under the Securities Act and the securities laws of any applicable state or other jurisdiction pursuant to the Resale Registration Statement (as hereinafter defined) or (y) an exemption from such registration is available. Each Holder hereby represents that, to the extent it acquires New Notes and/or Common Stock in the Debt Exchange, it is acquiring such New Notes or Common Stock pursuant to the Debt Exchange solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution of such New Notes or Common Stock.

(vii) Legended Securities.  Each Holder understands and acknowledges that, upon the original issuance thereof and until such time as the same is no longer required under any applicable requirements of the Securities Act or applicable state securities laws, the Company and its transfer agent shall make such notation in the stock book and transfer records of the Company as may be necessary to record that the New Notes and Exchange Shares have not been registered under the Securities Act and that the New Notes and Exchange Shares may not be resold without registration under the Securities Act or pursuant to an exemption from the registration requirements thereof.

(viii) Information Furnished.  Information relating to such Holder furnished to the Company in writing by such Holder expressly for use in the Resale Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b) Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with each of the Holders, as set forth below. Except for representations, warranties and agreements that are expressly limited as to their date, each representation, warranty and agreement is made as of the date hereof and as of the Closing Date after giving effect to the transactions contemplated hereby:

(i) Organization and Qualification.  The Company and each of its Subsidiaries (as hereinafter defined) has been duly organized and is validly existing in good standing under the laws of its respective jurisdiction of incorporation, with the requisite power and authority to own its properties and conduct its business as currently conducted. Each of the Company and its Subsidiaries has been duly qualified as a foreign corporation or organization for the transaction of business and is in good standing under the laws of each other jurisdiction in which the nature of its properties or business requires such qualification, except to the extent that the failure to be so qualified or be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For the purpose of this Agreement, “Material Adverse Effect” means (x) any material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company or its Subsidiaries, taken as a whole, or (y) any material adverse effect on the ability of the Company, subject to the approvals and other authorizations set forth in Section 2(b)(vii) to consummate the transactions contemplated by this Agreement, provided, however, that any effect caused by or resulting from the following shall not constitute, or be taken into account in determining whether there has been, or will be, a Material Adverse Effect on or with respect to the Company: (I) general changes or developments in the industry in which the Company and its Subsidiaries operate, (II) political instability, acts of terrorism or war, (III) any change affecting the United States economy generally or the economy of any region in which the Company or any of its Subsidiaries conducts business that is material to the business of the Company and its Subsidiaries, (IV) any change in the price or trading volume of the Company’s outstanding securities (it being understood that the facts or occurrences giving rise to or contributing to such change in stock price or trading volume may be deemed to constitute, or be taken into account in determining whether there has been, or will be, a Material Adverse Effect), (V) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, or revenue or earnings predictions for any period ending on or after the date of this Agreement (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been, or will be, a Material Adverse Effect), (VI) the announcement of the execution of this Agreement, or the pendency of the consummation of the Recapitalization, or the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants set forth herein, or (VII) any change in any applicable law, rule or regulation or United States generally accepted accounting principles or interpretation thereof after the date hereof, unless and to the extent, in the case of clause (I), (II), (III), and (VII) above, such effect has had or would reasonably be expected to have a materially disproportionate adverse effect on the business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, relative to other affected persons. For the purposes of this Agreement, a “Subsidiary” of any person means, with respect to such person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, has the power to elect a majority of the board of directors or similar governing body, or has the power to direct the business and policies.

(ii) Corporate Power and Authority.  The Company has the requisite corporate power and authority to enter into, execute, and deliver this Agreement and each other agreement, document, and instrument to which it will be a party or which it will execute and deliver in connection with the transactions contemplated by this Agreement (this Agreement and such other agreements, documents, and instruments collectively, the “Transaction Agreements”) and, subject to receipt of Stockholder Approval (as hereinafter defined), to perform its obligations hereunder and thereunder, including the issuance of the Rights, the Offered Shares (including the Unsubscribed Shares), and any Exchange Shares, the exchange of outstanding Notes pursuant to the Debt Exchange, and the payment of the expenses as contemplated by Section 18 of this Agreement. Subject to receipt of Stockholder Approval, the Company has taken all necessary corporate action required for the due authorization of the Transaction Agreements, including the issuance of the Rights, the Offered Shares (including the Unsubscribed Shares), and any Exchange Shares and the exchange of Notes pursuant to the Debt Exchange. Based upon the unanimous recommendation of the Special Committee of the Board, the Board has determined to recommend that stockholders of the Company vote in favor of the issuance of the Offered Shares in the Rights Offering, the issuance and sale of the Unsubscribed Shares to the Investors pursuant to the terms of the Investment Agreement, and the issuance of Exchange Shares in the Debt Exchange pursuant to the terms hereof.

(iii) Execution and Delivery; Enforceability.  This Agreement and each other Transaction Agreement will be, at or prior to the Closing Date, duly and validly executed and delivered by the Company, and each such Transaction Agreement constitutes, or, when executed and delivered, will constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting the enforcement of creditors’ rights generally, and subject to principles of equity and public policy.

(iv) Authorized and Issued Capital Stock.  The authorized capital stock of the Company consists of (1) 200,000,000 shares of Common Stock and (2) 10,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). As of September 30, 2009, (1) 36,120,251 shares of Common Stock were issued and outstanding; (2) no shares of Common Stock were held in the treasury of the Company; (3) 2,581,501 shares of Common Stock were reserved for future issuance pursuant to outstanding stock options and other rights to purchase shares of Common Stock and vesting of restricted stock units (each, an “Option” and, collectively, the “Options”) granted under any stock option or stock-based compensation plan of the Company or otherwise (the “Stock Plans”); and (4) no shares of Preferred Stock were issued and outstanding. The issued and outstanding shares of Common Stock of the Company and each of its Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and are not subject to any preemptive rights. Except as set forth in this Section 2(b)(iv), as of the date of this Agreement, no shares of capital stock or other equity securities or voting interest in the Company are issued, reserved for issuance or outstanding. Since the date of this Agreement, no shares of capital stock or other equity securities or voting interest in the Company have been issued or reserved for issuance or become outstanding, other than shares described in this Section 2(b)(iv) that have been issued upon the exercise of outstanding Options granted under the Stock Plans and other than the Offered Shares, the Unsubscribed Shares, and the Exchange Shares to be issued in connection with the transactions contemplated by the Investment Agreement and this Agreement. Except as described in this Section 2(b)(iv), and other than the Second Amended and Restated Stockholders Agreement, dated as of June 2, 2005, neither the Company nor any of its Subsidiaries is party to or otherwise bound by or subject to any outstanding option, warrant, call, subscription or other right (including any preemptive right), agreement or commitment that (w) obligates the Company or any of its Subsidiaries to issue, deliver, sell or transfer, or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred, or repurchased, redeemed or otherwise acquired, any shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries, (x) obligates the Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking, (y) restricts the transfer of any shares of capital stock of the Company (other than pursuant to restricted stock award agreements under the Stock Plans), or (z) relates to the voting of any shares of capital stock of the Company. All issued and outstanding shares of capital stock and equity interests (as applicable) of each Subsidiary are owned beneficially and of record by the Company or another Subsidiary, free and clear of any and all liabilities, obligations, liens, security interests, mortgages, pledges, charges, or similar encumbrances, other than as provided under (1) the Loan and Security Agreement, dated December 14, 2007, among the Company, the Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto, Wachovia Bank, National Association, as Administrative Agent and Collateral Trustee,

UBS Securities LLC, as Syndication Agent, General Electric Capital Corporation, as Documentation Agent, and Wachovia Capital Markets, LLC and UBS Securities LLC, as Joint Lead Bookrunners and (2) the Old Indenture.

(v) Issuance.  The Exchange Shares, if any, to be issued by the Company in exchange for outstanding Notes pursuant to the Debt Exchange will, upon receipt of Stockholder Approval, be duly authorized, validly issued and delivered and fully paid and nonassessable, free and clear of all taxes, liens, preemptive rights, rights of first refusal, subscription and similar rights.

(vi) No Conflict.  The issuance and delivery of the Exchange Shares pursuant to the Debt Exchange in accordance with the terms hereof, the exchange of Notes and issuance of New Notes and payment of cash in exchange therefor pursuant to the Debt Exchange, and the execution and delivery by the Company of the Transaction Agreements and performance of and compliance with all of the provisions hereof and thereof by the Company and the consummation of the transactions contemplated herein and therein (including compliance by the Holders with their obligations hereunder and thereunder) (1) will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (2) will not result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of the Company or any of the organizational or governance documents of its Subsidiaries, and (3) will not result in any violation of, or any termination or impairment of any rights under, any statute or any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except in any such case described in subclauses (1) and (3) for any conflict, breach, violation, default, acceleration, lien, termination or impairment which has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(vii) Consents and Approvals.  No consent, approval, authorization, order, registration or qualification of or with any third party or any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties is required for the issuance and delivery of the Exchange Shares pursuant to the Debt Exchange in accordance with the terms hereof, the exchange of Notes and issuance of New Notes and payment of cash in exchange therefor pursuant to the Debt Exchange, and the execution and delivery by the Company of the Transaction Agreements and performance of and compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except (1) the registration under the Securities Act of the issuance of the Rights and the Offered Shares pursuant to the exercise of Rights, (2) filings with respect to and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, relating to the sale or issuance of Unsubscribed Shares and Investor Exchange Shares to the Investors, (3) Consents to the Proposed Amendments to the Old Indenture, and (4) such consents, approvals, authorizations, registrations or qualifications (y) as may be required under state securities or Blue Sky laws in connection with the purchase of the Unsubscribed Shares by the Investors, the issuance of the Exchange Shares to holders of outstanding Notes, or the distribution of the Rights and the sale of the Offered Shares to Holders, or (z) pursuant to the rules of The Nasdaq Stock Market, including the approval of the Company’s stockholders of the issuance of the Exchange Shares to holders of outstanding Notes pursuant to the Debt Exchange (such approval of such transactions, “Stockholder Approval”).

(viii) Company SEC Documents.  Since December 31, 2007, the Company has filed or submitted all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) (“Company SEC Documents”) with the United States

Securities and Exchange Commission (the “Commission”). As of their respective dates, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission promulgated thereunder applicable to such Company SEC Documents. The Company has filed with the Commission all “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act) that are required to be filed as exhibits to the Company SEC Documents. No Company SEC Document filed after December 31, 2007, when filed, or, in the case of any Company SEC Document amended or superseded prior to the date of this Agreement, then on the date of such amending or superseding filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any Company SEC Documents filed with the Commission after the date hereof but prior to the Closing Date, when filed, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(ix) Financial Statements.  The financial statements and the related notes of the Company and its consolidated Subsidiaries included or incorporated by reference in the Company SEC Documents, and to be included or incorporated by reference in the Rights Offering Registration Statement and the Rights Offering Prospectus, comply or will comply, as the case may be, in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulation of the Commission thereunder, as applicable, and fairly present in all material respects the financial position, results of operations and cash flows of the Company and its Subsidiaries as of the dates indicated and for the periods specified, subject, in the case of the unaudited financial statements, to the absence of disclosures normally made in footnotes and to customary year-end adjustments that are not and shall not be material; such financial statements have been prepared in conformity with U.S. generally accepting accounting principles applied on a consistent basis throughout the periods covered thereby (except as disclosed in the Company SEC Documents filed before the date of this Agreement), and the supporting schedules included or incorporated by reference in the Company SEC Documents, fairly present the information required to be stated therein; and the other financial information included or incorporated by reference in the Company SEC Documents, has been or will be derived from the accounting records of the Company and its Subsidiaries and presents fairly or will present fairly the information shown thereby; and the pro forma financial information and the related notes included or incorporated by reference in the Company SEC Documents have been or will be prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Company SEC Documents.

(x) Private Placement Materials for Debt Exchange.  At the time of its distribution and at the expiration of the Rights Offering, the Offering Materials that are used by the Company will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xi) Absence of Certain Changes.  Since June 30, 2009, other than as disclosed in the Company SEC Documents filed before the date hereof, and except for actions required to be taken pursuant to the Transaction Agreements, (1) there has not been any change in the capital stock of the Company or its Subsidiaries from that set forth in Section 2(b)(iv) (other than an aggregate of 25,596 shares of restricted Common Stock granted to certain members of the Board on August 1, 2009, under the Company’s 2005 Equity Incentive Plan) or any material change in long-term debt of the Company or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock; and (2) the Company has been operated in the ordinary course of business, consistent with past practice, and no event, fact or circumstance has occurred that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3. Covenants and Agreements of the Parties.

(a) Additional Covenants of the Company.  Without derogating from the obligations of the Company set forth elsewhere in this Agreement, the Company agrees with each of the Holders as set forth below:

(i) Private Placement Materials for Debt Exchange.  As promptly as practicable following the date of this Agreement, and, in all cases, in compliance with the exemption provided under Section 4(2) of the Securities Act, the Company shall prepare and disseminate to the Holders and such other holders of the outstanding Notes as the Company may determine from time to time, in accordance with applicable law, the Offering Materials consistent with the terms of the Debt Exchange as set forth in this Agreement. If at any time prior to the expiration of the Rights Offering, any event occurs as a result of which the such Offering Materials, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement such Offering Materials to comply with applicable law, the Company will promptly notify the Holders of any such event and prepare an amendment or supplement to such Offering Materials that is reasonably acceptable in form and substance to the Holders that will correct such statement or omission or effect such compliance.

(ii) Rule 158.  The Company will generally make available to the Company’s security holders as soon as practicable an earnings statement of the Company covering a twelve-month period beginning after the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act.

(iii) Listing.  The Company shall use its commercially reasonable efforts to list and maintain the listing of the Exchange Shares on the Nasdaq Global Select Market.

(iv) Ordinary Course of Business; Actions Regarding Conditions.  During the period from the date of this Agreement to the Closing Date, the Company shall conduct its business, and shall cause its Subsidiaries to conduct their business, in the ordinary course and consistent with the Company’s and its Subsidiaries’ past practice; and the Company for itself and on behalf of its Subsidiaries agrees to use its commercially reasonable efforts to preserve substantially intact their business organizations and goodwill, to keep available the services of those of their present officers, employees, and consultants who are integral to the operation of their businesses as presently conducted, and to preserve their present relationships with significant customers and suppliers and with other persons with whom they have significant business relations; and the Company shall not take any action or omit to take any action that would reasonably be expected to result in the Company’s failure to satisfy the conditions to the Agreement set forth in Section 4.

(v) Reasonable Best Efforts.  The Company shall use its reasonable best efforts (and shall cause its Subsidiaries to use their respective reasonable best efforts) to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its or their part under this Agreement and applicable laws to cooperate with the Holders and to consummate and make effective the transactions contemplated by this Agreement and the Recapitalization; provided, that notwithstanding anything in this Agreement to the contrary, nothing shall require the Company or its Subsidiaries to dispose of any of its or its Subsidiaries’ assets or to limit its freedom of action with respect to any of its or its Subsidiaries’ businesses, or to consent to any disposition of the Company’s or its Subsidiaries’ assets or limits on the Company’s or its Subsidiaries’ freedom of action with respect to the conduct of any of its or its Subsidiaries’ businesses, or to commit or agree to any of the foregoing.

(vi) Resale Registration Statement.  Prior to the Closing Date, the Company shall prepare and file with the Commission a registration statement on Form S-3 or any successor thereto to register offers and sales of New Notes and Exchange Shares by the Holders pursuant to Rule 415 under the Securities Act (the “Resale Registration Statement”).

(A) The Resale Registration Statement filed with the Commission shall be consistent in all material respects with the last forms of such documents provided to the Holders and their counsel to review prior to the filing thereof. The Company shall: (x) advise the Holders promptly of the time when the Resale Registration Statement has become effective and shall furnish the Holders with copies thereof; and (y) advise the Holders promptly after the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Resale Registration Statement, of the initiation or threatening of any proceeding for any such purpose and in the event of the issuance of any stop order or of any order preventing or suspending the use of the Resale Registration Statement or suspending any such qualification, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(B) The Company shall use its commercially reasonable efforts to (x) have the Resale Registration Statement declared effective by the Commission prior to the Closing Date and (y) maintain the Resale Registration Statement under the Securities Act for a period of one hundred eighty days (180) days following the Closing Date (such date, the “Termination Date”, and the period from and after the Closing Date to the Termination Date, the “Resale Period”). The Company shall take all action as may be necessary or advisable so that the issuance of the New Notes and the Exchange Shares, and the other transactions contemplated by this Agreement may be effected in accordance with the applicable provisions of the Securities Act and the Exchange Act and any state or foreign securities or Blue Sky laws.

(C) The Company shall indemnify and hold harmless the Holders, their respective Affiliates, and their respective officers, directors, members, partners, employees, agents, investment managers and controlling persons (each an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and reasonable expenses, joint or several (“Losses”), arising from any untrue statement of a material fact or omission of a material fact required to be stated in the Resale Registration Statement, or any amendments or supplements thereto, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse such Indemnified Person for any reasonable legal or other reasonable out-of-pocket expenses incurred in connection with investigating, responding to or defending any of the foregoing; provided that the foregoing indemnification will not apply to Losses to the extent that they directly resulted from (a) any breach by such Indemnified Person of this Agreement, (b) gross negligence or willful misconduct on the part of such Indemnified Person, or (c) statements or omissions in the Resale Registration Statement, or any amendment or supplement thereto made in reliance upon or in conformity with information relating to such Indemnified Person furnished to the Company in writing by or on behalf of such Indemnified Person expressly for use in the Resale Registration Statement or any amendment or supplement thereto.

(vii) Rating of New Notes.  The Company shall use its commercially reasonable efforts to obtain prior to the Closing ratings on the New Notes by at least one national rating agency selected by the Company in its sole discretion.

(viii) Confidentiality of Certain Information.  The Company shall not disclose the amount of Notes held by any Holder that is disclosed on such Holder’s signature page hereto (the “Ownership Amount”) without the prior written consent of such Holder; provided, that, the Company shall be permitted to disclose the Ownership Amount of any Holder without such Holder’s prior written consent, (x) if requested or required by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process by any Governmental Entity or by law or regulation, including the rules of any stock exchange, (y) to the Investors and their respective Affiliates and agents, or (z) as may be required in connection with the Company’s filing of the Resale Registration Statement.

(ix) Perfection of Certain Security Interests.  The Company shall use its commercially reasonable efforts to do or cause to be done all acts and things that may be required, including obtaining any required consents from third parties and entering into one or more security documents governing the New Notes, to have all security interests in the collateral securing the New Notes duly created and enforceable and perfected, to the extent required by the security documents governing the New Notes as promptly as practicable following the Closing Date, but in any event no later than sixty (60) days thereafter (the “Security Deadline”); provided that, notwithstanding the foregoing, the collateral trustee for the New Notes shall be entitled to extend the Security Deadline in its reasonable discretion; provided further, however, that the collateral trustee for the New Notes shall not extend the Security Deadline by more than sixty (60) days.

(b) Additional Covenants of the Holders.  Without derogating from the obligations of the Holders set forth elsewhere in this Agreement, each of the Holders agree with the Company as set forth below:

(i) Commercially Reasonable Efforts; Further Actions.  Each Holder shall use its commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its or their part under this Agreement and applicable laws to cooperate with the Company and the other Holders and to consummate and make effective the transactions contemplated by this Agreement and the Recapitalization, including:

(A) preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or Governmental Entity; and

(B) executing, delivering and filing, as applicable, any additional ancillary instruments, documents, or agreements necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement and the transactions contemplated hereby.

(ii) Short Sale Transactions.  Each Holder agrees that it shall not, and that it shall prohibit its Affiliates from, engaging, directly or indirectly, in any hedging or other transaction which is designed or could reasonably be expected to lead to, or result in, or be characterized as, a sale, an offer to sell, a solicitation of offers to buy, disposition of, loan, pledge, or grant of any right with respect to the Common Stock, including without limitation effecting any short sale or having in effect any short position or any purchase, sale or grant of any right (including without limitation a put or call option) with respect to the Common Stock or any security that includes, relates to or derives any significant part of its value from the Common Stock of the Company.

4. Conditions to Obligations of the Parties.

(a) The obligations of each Party to consummate the transactions contemplated hereby shall be subject to the satisfaction prior to the Closing Date of each of the following conditions (which may be waived in whole or in part by the Company and the Requisite Holders in their sole discretion) (as used herein, “Requisite Holders” shall mean Holders that, directly or indirectly, own not less than a majority of the aggregate principal amount of Notes held by all of the Holders):

(i) Rights Offering.  The conditions to the Rights Offering shall have been satisfied or waived by the party or parties entitled to waive such conditions.

(ii) Consents.  All material governmental and third-party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by this Agreement and the Investment Agreement shall have been made or received.

(iii) No Legal Impediment to Issuance.  No action shall have been taken, no statute, rule, regulation, or order shall have been enacted, adopted, or issued by any federal, state, or foreign governmental or regulatory authority, and no judgment, injunction, decree or order of any federal, state or foreign court shall have been issued that, in each case, prohibits the implementation of the

Debt Exchange, the issuance of Exchange Shares for outstanding Notes, or the consummation of the transactions contemplated by this Agreement or the Investment Agreement or the Recapitalization or materially impairs the benefit of implementation thereof, and no action or proceeding by or before any federal, state, or foreign governmental or regulatory authority shall be pending or threatened wherein an adverse judgment, decree, or order would be reasonably likely to result in the prohibition of or material impairment of the benefits of the implementation of the Debt Exchange, the issuance of Exchange Shares for outstanding Notes, or the consummation of the transactions contemplated by this Agreement or the Recapitalization.

(iv) Stockholder Approval.  Stockholder Approval shall have been received.

(v) Debt Exchange.  At least ninety-five percent (95%) of the aggregate principal amount of outstanding Notes shall have been validly submitted for exchange in the Debt Exchange.

(vi) Proposed Amendments.  Requisite Consents to the Proposed Amendments shall have been received in the Debt Exchange and such Proposed Amendments shall have been effectuated under the Old Indenture.

(b) The obligations of each Holder to consummate the transactions contemplated hereby shall also be subject to the satisfaction prior to the Closing Date of each of the following conditions (which may be waived in whole or in part by the Requisite Holders in their sole discretion).

(i) Representations and Warranties.  The representations and warranties of Company contained in this Agreement shall be true and correct (disregarding all qualifications and exceptions contained therein relating to materiality, Material Adverse Effect or similar qualifications, other than such qualifications contained in Sections 2(b)(i) and 2(b)(ix) as of the date hereof and as of the Closing Date after giving effect to the transactions contemplated hereby with the same effect as if made on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except where the failure to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect, other than with respect to the representations in Sections 2(b)(ii), 2(b)(iii), 2(b)(iv), 2(b)(v), and 2(b)(xi)(2), which shall be true and correct in all respects.

(ii) Covenants.  The Company shall have performed and complied in all material respects with all of its covenants and agreements contained in this Agreement and in any other Transaction Agreement required to be performed or complied with on or prior to the Closing Date.

(iii) Registration Statement Effectiveness.  The Resale Registration Statement shall have been declared effective by the Commission and shall continue to be effective and no stop order shall have been entered by the Commission with respect thereto.

(c) The obligations of the Company to consummate the transactions contemplated hereby shall also be subject to the satisfaction prior to the Closing Date of each of the following conditions (which may be waived in whole or in part by the Company in its sole discretion):

(i) Representations and Warranties.  The representations and warranties of the Holders contained in this Agreement shall be true and correct in all material respects (disregarding all qualifications and exceptions contained therein relating to materiality or similar qualifications) as of the date hereof and as of the Closing Date with the same effect as if made on the Closing Date.

(ii) Covenants.  The Holders shall have performed and complied in all material respects with all of their respective covenants and agreements contained in this Agreement and in any other Transaction Agreement that are required to be performed or complied with prior to the Closing.

5. Survival of Representations and Warranties; Termination.

(a) Survival.  The representations and warranties in this Agreement and in any instrument delivered pursuant to this Agreement shall survive the Closing.

(b) Termination.

(i) This Agreement may be terminated prior to the Expiration Date (as such term is defined in the Offering Materials):

(A) by mutual written consent of the Company, on the one hand, and the Requisite Holders, on the other hand; provided that the prior written consent of each of the Investors shall be required to terminate this Agreement pursuant to this Section 5(b)(i)(A);

(B) by the Company or the Requisite Holders, in the event that the Debt Exchange has not been consummated by February 15, 2010 (such date, the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 5(b)(i)(B) shall not be available to any Party whose material breach of any provision of this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or prior to such date;

(C) by the Company:

(1) in the event of a material breach of this Agreement by the Holders that cannot be cured on or prior to the Termination Date; or

(2) upon the occurrence of any event that results in a failure to satisfy any of the conditions set forth in Sections 4(a) or (c), which failure cannot be cured on or prior to the Termination Date; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 5(b)(i)(C)(2) if the Closing has not occurred by reason of a material breach by the Company of the terms of this Agreement; or

(D) by the Requisite Holders:

(1) in the event of a material breach of this Agreement by the Company that cannot be cured on or prior to the Termination Date; or

(2) upon the occurrence of any event that results in a failure to satisfy any of the conditions set forth in Sections 4(a) or (b), which failure cannot be cured on or prior to the Termination Date; provided, however, that the Requisite Holders shall not be entitled to terminate this Agreement pursuant to this Section 5(b)(i)(D)(2) if the Closing has not occurred by reason of a material breach by any Holder of the terms of this Agreement.

(E) automatically on March 31, 2010 (the “Ultimate Termination Date”) unless the Company and Holders that, directly or indirectly, own not less than eighty percent (80%) of the aggregate principal amount of Notes held by all of the Holders (the “Supermajority Holders”) have agreed to designate a subsequent date as the Ultimate Termination Date (which may only be further extended with the agreement of the Company and the Supermajority Holders).

(ii) In the event of the termination of this Agreement pursuant to this Section 5(b), this Agreement shall forthwith become null and void, and all rights and obligations of any Party hereto shall cease, except that nothing herein shall relieve any Party hereto from liability for any breach of this Agreement and the provisions of Sections 5 through 18 hereof shall survive any termination of this Agreement.

6. Consultation with Attorney; Voluntary Agreement.  Each Party acknowledges that (a) such Party has carefully read and fully understands all of the provisions of this Agreement, including the Schedules and Exhibits hereto; (b) such Party has been advised of its right to consult with an attorney prior to executing this Agreement; (c) such Party has consulted with an attorney regarding the terms of this Agreement prior to executing it; and (d) such Party is entering into this Agreement, knowingly, freely and voluntarily in exchange for good and valuable consideration.

7. Assignment; Third Party Beneficiaries.  This Agreement may not be assigned by any Party without the signed written consent of a duly authorized representative of each of the other Parties. Except for each of the Investors, which shall be deemed third party beneficiaries of this Agreement and entitled to enforce any and all of the provisions hereof, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies under this Agreement.

8. No Oral Modification; No Waivers.  This Agreement may not be changed orally, but may be changed only in a writing signed by a duly authorized representative of each of the Company and the Requisite Holders; provided, that the prior written consent of each of the Investors shall be required for any such amendment or modification and provided further that Exhibit C may only be amended with the consent of each Holder. The failure of any Party to enforce any of the terms, provisions or covenants of this Agreement will not be construed as a waiver of the same or of the right of such Party to enforce the same. Waiver by any Party of any breach or default by the other Party of any term or provision of this Agreement will not operate as a waiver of any other breach or default.

9. Severability.  In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of the Agreement shall not in any way be affected or impaired thereby.

10. Descriptive Headings.  The Section headings contained herein are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

11. Counterparts.  This Agreement may be executed in one or more counterparts, which together shall constitute one and the same agreement. Execution of this Agreement by facsimile shall be an effective means of execution.

12. Each Party the Drafter.  This Agreement, and the provisions contained in it, shall not be construed or interpreted for, or against, any Party because that Party drafted or caused that Party’s legal representatives to draft any of its provisions.

13. Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (a) delivered personally or by overnight courier to the following address of the other Party hereto or (b) sent by facsimile to the following facsimile number of the other Party hereto with the confirmatory copy delivered by overnight courier to the address of such Party pursuant to this Section 13.

If to the Company, to:

Builders FirstSource, Inc.
2001 Bryan Street, Suite 1600
Dallas, Texas 75201
Facsimile: (214) 880-3599
Attention: Donald F. McAleenan, Esq.
Electronic mail: Don.McAleenan@bldr.com

and:

JLL Partners Fund V, L.P.
c/o JLL Partners, Inc.
450 Lexington Avenue, 31st Floor
New York, New York 10017
Facsimile: (212) 286-8626
Attention: Brett N. Milgrim
Daniel Agroskin
Electronic mail: b.milgrim@jllpartners.com
d.agroskin@jllpartners.com

and:

Warburg Pincus Private Equity IX, L.P.

c/o Warburg Pincus LLC
450 Lexington Avenue, 32nd Floor
New York, New York 10017
Facsimile: (212) 878-9100
Attention: David Barr
Kevin Kruse
Electronic mail: david.barr@warburgpincus.com
kevin.kruse@warburgpincus.com

with copies to:

Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309
Facsimile: (404) 881-7777
Attention: William Scott Ortwein, Esq.
Electronic mail: Scott.Ortwein@alston.com

and:

Morris, Nichols, Arsht & Tunnell LLP
1201 North Market Street, 18th Floor
P.O. Box 1347
Wilmington, Delaware 19899-1347
Facsimile: (302) 658-3989
Attention: Andrew M. Johnston
Electronic mail: ajohnston@mnat.com

and:

Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899
Facsimile: (302) 651-3001
Attention: Robert B. Pincus, Esq.
Allison L. Land, Esq.
Electronic mail: bob.pincus@skadden.com
allison.land@skadden.com

If to any Holder, to the address set forth on such Holder’s signature page hereto.

with a copy to:

Goodwin Procter LLP
The New York Times Building
620 Eighth Avenue
New York, New York 10018
Facsimile: (212) 355-3333
Attention: Allan S. Brilliant, Esq.
Electronic mail: abrilliant@goodwinprocter.com

14. Governing Law; Jurisdiction.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflict of laws. The Parties hereby consent to submit to the exclusive jurisdiction of the Chancery Court of the State of Delaware in and for New Castle County (the “Chancery Court”) or, if the Chancery Court lacks subject matter jurisdiction, in the courts of the State of Delaware situated in New Castle County or the United States District Court for the District of Delaware, for any and all disputes, claims, lawsuits and litigation relating to or arising out of this Agreement. The Company and each of the Holders hereby irrevocably waive all right to trial by jury in any action, suit, proceeding, or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the Company or the Holders in the negotiation, administration, performance and enforcement hereof.

15. Successors.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, including, without limitation, any Person acquiring, directly or indirectly, all or a substantial portion of the stock, business or assets of a Party, whether by merger, restructuring, reorganization, consolidation, division, sale or otherwise.

16. Entire Agreement.  This Agreement sets forth the entire understanding among the Parties and, except as otherwise expressly provided herein, supersedes all prior agreements, representations, discussions, and understandings concerning the subject matter hereof.

17. Expenses.  Each Party hereto shall bear all fees and expenses incurred by it or on its behalf in connection with or in anticipation of this Agreement and the consummation of the transactions contemplated hereby; provided, however, that the Company shall be responsible for the reasonable fees and expenses of Goodwin Procter LLP incurred in its capacity as special counsel to the Holders pursuant to that certain letter agreement by and between the Company and Goodwin Procter LLP, dated as of October 14, 2009.

18. Specific Performance.  Each Party hereto acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by such Party and that any such breach would cause the other parties hereto irreparable harm. Accordingly, each Party hereto agrees that, in the event of any breach or threatened breach of the provisions of this Agreement by such Party, each other Party hereto shall be entitled to equitable relief without the requirement of posting a bond or other security, including in the form of injunctions and orders for specific performance, in addition to all other remedies available to such other parties at law or in equity.

19. Accounts.  The Parties acknowledge that all representations, warranties and covenants made by any Party hereto on behalf of the accounts that it manages are being made only with respect to the Notes held in such accounts, and shall not apply to (or be deemed to be made in relation to) any Notes that may be beneficially owned by the entity on whose behalf such accounts are managed that are not held through such accounts.

[SIGNATURE PAGE FOLLOWS]

EXHIBIT A

INVESTMENT AGREEMENT
[attached]

EXHIBIT B

FORM OF ELECTION
[attached]

FORM OF
ELECTIONS

Complete the boxes below in the table entitled “Primary Election” to make an election to exchange, at par, all of the issued and outstanding Notes held by you (i) for New Notes (a “Notes Election”); (ii) for cash (a “Cash Election”); or (iii) a combination Notes Election and Cash Election (a “Mixed Election”), in each case, subject to adjustment and proration as described in Section [     ] of the Instructions to this Consent and Letter of Transmittal (a “Primary Election”). Allocations of New Notes and cash requested by you pursuant to a Primary Election will be made only after the Exchange Deficiency (as hereinafter defined), if any, shall have been satisfied by the exchange of outstanding Notes for shares of Company’s common stock, par value $0.01 per share (the “Common Stock”), as described below. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Private Placement Memorandum.

If the Company receives less than $205.0 million of gross proceeds from the Rights Offering (the “Aggregate Offering Amount”), you are permitted to elect to exchange, to the extent of the excess of the Aggregate Offering Amount over the gross proceeds actually obtained by the Company in the Rights Offering and from the purchase of the Unsubscribed Shares by the Investors pursuant to the Investment Agreement (such amount, the “Exchange Deficiency”), Notes held by you for shares of Common Stock at an exchange price equal to the Subscription Price (a “Stock Election”), with the number of shares of Common Stock to be issued to you should you make a valid Stock Election equal to the aggregate principal amount of Notes for which a Stock Election is validly made, divided by the Subscription Price, subject to adjustment and proration as described in Section [     ] of the Instructions to this Consent and Letter of Transmittal.

If you wish to receive Common Stock in exchange for all or a portion of the Notes validly submitted for exchange by you in the event there is an Exchange Deficiency and, subject to adjustment and proration as described in Section [     ] of the Instructions to this Consent and Letter of Transmittal, in addition to making a Primary Election, you must also complete the boxes below in the table entitled “Secondary Election” (a “Secondary Election”), in each case, for the full aggregate principal amount of all Notes submitted for exchange by you. If you make a Stock Election for some, but not all, of the Notes submitted for exchange by you in the Debt Exchange (such portion of Notes for which you have not made a Stock Election, the “Non-Stock Notes”), you must complete the boxes below in the table entitled “Secondary Election” to make an election to exchange your Non-Stock Notes for (i) a Notes Election; (ii) a Cash Election; or (iii) a Mixed Election, in each case, subject to adjustment and proration as described in Section [     ] of the Instructions to this Consent and Letter of Transmittal so that the you have made a Secondary Election with respect to the full aggregate principal amount of all Notes submitted for exchange by you.

We cannot assure you that Common Stock will be available in exchange for any Notes validly submitted for exchange by you in the Debt Exchange. Accordingly, if you make a Stock Election for all or a portion of the Notes submitted for exchange by you in the Debt Exchange, you must also complete the boxes below in the table entitled “Back-Up Secondary Election” (a “Back-Up Election”) to make an election for the full aggregate principal amount of all Notes submitted for exchange by you for (i) a Notes Election; (ii) a Cash Election; or (iii) a Mixed Election, in each case, subject to adjustment and proration as described in Section [     ] of the Instructions to this Consent and Letter of Transmittal. Your Back-Up Election will be used to determine the amount of cash and/or New Notes to be received by you, in each case, subject to adjustment and proration as described in Section [     ] of the Instructions to this Consent and Letter of Transmittal, with respect to the portion of Notes submitted for exchange by you that are not exchanged for Common Stock in the event that there is an insufficient number of shares of Common Stock available in the Debt Exchange to satisfy your Stock Election.

If you do not wish to receive shares of Common Stock in exchange for Notes validly submitted for exchange by you in the Debt Exchange, you need only make a Primary Election.

PRIMARY ELECTION

		Notes Election	Cash Election
Name and Address of		Principal Amount	Principal Amount
Registered Holder (Fill in,	Certificate	Exchanged for	Exchanged for
if Blank)	Number(s)	Notes	Cash

		$	$

If you wish to receive shares of Common Stock in exchange for Notes validly submitted for exchange by you in the Debt Exchange, you must make a Secondary Election and a Back-Up Election.

SECONDARY ELECTION

		Stock Election	Notes Election	Cash Election
Name and Address of		Principal Amount	Principal Amount	Principal Amount
Registered Holder (Fill	Certificate	Exchanged for	Exchanged for	Exchanged for
in, if Blank)	Number(s)	Stock	Notes	Cash

		$	$	$

Complete the below boxes with respect to the full aggregate principal amount of Notes submitted for exchange by you if you have made a Secondary Election in the box above. The Back-Up Election will be used to determine the amount of cash and/or New Notes to be received by you, in each case, subject to adjustment and proration as described in Section [     ] of the Instructions to this Consent and Letter of Transmittal, with respect to the portion of Notes submitted for exchange by you that are not exchanged for Common Stock in the event that there is an insufficient number of shares of Common Stock available in the Debt Exchange to satisfy your Stock Election.

BACK-UP SECONDARY ELECTION

		Notes Election	Cash Election
Name and Address of		Principal Amount	Principal Amount
Registered Holder (Fill in,	Certificate	Exchanged for	Exchanged for
if Blank)	Number(s)	Notes	Cash

		$	$

In the event that:

•	you validly submit for exchange Notes in the Debt Exchange but do not validly make a Primary Election with respect the full aggregate principal amount of all Notes submitted for exchange by you, then you will be deemed to have made a Mixed Election with respect to such principal amount of your Notes for which no Primary Election is made (the “Non-Electing Primary Election Notes”);

•	there is an Exchange Deficiency and you wish to receive Common Stock in exchange for all or a portion of the Notes validly submitted for exchange by you, but you do not validly make a Secondary Election with respect the full aggregate principal amount of all Notes submitted for exchange by you, then you will be deemed to have made a Mixed Election with respect to such principal amount of your Notes for which no Secondary Election is made (the “Non-Electing Secondary Election Notes”); or

•	you make a Stock Election for all or a portion of the Notes submitted for exchange by you in the Debt Exchange, but you do not validly make a Back-Up Election for the full aggregate principal amount of all Notes submitted for exchange by you, then you will be deemed to have made a Mixed Election with respect to such principal amount of your Notes for which no Back-Up Election is made (the “Non-Electing Back-Up Election Notes” and collectively with the Non-Electing Primary Election Notes and Non-Electing Secondary Election Notes, the “Non-Electing Notes”);

then, in each case, the Mixed Election with respect to your Non-Electing Notes shall be based on the proportion that each of the Available Cash and the Available Notes, respectively, bears to the aggregate sum of the Available Cash and the Available Notes. Non-Electing Notes shall be subject to proration in the same manner as if a Mixed Election were made with respect to such Notes.

All exchanges must be in integral multiples and minimum denominations as specified in the terms of such Notes and in the Offering Memorandum; provided that you may exchange all Notes held by you, even if the aggregate principal amount of those Notes is not in such integral multiples or minimum denominations.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange

[  ].  Elections

Primary Election

Pursuant to the Debt Exchange, and subject to the terms and conditions set forth in the Offering Memorandum and herein, all holders of Notes are permitted to make an election to exchange, at par, all of the issued and outstanding Notes held by them (x) for up to $145.0 million aggregate principal amount of New Notes (as such aggregate principal amount shall be reduced as described below) (a “Notes Election”); (y) for up to $130.0 million in cash from the gross proceeds of the Rights Offering (as such amount shall be reduced by the amount of any Exchange Deficiency (as hereinafter defined below) (a “Cash Election”); or (z) a combination Notes Election and Cash Election (a “Mixed Election”), in such relative proportions as may be requested by such holder of Notes participating in the Debt Exchange (each, a “Participating Holder” and, collectively, “Participating Holders”), by completing the boxes above in the table entitled “Primary Election” (a “Primary Election”); provided, that allocations of New Notes and cash requested by Participating Holders pursuant to a Notes Election, Cash Election or Mixed Election (each, an “Election” and collectively, the “Elections”) will be made only after the Exchange Deficiency, if any, shall have been satisfied by the exchange of outstanding Notes for shares of Common Stock as described below.

To the extent that less than 100% of the outstanding Notes are validly submitted for exchange in the Debt Exchange (such Notes not exchanged in the Debt Exchange, the “Remaining Notes”), the aggregate principal amount of New Notes available for exchange in the Debt Exchange shall be reduced by an amount equal to the aggregate principal amount of the Remaining Notes (the aggregate principal amount of New Notes as may be reduced, the “Available Notes”).

Secondary Election

If the Company receives less than $205.0 million of gross proceeds from the Rights Offering, Participating Holders will also be permitted to elect to exchange, to the extent of the excess of the Aggregate Offering Amount over the gross proceeds actually obtained by the Company in the Rights Offering in excess of the first $75.0 million of gross proceeds actually obtained by the Company in the Rights Offering (such amount, the “Exchange Deficiency”), Notes held by them for shares of Common Stock at an exchange price equal to the Subscription Price (a “Stock Election”) by completing the boxes below in the table entitled “Secondary Election” (the “Secondary Election”), with the number of shares of Common Stock to be issued to each Participating Holder making a valid Stock Election to be equal to the aggregate principal amount of Notes for which a Stock Election is validly made by such Participating Holder, divided by the Subscription Price; provided, that in the event that Participating Holders shall make valid Stock Elections requesting an aggregate number of shares of Common Stock exceeding the number of Available Shares (as hereinafter defined), then each such Participating Holder making a valid Stock Election shall be allocated a portion of the Available Shares pro rata, such that each such Participating Holder shall be entitled to receive the number of Available Shares, multiplied by a fraction, the numerator of which shall be equal to the aggregate principal amount of Notes for which a valid Stock Election shall have been made by such Participating Holder, and the denominator of which shall be the aggregate principal amount of all Notes for which Participating Holders shall have made a valid Stock Election (as used herein, “Available Shares” shall mean a number of shares of Common Stock equal to the Exchange Deficiency divided by the Subscription Price).

Back-Up Secondary Election

If a Participating Holder makes a Stock Election for all or a portion of the Notes submitted for exchange by it in the Debt Exchange, it must also complete the boxes above in the table entitled “Back-Up Secondary Election” (a “Back-Up Election”) to make an election for the full aggregate principal amount of all Notes submitted for exchange by it for (i) a Notes Election; (ii) a Cash Election; or (iii) a Mixed Election, in each case, subject to adjustment and proration as described herein, which will be used to determine the amount of cash and/or New Notes to be received by such Participating Holder with respect to the portion of Notes submitted for exchange by such Participating Holder that are not exchanged for Common Stock in the event that there is an insufficient number of shares of Common Stock available in the Debt Exchange to satisfy such Participating Holder’s Stock Election.

Accordingly, in addition to making a Primary Election, if there is an Exchange Deficiency and a Participating Holder wishes to receive Common Stock in exchange for all or a portion of the Notes validly exchanged by such Participating Holder, subject to adjustment and proration as described herein, such Participating Holder must also complete the boxes above in the table entitled “Secondary Election” and “Back-Up Secondary Election”, in each case, for the full aggregate principal amount of all Notes submitted for exchange by such Participating Holder. A Participating Holder need only make a Primary Election if such Participating Holder does not wish to receive shares of Common Stock in exchange for Notes validly exchanged by such Participating Holder in the Debt Exchange.

Proration of Common Stock

To the extent the aggregate principal amount of Notes exchanged for shares of Common Stock pursuant to valid Stock Elections is less than the full amount of the Exchange Deficiency, all Participating Holders making a valid Cash Election, Notes Election or Mixed Election will receive, in exchange for Notes exchanged in the Debt Exchange with respect to which a valid Cash Election, Notes Election or Mixed Election shall have been made, shares of Common Stock at an exchange price equal to the Subscription Price pro rata in proportion to the amount of Notes submitted for exchange by them into the Debt Exchange (other than Notes for which a valid Stock Election was made) (the “Stock Proration”), with the aggregate number of shares of Common Stock to be allocated in any Stock Proration (the “Allocation Shares”) being equal to the number of Available Shares not allocated to Participating Holders making valid Stock Elections, such that each such Participating Holder (other than Participating Holders who have all of their Notes exchanged for Available Shares pursuant to valid Stock Elections) shall be entitled to receive the number of Allocation Shares, multiplied by a fraction, the numerator of which shall be equal to the aggregate principal amount of Notes submitted for exchange by such Participating Holder in the Debt Exchange (other than Notes for which a valid Stock Election was made) and the denominator of which shall be the aggregate principal amount of all Notes submitted for exchange in such Debt Exchange (other than Notes for which a valid Stock Election was made) (any such consideration, the “Exchange Consideration”); and to the extent a Participating Holder receives shares of Common Stock pursuant to a Stock Proration, then, notwithstanding any election made by such Participating Holder, such Participating Holder shall not be entitled to receive cash and/or New Notes in exchange for such Notes.

Proration of New Notes and Cash in Primary Election, Secondary Election and Back-Up Election

Subject to adjustment and proration as described above in the event of an Exchange Deficiency, to the extent the aggregate principal amount of Notes for which all Participating Holders make valid Notes Elections and Mixed Elections (but only to the extent of the portion of such Mixed Election for which New Notes have been requested) exceeds the aggregate principal amount of the Available Notes, the Available Notes will be distributed pro rata to such Participating Holders making a valid Notes Election or Mixed Election (but only to the extent of the portion of such Mixed Election for which New Notes have been requested), such that each such Participating Holder shall be entitled to receive (x) New Notes with an aggregate principal amount equal to the aggregate principal amount of New Notes requested by such Participating Holder, multiplied by a fraction, the numerator of which shall be the aggregate principal amount of all Available Notes and the denominator of which shall be the aggregate principal amount of New Notes requested by all Participating Holders pursuant to valid Notes Elections and Mixed Elections (but only to the extent of the portion of such Mixed Election for which New Notes have been requested), and (y) cash in an amount equal to the sum of (1) the difference between the aggregate principal amount of New Notes requested to be received by such Participating Holder in the Debt Exchange and the aggregate principal amount of New Notes actually received by such Participating Holder in the Debt Exchange and (2) the aggregate principal amount of Notes for which a valid Cash Election or Mixed Election (but only to the extent of the portion of such Mixed Election for which cash has been requested) was made by such Participating Holder.

Subject to adjustment and proration as described below in the event of an Exchange Deficiency, to the extent the aggregate principal amount of Notes for which Participating Holders make valid Cash Elections and Mixed Elections (but only to the extent of the portion of such Mixed Election for which cash has been requested) exceeds an amount (the “Available Cash”) equal to the excess of the total gross proceeds of the Rights Offering over $75.0 million, the Available Cash will be distributed pro rata to such Participating Holders making a valid Cash Election or Mixed Election (but only to the extent of the portion of such Mixed Election for which cash has been requested), such that each such Participating Holder shall be entitled to receive (x) the amount of cash requested to be received by such Participating Holder, multiplied by a fraction, the numerator of which shall be the total amount of Available Cash and the denominator of which shall be the total amount of cash requested to be received by all Participating Holders pursuant to valid Cash Elections and Mixed Elections (but only to the extent of the portion of such Mixed Election for which cash has been requested), and (y) New Notes with an aggregate principal amount equal to the sum of (1) the excess of the aggregate principal amount of Notes for which a valid Cash Election or Mixed Election (but only to the extent of the portion of such Mixed Election for which cash has been requested) was made over the aggregate principal amount of Notes actually exchanged for cash pursuant to this subsection (iii) and (2) the aggregate principal amount of Notes for which a valid Notes Election or Mixed Election (but only to the extent of the portion of such Mixed Election for which New Notes have been requested) was made.

Non-Electing Notes

In the event that (x) a Participating Holder validly submits for exchange Notes in the Debt Exchange but does not validly make a Primary Election with respect to the full aggregate principal amount of all Notes submitted for exchange by such Participating Holder, then such Participating Holder will be deemed to have made a Mixed Election with respect to such principal amount of its Notes for which no Primary Election is made (the “Non-Electing Primary Notes”); (y) there is an Exchange Deficiency and a Participating Holder wishes to receive Common Stock in exchange for all or a portion of the Notes validly submitted for exchange by it, but does not validly make a Secondary Election with respect to the full aggregate principal amount of all Notes submitted for exchange by such Participating Holder (the “Non-Electing Secondary Election Notes”), or (z) if such Participating Holder makes a Stock Election for all or a portion of the Notes submitted for exchange by it in the Debt Exchange, but does not validly make a Back-Up Election for the full aggregate principal amount of all Notes submitted for exchange by it (the “Non-Electing Back-Up Election Notes” and, collectively with Non-Electing Primary Election Notes and Non-Electing Secondary Election Notes, the “Non-Electing Notes”), then, in each case, such Participating Holder will be deemed to have made a Mixed Election with respect to such principal amount of Non-Electing Notes, based on the proportion that each of the Available Cash and the Available Notes, respectively, bears to the aggregate sum of the Available Cash and the Available Notes. Non-Electing Notes shall be subject to proration in the same manner as if a Mixed Election were made with respect to such Notes.

EXHIBIT C

TERMS OF NEW NOTES

Issuer	Builders FirstSource, Inc.

Guarantors	All wholly owned domestic subsidiaries of the Issuer that currently guarantee the existing Notes of the Issuer.

Principal	No more than $145.0 million.

February 15, 2016 (the “Maturity Date”).

Maturity	All obligations then outstanding under the New Notes shall be payable in full on the Maturity Date.

3-month LIBOR (with a 3.0% floor) plus 10.0%.

Interest Rate	Payable quarterly on the 15th of February, May, August, and November of each year. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Default Rate	Additional 2.00%

Amortization	None.

Prior to February 15, 2011 105%

Optional Prepayments	After February 15, 2011, and prior to February 15, 2012 102.5%

After February 15, 2012, and prior to February 15, 2013 101%

After February 15, 2013 100%

Offer to Purchase with Asset Sale Proceeds	Same as set forth in the Old Indenture.

Collateral	All amounts owed in connection with the New Notes shall be secured by a perfected, second priority lien on and security interest in all of the Collateral (as defined in the Old Indenture); provided that, for the avoidance of doubt, the Collateral shall not include “securities” of any of the Company’s “affiliates” (as the terms “securities” and “affiliates) are used in Rule 3-16 of Regulation S-X under the Securities Act).

Collateral Trust Fee	TBD

Covenants	Same as set forth in the Old Indenture; provided that (i) the definition of Borrowing Base shall be modified to give pro forma credit for any accounts and inventory acquired since the last quarterly financials, (ii) the basket under Section 4.09(b)(1)(A) shall be reduced from $375 million to the sum of (y) the Borrowing Base (as defined in the Old Indenture) and (z) $75 million, and (iii) the Issuer shall be permitted (y) to refinance any remaining Notes with debt which is secured on a pari passu basis with the New Notes; and (z) to issue additional New Notes in exchange for any Notes outstanding following the closing of the Debt Exchange pursuant to and under the new indenture that will govern the New Notes (and, for purposes of clarity, such additional New Notes will be secured on a pari passu basis with the other New Notes).

Events of Default	Same as set forth in the Old Indenture.

Closing Date	The effective date of the Recapitalization.

Allocation	The New Notes will be issued as part of the contemplated Recapitalization.

Conditions Precedent to Closing	Satisfaction of all conditions to the closing of the Debt Exchange and the Rights Offering.

Registration Rights	A resale shelf registration statement covering sales of the New Notes and shares of Common Stock received in the Debt Exchange will be effective prior to closing.

EXHIBIT D

Proposed Amendments to the Indenture

We intend to seek the Consents of the Holders to the Proposed Amendments and to the execution and delivery by us of the Supplemental Indenture. The Proposed Amendments constitute a single proposal, and an exchanging Holder must Consent to the Proposed Amendments as an entirety and may not Consent selectively to specific Proposed Amendments. A Holder who validly submits Notes for exchange will, by submitting such Notes for exchange, be consenting to the Proposed Amendments with respect to such Notes.

The Supplemental Indenture will effect the Proposed Amendments, the principal purpose of which is to eliminate substantially all of the restrictive covenants, certain conditions to defeasance, and certain events of default in the Indenture and to release all of the liens on the collateral securing the Notes. All statements herein regarding the substance of any provision of the Proposed Amendments and the Indenture are qualified in their entirety by reference to the Indenture.

The Supplemental Indenture will eliminate substantially all of the covenants in Article Four of the Indenture and certain similar provisions in the Notes, other than the covenants to pay the principal of, and interest on, the Notes when due.

In connection with the Proposed Amendments, we also intend to seek the consent of the Holders to release all of the Collateral from the Liens securing the Notes and to authorize the Collateral Agent to execute all documents necessary in order to effectuate and evidence this release.

Deletion of Restrictive Covenants

The Proposed Amendments will eliminate the following restrictive covenants, events of default and conditions to defeasance in their entirety from the Indenture and the Notes. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated by reference.

SECTION 4.07	Restricted Payments. This section limits the ability of the Company and the Restricted Subsidiaries to make Restricted Payments. “Restricted Payments” is defined to include, among other things, certain dividends and distributions in respect of the capital stock, options, and other equity interests of the Company or its Restricted Subsidiaries; the acquisition of the capital stock, options, and other equity interests of the Company (through repurchase, redemption, retirement, or otherwise), the early retirement of subordinated debt; and Investments (other than Permitted Investments).

SECTION 4.08	Dividend and Other Payment Restrictions Affecting Subsidiaries. This section generally prohibits consensual restrictions on the ability of the Restricted Subsidiaries to make distributions, including dividends, in respect of their capital stock, pay any indebtedness owed to the Company, or make loans to or transfer property to the Company or the Restricted Subsidiaries.

SECTION 4.09	Incurrence of Indebtedness and Issuance of Preferred Stock. This section limits the ability of the Company and the Restricted Subsidiaries to incur Indebtedness or issue shares of preferred stock. “Indebtedness” is defined to include, among other things, borrowed money, capital lease obligations, the deferred purchase price of property, reimbursement obligations with respect to letters of credit and banker’s acceptances, hedging obligations, Indebtedness of another party secured by a lien on one’s assets, and guarantees of Indebtedness.

SECTION 4.10	Asset Sales. This section limits the ability of the Company and the Restricted Subsidiaries to dispose of assets (including the capital stock of Subsidiaries) and generally requires an offer to repurchase Notes from the Holders with the proceeds of any such disposition that are not used to repay Indebtedness under the Company’s senior credit facility, in permitted capital expenditures, or as otherwise permitted under the Indenture.

SECTION 4.11	Transactions with Affiliates. This section limits the ability of the Company and the Restricted Subsidiaries to enter into transactions with Affiliates and imposes requirements on such transactions, including that the terms of such transactions be no less favorable to the Company or Restricted Subsidiary than those which would have been obtained in a comparable transaction with an unrelated person and that a fairness opinion be rendered under certain circumstances.

SECTION 4.12	Liens. This section prohibits the Company and its Restricted Subsidiaries from incurring any Lien (other than Permitted Liens) on any asset.

SECTION 4.15	Offer to Repurchase Upon Change of Control. This section requires that, upon a “Change of Control,” the Company commence an offer to repurchase outstanding Notes at a purchase price equal to 101% of the aggregate principal amount of Notes. “Change of Control” is defined to include, among other things, the sale of all or substantially all of the assets of the Company and its Subsidiaries (other than to Building Products, LLC and its Affiliates), the dissolution of the Company, a merger or other transaction in which a person other than Building Products, LLC and its Affiliates acquires more than 50% of the voting stock of the Company, or certain changes in the composition of the board of directors of the Company.

SECTION 4.16	Limitation on Issuances and Sales of Equity Interests in Wholly-Owned Subsidiaries. This section prohibits the Company and its Restricted Subsidiaries from transferring the capital stock and other equity interests of Wholly-Owned Restricted Subsidiaries to any person other than the Company or a Wholly-Owned Subsidiary of the Company and prohibits Wholly-Owned Restricted Subsidiaries from issuing capital stock to any person other than the Company or a Wholly-Owned Subsidiary of the Company.

SECTION 4.17	Limitation on Issuances of Guarantees of Indebtedness. This section prohibits a Restricted Subsidiary that is not already a Guarantor of the Notes from guaranteeing Indebtedness of the Company unless such Restricted Subsidiary becomes a Guarantor of the Notes and its guarantee of the Notes ranks senior to or pari passu with the guarantee of other Indebtedness.

SECTION 4.18	Payments for Consent. This section prohibits the Company and its Restricted Subsidiaries from making payments to Holders for consents, waivers, and amendments unless such payment is offered to, or paid to, all Holders that agree to the request within the time specified in the solicitation documents with respect thereto.

SECTION 4.19	Additional Note Guarantees. This section requires new Domestic Restricted Subsidiaries to guarantee the Notes.

SECTION 4.20	Designation of Restricted and Unrestricted Subsidiaries. This section establishes requirements for the designation of a Subsidiary or Restricted Subsidiary as an Unrestricted Subsidiary and the re-designation of an Unrestricted Subsidiary as a Restricted Subsidiary.

SECTION 5.01	Merger, Consolidation, or Sale of Assets. This section restricts the ability of the Company to engage in mergers and consolidations with or into other persons and to sell, lease, or otherwise dispose of all or substantially all of the assets of the Company and its Restricted Subsidiaries.

SECTION 6.01 (3), (4), (5), (6), and (7)	Events of Default. This section sets forth events of default under the Indenture.

• (3) relates to the Company’s failure to comply with Sections 4.15 (Offer to Repurchase Upon Change of Control) and 5.01 (Merger, Consolidation, or Sale of Assets) of the Indenture, each of which is described above.

• (4) relates to the failure to comply with the covenants in the Indenture after 60 days’ written notice.

• (5) relates to payment defaults and cross acceleration on other Indebtedness.

• (6) relates to the failure to pay, discharge, or have stayed final judgments.

• (7) relates to the cessation of the enforceability of the liens, pledges, and other agreements that secure the Notes.

SECTION 8.04	Conditions to Legal or Covenant Defeasance.

• (1) requires an opinion from an investment bank or independent public accountants relating to the sufficiency of payments to be made on Notes to be defeased and will be eliminated only to the extent of such requirement.

• (2) requires a tax opinion in connection with legal defeasance.

• (3) requires a tax opinion in connection with covenant defeasance.

• (4) requires absence of a default or an event of default.

• (5) requires absence of breach or defaults under the Indenture and other material agreements.

• (6) requires an officers’ certificate attesting the absence of any intent to prefer the Holders of Notes to other creditors of the Company.

• (7) requires an opinion of counsel and officer’s certificate with respect to satisfaction of conditions precedent.

ARTICLE 10	Collateral and Security. This article provides for liens upon substantially all of the assets of the Company and its Subsidiaries to be granted to the Collateral Trustee in order to secure the Notes.

The Proposed Amendments would also modify Section 3.03 to permit notice of redemption and the redemption of the Notes to occur on the same day and Section 7.12 to eliminate the appointment of the Collateral Trustee.

Amendment to the Notes.

The Notes include certain of the foregoing provisions from the Indenture. The Proposed Amendments will delete such provisions from the Notes.

Deletion of Definitions.

The Proposed Amendments would delete those definitions from the Indenture if references to such definitions would be eliminated as a result of the elimination of the covenants described above.

On or promptly following receipt of the requisite number of Consents, we and the Trustee will execute the Supplemental Indenture containing the Proposed Amendments. If the Debt Exchange is terminated or withdrawn or the Notes are not accepted for exchange for any reason, the Proposed Amendments will have no effect on the Indenture, the Notes, or the Holders.

Form of

AMENDMENT NO. 1
TO
SUPPORT AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) to the Support Agreement, dated as of October 23, 2099 (the “Support Agreement”), by and among Builders FirstSource, Inc., a Delaware corporation (the “Company”), and each of the holders (including Permitted Transferees) of Second Priority Senior Secured Floating Rate Notes due 2012 of the Company, CUSIP No. 12008R-AB-3, signatory thereto (collectively, the “Holders”) is made and entered into as of the 2nd day of December, 2009, by and among the Company and the Requisite Holders, on behalf of the Holders. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Support Agreement.

WHEREAS, pursuant to Section 8 of the Support Agreement, the Support Agreement may be amended, upon prior written consent of each of the Investors, by a writing signed by a duly authorized representative of each of the Company and the Requisite Holders; and

WHEREAS, the Company and the Requisite Holders desire to amend the Support Agreement on the terms set forth herein; and

WHEREAS, the Investors have consented in writing to the terms of this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

Section 1.  Amendment to Section 4(a)(v).  Section 4(a)(v) of the Support Agreement is hereby deleted and replaced in its entirety with the following:

(v)  Debt Exchange.  At least ninety percent (90%) of the aggregate principal amount of outstanding Notes shall have been validly submitted for exchange in the Debt Exchange.

Section 2.  No Other Amendments to the Support Agreement.

2.1  On and after the date hereof, each reference in the Support Agreement to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import shall mean and be a reference to the Support Agreement, as amended hereby, and each reference in the Support Agreement to the aggregate principal amount of the Notes on a Holder’s signature page to the Support Agreement shall mean and be a reference to the aggregate principal amount of the Notes on such Holder’s signature page to this Amendment. Notwithstanding the foregoing, references to the date of the Support Agreement, as amended hereby, shall in all instances continue to refer to October 23, 2009, and references to “the date hereof” and “the date of this Agreement” shall continue to refer to October 23, 2009.

2.2  Except as otherwise expressly provided herein, all of the terms and conditions of the Support Agreement remain unchanged and continue in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Support Agreement or any of the documents referred to therein.

Section 3.  Effect of Amendment.  This Amendment shall form a part of the Support Agreement for all purposes, and each party hereto and thereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Support Agreement shall be deemed a reference to the Support Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

Section 4.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

Section 5.  Counterparts.  This Amendment may be executed in counterparts (including by facsimile), all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 6.  Headings.  The descriptive headings of the several sections of this Amendment were formulated, used and inserted in this Amendment for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

Annex C

1999 AVENUE OF THE STARS SUITE 1900 LOS ANGELES, CALIFORNIA 90067 T 310 . 443 . 2300 F 310 . 443 . 8700

October 22, 2009

The Special Committee of the Board of Directors
Builders FirstSource, Inc.
2001 Bryan Street
Suite 1600
Dallas, Texas 75201

Members of the Special Committee of the Board of Directors:

You have requested our opinion as to the fairness from a financial point of view to the stockholders of Builders FirstSource, Inc. (the “Company”), other than JLL Partners Fund V, L.P. (“JLL”), Warburg Pincus Private Equity IX, L.P. (“Warburg, and together with JLL, the “Sponsors”), taken as a whole, of the financial terms of the rights offering (the “Rights Offering”) by the Company described in the draft Investment Agreement, dated as of October 22, 2009 (the “Investment Agreement”) by and among the Company and the Sponsors. We understand that, pursuant to the Rights Offering, the Company will distribute to the holders of its common stock, par value $0.01 per share (the “Company Common Stock”), transferable subscription rights to purchase shares of Company Common Stock at a subscription price of $3.50 per share (the “Subscription Price”). We also understand the Rights Offering will be conducted in conjunction with an exchange offer (the “Exchange Offer” and, together with the Rights Offering, the “Recapitalization Transactions”) for the Company’s Second Priority Senior Secured Floating Rate Notes due 2012 (the “Existing Notes”), and that the proceeds from the Rights Offering will be used as follows: (i) the first $75.0 million will be used by the Company for general corporate purposes and to pay all fees and expenses associated with the Recapitalization Transactions and (ii) any additional proceeds will be used to fund the portion of the consideration to be paid in cash in exchange for Existing Notes tendered in the Exchange Offer. We further understand that, pursuant to the draft Support Agreement, dated as of October 22, 2009 (the “Support Agreement” and, together with the Investment Agreement, the “Transaction Agreements”), by and among the Company and the holders of Existing Notes party thereto (the “Committed Noteholders”), the Committed Noteholders have agreed to tender their Existing Notes in the Exchange Offer. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Investment Agreement.

We have acted as your financial advisor in connection with the Rights Offering and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Rights Offering. We will also receive a fee upon delivery of this opinion which is not contingent upon the consummation of the Rights Offering. In addition, the Company has agreed to reimburse us for expenses and indemnify us for certain liabilities arising out of our engagement. At your request, we have contacted third parties to solicit indications of interest in a possible transaction with, or investment in, the Company and held discussions with certain of these parties prior to the date hereof. In the past, we have provided investment banking and other services to the Company in connection with a potential acquisition that was not consummated. We did not receive any compensation for the rendering of such services. We also have provided investment banking and other services to J.G. Wentworth, Inc. and its parent companies, JGW Holdco, LLC and J.G. Wentworth, LLC, portfolio companies of JLL, in connection with their restructuring announced in May 2009. In connection with the above-described services, we received compensation. We also may provide investment banking and other financial services to the Company, JLL and Warburg and their respective affiliates in the future and may receive compensation. In the ordinary course of business, we, our successors and our affiliates may trade securities of the Company for our own accounts and the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

Our opinion does not address the Company’s underlying business decision to effect the Rights Offering or other Recapitalization Transactions or the relative merits of the Rights Offering and other Recapitalization Transactions as compared to any alternative business strategies or transactions that might be available to the Company and our opinion does not constitute a recommendation to any stockholder of the Company as to whether such stockholder should participate in the Rights Offering or vote in favor of the authorization of the shares of Company Common Stock required to consummate the Rights Offering. At your direction, except as specifically set forth herein, we have not been asked to, nor do we, offer any opinion as to the use of proceeds of the Rights Offering, the material terms of the Transaction Agreements or the form of the Recapitalization Transactions. In rendering this opinion, we have assumed, with your consent, that the executed form of the Transaction Agreements do not differ materially from the drafts we have examined, that the final terms of the Rights Offering will not differ in any material respect from the description in the drafts of the Transaction Agreements we have examined, and that the parties to the Transaction Agreements will comply with all the material terms described therein.

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business, financial information and stock market data relating to the Company that we deemed relevant; (ii) reviewed certain internal information relating to the business, including financial forecasts, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company; (iii) conducted discussions with members of senior management and representatives of the Company concerning the matters described in clauses (i) and (ii) of this paragraph, as well as the business and prospects of the Company generally; (iv) compared the financial terms of the Rights Offering with the financial terms of certain other transactions that we deemed relevant, including the issuance discount to the market price of the shares issued in other rights offerings; (v) reviewed drafts of the Transaction Agreements, dated October 22, 2009; (vi) participated in certain discussions and negotiations among representatives of the Company, JLL and Warburg, the ad hoc committee of holders of the Existing Notes and their financial and legal advisors; and (vii) conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

In connection with our review, we have not assumed any responsibility for independent verification of any of the information supplied to, discussed with, or reviewed by us for the purpose of this opinion and have, with your consent, relied on such information being complete and accurate in all material respects. In addition, at your direction we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. With your consent, we have not performed certain financial analyses (including regarding valuation) often utilized by investment banking firms in connection with the issuance of fairness opinions since we and you believe such analyses are not relevant in the circumstances surrounding the Rights Offering. With respect to the forecasted financial information referred to above, we have assumed, with your consent, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future performance of the Company, that they would be realized in the amounts and in the time periods estimated and that they provided a reasonable basis upon which we could form our opinion. We also have assumed, with your consent, that there have been no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of the Company since the date of the last historical financial statements made available to us.

Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, events or developments occurring after the date hereof. We are not expressing any opinion as to the prices at which shares of Company Common Stock or the rights issued in the Rights Offering will trade at any time. We have assumed, with your consent, that all governmental, regulatory or other consents and approvals necessary for the consummation of the Rights Offering will be obtained without the imposition of any delay, limitation, restriction, divestiture or condition that would have an adverse effect on the Company or on the expected benefits of the Rights Offering and other Recapitalization Transactions. We also have assumed, with your consent, (i) that the representations and warranties of all parties to the Transaction Agreements are true and correct, (ii) that each party to a Transaction Agreement will perform all of the covenants and agreements required to be performed by such party, (iii) that all conditions to the consummation of the Rights Offering and other Recapitalization Transactions will be satisfied without waiver thereof, (iv) that the Rights Offering and other Recapitalization Transactions will be consummated in a timely manner in accordance with the terms described in the Transaction Agreements, without any modifications or amendments thereto or any adjustment to the terms of the Rights Offering or the Subscription Price, and (v) all subscription rights that are exercised in the Rights Offering are exercised prior to the Expiration Time.

This opinion is for the use and benefit of the Special Committee of the Board of Directors of the Company in its evaluation of the Rights Offering and, except as specified in the immediately succeeding sentence, may not be disclosed to any person without our prior consent and is not to be quoted or referred to, in whole or in part, or used or relied upon for any other purpose, without our prior written consent. We acknowledge that the text of this opinion and a description thereof may be included in materials required to be filed by the Company with the Securities and Exchange Commission and/or required to be delivered to the Company’s stockholders in connection with the Rights Offering; provided, however, that this opinion may be included in any such materials only if (i) it shall be reproduced in such materials in its entirety, and (ii) the context of any such inclusion, and the inclusion of any related description of this opinion or of us (including, without limitation, any reference to the Company’s engagement of us, the services provided by us in connection with the Rights Offering or this opinion or the analyses performed by us in support of this opinion), shall be subject to our prior specific review and written consent. In addition, you have not asked us to address, and this opinion does not address (a) any element of the Recapitalization Transactions other than the fairness of the financial terms of the Rights Offering from a financial point of view to the stockholders of the Company, other than the Sponsors, taken as a whole, (b) the fairness of the financial terms of the Rights Offering to the holders of any class of securities, creditors, directors, officers, employees or other constituencies of the Company, other than the holders (excluding the Sponsors) of the Company Common Stock in their capacity as stockholders, or (c) the fairness of the amount or nature of any compensation to be received by any of the Company’s officers, directors or employees, or any class of such persons, in connection with the Rights Offering, whether relative to the rights to be issued in the Rights Offering or otherwise. The Fairness Opinion and Valuation Review Committee of Moelis & Company LLC has approved the issuance of this opinion.

Based upon and subject to the foregoing, it is our opinion that, as the date hereof, the financial terms of the Rights Offering are fair from a financial point of view to the stockholders of the Company, other than the Sponsors, taken as a whole.

Very truly yours,

MOELIS & COMPANY LLC

Annex D

BUILDERS FIRSTSOURCE, INC.
2007 INCENTIVE PLAN

1.	Purpose; Types of Awards; Construction.

The purposes of the Builders FirstSource, Inc. 2007 Incentive Plan (the “Plan”) are to provide an incentive to non-employee directors, selected officers and other employees, advisors and consultants of Builders FirstSource, Inc. (the “Company”), or any Parent or Subsidiary of the Company that now exists or hereafter is organized or acquired, to continue as non-employee directors, officers, employees, advisors or consultants, as the case may be, to increase their efforts on behalf of the Company and its Subsidiaries and to promote the success of the Company’s business. The Plan provides for the grant of Options (including “incentive stock options” and “nonqualified stock options”), stock appreciation rights, restricted stock, restricted stock units, other equity-based awards and cash-based awards. The Plan is designed so that Awards granted hereunder intended to comply with the requirements for “performance-based compensation” under Section 162(m) of the Code may comply with such requirements.

2.	Definitions

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award or Cash-Based Award granted under the Plan.

(b) “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Cash-Based Award” means a right or other interest granted to a Participant that may be denominated or payable in cash.

(e) “Change in Control” means the occurrence of any of the following:

(i) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

(ii) the adoption of a plan relating to the liquidation or dissolution of the Company;

(iii) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined in clause (i) above) other than a Principal or a Related Party of a Principal, becomes the Beneficial Owner, directly or indirectly, of more than 30% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

(iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election to the Board or whose nomination for election was approved by a vote of a majority of the members of the Board, which members comprising such majority are then still in office and were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board.

For purposes of this Section 2(e) only:

“Affiliate” means, with respect to any specified Person, (i) any Subsidiary or Parent of the Specified Person, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the specified Person.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the Beneficial Ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Capital Stock” means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principal” means (i) Building Products, LLC, a Delaware limited liability company, (ii) JLL Partners, Inc., a Delaware corporation, (iii) Warburg Pincus, LLC, a New York limited liability company, and their respective Affiliates.

“Related Party” means (i) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or (ii) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other persons referred to in the immediately preceding clause (i).

“Subsidiary” means (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Voting Stock” means any securities of the Company which vote generally in the election of directors.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

(g) “Committee” means the committee of the Board described in Section 3.

(h) “Company” means Builders FirstSource, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(i) “Effective Date” means the date it is approved by both the Board and the stockholders of the Company.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

(k) “Fair Market Value” means, on any date, (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which there was a sale of such Stock on such exchange; (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market; or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Board, in its sole discretion, shall determine.

(l) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(m) “NQSO” means any Option that is not designated as an ISO.

(n) “Option” means a right, granted to a Participant under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO, provided that ISOs may be granted only to employees of the Company or a Parent or Subsidiary of the Company.

(o) “Other Stock-Based Award” means a right or other interest granted to a Participant that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including but not limited to (i) unrestricted Stock awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan and (ii) a right granted to a Participant to acquire Stock from the Company containing terms and conditions prescribed by the Committee.

(p) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(q) “Participant” means a person who, as a non-employee director, officer or other employee, advisor or consultant to the Company or a Parent or Subsidiary of the Company, has been granted an Award under the Plan.

(r) “Performance Goals” means performance goals based on one or more of the following criteria, where applicable: (i) pre-tax income or after-tax income; (ii) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets; (iv) operating income; (v) earnings or book value per share (basic or diluted); (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) return on revenues; (viii) net tangible assets (working capital plus property, plants and equipment) or return on net tangible assets (operating income divided by average net tangible assets); (ix) operating cash flow (operating income plus or minus changes in working capital less capital expenditures); (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) economic value created; (xii) operating margin or profit margin; (xiii) stock price or total stockholder return; (xiv) earnings from continuing operations; (xv) cost targets, reductions or savings, productivity or efficiencies; (xvi) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, or goals relating to divestitures, joint ventures or similar transactions; or (xvii) with respect to Awards that are not intended to comply with the requirements for “performance-based compensation” under Section 162(m) of the Code, any other criteria determined by the Committee to be appropriate.

Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion, and may be applied to one or more of the Company or a Parent or Subsidiary of the Company, or a division or strategic business unit of the Company, all as determined by the Committee.

The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur) and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be subject to certification by the Committee. The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Parent or Subsidiary of the Company or the financial statements of the Company or any Parent or Subsidiary of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, provided, however, that with respect to Awards that are intended to comply with the requirements for “performance-based compensation” under Section 162(m) of the Code, any such adjustments to be made must be objectively established at the time the Performance Goals relating to the Awards are established, and shall otherwise be prescribed in a form that meets the requirements of Section 162(m).

(s) “Plan” means this Builders FirstSource, Inc. 2007 Incentive Plan, as amended from time to time.

(t) “Restricted Stock” means an Award of shares of Stock to a Participant under Section 6(b)(iii) that may be subject to certain restrictions and to a risk of forfeiture.

(u) “Restricted Stock Unit” or “RSU” means a right granted to a Participant under Section 6(b)(iv) to receive Stock or cash at the end of a specified period, which right may be conditioned on the satisfaction of specified performance or other criteria.

(v) “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(w) “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

(x) “Stock” means shares of the common stock, par value $0.01 per share, of the Company.

(y) “Stock Appreciation Right” or “SAR” means the right, granted to a Participant under Section 6(b)(ii), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

(z) “Subsidiary” means, for all purposes other than with respect to the definition of “Change in Control,” a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.	Administration

The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 3) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

The Committee may delegate to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom the Committee has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or person may have under the Plan. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to: (i) grant Awards; (ii) determine the persons to whom and the time or times at which Awards shall be granted; (iii) determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; (iv) determine Performance Goals no later than such time as required to ensure that an underlying Award that is intended to comply with the requirements of Section 162(m) of the Code so complies; (v) determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; (vi) make adjustments in the terms and conditions of, and the Performance Goals (if any) included in, Awards; (vii) construe and interpret the Plan and any Award; (viii) prescribe, amend and rescind rules and regulations relating to the Plan; (ix) determine the terms and provisions of the Award Agreements (which need not be identical for each Participant); and (x) make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including but not limited to the Company, any parent or subsidiary of the Company, any Participant (or any person claiming any rights under the Plan from or through any Participant) and any stockholder.

4.	Eligibility

Awards may be granted to selected non-employee directors, officers and other employees, advisors or consultants of the Company or any Parent or Subsidiary of the Company, in the discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of any Award (including the number of shares to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.	Stock Subject to the Plan

The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 7,000,000, subject to adjustment as provided herein. No more than 7,000,000 shares of Stock may be made subject to Options or SARs granted under the Plan, and no more than 3,500,000 shares of Stock may be made subject to stock-based awards other than Options or SARs (including Restricted Stock and Restricted Stock Units or Other Stock-Based Awards), subject to adjustment as provided herein. Determinations made in respect of the limitations set forth in the immediately preceding sentence shall be made in a manner consistent with Section 162(m) of the Code. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. The maximum aggregate number of shares of Stock underlying Options and SARs that may be granted under the Plan to any one Participant in any 12-month period shall be 750,000. The maximum aggregate number of shares of Stock underlying Awards of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards that may be granted under the Plan to any one Participant in any 12-month period shall be 750,000. The maximum aggregate amount that may be paid with respect to Cash-Based Awards under the Plan to any one Participant in any fiscal year of the Company shall be $5,000,000. Determinations made in respect of the share limitations set forth in this section shall be made in a manner consistent with Section 162(m) of the Code.

If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award terminates or expires without a distribution of shares to the Participant, or if shares of Stock are surrendered or withheld as payment of either the exercise price of an Award and/or withholding taxes in respect of an Award, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for Awards under the Plan. Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan. To the extent that the full number of shares subject to an Option or SAR is not issued upon exercise of the Option or SAR for any reason, including by reason of net-settlement of the Award, only the number of shares of Stock issued and delivered upon exercise of the Option or SAR shall be considered for purposes of determining the number of shares of Stock remaining available for issuance pursuant to Awards granted under the Plan. To the extent that the full number of shares of Stock subject to an Award other than an Option or SAR is not issued for any reason, including by reason of failure to achieve maximum performance goals, only the number of shares of Stock issued and delivered shall be considered for purposes of determining the number of shares of Stock remaining available for issuance pursuant to Awards granted under the Plan. Upon the exercise of any Award granted in tandem with any other Award, such related Award shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of: (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards; (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards; (iii) the exercise price, grant price or purchase price relating to any Award; provided, that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code; and (iv) the Performance Goals applicable to outstanding Awards. In addition, the Committee may determine that any such equitable adjustment may be accomplished by making a payment to the Award holder, in the form of cash or other property (including but not limited to shares of Stock).

6.	Term of Awards.

(a) General.  The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Parent or Subsidiary of the Company upon the grant, vesting, maturation or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b) Terms of Specified Awards.  The Committee is authorized to grant the Awards described in this Section 6(b), under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with vesting, value and/or payment contingent upon Performance Goals. Except as otherwise set forth herein or as may be determined by the Committee, each Award granted under the Plan shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Committee shall determine at the date of grant or thereafter.

(i) Options.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(A) Type of Award. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

(B) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but in no event shall the per share exercise price of any Option be less than the Fair Market Value of a share of Stock on the date of grant of such Option. The exercise price for Stock subject to an Option may be paid in cash (including broker-assisted “cashless exercise” arrangements whereby the broker sells the Option shares and delivers cash sales proceeds to the Company in payment of the exercise price (to the extent permitted by law)) or, with the approval of the Committee, shares of Stock or other property, or a combination of the above, in any case in an amount having a combined value equal to such exercise price. Subject to the Committee’s approval, an Award Agreement may provide that a Participant may pay or satisfy all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company. Except as otherwise provided in Section 5, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the stockholders of the Company.

(C) Term and Exercisability of Options. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(D) Termination of Employment. An Option may not be exercised unless: (1) the Participant is then a director of, in the employ of, or providing services to, the Company or a Parent or Subsidiary of the Company; and (2) the Participant has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; provided, that the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations of employment or service, to a date not later than the expiration date of such Option.

(E) Other Provisions. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise or disposition of the Option, or the time the Stock acquired pursuant to the exercise of the Option first becomes substantially vested.

(ii) SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(A) In General. Unless the Committee determines otherwise, an SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable. Payment of an SAR may made in cash, Stock or property as specified in the Award or determined by the Committee.

(B) Right Conferred. An SAR shall confer on the Participant a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine), and may be paid with or without interest, as determined by the Committee, where the date of exercise is earlier than the date on which payment in respect of the SAR is made. Except as otherwise provided in Section 5, the grant price of a SAR may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the stockholders of the Company.

(C) Term and Exercisability of SARs. SARs shall be exercisable over the exercise period (which shall not exceed the lesser of ten years from the date of grant or, in the case of a tandem SAR, the expiration of its related Award), at such times and upon such conditions as the

Committee may determine, as reflected in the Award Agreement; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate. An SAR may be exercised to the extent of any or all full shares of Stock as to which the SAR (or, in the case of a tandem SAR, its related Award) has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(D) Termination of Employment. An SAR may not be exercised unless: (1) the Participant is then a director of, in the employ of, or providing services to, the Company or a Parent or Subsidiary of the Company; and (2) the Participant has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the SAR; provided, that the Award Agreement may contain provisions extending the exercisability of SAR, in the event of specified terminations of employment or service, to a date not later than the expiration date of such SAR (or, in the case of a tandem SAR, its related Award).

(E) Other Provisions. SARs may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such SARs, as the Committee may prescribe in its discretion or as may be required by applicable law. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise of the SAR, or the time any Stock acquired pursuant to the exercise of the SAR first becomes substantially vested.

(iii) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(A) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. The Committee may place restrictions on Restricted Stock that shall lapse, in whole or in part, only upon the attainment of Performance Goals. Unless otherwise determined by the Committee, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

(B) Forfeiture. Upon termination of employment with or service to the Company during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends that are then subject to restrictions shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(C) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

(D) Dividends. Dividends paid on Restricted Stock shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in shares of Stock having a Fair Market Value equal to the amount of such dividends. Unless otherwise determined by the Committee, Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(iv) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants, subject to the following terms and conditions:

(A) Award and Restrictions. Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the period specified for Restricted Stock Units by the Committee during which forfeiture conditions apply, or such later date as the Committee shall determine. The Committee may place restrictions on Restricted Stock Units that shall lapse, in whole or in part, only upon the attainment of Performance Goals.

(B) Forfeiture. Upon termination of employment with or service to the Company prior to the vesting of a Restricted Stock Unit, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units and any accrued but unpaid dividend equivalents that are then subject to deferral or restriction shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(C) Dividend Equivalents. The Committee may in its discretion determine whether Restricted Stock Units may be credited with dividend equivalents at such time as dividends, whether in the form of cash, Stock or other property, are paid with respect to the Stock. Any such dividend equivalents shall be credited in the form of additional Restricted Stock Units and shall subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Unit with respect to which such dividend equivalent was credited.

(v) Other Stock-Based Awards.  The Committee is authorized to grant Awards to Participants in the form of Other Stock-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted with vesting, value and/or payment contingent upon Performance Goals. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter.

(vi) Cash-Based Awards. The Committee is authorized to grant Awards to Participants in the form of Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted with vesting, value and/or payment contingent upon Performance Goals. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter.

7.	Change in Control Provisions.

Unless otherwise determined by the Committee and evidenced in an Award Agreement, in the event of a Change of Control:

(a) any Award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable; and

(b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved at target level.

8.	General Provisions.

(a) Nontransferability.  Unless otherwise provided in an Award Agreement, Awards shall not be transferable by a Participant except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

(b) No Right to Continued Employment, etc.  Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of, or to continue as a director of, or to continue to provide services to, the Company or any Parent or Subsidiary of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Parent or Subsidiary to terminate such Participant’s employment or director or independent contractor relationship.

(c) Taxes.  The Company or any Parent or Subsidiary of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations. The Committee may provide in the Award Agreement that in the event that a Participant is required to pay any amount to be withheld in connection with the issuance of shares of Stock in settlement or exercise of an Award, the Participant may satisfy such obligation (in whole or in part) by electing to have the Company withhold a portion of the shares of Stock to be received upon settlement or exercise of such Award that is equal to the minimum amount required to be withheld.

(d) Amendment and Termination.  The Board or the Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that unless otherwise determined by the Board or the Committee, an amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. The Board or the Committee may at any time and from time to time alter, amend, suspend or terminate an outstanding Award in whole or in part. Notwithstanding the foregoing sentence of this clause (ii), no alteration or amendment to or suspension or termination of the Plan or any Award shall affect adversely any of the rights of any Participant, without such Participant’s consent, under any Award theretofore granted under the Plan.

(e) Expiration of Plan.  Unless earlier terminated by the Board or the Committee pursuant to the provisions of the Plan, the Plan shall expire on the tenth anniversary of the Effective Date. No Awards shall be granted under the Plan after such expiration date. The expiration of the Plan shall not affect adversely any of the rights of any Participant, without such Participant’s consent, under any Award theretofore granted.

(f) No Rights to Awards; No Stockholder Rights.  No Participant shall have any claim to be granted any Award under the Plan. There is no obligation for uniformity of treatment among Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

(g) Unfunded Status of Awards.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(h) No Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(i) Regulations and Other Approvals.

(i) The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then-current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Participant receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

(iv) The Committee may require a Participant receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to enter into a stockholder agreement or “lock-up” agreement in such form as the Committee shall determine is necessary or desirable to further the Company’s interests.

(j) Governing Law.  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

9.	Special Provisions Related to Section 409A of the Code.

(a) It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Agreements shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its affiliates nor their respective directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b) Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Agreement by reason of the occurrence of a Change in Control, or the Participant’s disability or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Agreement that is permissible under Section 409A of the Code. If this provision prevents the application of a different form of payment of any amount or benefit, such payment shall be made in the same form as would have applied absent such designated event or circumstance.

(c) If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company shall determine which Awards or portions thereof will be subject to such exemptions.

(d) Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Agreement by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Board or Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”), and

(ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Section 409A of the Code and the final regulations thereunder.

(e) Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Section 409A of the Code.

(f) No Option or SAR granted under the Plan shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option or SAR.

BUILDERS FIRSTSOURCE, INC.
2001 BRYAN STREET — SUITE 1600
DALLAS, TX 75201
YOUR VOTE IS IMPORTANT
VOTE BY INTERNET/TELEPHONE
24 HOURS A DAY, 7 DAYS A WEEK
VOTE BY INTERNET — http://www.proxyvoting.com/BLDR
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on January 13, 2010. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Builders FirstSource, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
VOTE BY PHONE — (866) 540-5760
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on January 13, 2010. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to BNY Mellon Shareowner Services, P.O. Box 3550, South Hackensack, NJ 07606-9250.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M12897	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
BUILDERS FIRSTSOURCE, INC.

Vote on Proposal	For	Against	Abstain

1.
to approve (a) the issuance and sale of up to 58,571,428 shares of our common stock (“common stock”) upon exercise of subscription rights to purchase shares of common stock at a subscription price of $3.50 per share pursuant to a rights offering to raise up to $205.0 million, (b) the issuance and sale of our common stock pursuant to the Investment Agreement dated as of October 23, 2009, as amended, among us, JLL Partners Fund V, L.P., and Warburg Pincus Private Equity IX, L.P., and (c) the issuance of our common stock to certain holders of our Second Priority Senior Secured Floating Rate Notes due 2012 (the “2012 notes”) pursuant to a debt exchange, in which certain accredited holders of our outstanding 2012 notes will exchange, at par, their outstanding 2012 notes for (i) up to $145.0 million aggregate principal amount of new Second Priority Senior Secured Floating Rate Notes due 2016 (the “2016 notes”), (ii) up to $130.0 million in cash from the proceeds of the rights offering, or (iii) a combination of cash and 2016 notes, and, (iv) to the extent the rights offering is not fully subscribed, shares of our common stock
	☐	☐	☐

2
to approve an amendment to the Builders FirstSource, Inc. 2007 Incentive Plan to increase the number of shares of common stock that may be granted pursuant to awards under the 2007 Incentive Plan from 2,500,000 shares to 7,000,000 shares and re-approve a list of qualified business criteria for performance-based awards in order to preserve federal income tax deductions
	☐	☐	☐

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT
Whether or not you plan to personally attend the Special Meeting, please promptly vote over the Internet, by telephone, or by mailing in the proxy card. Voting by any of these methods will ensure your representation at the Special Meeting if you choose not to attend in person. Voting early will not prevent you from voting in person at the Special Meeting if you wish to do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.
BUILDERS FIRSTSOURCE, INC.
This Proxy is Solicited on Behalf of the Board of Directors
of Builders FirstSource, Inc.
The undersigned hereby appoints M. Chad Crow and Donald F. McAleenan, or any of them, proxies, each with full power of substitution, to vote the shares of the undersigned at the Special Meeting of Stockholders of Builders FirstSource, Inc. on January 14, 2010, and any adjournments thereof, upon all matters as may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. The proxies cannot vote your shares unless you sign and return this card or vote electronically over the Internet or via the toll-free telephone number. If you sign and return this card but do not specify your choices, your card will be voted “FOR” proposals (1) and (2).